As filed with the Securities and Exchange Commission on March 18, 2011

Registration No. 333-172638

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANOFI-AVENTIS

(Exact name of Registrant as Specified in its Charter)

France	2834	133529324
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

174, avenue de France

75013 Paris, France

Tel. No.: 33-1-53-77-43-03

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory Irace

Chief Executive Officer

Sanofi-Aventis US LLC

55 Corporate Drive

Bridgewater, New Jersey 08807

Tel. No. +1 (908) 981-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen Linehan Senior Vice President Legal Affairs and General Counsel sanofi-aventis 174, avenue de France 75013 Paris, France Telephone: +33 1 53 77 40 00	Michael J. Aiello, Esq. Jaclyn L. Cohen, Esq. Weil Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public: March 7, 2011.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transactions:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DATED MARCH 18, 2011

The information in this Prospectus/Offer to Exchange may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This Prospectus/Offer to Exchange is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the exchange offer or sale of these securities is not permitted.

Offer To Exchange Each Outstanding Share of Common Stock

of

GENZYME CORPORATION

for

$74.00 Net Per Share and One Contingent Value Right

by

GC MERGER CORP.

a wholly-owned subsidiary of

SANOFI-AVENTIS

GC Merger Corp., a Massachusetts corporation (“Purchaser”) and a direct wholly-owned subsidiary of sanofi-aventis, a French société anonyme (“Parent”), is offering to exchange each of the issued and outstanding shares of common stock, par value $0.01 (the “Shares”), of Genzyme Corporation, a Massachusetts corporation (“Genzyme”), for (i) $74.00 in cash, less any applicable withholding for taxes and without interest (the “Cash Consideration”), and (ii) one contingent value right (each, a “CVR,” and, together with the Cash Consideration, the “Merger Consideration”), upon the terms and subject to the conditions set forth in this Prospectus/Offer to Exchange and in the related Letter of Transmittal (which collectively, as each may be amended or supplemented from time to time, constitute the “Exchange Offer”). Parent will not issue fractional CVRs in the transaction. Instead, the number of CVRs to be received by a Genzyme shareholder in exchange for that shareholder’s Shares will, after aggregating all fractional CVRs to which that shareholder is entitled, be rounded to the nearest whole number.

The Exchange Offer is being made pursuant to an Agreement and Plan of Merger, dated as of February 16, 2011, by and among Parent, Purchaser and Genzyme (the “Merger Agreement”). Pursuant to the Merger Agreement, after the Exchange Offer is completed, subject to the approval of Genzyme’s shareholders if required by applicable law, Purchaser will merge with and into Genzyme (the “Merger”). The board of directors of Genzyme (the “Genzyme Board”) has unanimously (i) determined that the Merger Agreement, the Exchange Offer and the Merger are in the best interests of Genzyme, (ii) adopted the Merger Agreement, (iii) approved the Exchange Offer and the Merger, (iv) directed that the Merger Agreement be submitted to the shareholders of Genzyme for approval, if required by applicable law, and (v) consented to the Exchange Offer and resolved to recommend acceptance of the Exchange Offer and approval of the Merger Agreement by the shareholders. The Genzyme Board unanimously recommends that Genzyme shareholders accept the Exchange Offer by tendering their Shares into the Exchange Offer.

Purchaser’s obligation to accept for exchange, and to exchange, Shares for the Merger Consideration is conditioned upon: (i) there having been validly tendered in the Exchange Offer and not properly withdrawn that number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly-owned subsidiaries), constitutes at least a majority of the total number of then-outstanding Shares on a fully diluted basis (the “Minimum Tender Condition”); (ii) (a) a registration statement on Form F-4 to register the CVRs (the “Registration Statement”) having been declared effective and no stop order suspending the effectiveness of the Registration Statement being in effect and no proceedings for that purpose having been initiated or threatened in writing by the SEC, (b) the CVRs being issued in the Exchange Offer and the Merger having been approved for listing (subject, if applicable, to notice of issuance) for trading on the Nasdaq Stock Market (“Nasdaq”) (or such other exchange(s), electronic trading networks or other suitable trading platforms as are mutually agreed by Parent and Genzyme), and (c) a contingent value rights agreement to be entered into between Parent and a trustee mutually acceptable to Parent and Genzyme (the “CVR Agreement”) having been duly executed and delivered by Parent and the trustee and being in full force and effect (the “CVR Condition”); and (iii) the other conditions described in the section of this Prospectus/Offer to Exchange entitled “The Exchange Offer—Conditions of the Exchange Offer” beginning on page 67 having been satisfied.

This Prospectus/Offer to Exchange amends and supersedes in its entirety information included in the Offer to Purchase filed with the SEC on October 4, 2010 (the “Prior Offer”).

THE EXCHANGE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2011, (THE “EXPIRATION DATE”), UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

Parent’s American Depositary Receipts trade on the New York Stock Exchange (“NYSE”) under the symbol “SNY.” Genzyme common stock trades on Nasdaq under the symbol “GENZ.”

FOR A DISCUSSION OF RISKS AND OTHER FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER, PLEASE CAREFULLY READ THE SECTION OF THIS PROSPECTUS/OFFER TO EXCHANGE ENTITLED “RISK FACTORS” BEGINNING ON PAGE 17.

Neither Parent nor Purchaser has authorized any person to provide any information or to make any representation in connection with the Exchange Offer other than the information contained or incorporated by reference in this Prospectus/Offer to Exchange, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by Parent or Purchaser.

PARENT IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY TO PARENT.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus/Offer to Exchange. Any representation to the contrary is a criminal offense.

The Information Agent for the Exchange Offer is: 105 Madison Avenue New York, New York 10016 (212) 929-5500 (Call Collect) or (800) 322-2885 (Toll Free) Email: tenderoffer@mackenziepartners.com	The Dealer Manager for the Exchange Offer is: J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 (877) 371-5947 (Toll Free)

The date of this Prospectus/Offer to Exchange is March 18, 2011

SOURCES OF ADDITIONAL INFORMATION

This Prospectus/Offer to Exchange incorporates by reference information, including important business and financial information about Parent and Genzyme from other documents that Parent and Genzyme have filed with the Securities and Exchange Commission (the “SEC”). For a listing of documents incorporated by reference in this Prospectus/Offer to Exchange, please see the section entitled “Where You Can Find More Information.” This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website at http://www.sec.gov. You can obtain any of the documents filed by Parent or Genzyme, as the case may be, with the SEC from the SEC or, without cost, from the SEC’s website at http://www.sec.gov. You may obtain documents filed with the SEC or documents incorporated by reference in this Prospectus/Offer to Exchange free of cost, by directing a written or oral request to the appropriate company at:

Genzyme Corporation 500 Kendall Street Cambridge, Massachusetts 02142 Attention: Shareholder Relations (617) 252-7500	sanofi-aventis 174, avenue de France 75013 Paris, France Attention: Investor Relations Telephone: +33 1 53 77 45 45

IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, GENZYME SHAREHOLDERS MUST MAKE SUCH REQUEST NO LATER THAN MARCH 25, 2011, OR FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE OFFER TO EXCHANGE, WHICHEVER IS LATER.

Please see “Where You Can Find More Information” on page 95.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND THE MERGER

The following questions and answers highlight selected information from this Prospectus/Offer to Exchange and may not contain all the information that is important to you. We encourage you to read this entire document carefully.

As used in this Prospectus/Offer to Exchange, unless otherwise indicated or the context requires, “Parent” or “sanofi-aventis” refers to Parent and its consolidated subsidiaries, “Purchaser” refers to GC Merger Corp., “we,” “us” and “our” refers to Parent and Purchaser, as the context indicates, and “Genzyme” refers to Genzyme Corporation and its consolidated subsidiaries.

Who is offering to buy my shares of Genzyme common stock?

This offer to exchange (this “Exchange Offer”) is made by GC Merger Corp. (“Purchaser”), a Massachusetts corporation and direct wholly-owned subsidiary of sanofi-aventis (“Parent”), a French société anonyme. Purchaser was incorporated on July 29, 2010, was organized by sanofi-aventis to acquire Genzyme and has not conducted any unrelated activities since its organization. All outstanding shares of the capital stock of Purchaser are owned by sanofi-aventis. Purchaser’s principal executive offices are located at 55 Corporate Drive, Bridgewater, New Jersey 08807 and its telephone number at that address is (908) 981-5000.

Is there an agreement governing the Exchange Offer?

Yes. On February 16, 2011, sanofi-aventis and Purchaser entered into an agreement and plan of merger (the “Merger Agreement”) with Genzyme as a means to acquire all of the outstanding shares of common stock, par value $0.01, of Genzyme (the “Shares”). Pursuant to the Merger Agreement, after the Exchange Offer is completed, subject to the approval of Genzyme’s shareholders if required by applicable law, Purchaser will merge with and into Genzyme (the “Merger”).

Does Genzyme’s board of directors support your offer?

Yes. The board of directors of Genzyme (the “Genzyme Board”) has unanimously (i) determined that the Merger Agreement, the Exchange Offer and the Merger are in the best interests of Genzyme, (ii) adopted the Merger Agreement, (iii) approved the Exchange Offer and the Merger, (iv) directed that the Merger Agreement be submitted to the shareholders of Genzyme for approval, if required by applicable law, and (v) consented to the Exchange Offer and resolved to recommend acceptance of the Exchange Offer and approval of the Merger Agreement by the shareholders of Genzyme.

The Genzyme Board recommends that Genzyme shareholders accept the Exchange Offer by tendering their Shares into the Exchange Offer.

Information about the recommendation of Genzyme’s Board of Directors is more fully described in Genzyme’s Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Genzyme shareholders together with this Prospectus/Offer to Exchange and is incorporated herein by reference.

What will I receive for my Shares?

In exchange for each Share that you validly tender and do not withdraw before the expiration date of the Exchange Offer, you will receive (i) $74.00 in cash, less any applicable withholding for taxes and without interest (the “Cash Consideration”) and (ii) one contingent value right (each, a “CVR,” and, together with the Cash Consideration, the “Merger Consideration”), upon the terms and subject to the conditions set forth in this Prospectus/Offer to Exchange and in the related Letter of Transmittal (which collectively, as each may be amended or supplemented from time to time, constitute the “Exchange Offer”). Sanofi-aventis will not issue fractional CVRs in the transaction. Instead, the number of CVRs to be received by a Genzyme shareholder in exchange for that shareholder’s Shares will, after aggregating all fractional CVRs to which that shareholder is entitled, be rounded to the nearest whole number.

Please see the description of the consideration payable in the Exchange Offer and the Merger “The Merger Agreement—The Exchange Offer” and “Description of the CVRs—Characteristics of the CVRs.” Please also see “Risk Factors.”

What is the CVR in this transaction?

The CVR is a contingent value right that will be issued as part of the total transaction consideration to Genzyme shareholders. In addition to receiving $74 in cash per Share, Genzyme shareholders will receive one CVR for each Share tendered in the Exchange Offer or exchanged in the Merger.

Each CVR represents the right of its holder to receive certain defined payments upon the achievement of a specified milestone related to Cerezyme and Fabrazyme production and milestones related to the regulatory approval of and net sales of Lemtrada.

What payments will be made on the CVRs?

A holder of a CVR is entitled to cash payments upon the achievement of certain milestones, based on production levels of Cerezyme® and Fabrazyme®, U.S. regulatory approval of Lemtrada™ (alemtuzumab for treatment of multiple sclerosis), and on achievement of certain aggregate net sales thresholds, pursuant to the terms of a Contingent Value Rights Agreement to be entered into between sanofi-aventis and a trustee mutually agreed upon between the parties (the “CVR Agreement”), as follows:

•

Cerezyme/Fabrazyme Production Milestone Payment. $1 per CVR, if both Cerezyme production meets or exceeds 734,600 400 Unit Vial Equivalents and Fabrazyme production meets or exceeds 79,000 35-milligram Vial Equivalents (each such measurement is defined at “Description of the CVRs—Selected Definitions Related to the CVR Agreement”) during calendar year 2011 (the “Production Milestone”).

•

Approval Milestone Payment. $1 per CVR upon receipt by Genzyme or any of its affiliates, on or before March 31, 2014, of the approval by the U.S. Food and Drug Administration of Lemtrada for treatment of multiple sclerosis (the “Approval Milestone”).

•	Product Sales Milestone #1 Payment. $2 per CVR if Lemtrada net sales post launch exceed an aggregate of $400 million within specified periods per territory (“Product Sales Milestone #1”).

•

Product Sales Milestone #2 Payment. $3 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $1.8 billion. If Product Sales Milestone #2 is achieved but the Approval Milestone is not achieved prior to March 31, 2014, the milestone payment amount will be $4 per CVR (however, in such event the Approval Milestone shall not also be payable) (“Product Sales Milestone #2”).

•

Product Sales Milestone #3 Payment. $4 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $2.3 billion (except that no quarter in which global Lemtrada net sales were used to determine the achievement of Product Sales Milestone #1 or #2 shall be included in the calculation of net sales for determining whether Product Sales Milestone #3 has been achieved) (“Product Sales Milestone #3”).

•

Product Sales Milestone #4 Payment. $3 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $2.8 billion (except that no quarter in which global Lemtrada net sales were used to determine the achievement of Product Sales Milestone #1, #2 or #3 shall be included in the calculation of net sales for determining whether Product Sales Milestone #4 has been achieved) (“Product Sales Milestone #4,” and collectively with “Product Sales Milestone #1,” “Product Sales Milestone #2” and “Product Sales Milestone #3,” the “Product Sales Milestones”).

No payments will be due under the CVR Agreement for any milestones achieved after the earlier of (a) December 31, 2020 and (b) the date that Product Sales Milestone #4 is paid.

Will the CVRs be tradeable and if so, where?

Yes, the CVR will be a tradeable security and is expected to be listed on the Nasdaq Capital Market.

Can I sell a CVR in the market as soon as I receive it?

Yes, each CVR holder has the right to sell his or her CVRs at any time.

Will I have to pay any fee or commission to exchange Shares?

If you are the record owner of your Shares and you tender your Shares in the Exchange Offer, you will not have to pay any brokerage fees or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes, with respect to the exchange of Shares by Purchaser pursuant to the Exchange Offer. If you own your Shares “in street name” through a broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee tenders your Shares on your behalf, your broker or such other nominee may charge a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

What are the benefits of an acquisition of Genzyme by sanofi-aventis?

Sanofi-aventis believes that the $74.00 per Share cash component of the Merger Consideration provides Genzyme shareholders with a definite return on their investment, and a premium of approximately 48% to the unaffected Share price of $49.86 on July 1, 2010, the day prior to press speculation regarding sanofi-aventis’ plans to acquire a significant U.S. biotechnology company, and a premium of approximately 41% to the volume-weighted average price of $52.67 for the one-month period ending July 22, 2010, the day prior to reports by certain press outlets that sanofi-aventis had made an informal acquisition approach to Genzyme. In addition, through the CVR, Genzyme shareholders have the opportunity to participate in any future success of Lemtrada and the production in 2011 of both Cerezyme and Fabrazyme.

Sanofi-aventis also believes that the acquisition of Genzyme will create a meaningful new growth platform in biologics and rare diseases. The acquisition expands sanofi-aventis’ footprint in biotechnology, increases sanofi-aventis’ presence in the U.S., and brings a complementary set of businesses that will round out sanofi-aventis’ product portfolio and research and development pipeline. By significantly contributing to sanofi-aventis’ goal of sustainable earnings growth, the acquisition of Genzyme will drive significant long-term value for sanofi-aventis shareholders.

What is the “Top-Up Option” and when will it be exercised?

Genzyme has granted to Purchaser an irrevocable option (the “Top-Up Option”), for so long as the Merger Agreement has not been terminated, to purchase, at a price per Share equal to the greater of (i) the closing price of a Share on Nasdaq the last trading day prior to the exercise of the Top-Up Option or (ii) the Cash Consideration, that number of newly issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Purchaser at the time of exercise of the Top-Up Option, would constitute one Share more than 90% of all outstanding Shares. Purchaser will exercise the Top-Up Option if it owns in the aggregate at least 75% of all Shares then outstanding, and if after giving effect to the exercise of the Top-Up Option, Purchaser would own in the aggregate one Share more than 90% of the number of outstanding Shares. Please see “The Merger Agreement—The Exchange Offer—Top-Up Option.”

v

What will happen to my employee stock options, restricted stock and/or restricted stock units in the Exchange Offer?

The Merger Agreement provides that each stock option to acquire a Share (other than through the Genzyme 2009 Employee Stock Purchase Plan (the “ESPP”)) (“Option”) that is outstanding, unvested and has an exercise price that is equal to or greater than the Cash Consideration will vest in full on March 14, 2011 (five business days after the date on which Purchaser amended the Prior Offer).

At the time of acceptance by Purchaser of valid tenders after the expiration of the Exchange Offer (the “Acceptance Time”), (i) each outstanding Option, whether or not vested, with an exercise price that is less than the Cash Consideration will be canceled and, in exchange therefor, each former holder of each such cancelled Option will be entitled to receive, for each Share subject to such Option, (a) a cash payment equal to the difference between the Cash Consideration and the exercise price of the Option, less any applicable withholding taxes and without interest, and (b) one CVR, and (ii) each outstanding Option, whether or not vested, with an exercise price that is equal to or greater than the Cash Consideration will be canceled, without any consideration therefor. Such payments, if any, shall be made as promptly as practicable following the Acceptance Time, but not later than ten business days after such date.

The Merger Agreement provides that at the Acceptance Time of the Exchange Offer, each outstanding Share of Genzyme restricted stock (“Restricted Stock”) and each outstanding Genzyme restricted stock unit (“RSU”) will vest in full, if unvested. At the Acceptance Time, each outstanding Share of Restricted Stock and each Share subject to an outstanding RSU will be canceled, and in each case, will be converted into the right to receive the Merger Consideration, less any applicable withholding taxes and without interest. Payment of the Merger Consideration will be made as promptly as practicable following the Acceptance Time, but not later than ten business days after such date.

Please see “The Merger Agreement—The Exchange Offer—Treatment of Options, Restricted Stock, Restricted Stock Units and Employee Stock Purchase Plan Shares.”

Will holders of Shares be subject to United States federal income tax on the cash and CVRs received in the Exchange Offer or the Merger?

The exchange of Shares for cash and CVRs pursuant to the Exchange Offer or the Merger will be a taxable transaction for United States federal income tax purposes.

For more information regarding the amount and timing of any income, gain or loss, please see “The Exchange Offer—Certain United States Federal Income Tax Consequences.”

All holders of Shares should contact their own tax advisors to determine the particular tax consequences to them of exchanging Shares pursuant to the Exchange Offer and/or the Merger, including the application and effect of any state, local, foreign or other tax laws.

What are the most significant conditions of the Exchange Offer?

The Exchange Offer is conditioned upon, among other things:

•

Minimum Tender Condition. There having been validly tendered in the Exchange Offer and not properly withdrawn that number of Shares that, together with the number of Shares, if any, then owned beneficially by sanofi-aventis and Purchaser (together with their wholly-owned subsidiaries), constitutes at least a majority of the total number of then-outstanding Shares on a fully diluted basis (the “Minimum Tender Condition”).

•

CVR Condition. The Registration Statement having been declared effective and no stop order suspending the effectiveness of the Registration Statement being in effect and no proceedings for that purpose having been initiated or threatened in writing by the SEC, the CVRs being issued in the Exchange Offer and the Merger having been approved for listing (subject, if applicable, to notice of issuance) for trading on Nasdaq (or such other exchange(s), electronic trading networks or other suitable trading platforms as are mutually agreed by sanofi-aventis and Genzyme), and the CVR Agreement having been duly executed and delivered by sanofi-aventis and the trustee and being in full force and effect (collectively the “CVR Condition”).

The Merger Agreement also contains other customary closing conditions of the Exchange Offer and the Merger. Please see the sections of this Prospectus/Offer to Exchange entitled “The Exchange Offer—Conditions of the Exchange Offer” and “The Merger Agreement—Conditions to Closing of the Merger.”

How long will it take to complete the proposed transaction?

We expect to complete the transaction in the second quarter of 2011.

If Purchaser acquires, pursuant to the Exchange Offer and the Top-Up Option, at least 90% of the outstanding Shares, Purchaser will be able to effect the Merger without a vote of Genzyme’s shareholders.

In the event Purchaser does not acquire at least 90% of the outstanding Shares pursuant to the Exchange Offer or otherwise and a vote of Genzyme’s shareholders is required under Massachusetts law, a significantly longer period of time would be required to effect the Merger. In such event, Genzyme will call and hold a meeting of Genzyme shareholders as promptly as reasonably practicable for the purpose of obtaining approval of the Merger by Genzyme shareholders. Any solicitation of proxies from Genzyme shareholders to approve the Merger will be made only pursuant to separate proxy materials complying with the requirements of the rules and regulations of the SEC. Pursuant to the Merger Agreement, Genzyme has agreed to convene a meeting of its shareholders promptly following consummation of the Exchange Offer to consider and vote on the Merger Agreement, if a shareholders’ vote is required, and sanofi-aventis and Purchaser have agreed to vote all Shares owned by them or any of their subsidiaries (including Shares acquired by Purchaser in the Exchange Offer or otherwise) in favor of the Merger.

Does sanofi-aventis have the financial resources to complete the Exchange Offer and the Merger?

Yes. Purchaser estimates that it will need approximately $21 billion to purchase all of the Shares pursuant to the Exchange Offer, to make payments in respect of outstanding in-the-money Options, RSUs and Share purchase rights and to consummate the Merger, plus related fees and expenses. Sanofi-aventis has entered into a facilities agreement with BNP Paribas, J.P. Morgan plc and Société Générale Corporate and Investment Banking (subsequently syndicated) pursuant to which credit institutions participating in the syndicate have committed to provide term loan credit facilities to sanofi-aventis in the aggregate amount of up to $15 billion in connection with the Exchange Offer and the Merger (the “Acquisition Facility”). Sanofi-aventis expects to contribute or otherwise advance funds to enable Purchaser to consummate the Exchange Offer. Sanofi-aventis expects, based upon the combination of internally available cash, debt securities issuance under existing programs and/or borrowings under the Acquisition Facility (as described at “The Exchange Offer—Financing of the Exchange Offer; Source and Amount of Funds”), to have sufficient cash on hand at the expiration of the Exchange Offer to pay the Cash Consideration for Shares tendered in the Exchange Offer and to provide funding for the Merger.

The Exchange Offer and the Merger are not subject to a financing condition.

Please see “The Exchange Offer—Financing of the Exchange Offer; Source and Amount of Funds.”

When does the Exchange Offer expire? Can the Exchange Offer be extended and, if so, under what circumstances?

The Exchange Offer is scheduled to expire at 11:59 p.m., New York City time, on April 1, 2011, which is the initial expiration date, unless further extended by Purchaser.

Pursuant to the terms of the Merger Agreement, under certain circumstances, Purchaser must extend the Exchange Offer from time to time until the termination of the Merger Agreement in accordance with its terms. For instance, the Exchange Offer must be extended, subject to certain exceptions, if any of the conditions specified in “The Exchange Offer—Conditions of the Exchange Offer” are not satisfied prior to the then-scheduled expiration date of the Exchange Offer. The Purchaser will not be required to extend the Exchange Offer beyond August 16, 2011. Purchaser may also elect to provide a “subsequent offering period” for the Exchange Offer. A subsequent offering period would not be an extension of the Exchange Offer. Rather, a subsequent offering period would be an additional period of time, beginning after Purchaser has accepted for exchange all Shares tendered during the Exchange Offer, during which shareholders who did not tender their Shares in the Exchange Offer may tender their Shares and receive the same consideration provided in the Exchange Offer. We do not currently intend to include a subsequent offering period, although we reserve the right to do so.

For more information on extensions of the Exchange Offer, please see “The Exchange Offer—Extension, Termination and Amendment.”

How will I be notified if the Exchange Offer is extended?

Purchaser has retained Computershare Trust Company, N.A. to be the Exchange Agent in connection with the Exchange Offer and the Merger. If we extend the Exchange Offer, we will inform the Exchange Agent of any extension and will issue a press release announcing the extension not later than 9:00 a.m., New York City time, on the next business day after the day on which the Exchange Offer was scheduled to expire.

If we elect to provide a subsequent offering period, a public announcement of such determination will be made no later than 9:00 a.m., New York City time, on the next business day following the expiration date.

Any decision to extend the Exchange Offer will be made public by an announcement regarding such extension as described under “The Exchange Offer—Extension, Termination and Amendment.”

How do I tender my Shares?

If you hold your Shares directly as the registered owner, you can tender your Shares in the Exchange Offer by delivering the certificates representing your Shares, together with a completed and signed Letter of Transmittal and any other documents required by the Letter of Transmittal, to the Exchange Agent, not later than the date and time the Exchange Offer expires. The Letter of Transmittal is enclosed with this Offer to Purchase.

If you hold your Shares in “street name” through a broker, dealer, commercial bank, trust company or other nominee, the institution that holds your Shares can tender your Shares on your behalf, and may be able to tender your Shares through the Exchange Agent. You should contact the institution that holds your Shares for more details.

If you are unable to deliver everything that is required to tender your Shares to the Exchange Agent by the expiration of the Exchange Offer, you may obtain a limited amount of additional time by having a broker, a bank or another fiduciary that is an eligible institution guarantee that the missing items will be received by the Exchange Agent by using the enclosed Notice of Guaranteed Delivery. To validly tender Shares in this manner, however, the Exchange Agent must receive the missing items within the time period specified in the notice.

For a complete discussion on the procedures for tendering your Shares, please see “The Exchange Offer—Procedure for Tendering.”

Until what time can I withdraw tendered Shares?

You may withdraw previously tendered Shares at any time unless Purchaser has accepted the Shares for exchange pursuant to the Exchange Offer. Shares tendered during the subsequent offering period, if any, may not be withdrawn. For a complete discussion on the procedures for withdrawing your Shares, please see “The Exchange Offer—Withdrawal Rights.”

How do I withdraw previously tendered Shares?

To withdraw previously tendered Shares, you must deliver a written or facsimile notice of withdrawal with the required information to the Exchange Agent while you still have the right to withdraw. If you tendered Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Shares. For a complete discussion on the procedures for withdrawing your Shares, please see “The Exchange Offer—Withdrawal Rights.”

When and how will I receive the Merger Consideration in exchange for my tendered Shares?

Purchaser will exchange all validly tendered and not properly withdrawn Shares promptly after the expiration date of the Exchange Offer, subject to the terms thereof and the satisfaction or waiver of the conditions of the Exchange Offer, as set forth in “The Exchange Offer—Conditions of the Exchange Offer.” We will deliver the consideration for your validly tendered and not properly withdrawn Shares by depositing the Cash Consideration with the Exchange Agent and the CVRs with American Stock Transfer and Trust Company, LLC (the “Transfer Agent”). Both the Exchange Agent and the Transfer Agent will act as your agent for the purpose of receiving the Merger Consideration from us and transmitting such consideration to you. In all cases, an exchange of tendered Shares will be made only after timely receipt by the Exchange Agent of certificates for such Shares (or a confirmation of a book-entry transfer of such Shares as described in “The Exchange Offer—Procedure for Tendering”) and a properly completed and duly executed Letter of Transmittal and any other required documents for such Shares.

Are dissenters’ or appraisal rights available in either the Exchange Offer or the Merger?

No dissenters’ or appraisal rights are available to Genzyme shareholders in connection with the Exchange Offer.

Genzyme shareholders who do not vote “FOR” the Merger and who hold their Shares through the completion of the Merger are entitled to exercise their appraisal rights to have the fair value of their shares judicially determined pursuant to Part 13 of the Massachusetts Business Corporation Act (the “MBCA”) and paid to them in cash. Any Genzyme shareholder wishing to preserve such rights should carefully review Part 13 of the MBCA, which sets forth the procedures to be complied with in exercising and perfecting any such rights. Failure to strictly comply with the procedures set forth in Part 13 of the MBCA may result in the loss of any such appraisal rights to which such shareholder otherwise may be entitled. In light of the complexity of Part 13 of the MBCA, any Genzyme shareholders wishing to pursue appraisal rights under the MBCA with respect to the Merger should consult their legal advisors.

Please see “The Exchange Offer—Appraisal/Dissenters’ Rights.”

If I decide not to tender, how will the Exchange Offer affect my Shares?

If, pursuant to the Exchange Offer, we accept for payment and pay for at least that number of Shares that, when added to Shares then owned by sanofi-aventis, Purchaser or any of their wholly-owned subsidiaries, constitutes a majority of the outstanding Shares on a fully diluted basis, we currently intend, as soon as practicable after consummation of the Exchange Offer, to seek to have Genzyme consummate the Merger with Purchaser, pursuant to which each then outstanding Share not owned by sanofi-aventis or Purchaser (or our respective subsidiaries) or for which dissenters’ rights have been exercised would be converted into the right to receive the Merger Consideration.

Therefore, if the Exchange Offer and the Merger are consummated, the only difference to you between tendering your Shares and not tendering your Shares in the Exchange Offer is that you will be paid earlier if you tender your Shares in the Exchange Offer. However, if the Exchange Offer is consummated, but the Merger is not consummated, the number of Genzyme shareholders and the number of Shares that are still in the hands of the public may be so small that there will no longer be an active public trading market (or, possibly, there may not be any public trading market) for the Shares. Also, as described below, Genzyme may cease making filings with the SEC or otherwise may not be required to comply with the rules relating to publicly held companies. Please see “The Exchange Offer—Effect of the Exchange Offer on the Market for Shares; Nasdaq Listing; Registration under the Exchange Act; Margin Regulations.”

If a majority of the Shares are tendered and accepted for payment, will Genzyme continue as a public company?

If the Merger takes place, Genzyme will no longer be publicly owned. Even if the Merger does not take place, if we purchase all the tendered Shares, there may be so few remaining shareholders and publicly held Shares that the Shares will no longer be eligible to be traded on a securities exchange, there may not be a public trading market for the Shares, and Genzyme may cease making filings with the SEC or otherwise cease being required to comply with the SEC rules relating to publicly-held companies. Please see “The Exchange Offer—Effect of the Exchange Offer on the Market for Shares; Nasdaq Listing; Registration Under the Exchange Act; Margin Regulations”.

What is the market value of my Shares of Genzyme common stock as of a recent date?

On February 15, 2011, the last full day of trading before the public announcement of the Merger Agreement, the reported closing sales price of the Shares on Nasdaq was $74.30 per Share. On March 4, 2011, the last full day of trading before the amendment of our original offer to reflect the terms in the Exchange Offer, the reported closing sales price of the Shares on Nasdaq was $75.65 per Share. The Cash Consideration represents a premium of approximately 48% over the share price of $49.86 on July 1, 2010, the day prior to press speculation regarding sanofi-aventis’ plans to acquire a significant U.S. biotechnology company, and a premium of approximately 41% to the volume-weighted average price of $52.67 for the one-month period ending July 22, 2010, the day prior to reports by certain press outlets that sanofi-aventis had made an informal acquisition approach to Genzyme. Please see “Selected Genzyme Price and Dividend Information.” We encourage you to obtain a recent quotation for Shares of Genzyme common stock in deciding whether to tender your Shares.

Where can I find more information on sanofi-aventis and Genzyme?

You can find more information about sanofi-aventis and Genzyme from various sources described in the section of this Prospectus/Offer to Exchange entitled “Where You Can Find More Information.”

Whom can I talk to if I have questions about the Exchange Offer or the Merger?

You may call MacKenzie Partners, Inc., the information agent for the Exchange Offer (the “Information Agent”), at (800) 322-2885 (Toll Free) or (212) 929-5500 (Collect). Please see the back cover of this Prospectus/Offer to Exchange for additional contact information.

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SUMMARY

This summary highlights the material information in this Prospectus/Offer to Exchange. To fully understand the Exchange Offer, and for a more complete description of the terms of the Merger, you should read carefully this entire document, including the exhibits, and documents incorporated by reference herein, and the other documents referred to herein. For information on how to obtain the documents that are on file with the SEC, please see the section of this Prospectus/Offer to Exchange entitled “Where You Can Find More Information.”

As used in this Prospectus/Offer to Exchange, unless otherwise indicated or the context requires, “Parent” or “sanofi-aventis” refers to Parent and its consolidated subsidiaries, “Purchaser” refers to GC Merger Corp., “we,” “us” and “our” refers to Parent and Purchaser, as the context indicates, and “Genzyme” refers to Genzyme Corporation and its consolidated subsidiaries.

Information about Parent, Purchaser and Genzyme (page 22)

Parent

Parent is a société anonyme incorporated under the laws of the French Republic (“France”). Parent’s registered office is located at 174, avenue de France, 75013 Paris, France and its telephone number at that address is + 33 1 53 77 40 00. Parent’s principal U.S. subsidiary’s office is located at 55 Corporate Drive, Bridgewater, New Jersey 08807. The telephone number of Parent’s principal U.S. subsidiary’s office is (908) 981-5000. Parent is a diversified global healthcare leader focused on patient needs.

Purchaser

Purchaser is a Massachusetts corporation and a wholly-owned subsidiary of Parent, incorporated on July 29, 2010. Purchaser was organized by Parent to acquire Genzyme and has not conducted any unrelated activities since its organization. All outstanding shares of the capital stock of Purchaser are owned by Parent. Purchaser’s principal executive offices are located at 55 Corporate Drive, Bridgewater, New Jersey 08807 and its telephone number at that address is (908) 981-5000.

Genzyme

Genzyme is a Massachusetts corporation with its principal offices located at 500 Kendall Street, Cambridge, Massachusetts 02142. The telephone number for Genzyme is (617) 252-7500. Genzyme is a global biotechnology company that develops and distributes products and services focused on rare inherited disorders, kidney disease, orthopedics, cancer, transplant and immune disease. Genzyme has a substantial development program focused on these fields, as well as multiple sclerosis, cardiovascular disease, neurodegenerative diseases, and other areas of unmet medical need.

The Exchange Offer (Page 53)

Purchaser is offering to exchange each outstanding Share that is validly tendered and not properly withdrawn prior to the expiration date for (i) $74.00 in cash, less any applicable withholding taxes and without interest and (ii) one contingent value right (each, a “CVR”), upon the terms and subject to the conditions set forth in this Prospectus/Offer to Exchange and in the related Letter of Transmittal (which collectively, as each may be amended or supplemented from time to time, constitute the “Exchange Offer”). Parent will not issue fractional CVRs in the transaction. Instead, the number of CVRs to be received by a Genzyme shareholder in exchange for that shareholder’s Shares will, after aggregating all fractional CVRs to which that shareholder is entitled, be rounded to the nearest whole number.

The Exchange Offer is being made pursuant to an Agreement and Plan of Merger, dated as of February 16, 2011, by and among Parent, Purchaser and Genzyme (the “Merger Agreement”). Pursuant to the Merger Agreement, after the Exchange Offer is completed, subject to the approval of Genzyme’s shareholders if required by applicable law, Purchaser will merge with and into Genzyme. The Genzyme Board has determined that the Merger Agreement, the Exchange Offer and the Merger are in the best interests of Genzyme, has adopted the Merger Agreement, and has approved the Exchange Offer and the Merger. The Genzyme Board recommends that Genzyme shareholders accept the Exchange Offer by tendering their Shares into the Exchange Offer.

Contingent Value Rights (Page 81)

A holder of a CVR is entitled to cash payments upon the achievement of certain milestones, based on production levels of Cerezyme® and Fabrazyme®, U.S. regulatory approval of Lemtrada™ (alemtuzumab for treatment of multiple sclerosis), and on achievement of certain aggregate Lemtrada sales thresholds, pursuant to the terms of the CVR Agreement, as follows:

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Cerezyme/Fabrazyme Production Milestone Payment. $1 per CVR, if both Cerezyme production meets or exceeds 734,600 400 Unit Vial Equivalents and Fabrazyme production meets or exceeds 79,000 35-milligram Vial Equivalents (each such metric is defined at “Description of the CVRs—Selected Definitions Related to the CVR Agreement”) during calendar year 2011.

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Approval Milestone Payment. $1 per CVR upon receipt by Genzyme or any of its affiliates, on or before March 31, 2014, of the approval by the U.S. Food and Drug Administration of Lemtrada for treatment of multiple sclerosis.

•	Product Sales Milestone #1 Payment. $2 per CVR if Lemtrada net sales post launch exceed an aggregate of $400 million within specified periods per territory.

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Product Sales Milestone #2 Payment. $3 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $1.8 billion. If Product Sales Milestone #2 is achieved but the Approval Milestone is not achieved prior to March 31, 2014, the milestone payment amount will be $4 per CVR (however, in such event the Approval Milestone shall not also be payable).

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Product Sales Milestone #3 Payment. $4 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $2.3 billion (except that no quarter in which global Lemtrada net sales were used to determine the achievement of Product Sales Milestone #1 or #2 shall be included in the calculation of net sales for determining whether Product Sales Milestone #3 has been achieved).

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Product Sales Milestone #4 Payment. $3 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $2.8 billion (except that no quarter in which global Lemtrada net sales were used to determine the achievement of Product Sales Milestone #1, #2 or #3 shall be included in the calculation of net sales for determining whether Product Sales Milestone #4 has been achieved).

No payments will be due under the CVR Agreement for any milestones achieved after the earlier of (a) December 31, 2020 and (b) the date that Product Sales Milestone #4 is paid.

If any provision of the CVR Agreement conflicts with any provision required to be included in the CVR Agreement by any provision of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), such required provision shall control. The terms of the CVRs include those that will be stated in the CVR Agreement and those that will be made part of the CVR Agreement by reference to the applicable provisions of the Trust Indenture Act.

Treatment of Stock Options, Restricted Stock and Restricted Stock Units (Page 44)

The Merger Agreement provides that each Option that is outstanding, unvested and has an exercise price that is equal to or greater than the Cash Consideration will vest in full on March 14, 2011 (five business days after the date on which Purchaser amended the Prior Offer). At the date and time of acceptance of Shares for exchange (the “Acceptance Time”), (i) each outstanding Option, whether or not vested, with an exercise price that is less than the Cash Consideration will be canceled and, in exchange therefor, each former holder of each such cancelled Option will be entitled to receive, for each Share subject to such Option, (a) a cash payment equal to the difference between the Cash Consideration and the exercise price of the Option, less any applicable withholding taxes and without interest, and (b) one CVR, and (ii) each outstanding Option, whether or not vested, with an exercise price that is equal to or greater than the Cash Consideration will be canceled, without any consideration therefor. Such payments, if any, shall be made as promptly as practicable following the Acceptance Time, but not later than ten business days after such date.

The Merger Agreement provides that at the Acceptance Time, each outstanding Share of Restricted Stock and each outstanding RSU will vest in full, if unvested. At the Acceptance Time, each outstanding Share of Restricted Stock and each Share subject to an outstanding RSU will be canceled, and in each case, will be converted into the right to receive the Merger Consideration, less any applicable withholding taxes and without interest. Such payments, if any, shall be made as promptly as practicable following the Acceptance Time, but not later than ten business days after such date.

The Merger (Page 41)

The Exchange Offer is being made pursuant to the Merger Agreement. Pursuant to the Merger Agreement, after the Exchange Offer is completed, subject to the approval of Genzyme’s shareholders if required by applicable law, Purchaser will merge with and into Genzyme. The Genzyme Board has unanimously (i) determined that the Merger Agreement, the Exchange Offer and the Merger are in the best interests of Genzyme, (ii) adopted the Merger Agreement, (iii) approved the Exchange Offer and the Merger, (iv) directed that the Merger Agreement be submitted to the shareholders of Genzyme for approval, if required by applicable law, and (v) consented to the Exchange Offer and resolved to recommend acceptance of the Exchange Offer and approval of the Merger Agreement by the shareholders. The Genzyme Board unanimously recommends that Genzyme shareholders accept the Exchange Offer by tendering their Shares into the Exchange Offer.

The Merger Agreement provides that at the effective time of the Merger (the “Effective Time”), Purchaser will be merged with and into Genzyme. As a result of the Merger, the separate corporate existence of Purchaser will cease, and Genzyme will continue as the survivor of the Merger (the “Surviving Corporation”). The directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Genzyme immediately prior to the Effective Time will be the initial officers of the Surviving Corporation.

Parent’s Reasons for the Exchange Offer and the Merger (Page 39)

Parent believes that the acquisition of Genzyme will create a meaningful new growth platform in biologics and rare diseases. The acquisition expands Parent’s footprint in biotechnology, increases Parent’s presence in the U.S., and brings a complementary set of businesses that will round out Parent’s product portfolio and research and development pipeline. By significantly contributing to Parent’s goal of sustainable earnings growth, the acquisition of Genzyme will drive significant long-term value for Parent shareholders.

The board of directors of Parent (the “Parent Board”) has authorized entering into the Merger Agreement and has approved the Exchange Offer and the Merger. The Parent Board reached this conclusion based on its belief that the acquisition of Genzyme creates a new platform for sustainable growth in the future by further increasing Parent’s biotechnology exposure, that the acquisition will increase Parent’s research and development pipeline of Phase II and Phase III products and that Genzyme’s product portfolio provides Parent with an immediate entry into the attractive, growing rare disease market. In reaching its conclusion, the Parent Board also considered a number of other factors, including the overall level of the equity or currency markets and that the CVR structure rewards both Parent and Genzyme shareholders for future manufacturing production of Cerezyme and Fabrazyme and future success of Lemtrada, but obligates Parent to pay additional consideration only if specified production, regulatory and sales milestones are achieved.

Genzyme’s Reasons for the Exchange Offer and the Merger (Page 39)

The Genzyme Board has determined, after consultation with Genzyme’s senior management, outside legal counsel and financial advisors, that the Exchange Offer and the Merger are in the best interests of Genyzme. The Genzyme Board reached such conclusion based on its belief that the Exchange Offer and Merger provide Genzyme shareholders with greater value and certainty of liquidity than if Genzyme were to remain an independent company, that the Merger is a more attractive option for Genzyme shareholders than other strategic alternatives, that the terms offered by Parent and Purchaser are favorable to those proposed by any third party and that Parent’s offer represents full and fair value for the Shares. The Genzyme Board also considered a number of other factors, including that the Merger Consideration constitutes a significant premium over current and historical trading prices of the Shares, that the structure of the Exchange Offer and Merger will allow Genzyme shareholders to receive consideration in a relatively short time frame and that the terms of the Merger Agreement and conditions to consummation of the Exchange Offer and Merger are reasonable.

Conditions of the Exchange Offer (Page 67)

The Exchange Offer is conditioned upon, among other things, the following:

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Minimum Tender Condition. There having been validly tendered in the Exchange Offer and not properly withdrawn that number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly-owned subsidiaries), constitutes at least a majority of the total number of then-outstanding Shares on a fully diluted basis (the “Minimum Tender Condition”).

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CVR Condition. A registration statement on Form F-4 to register the CVRs (the “Registration Statement”) having been declared effective and no stop order suspending the effectiveness of the Registration Statement being in effect and no proceedings for that purpose having been initiated or threatened in writing by the SEC, the CVRs being issued in the Exchange Offer and the Merger having been approved for listing (subject, if applicable, to notice of issuance) for trading on Nasdaq (or such other exchange(s), electronic trading networks or other suitable trading platforms as are mutually agreed by Parent and Genzyme), and the CVR Agreement having been duly executed and delivered by Parent and the trustee and being in full force and effect (collectively the “CVR Condition”).

The Merger Agreement also contains other customary closing conditions of the Exchange Offer and the Merger, set forth in the section of this Prospectus/Offer to Exchange entitled “The Exchange Offer—Conditions of the Exchange Offer.”

Expiration Date of the Exchange Offer (Page 54)

The Exchange Offer is scheduled to expire at 11:59 p.m., New York City time, on April 1, 2011, which is the initial expiration date, unless further extended by Purchaser.

Extension, Termination or Amendment of the Exchange Offer (Page 55)

Pursuant to the terms of the Merger Agreement, under certain circumstances, Purchaser must extend the Exchange Offer from time to time until the termination of the Merger Agreement in accordance with its terms. For instance, the Exchange Offer must be extended, subject to certain exceptions, if any of the conditions specified in “The Exchange Offer—Conditions of the Exchange Offer” are not satisfied prior to the then-scheduled expiration date of the Exchange Offer.

In addition, under certain circumstances, Purchaser may extend the Exchange Offer at any time or from time to time until the termination of the Merger Agreement. Purchaser may also elect to provide a “subsequent offering period” for the Exchange Offer. A subsequent offering period would not be an extension of the Exchange Offer. Rather, a subsequent offering period would be an additional period of time, beginning after Purchaser has accepted for exchange all Shares tendered during the Exchange Offer, during which shareholders who did not tender their Shares in the Exchange Offer may tender their Shares and receive the same consideration provided in the Exchange Offer. We do not currently intend to include a subsequent offering period, although we reserve the right to do so.

Purchaser has retained Computershare Trust Company, N.A. to be the Exchange Agent in connection with the Exchange Offer and the Merger. If we extend the Exchange Offer, we will inform the Exchange Agent for the Exchange Offer of any extension and will issue a press release announcing the extension not later than 9:00 a.m., New York City time, on the next business day after the day on which the Exchange Offer was scheduled to expire.

Withdrawal of Tendered Shares (Page 60)

To withdraw previously tendered Shares, you must deliver a written or facsimile notice of withdrawal with the required information to the Exchange Agent while you still have the right to withdraw. If you tendered Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Shares. You may withdraw previously tendered Shares at any time unless Purchaser has accepted the Shares for exchange pursuant to the Exchange Offer. Shares tendered during the subsequent offering period, if any, may not be withdrawn.

Procedure for Tendering Genzyme Shares (Page 57)

If you hold your Shares directly as the registered owner, you can tender your Shares in the Exchange Offer by delivering the certificates representing your Shares, together with a completed and signed Letter of Transmittal and any other documents required by the Letter of Transmittal, to the Exchange Agent, not later than the date and time the Exchange Offer expires. The Letter of Transmittal is enclosed with this Offer to Purchase.

If you hold your Shares in “street name” through a broker, dealer, commercial bank, trust company or other nominee, the institution that holds your Shares can tender your Shares on your behalf, and may be able to tender your Shares through the Exchange Agent. You should contact the institution that holds your Shares for more details.

If you are unable to deliver everything that is required to tender your Shares to the Exchange Agent by the expiration of the Exchange Offer, you may obtain a limited amount of additional time by having a broker, a bank or another fiduciary that is an eligible institution guarantee that the missing items will be received by the Exchange Agent by using the enclosed Notice of Guaranteed Delivery. To validly tender Shares in this manner, however, the Exchange Agent must receive the missing items within the time period specified in the notice.

For a complete discussion on the procedures for tendering your Shares, please see “The Exchange Offer—Procedure for Tendering.”

Dissenters’ or Appraisal Rights in Connection with the Exchange Offer (Page 64)

No dissenters’ or appraisal rights are available to Genzyme shareholders in connection with the Exchange Offer.

Genzyme shareholders who do not vote “FOR” the Merger and who hold their Shares through the completion of the Merger are entitled to exercise their appraisal rights to have the fair value of their shares judicially determined by a Massachusetts court pursuant to Part 13 of the Massachusetts Business Corporation Act (the “MBCA”) and paid to them in cash. Any Genzyme shareholder wishing to preserve such rights should carefully review Part 13 of the MBCA, which sets forth the procedures to be complied with in exercising and perfecting any such rights. Failure to strictly comply with the procedures set forth in Part 13 of the MBCA may result in the loss of any such appraisal rights to which such shareholder otherwise may be entitled. In light of the complexity of Part 13 of the MBCA, any Genzyme shareholders wishing to pursue appraisal rights under the MBCA with respect to the Merger should consult their legal advisors.

Interests of Executive Officers and Directors of Parent in the Exchange Offer (Page 78)

Except as set forth in this Prospectus/Offer to Exchange, neither we nor, after due inquiry and to the best of our knowledge and belief, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Genzyme. We do not believe that the Exchange Offer and the Merger will be deemed to be a change in control impacting grants under any of our long-term incentive or stock option plans or a change in control under any change in control agreement between Parent and any of its employees.

Interests of Executive Officers and Directors of Genzyme in the Exchange Offer (Page 78)

In considering the recommendation of the Genzyme Board regarding the Exchange Offer and the Merger, Genzyme shareholders should be aware that the directors and officers of Genzyme have interests in the Exchange Offer and the Merger that may differ from those of other shareholders of Genzyme. The Genzyme Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, the Exchange Offer and the Merger and recommending that Genzyme shareholders accept the Exchange Offer by tendering their Shares into the Exchange Offer and, if required by applicable law, approve the Merger.

As a result of these interests, Genzyme directors and officers may have reasons for tendering their Shares and, if necessary, voting to approve the Merger that are not the same as your interests. Genzyme shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the Exchange Offer and the Merger.

Information on the interests of executive officers and directors of Genzyme in the Exchange Offer and the Merger is more fully described in Genzyme’s Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Genzyme shareholders together with this Prospectus/Offer to Exchange and is incorporated herein by reference.

Source and Amount of Funds (Page 69)

Purchaser estimates that it will need approximately $21 billion to purchase all of the Shares pursuant to the Exchange Offer, to make payments in respect of outstanding in-the-money Options, RSUs and Share purchase rights and to consummate the Merger, plus related fees and expenses. Parent has entered into a facilities agreement with BNP Paribas, J.P. Morgan plc and Société Générale Corporate and Investment Banking (subsequently syndicated) pursuant to which credit institutions participating in the syndicate have committed to provide term loan credit facilities to Parent in the aggregate amount of up to $15 billion in connection with the

Exchange Offer and the Merger (the “Acquisition Facility”). Parent expects to contribute or otherwise advance funds to enable Purchaser to consummate the Exchange Offer. Parent expects, based upon the combination of internally available cash, debt securities issuance under existing programs and/or borrowings under the Acquisition Facility (as described at “The Exchange Offer—Financing of the Exchange Offer; Source and Amount of Funds”), to have sufficient cash on hand at the expiration of the Exchange Offer to pay the Cash Consideration for Shares tendered in the Exchange Offer and to provide funding for the Merger.

The Exchange Offer and the Merger are not subject to a financing condition.

Regulatory Approval (Page 70)

Pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), on October 4, 2010, Parent filed a Premerger Notification and Report Form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) regarding its potential acquisition of Genzyme. The applicable waiting period under the HSR Act expired at 11:59 p.m., New York City time, on October 19, 2010, without any action having been taken by the FTC or the Antitrust Division. Pursuant to the requirements of the European Council Regulation No. 139/2004 (the “EC Merger Regulation”), Parent notified the European Commission of its proposed acquisition of Genzyme on November 29, 2010. On January 12, 2011, the European Commission cleared Parent’s proposed acquisition of Genzyme unconditionally under the EC Merger Regulation. In addition to these filings in the United States and Europe, Parent also notified the relevant antitrust authorities in Brazil and Japan regarding the proposed acquisition of Genzyme, and will notify the relevant antitrust authorities in Korea after consummation of the transaction.

No Solicitation of Third-Party Acquisition Proposals (Page 46)

The Merger Agreement provides that, subject to limited exceptions, Genzyme will not, and will cause its subsidiaries not to and will use reasonable best efforts to cause its representatives not to, directly or indirectly initiate, solicit, knowingly encourage (including by way of furnishing non-public information), knowingly facilitate or knowingly induce or take any other action designed to lead to, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, the submission of any Acquisition Proposal (as defined below at “The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation”) or engage, enter into, continue or participate in any negotiations or discussions with respect thereto or furnish any non-public information concerning Genzyme and its subsidiaries to any person in connection with any Acquisition Proposal.

However, prior to consummation of the Exchange Offer, if Genzyme receives a written Acquisition Proposal that the Genzyme Board believes in good faith is bona fide, and the Genzyme Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Acquisition Proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal (as defined below at “The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation”), then the Genzyme Board may, subject to certain conditions, furnish information with respect to Genzyme and participate in discussions with respect to such Acquisition Proposal. If Genzyme receives a written Acquisition Proposal that the Genzyme Board believes in good faith is bona fide, and the Genzyme Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Acquisition Proposal constitutes a Superior Proposal, then the Genzyme Board may at any time prior to the Acceptance Time, if it determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties, change its recommendation and/or, subject to certain conditions, cause Genzyme to terminate the Merger Agreement and concurrently with such termination, upon payment of a termination fee, enter a definitive agreement with respect to such Acquisition Proposal. The Genzyme Board may not change its recommendation and terminate the Merger Agreement unless Genzyme has provided prior written notice to Parent of the reasons for such action at least three business days in advance of its taking such action, and during such notice period, Genzyme must negotiate with Parent in good faith and take into account all changes to the terms of the Merger Agreement proposed by Parent in determining whether such Acquisition Proposal continues to constitute a Superior Proposal.

In addition, the Genzyme Board may, at any time prior to the Acceptance Time, change its recommendation of the Exchange Offer and the Merger if it concludes in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law in response to a material event or circumstance with respect to Genzyme that arises or occurs after the date of the Merger Agreement and was not, prior to the date of the Merger Agreement, reasonably foreseeable by the Genzyme Board (an “Intervening Event”), provided that the receipt of or existence of an Acquisition Proposal will not constitute an Intervening Event.

Termination of the Merger Agreement (Page 50)

The Merger Agreement may be terminated and the Exchange Offer and the Merger may be abandoned:

(a)	by mutual written consent of Parent and Genzyme at any time prior to the Effective Time, notwithstanding approval thereof by the holders of the Shares;

(b)	by either Parent or Genzyme at any time prior to the Effective Time if the Acceptance Time shall not have occurred on or prior to the close of business on August 16, 2011;

(c)	by either Parent or Genzyme at any time prior to the Effective Time, if the Exchange Offer is terminated or withdrawn pursuant to its terms and the terms of the Merger Agreement without any Shares being purchased thereunder;

(d)	by either Parent or Genzyme at any time prior to the Effective Time if the Exchange Offer or the Merger is blocked by a final, nonappealable court or government order, notwithstanding approval thereof by the holders of the Shares;

(e)	by Genzyme at any time prior to the Acceptance Time, if (i) Purchaser fails to commence the Exchange Offer in violation of the Merger Agreement or (ii) there have been certain incurable breaches or inaccuracies, or, if such breaches or inaccuracies are curable, they have not been cured within 20 days following notice of such breach or inaccuracy, of any representation, warranty, covenant or agreement on the part of Parent or Purchaser contained in the Merger Agreement;

(f)	by Genzyme at any time prior to the Acceptance Time if Genzyme has received an Acquisition Proposal not resulting from a material breach of Section 6.3 of the Merger Agreement and concurrently Genzyme (i) enters into a definitive Acquisition Agreement (as defined at “The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation”) providing for a Superior Proposal after complying with the provisions of Section 6.3 (d) of the Merger Agreement described at “The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation” and (ii) pays to Parent the Termination Fee described at “The Merger Agreement—Termination of the Merger Agreement”;

(g)	by Genzyme at any time prior to the Acceptance Time if (i) Genzyme has received an Acquisition Proposal resulting from a material breach of Section 6.3 of the Merger Agreement, (ii) on the next scheduled expiration date of the Exchange Offer all the Offer Conditions (as described at “The Exchange Offer—Conditions of the Exchange Offer”) other than the Minimum Tender Condition have been satisfied or waived, (iii) Genzyme concurrently enters into a definitive Acquisition Agreement providing for a Superior Proposal and (iv) Genzyme pays to Parent the Termination Fee described at “The Merger Agreement—Termination of the Merger Agreement”;

(h)	by Parent at any time prior to the Acceptance Time, if Genzyme has breached or failed to perform, in any material respect, any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform would give rise to the failure of an Offer Condition, or is not, or can not, be cured within 20 days notice of such breach or failure;

(i)	by Parent at any time prior to the Acceptance Time, within 5 business days of a Change of Board Recommendation (as defined in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation”);

(j)	by Parent at any time prior to the Acceptance Time, if the Genzyme Board shall have failed to reaffirm its recommendation of the Merger Agreement and the Exchange Offer within three business days of Parent’s request (which request may only be made following public disclosure of an Acquisition Proposal, and which may be made only one time with respect to any particular Acquisition Proposal); or

(k)	by Parent at any time prior to the Acceptance Time, if Genzyme shall have intentionally breached, in any material respect, any of its obligations under the provisions of the Merger Agreement relating to alternative Acquisition Proposals.

Termination Fees (Page 52)

The Merger Agreement provides that upon the termination of the Merger Agreement under specified circumstances, Genzyme will owe Parent a cash termination fee of $575,000,000.

Market Price of Genzyme Common Stock (Page 16)

Genzyme common stock is listed and traded on Nasdaq under the symbol “GENZ”. The closing sale price of Genzyme common stock on February 15, 2011, the last full trading day before the public announcement of the Merger Agreement, was $74.30. The closing price of Genzyme common stock on March 4, 2011, the last practicable trading day prior to the filing of this Prospectus/Offer to Exchange with the SEC was $75.65.

The market price of the Shares is subject to fluctuation. As a result, Genzyme shareholders are urged to obtain current market quotations prior to making any decision with respect to the Exchange Offer. Please also see “Risk Factors.”

Accounting Treatment (Page 80)

Parent will account for the Genzyme acquisition as a business combination, applying the acquisition method in accordance with IFRS 3 “Business Combinations” as revised in 2008 (“IFRS 3R”). As per IFRS 3R, the acquisition date is the date on which Parent obtains control of Genzyme. The consideration to be transferred by Parent includes cash consideration as well as contingent consideration, in the form of CVRs. In accordance with IFRS 3R, the fair value of the CVR at the acquisition date is recognized as a financial liability, as this amount reflects the obligation to pay the potential price adjustment in cash. In addition, the general principles of IFRS 3R are that the identifiable assets acquired and liabilities assumed of Genzyme are measured at fair value at the closing date. This fair value assessment requires management to make certain estimates and assumptions, especially concerning intangible assets, property, plant and equipment, reserves and contingent liabilities, included contingencies that are remote. Any excess of the total consideration transferred over the fair value of the net assets acquired is recognized as goodwill.

Certain United States Federal Income Tax Consequences (Page 61)

The exchange of Shares for the Cash Consideration and CVRs pursuant to the Exchange Offer or the Merger will be a taxable transaction for United States federal income tax purposes.

For more information regarding the amount and timing of any income, gain or loss, please see “The Exchange Offer—Certain United States Federal Income Tax Consequences.”

All holders of Shares should contact their own tax advisor to determine the particular tax consequences to them of exchanging Shares pursuant to the Exchange Offer and/or the Merger, including the application and effect of any state, local, foreign or other tax laws.

Risk Factors (Page 17)

The Exchange Offer and the Merger are subject to a number of risks which you should carefully consider prior to participating in the Exchange Offer.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF PARENT

Set forth below is certain selected historical consolidated financial data relating to Parent for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 which have been derived from Parent’s Annual Report on Form 20-F for the year ended December 31, 2010, which is incorporated by reference into this Prospectus/Offer to Exchange (the “Parent 20-F”). You should not take historical results as necessarily indicative of the results that may be expected for any future period. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in the Parent 20-F. More comprehensive financial information, including “Item 5. Operating and Financial Review and Prospects,” is contained in the Parent 20-F, and the following summary is qualified in its entirety by reference to the Parent 20-F and all of the financial information and notes contained therein. Please see “Where You Can Find More Information.”

The tables below set forth selected consolidated financial data for Parent. These financial data are derived from the Parent consolidated financial statements. The Parent consolidated financial statements for the years ended December 31, 2010, 2009 and 2008 are included in Item 18 of the Parent 20-F.

The consolidated financial statements of Parent for the years ended December 31, 2010, 2009 and 2008 have been prepared in compliance with IFRS issued by the International Accounting Standards Board (IASB) and with IFRS adopted by the European Union as of December 31, 2010. The term “IFRS” refers collectively to international accounting and financial reporting standards (IAS and IFRS) and to interpretations of the interpretations committees (SIC and IFRIC) mandatorily applicable as of December 31, 2010.

Parent reports its financial results in euros.

SELECTED CONDENSED FINANCIAL INFORMATION

	As of and for the year ended December 31,
(€ million, except per share data)	2010		2009		2008	2007	2006
IFRS Income statement data
Net sales	30,384		29,306		27,568	28,052	28,373
Gross profit	23,318		22,869		21,480	21,636	21,902
Operating income	5,961		6,366		4,394	5,911	4,828
Net income excluding the held-for-exchange Merial business attributable to equity holders of sanofi-aventis (a)	5,081		5,090		3,731	5,112	3,918
Net income attributable to equity holders of sanofi-aventis	5,467		5,265		3,851	5,263	4,006
Basic earnings per share (€) (b) :
Net income excluding the held-for-exchange Merial business attributable to equity holders of sanofi-aventis (a)	3.89		3.90		2.85	3.80	2.91
Net income attributable to equity holders of sanofi-aventis	4.19		4.03		2.94	3.91	2.97
Diluted earnings per share (€) (c) :
Net income excluding the held-for-exchange Merial business attributable to equity holders of sanofi-aventis (a)	3.88		3.90		2.85	3.78	2.88
Net income attributable to equity holders of sanofi-aventis	4.18		4.03		2.94	3.89	2.95
IFRS Balance sheet data
Goodwill and other intangible assets	44,411		43,480		43,423	46,381	52,210
Total assets	85,264		80,251	(g)	71,987	71,914	77,763
Outstanding share capital	2,610		2,618		2,611	2,657	2,701
Equity attributable to equity holders of sanofi-aventis	53,097		48,322	(g)	44,866	44,542	45,600
Long-term debt	6,695		5,961		4,173	3,734	4,499
Cash dividend paid per share (€) (d)	2.50	(e)	2.40		2.20	2.07	1.75
Cash dividend paid per share ($) (d)(f)	3.34	(e)	3.46		3.06	3.02	2.31

(a)	Refer to definition in Notes D.1. and D.8.1. to Parent’s consolidated financial statements included at Item 18 of the Parent 20-F.
(b)	Based on the weighted average number of shares outstanding in each period used to compute basic earnings per share, i.e., 1,305.3 million shares in 2010, 1,305.9 million shares in 2009, 1,309.3 million shares in 2008, 1,346.9 million shares in 2007, and 1,346.8 million shares in 2006.
(c)	Based on the weighted average number of shares outstanding in each period plus stock options and restricted shares with a potentially dilutive effect, i.e., 1,308.2 million shares in 2010, 1,307.4 million shares in 2009, 1,310.9 million shares in 2008, 1,353.9 million shares in 2007, and 1,358.8 million shares in 2006.
(d)	Each American Depositary Share, or ADS, represents one half of one share.
(e)	Dividends for 2010 will be proposed for approval at the annual general meeting scheduled for May 6, 2011.
(f)	Based on the relevant year-end exchange rate.
(g)	In accordance with IFRS 3 (Business Combinations), Parent adjusted the values of certain identifiable assets and liabilities of Merial during the purchase price allocation period (see Note D.1. to Parent’s consolidated financial statements included at Item 18 of the Parent 20-F).

SELECTED EXCHANGE RATE INFORMATION

The following table sets forth, for the periods and dates indicated, certain information concerning the exchange rates for the euro from 2006 through February 2011 expressed in U.S. dollars per euro. The information concerning the U.S. dollar exchange rate is based on the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the “Noon Buying Rate”). Parent provides the exchange rates below solely for your convenience. Parent does not represent that euros were, could have been, or could be, converted into U.S. dollars at these rates or at any other rate. For information regarding the effect of currency fluctuations on Parent’s results of operations see the Parent 20-F. Please see “Where You Can Find More Information.”

	Period-end Rate	Average Rate (1)	High	Low
	(U.S. dollar per euro)
2006	1.32	1.27	1.33	1.19
2007	1.46	1.38	1.49	1.29
2008	1.39	1.47	1.60	1.24
2009	1.43	1.40	1.51	1.25
2010	1.33	1.32	1.45	1.20
Last 6 months
2010
September	1.36	1.31	1.36	1.27
October	1.39	1.39	1.41	1.37
November	1.30	1.37	1.42	1.30
December	1.33	1.32	1.34	1.31
2011
January	1.37	1.34	1.37	1.29
February	1.38	1.37	1.38	1.35

(1)	The average of the Noon Buying Rates on the last business day of each month during the relevant period for the full year average, and on each business day of the month for the monthly average.

SELECTED HISTORICAL FINANCIAL DATA OF GENZYME

The Genzyme selected financial data below should be read in conjunction with its audited, consolidated financial statements and related notes contained in Part II, Item 8, “Financial Statements and Supplementary Data,” in its Annual Report on Form 10-K for the year ended December 31, 2010 (the “Genzyme 10-K”) which is incorporated herein by reference. For all periods presented, this selected financial data has been adjusted to reflect certain businesses as held for sale and as discontinued operations. For more information on these adjustments, see Note C, “Held For Sale and Discontinued Operations,” to Genzyme’s consolidated financial statements included in Part II, Item 8. of the Genzyme 10-K. More comprehensive financial information, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” is contained in the Genzyme 10-K, and the following summary is qualified in its entirety by reference to the Genzyme 10-K and all of the financial information and notes contained therein. Please see “Where You Can Find More Information.”

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	For The Years Ended December 31,
	2010 (1)(2)	2009 (1)(2)	2008 (1)(2)	2007 (2)	2006 (2)
	(Amounts in thousands, except per share amounts)
Product revenue	$3,999,945	$3,910,129	$4,039,974	$3,331,975	$2,772,400
Service revenue	45,293	46,817	45,410	41,212	41,261
R&D revenue	3,470	20,342	42,041	29,415	17,485

Total revenue	4,048,708	3,977,288	4,127,425	3,402,602	2,831,146
Total operating costs and expenses	(4,012,878)	(3,467,689)	(3,536,813)	(2,757,824)	(2,783,579)
Total other income (expense)	(28,517)	40,098	44,058	81,239	137,794

Income from continuing operations before taxes	7,313	549,697	634,670	726,017	185,361
(Provision for) benefit from income taxes	24,750	(122,766)	(207,565)	(252,280)	(25,288)

Income from continuing operations, net of tax	$32,063	$426,931	$427,105	$473,737	$160,073

Income from continuing operations per share:
Basic	$0.12	$1.59	$1.59	$1.82	$0.64

Diluted	$0.12	$1.56	$1.52	$1.71	$0.60

CONSOLIDATED BALANCE SHEET DATA

	As of December 31,
	2010	2009	2008	2007	2006
	(Amounts in thousands)
Cash and investments (3)	$1,950,022	$1,049,700	$973,691	$1,460,394	$1,285,604
Total assets	10,913,854	10,060,724	8,671,276	8,314,375	7,191,188
Long-term contingent consideration obligations, including current portion (4)	961,321	1,015,236	—	—	—
Long-term debt, capital lease obligations and convertible debt, including current portion	1,106,540	124,600	131,907	810,373	816,029
Stockholders’ equity	7,586,973	7,683,652	7,305,993	6,612,937	5,660,711

(1)	For the years ended December 31, 2010, 2009 and 2008, Genzyme recorded pre-tax stock-based compensation expense, which was allocated based on the functional cost center of each employee as follows (amounts in thousands, except per share amounts):

	For The Years Ended December 31,
	2010	2009	2008
Total operating costs and expenses	$(163,086)	$(183,133)	$(167,456)
Less: tax benefit of stock options	45,435	46,988	50,657

Stock-based compensation expense, net of tax	$(117,651)	$(136,145)	$(116,799)

(2)	2010 includes:
•	$175.0 million charge for the disgorgement of past profits pursuant to the FDA consent decree;
•	$31.3 million of charges for manufacturing-related costs, primarily associated with inventory write offs due to interruptions in operations at Genzyme’s Allston facility;
•

$32.3 million charge associated with the impairment of the carrying value of Genzyme’s investment in Isis and $4.7 million charge associated with the impairment of the carrying value of Genzyme’s investment in Dyax. The decline in value of these investments were deemed to be other than temporary;

•	$28.3 million of charges as a result of restructuring activities and $4.3 million of additional charges related to exit activities;
•	$26.9 million charges for the impairment of certain assets of Genzyme’s pharmaceutical intermediates business; and
•

$22.0 million of charges associated with remediation costs at Genzyme’s Haverhill, England manufacturing facility, including repairs and idle capacity expenses. This amount is net of $9.9 million of insurance reimbursements.

•	$102.7 million of contingent consideration expense in connection with Genzyme’s acquisition from Bayer.

2009 includes:

•	$68.7 million of charges for costs primarily related to the remediation of Genzyme’s Allston facility, the write off of Cerezyme work-in-process material and other manufacturing-related charges;
•

$24.2 million gain associated with Genzyme’s acquisition of certain assets from Bayer Schering Pharma AG (“Bayer”). The fair value of the identifiable assets acquired exceeded the fair value of the purchase price for the transaction;

•	$18.2 million charge for the acquisition of intellectual property from EXACT Sciences Corporation;
•	$9.2 million charge for the write off of inventory associated with terminated production runs of Myozyme at Genzyme’s Belgium facility; and
•	$7.0 million charge for amounts accrued or paid to acquire certain gene therapy manufacturing assets from Targeted Genetics Corporation.
•	$65.6 million of contingent consideration expense in connection with Genzyme’s acquisition from Bayer in May 2009.

2008 includes:

•	$12.6 million charge for the write off of inventory associated with terminated production runs of Myozyme at Genzyme’s Belgium facility;
•	$244.9 million charge for license fee payments to Isis;
•	$130.0 million charge for amounts accrued or paid to Osiris Therapeutics, Inc. as an upfront, nonrefundable license fee;
•	$100.0 million charge as a nonrefundable upfront license fee payment to PTC Therapeutics, Inc.; and
•	$16.0 million charge for the license or purchase of certain intellectual property and technology relating to transactions with two third parties.

2007 includes:

•	$64.0 million charge to settle the litigation related to the consolidation of Genzyme’s former tracking stocks;
•	$25.0 million charge for an upfront milestone payment paid to Ceregene Inc., for the development and commercialization of CERE-120, a gene therapy product candidate;

•	$20.9 million charge to write off Thymoglobulin inventory which did not meet Genzyme’s specifications for saleable product;
•	$10.8 million gain related to the sale of Genzyme’s entire investment in the common stock of Therapeutic Human Polyclonals Inc.; and
•	$125.5 million of in-process research and development, or IPR&D charges recorded in connection with the acquisition of Bioenvision Inc., or Bioenvision.

2006 includes:

•	a $69.4 million gain related to the sale of Genzyme’s entire investment in Cambridge Antibody Technology Group plc; and
•	an IPR&D charge recorded in connection with the acquisition of AnorMED Inc.

(3)	Includes cash, cash equivalents, and short- and long-term investments in debt securities.
(4)	Contingent consideration obligations in connection with Genzyme’s transaction with Bayer.

SELECTED GENZYME PRICE AND DIVIDEND INFORMATION

The Shares are listed and principally trade on the Nasdaq Global Select Market under the symbol “GENZ.” The following table sets forth, for the periods indicated, the high and low sale prices per Share for each quarterly period within the three preceding fiscal years, as reported by Nasdaq based on published financial sources.

	High	Low
Year Ended December 31, 2008
First Quarter	$82.08	$67.38
Second Quarter	76.76	65.21
Third Quarter	83.97	67.00
Fourth Quarter	81.16	57.61
Year Ended December 31, 2009
First Quarter	73.75	50.05
Second Quarter	63.47	50.83
Third Quarter	58.43	47.09
Fourth Quarter	57.27	47.55
Year Ended December 31, 2010
First Quarter	60.15	48.18
Second Quarter	55.37	45.39
Third Quarter	71.99	49.12
Fourth Quarter	73.23	52.55
Year Ended December 31, 2011
First Quarter (to date)	75.65	70.50

Genzyme has not paid any dividends on the Shares in its last two fiscal years.

On February 15, 2011, the last full day of trading before the public announcement of the Merger Agreement, the reported closing sales price of the Shares on Nasdaq was $74.30 per Share. On March 4, 2011, the last full day of trading before the amendment of our original offer to reflect the terms in the Exchange Offer, the reported closing sales price of the Shares on Nasdaq was $75.65 per Share. The Cash Consideration represents a premium of approximately 48% over the share price of $49.86 on July 1, 2010, the day prior to press speculation regarding Parent’s plans to acquire a significant U.S. biotechnology company, and a premium of approximately 41% to the volume-weighted average price of $52.67 for the one-month period ending July 22, 2010, the day prior to reports by certain press outlets that Parent had made an informal acquisition approach to Genzyme.

Shareholders are urged to obtain a current market quotation for the Shares.

RISK FACTORS

Before deciding whether to tender your Shares, you should carefully consider the risks related to the Exchange Offer and the CVRs described below, those described in the section entitled “Forward Looking Statements” and the other information contained in this Prospectus/Offer to Exchange and in Parent’s and Genzyme’s documents incorporated by reference herein, particularly the risk factors set forth therein, as set forth under “Where You Can Find More Information” (including the risk factors contained in Parent’s Annual Report on Form 20-F for the year ended December 31, 2010 and in Genzyme’s Annual Report on Form 10-K for the year ended December 31, 2010). Because the Merger Consideration is partially comprised of CVRs, by tendering your Shares, you will be choosing to invest in the CVRs. The risks and uncertainties described below and incorporated by reference are not the only risks and uncertainties Parent may face. Additional risks and uncertainties not presently known to Parent, or risks that Parent currently considers immaterial could also negatively affect its business, results and operations. If any of the following risks actually occurs, Parent’s business, financial condition or results of operations could be materially adversely affected, which could adversely affect the likelihood of any payments being made under the CVRs.

Risk Factors Relating to the Exchange Offer and the Merger

Genzyme will be subject to business uncertainties and contractual restrictions while the Exchange Offer and the Merger are pending.

Uncertainty about the effect of the Exchange Offer and the Merger on employees, producers, customers and other third parties may have an adverse effect on Genzyme and consequently on Parent. These uncertainties may impair Genzyme’s ability to retain and motivate key personnel until the Merger is completed and could cause customers and others that deal with Genzyme to defer purchases or other decisions concerning Genzyme or seek to change existing business relationships with Genzyme. If key employees depart because of uncertainty about their future roles or the potential complexities of integration, the combined company’s business following the Merger could be harmed.

In addition, the Merger Agreement restricts Genzyme from making certain acquisitions and taking other specified actions without the consent of Parent until the Merger occurs. These restrictions may prevent Genzyme from pursuing attractive business opportunities that may arise prior to the completion of the Merger. Please see the section entitled “The Merger Agreement—Conduct of Business Pending the Closing of the Merger” of this Prospectus/Offer to Exchange for a description of the restrictive covenants applicable to Genzyme.

Failure to complete the Exchange Offer and the Merger could negatively impact the Share price and the future business and financial results of Genzyme.

If the Exchange Offer and the Merger are not completed, the ongoing businesses of Genzyme may be adversely affected and, without realizing any of the benefits of having completed the Merger, Genzyme will be subject to a number of risks, including the following:

•

Genzyme may be required to pay Parent a termination fee of $575 million if the Merger Agreement is terminated under certain circumstances, as described under “The Merger Agreement—Termination of the Merger Agreement—Termination Fees;”

•	Genzyme will be required to pay its costs relating to the Exchange Offer if the Exchange Offer is not completed;

•

under the Merger Agreement, Genzyme is subject to certain restrictions on the conduct of its business prior to completing the Merger which may affect its ability to execute certain of its business strategies; and

•

matters relating to the Merger (including integration planning) may require substantial commitments of time and resources by Genzyme management, which could otherwise have been devoted to other opportunities that may have been beneficial to Genzyme as an independent company.

In addition, Genzyme could be subject to litigation related to any failure to complete the Merger or related to any enforcement proceeding commenced against Genzyme to perform its obligations under the Merger Agreement. If the Merger is not completed, these risks may materialize and may adversely affect Genzyme’s business, financial results and market price of Genzyme common stock.

The transaction may adversely affect the liquidity and value of the Genzyme Shares not tendered.

If the Exchange Offer is completed but all Genzyme Shares are not tendered in the Exchange Offer, the number of shareholders and the number of Shares publicly held will be greatly reduced. As a result, the closing of the Exchange Offer could adversely affect the liquidity and market value of the remaining Genzyme Shares held by the public. In addition, following completion of the Exchange Offer, subject to the rules of Nasdaq, Genzyme may seek to delist the Genzyme Shares from Nasdaq. As a result of any such delisting, Genzyme Shares not tendered pursuant to the Exchange Offer may become illiquid and may be of reduced value. See “The Exchange Offer—Plans for Genzyme.”

Genzyme’s executive officers and directors may have financial interests in the merger that are different from, or in addition to, the interests of Genzyme shareholders.

Executive officers and directors of Genzyme negotiated the terms of the Merger Agreement, and the Genzyme Board approved and recommended that Genzyme’s shareholders tender their Shares in the Exchange Offer. These executive officers and directors may have interests in the Exchange Offer and the Merger that are different from, or in addition to, those of Genzyme shareholders generally. These interests include, but are not limited to, the continued employment of certain executive officers of Genzyme by Parent, the treatment of equity awards held by directors and executive officers of Genzyme in the Merger (including the accelerated vesting of equity awards), the vesting and accelerated payment of certain benefits and the indemnification of former Genzyme directors and executive officers by Parent. In addition, pursuant to existing employment agreements, certain executive officers of Genzyme could receive substantial payments in connection with the Merger, and Genzyme could also be obligated to make gross-up payments to certain of those executives for the amount of certain taxes resulting from some of these payments. In considering these facts and the other information contained in this document, you should be aware of these interests. Please see “The Exchange Offer—Interests of Executive Officers and Directors of Genzyme in the Exchange Offer.”

The Merger Agreement limits Genzyme’s ability to pursue alternatives to the Merger.

The Merger Agreement provides that, subject to limited exceptions, Genzyme will not, and will cause its subsidiaries not to and will use reasonable best efforts to cause its representatives not to, directly or indirectly initiate, solicit, knowingly encourage (including by way of furnishing non-public information), knowingly facilitate or knowingly induce or take any other action designed to lead to, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, the submission of any Acquisition Proposal (as defined below at “The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation”) or engage, enter into, continue or participate in any negotiations or discussions with respect thereto or furnish any non-public information concerning Genzyme and its subsidiaries to any person in connection with any Acquisition Proposal. The Merger Agreement also provides that Genzyme will be required to pay a termination fee of $575 million to Parent upon termination of the Merger Agreement under certain circumstances. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Genzyme from considering or proposing an acquisition even if it were prepared to pay consideration with a higher per Share price than the Merger Consideration, or might result in a potential competing acquiror proposing to pay a lower per Share price to acquire Genzyme than it might otherwise have proposed to pay.

Risks Factors Related to the CVRs

You may not receive any payment on the CVRs.

Your right to receive any future payment on the CVRs will be contingent upon production levels of Cerezyme and Fabrazyme in 2011, the achievement by Parent and Genzyme of certain agreed upon milestones relating to U.S. Food and Drug Administration (the “FDA”) approval of Lemtrada for treatment of multiple sclerosis and achievement of net sales of Lemtrada in excess of the thresholds specified in the CVR Agreement within the time periods specified in the CVR Agreement. If the milestones specified in the CVR Agreement are not achieved for any reason within the time periods specified in the CVR Agreement, payments will not be made under the CVRs and the CVRs could expire valueless. Accordingly, the value, if any, of the CVRs is speculative, and the CVRs may ultimately have no value. See “Description of the CVRs.”

You will not be able to determine the amount of cash to be received under the CVRs until the achievement of certain agreed upon milestones which makes it difficult to value the CVRs.

If any payment is made on the CVR, it will not be made until the achievement of certain agreed upon milestones. As such, it may be difficult to value the CVRs, and accordingly it may be difficult or impossible for you to resell your CVRs.

The United States federal income tax treatment of the CVRs is unclear.

There is no legal authority directly addressing the United States federal income tax treatment of the CVRs. Accordingly, the amount, timing and character of any gain, income or loss with respect to the CVRs are uncertain. For example, it is possible that payments received with respect to a CVR, up to the amount of the holder’s adjusted tax basis in the CVR, may be treated as a non-taxable return of a holder’s adjusted tax basis in the CVR, with any amount received in excess of such basis treated as gain from the disposition of the CVR, or possibly another method of basis recovery may apply. Further, it is not clear whether payments made with respect to a CVR may be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. A holder who does not sell, exchange or otherwise dispose of a CVR may not be able to recognize a loss with respect to the CVR until the holder’s right to receive CVR payments terminates. Although not entirely clear, a portion of any payment due more than six months following the consummation of the Exchange Offer or the Merger, as the case may be, with respect to a CVR may constitute imputed interest taxable as ordinary income under Section 483 of the Internal Revenue Code of 1986, as amended (the “Code”), and Parent has agreed with Genzyme to determine imputed interest, if any, in accordance with Section 483 of the Code. See “The Exchange Offer—Certain United States Federal Income Tax Consequences.”

Any payments in respect of the CVRs rank at parity with Parent’s other indebtedness.

The CVRs will rank equal in right of payment to all existing and future unsecured unsubordinated indebtedness of Parent, and senior in right of payment to all subordinated indebtedness of Parent. The CVRs, however, will be effectively subordinated in right of payment to all of Parent’s secured obligations to the extent of the collateral securing such obligations. Additionally, the CVRs will be effectively subordinated to all existing and future indebtedness, claims of holders of capital stock and other liabilities, including trade payables, of Parent’s subsidiaries.

As of December 31, 2010, on a combined basis (aggregating Parent and Genzyme and excluding any purchase price financing) Parent would have had no secured indebtedness and Parent’s subsidiaries would have had indebtedness of $2.1 billion.

An active public market for the CVRs may not develop or the CVRs may trade at low volumes, both of which could have an adverse effect on the resale price, if any, of the CVRs.

It is a condition to the Exchange Offer that the CVRs be approved for listing on Nasdaq or an other national securities exchange. However, there may be little or no market demand for the CVRs, making it difficult or impossible to resell the CVRs, which would have an adverse effect on the resale price, if any, of the CVRs.

Holders of CVRs may incur brokerage charges in connection with the resale of the CVRs, which in some cases could exceed the proceeds realized by the holder from the resale of its CVRs. Neither Parent nor Genzyme can predict the price, if any, at which the CVRs will trade following the completion of the Merger.

Parent may repurchase the CVRs.

The CVR Agreement does not prohibit Parent or any of its subsidiaries or affiliates from acquiring the CVRs, whether in open market transactions, private transactions or otherwise, subject to requirements that Parent must publicly disclose the amount of CVRs it has been authorized to acquire and the amount it has acquired.

Parent may, under certain circumstances, purchase and cancel all of the outstanding CVRs.

Pursuant to the terms of the CVR Agreement, after the third anniversary of the product launch of Lemtrada, if the volume-weighted average CVR trading price over forty-five trading days is less than fifty cents and sales of Lemtrada in the prior four-quarter period are less than one billion dollars in the aggregate (a “Failure Purchase Eligibility Date”), Parent has the option to purchase and cancel all (but not less than all) of the outstanding CVRs at a cash redemption price equal to the volume-weighted average price paid per CVR for all CVRs traded over the forty-five trading days prior to the fifth trading day prior to the date of the notice of redemption. Neither Parent nor Genzyme can predict the price at which the CVRs may be purchased and cancelled by Parent in the future pursuant to these rights, if at all.

Because there has not been any public market for the CVRs, the market price and trading volume of the CVRs may be volatile.

Neither Parent nor Genzyme can predict the extent to which investor interest will lead to a liquid trading market in the CVRs or whether the market price of the CVRs will be volatile following the merger. The market price of the CVRs could fluctuate significantly for many reasons, including, without limitation:

•	as a result of the risk factors listed in this Prospectus/Offer to Exchange;

•	the inability of Genzyme to achieve Cerezyme and Fabrazyme production levels;

•	the inability of Genzyme to obtain FDA approval of alemtuzumab for multiple sclerosis, or to sell Lemtrada at a volume and price level that will achieve the product sales milestones;

•	for reasons unrelated to operating performance, such as reports by industry analysts, investor perceptions, or negative announcements by our customers or competitors regarding their own performance;

•	legal or regulatory changes that could impact the business of Genzyme, or its ability to profitably sell Lemtrada; and

•	general economic, securities markets and industry conditions.

Parent’s requirement to achieve the Lemtrada-related CVR milestones is based on “diligent efforts,” which allows for consideration of a variety of factors to determine the efforts Parent is required to take; accordingly, under certain circumstances Parent may not be required to take certain actions to achieve the Lemtrada-related CVR milestones, or may allocate resources to other projects, which would have an adverse effect on the value, if any, of the CVRs.

Parent has agreed to use diligent efforts, until the CVR Agreement is terminated, to achieve each of the Lemtrada-related CVR milestones. However, under the CVR Agreement, while the definition of “diligent efforts” does enumerate certain required actions, it allows for the consideration of a variety of factors in determining the efforts Parent is required to use to obtain regulatory approval for Lemtrada for treatment of MS and to sell Lemtrada, and it does not require Parent to take all possible actions to achieve these goals.

The CVR Agreement defines “diligent efforts” as, with respect to a product, efforts of a person to carry out its obligations, and to cause its affiliates and licensees to carry out their respective obligations, using such efforts and employing such resources normally used by persons in the pharmaceutical business relating to the research, development or commercialization of a product, that is of similar market potential at a similar stage in its development or product life, taking into account issues of market exclusivity, product profile, including efficacy, safety, tolerability and convenience, the competitiveness of alternate products in the marketplace or under development, the availability of existing forms or dosages of alemtuzumab for other indications, the launch or sales of a biosimilar product, the regulatory environment and the profitability of the applicable product (including pricing and reimbursement status achieved) consistent with Parent’s publicly reported financial statements (assuming Parent will not treat royalty payments to Bayer Schering Pharma A.G. (“Bayer”) as an expense for purposes of this clause, or the achievement of milestones in such a manner, that would reduce the profitability of Lemtrada), and other relevant factors, including technical, commercial, legal, scientific and/or medical factors.

Risk Factors Relating to Parent’s Business

You should read and consider risk factors specific to Parent’s businesses that will also affect it after the acquisition, described in Item 3. Key Information – D. Risk Factors of Parent’s annual report on Form 20-F for the year ended December 31, 2010, which has been filed by Parent with the SEC and all of which are incorporated by reference into this document.

Risk Factors Relating to Genzyme’s Business

You should read and consider risk factors specific to Genzyme’s businesses that may also affect it after the acquisition, described in Part I, Item 1A of Genzyme’s annual report on Form 10-K for the year ended December 31, 2010, which has been filed by Genzyme with the SEC and all of which are incorporated by reference into this document.

THE COMPANIES

Parent

Parent is a société anonyme incorporated under the laws of France. Parent’s registered office is located at 174, avenue de France, 75013 Paris, France and its telephone number at that address is + 33 1 53 77 40 00. Parent’s principal U.S. subsidiary’s office is located at 55 Corporate Drive, Bridgewater, New Jersey 08807. The telephone number of Parent’s principal U.S. subsidiary’s office is (908) 981-5000. Parent is a diversified global healthcare leader focused on patient needs.

Purchaser

Purchaser is a Massachusetts corporation and a wholly-owned subsidiary of Parent, incorporated on July 29, 2010. Purchaser was organized by Parent to acquire Genzyme and has not conducted any unrelated activities since its organization. All outstanding shares of the capital stock of Purchaser are owned by Parent. Purchaser’s principal executive offices are located at 55 Corporate Drive, Bridgewater, New Jersey 08807 and its telephone number at that address is (908)  981-5000.

Genzyme

Genzyme is a Massachusetts corporation with its principal offices located at 500 Kendall Street, Cambridge, Massachusetts 02142. The telephone number for Genzyme is (617) 252-7500. Genzyme is a global biotechnology company that develops and distributes products and services focused on rare inherited disorders, kidney disease, orthopedics, cancer, transplant and immune disease. Genzyme has a substantial development program focused on these fields, as well as multiple sclerosis, cardiovascular disease, neurodegenerative diseases, and other areas of unmet medical need.

BACKGROUND AND REASONS FOR THE MERGER

Background of the Merger

Parent regularly considers various strategic transactions as part of its objective to be a leading diversified healthcare company focused on patient needs and its evaluation of ways in which it can enhance shareholder value.

Between February and May 2010, Parent’s management team considered and reviewed various potential options available to Parent to advance Parent’s strategic plan, including an acquisition of Genzyme. In connection with this review, they carefully analyzed Genzyme’s business and operations, including Genzyme’s manufacturing issues, based on publicly available information. During this period, Mr. Christopher A. Viehbacher, the Chief Executive Officer of Parent, periodically updated the Strategy Committee of Parent’s Board of Directors on the status of management’s review and, in particular, the strategic rationale for a potential acquisition of Genzyme. On May 17, 2010, Mr. Viehbacher advised the directors that he would contact Genzyme regarding a potential transaction.

On May 23, 2010, Mr. Viehbacher spoke with Mr. Henri A. Termeer, Chairman, President and Chief Executive Officer of Genzyme. They discussed Genzyme’s business and operations generally, as well as the manufacturing issues that Genzyme was facing. During the conversation, Mr. Viehbacher explained that he respected Genzyme’s achievements in treating rare diseases and its culture of innovation. Mr. Viehbacher explained that Parent was interested in discussing a potential transaction with Genzyme. Mr. Termeer responded that he was open to discussing a transaction between their two companies. After a brief discussion regarding a potential transaction, Mr. Termeer stated that, given the then-pending proxy contest with Carl Icahn, who was seeking to replace several of Genzyme’s directors, including Mr. Termeer at Genzyme’s annual shareholders’ meeting, scheduled for June 16, 2010, they should continue the conversation after the annual shareholders’ meeting. Mr. Viehbacher agreed and expressed to Mr. Termeer his support for Genzyme during the proxy contest, but reiterated that Parent was interested in exploring a potential transaction.

During the weeks following this call, Parent’s management team and Parent’s advisors continued to review Genzyme’s business and operations and to monitor the proxy contest and upcoming Genzyme annual shareholders’ meeting.

On June 9, 2010, Genzyme announced that it had reached a settlement with Carl Icahn. Pursuant to the settlement, the Genzyme Board appointed two directors designated by Mr. Icahn. Thereafter, on June 16, 2010, Genzyme held its annual meeting of shareholders. During an executive session of the Genzyme Board following the annual meeting, Mr. Termeer informed the members of the Board of the call that he had received from Mr. Viehbacher expressing Parent’s indication of interest in exploring a potential transaction with Genzyme.

At a regularly scheduled meeting of Parent’s Board of Directors on June 28, 2010, Mr. Viehbacher reviewed his May 23, 2010 conversation with Mr. Termeer and the results of the Genzyme annual shareholders’ meeting, including the settlement reached with Mr. Icahn. Mr. Viehbacher and the directors discussed the strategic rationale for an acquisition of Genzyme and the challenges being faced by Genzyme. Parent’s Board of Directors then considered the alternatives for moving forward with a potential transaction with Genzyme. After discussion, the Board of Directors agreed that Mr. Viehbacher should meet with Mr. Termeer in order to explore Genzyme’s interest in a potential transaction with Parent.

Later that day, Mr. Viehbacher called Mr. Termeer to set up a meeting as soon as possible to discuss a potential transaction. During the conversation, Mr. Viebacher again explained to Mr. Termeer that Parent had carefully analyzed Genzyme’s business and operations, based on publicly available information, and was interested in exploring a potential transaction with Genzyme. Mr. Viehbacher explained that Parent was the right partner for Genzyme and that a transaction with Parent would provide substantial benefits to Genzyme’s shareholders and employees as well as the physicians and patients that Genzyme serves. Mr. Viehbacher added that he had thoroughly reviewed the potential transaction with Parent’s Board of Directors, and that the Board was strongly supportive of a transaction. Messrs. Termeer and Viehbacher then discussed Genzyme’s business and operations, including certain of the challenges that Genzyme was facing, as well as the proxy contest recently waged by Carl Icahn. Mr. Viehbacher added that, given the work that already had been done by Parent and its advisors, he would expect that only a short period of very focused confirmatory due diligence would be necessary before the parties could enter into an agreement regarding the transaction. Mr. Termeer advised Mr. Viehbacher that he would get back to him regarding the proposed meeting.

After the call with Mr. Viehbacher, Mr. Termeer informed Peter Wirth, Genzyme’s Executive Vice President of Legal and Corporate Development, and Michael Wyzga, Genzyme’s Executive Vice President and Chief Financial Officer, of the substance of his call with Mr. Viehbacher. On June 30 and July 1, Messrs. Termeer, Wirth and Wyzga reached out to members of Genzyme’s Strategic Planning Committee to inform them of Parent’s indication of interest.

Starting on July 2, 2010, various media outlets published rumors that Parent was contemplating acquiring a large biopharmaceutical company in the United States. After the market rumors surfaced, Mr. Termeer and Mr. Wirth scheduled a call for July 4, 2010 with representatives of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Goldman, Sachs & Co. (“Goldman Sachs”) to discuss the market rumors. Both Credit Suisse and Goldman Sachs served as financial advisors to Genzyme during the proxy contest with Carl Icahn and in connection with the sale of its Genetic testing business and diagnostic products businesses. During the July 4 call, Mr. Termeer and Mr. Wirth asked Credit Suisse and Goldman Sachs to be prepared to discuss with the Strategic Planning Committee at its next scheduled meeting on July 9, 2010 a potential transaction involving Genzyme and Parent and other strategic options potentially available to Genzyme.

On July 6, 2010, Mr. Termeer and Mr. Wirth again spoke with representatives of Credit Suisse and Goldman Sachs. During this call, the parties discussed the market rumors as well as the Strategic Planning Committee’s upcoming meeting.

On July 7, 2010, Mr. Termeer informed Mr. Viehbacher that the Genzyme Strategic Planning Committee was scheduled to meet on July 9, 2010, that he could not commit to a meeting with Mr. Viehbacher before the Strategic Planning Committee meeting and that he would call Mr. Viehbacher following the meeting.

At the July 9, 2010 meeting of Genzyme’s Strategic Planning Committee, Credit Suisse and Goldman Sachs discussed with the committee a potential transaction involving Genzyme and Parent and other strategic options potentially available to Genzyme. After discussion, the Strategic Planning Committee concluded that, due to Genzyme’s depressed share price as a result of manufacturing difficulties over the past year as well as Genzyme’s progress towards fixing its manufacturing issues, cost and capital efficiency initiatives, and the outlook for its new product pipeline, the likelihood of consummating a transaction at a price that would accurately reflect Genzyme’s intrinsic value and be attractive to the Genzyme shareholders was not great. The Strategic Planning Committee concluded that it was not an appropriate time for Genzyme to pursue a transaction. The Strategic Planning Committee therefore directed Mr. Termeer to decline Mr. Viehbacher’s invitation to meet to discuss a possible transaction.

On July 10, 2010, Mr. Termeer called Mr. Viehbacher. During the call, Mr. Termeer explained that the Genzyme Strategic Planning Committee had discussed a potential transaction with Parent and that the Strategic Planning Committee had decided that now was not the right time to explore a potential transaction between the parties. Therefore, Mr. Termeer did not believe that a meeting with Mr. Viehbacher would be productive. Mr. Viehbacher stated that he was surprised with the response, since Mr. Termeer had previously indicated an interest in meeting, and further, because Parent had yet to indicate any terms of a transaction, including, most importantly, the proposed purchase price. Yet, Mr. Termeer maintained that the Genzyme Board had no interest in discussing a potential transaction with Parent.

On July 23, 2010, certain press outlets, including Bloomberg News and The Wall Street Journal, reported that Parent had made an informal acquisition approach to Genzyme. Later that day, in response to these market reports, Genzyme held a special meeting of its Board of Directors to discuss the rumors, during which Mr. Termeer updated the Board on the status of his communications with Parent.

On July 28, 2010, Parent’s Board of Directors again discussed with Mr. Viehbacher the proposed transaction with Genzyme and Mr. Termeer’s response. Mr. Viehbacher stated that, given the discussions with Mr. Termeer and his unwillingness even to meet to discuss a potential transaction, he proposed to send Genzyme a letter outlining the terms of Parent’s proposal to acquire Genzyme. The Board of Directors supported Mr. Viehbacher’s action plan.

On July 29, 2010, Mr. Viehbacher telephoned Mr. Termeer to advise him that Parent would be sending Genzyme a written proposal to acquire Genzyme, which would include the price per Share that Parent was prepared to pay to acquire Genzyme. Mr. Viehbacher explained that Parent was disappointed that it had to proceed in this way; however, Mr. Viehbacher added, he felt that there was no choice given Genzyme’s unwillingness to engage with Parent regarding its interest in a potential acquisition. Mr. Viehbacher also indicated that he would send a copy of the letter to Genzyme’s Board of Directors. Messrs. Termeer and Viehbacher discussed briefly Parent’s interest in a potential transaction, and Mr. Termeer requested that Mr. Viehbacher not send the letter directly to Genzyme’s directors but rather to Mr. Termeer alone. Mr. Termeer explained he would prefer to transmit the letter to the other Genzyme directors himself. Thereafter, Parent sent the following letter outlining the terms of a proposed acquisition of Genzyme for $69.00 per share in cash to Mr. Termeer:

July 29, 2010

VIA DHL AND TELECOPIER

Mr. Henri A. Termeer

Chairman, President and Chief Executive Officer

Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142

USA

Dear Henri:

As I articulated to you during several conversations, Sanofi-Aventis (“Sanofi-Aventis”) has carefully studied a potential acquisition of Genzyme Corporation (“Genzyme”) and believes that it represents a compelling opportunity for Sanofi-Aventis and our respective shareholders. In light of that, I am writing this letter to layout our proposal to you and your Board.

Genzyme has historically been a true success story in biotech, and the company has become the world leader in providing novel treatments for genetic diseases. In addition, the company built a positive reputation within the scientific community and developed strong relationships with patient advocacy groups, physicians, patients and the broader healthcare community. However, the company now faces a number of significant and well-documented challenges that were discussed thoroughly during this year’s proxy campaign. An acquisition by Sanofi-Aventis would not only position the company to overcome these challenges quickly and successfully by applying Sanofi-Aventis’ global resources and expertise to help realize and accelerate Genzyme’s business strategy, but also deliver near-term compelling value to your shareholders that takes into account the company’s future upside potential.

The proposed transaction would provide several key benefits to Genzyme, its shareholders, employees and the patients and physicians it serves:

•	Acceleration of Genzyme Vision: Sanofi-Aventis would put its full resources behind Genzyme to invest in developing new treatments, enhance penetration in existing markets and further expand into emerging markets. Genzyme would be able to leverage Sanofi-Aventis’ strong global footprint and its manufacturing expertise in order to address Genzyme’s manufacturing issues.

•

Center of Excellence: Sanofi-Aventis already recognizes the strategic importance of the greater Boston area as evidenced by the establishment of Sanofi-Aventis’ oncology and vaccines research units in Cambridge. Genzyme would become the global center for excellence for Sanofi-Aventis in orphan diseases and further increase Sanofi-Aventis’ presence in the greater Boston area.

•

Continuation of Genzyme legacy within Sanofi-Aventis: Genzyme’s orphan disease business would be managed as a stand-alone division under the Genzyme brand, with its own R&D, manufacturing and commercial infrastructure, similar to how Sanofi-Aventis has handled other recent transactions. Genzyme’s management and employees would play a key role within Sanofi-Aventis following the acquisition.

•	All-cash offer: The purchase price would be paid in cash, offering immediate and certain value for Genzyme’s shareholders. Our offer is not subject to a financing contingency.

•

Substantial Premium: We are prepared to pay $69 for each of the issued and outstanding shares of Genzyme. This is a premium of 38.4% over the share price as of July 1, 2010, the day prior to press speculation regarding Sanofi-Aventis’ potential acquisition plans for a large U.S. biotech company. It also represents a premium of 30.9% over the one month historical average share price through July 22, 2010, the day prior to press speculation that Sanofi-Aventis had made an approach to Genzyme.

In addition to these compelling reasons, we believe that there are many other that demonstrate why Sanofi-Aventis is the right partner for Genzyme. Sanofi-Aventis has significant expertise executing and integrating transactions, and a strong track record creating value through transactions by enhancing their performance through leveraging Sanofi-Aventis’ capabilities. Sanofi-Aventis has demonstrated that it is a good corporate partner by enabling its affiliates to maintain their distinctive culture and focus on their core strengths. Sanofi-Aventis is strong financially with a market capitalization of approximately $77 billion, revenue of approximately $38 billion and EBITDA of approximately $16 billion. From Sanofi-Aventis perspective, the proposed transaction would provide a new sustainable growth platform.

The Board of Directors of Sanofi-Aventis supports this proposal for an acquisition of Genzyme. Consummation of the proposed acquisition would be subject to satisfactory completion of confirmatory due diligence, board approvals, execution of a merger agreement and the satisfaction of customary conditions to closing.

We have completed an extensive analysis of Genzyme and have carefully considered the proposed transaction based on publicly available information. We have engaged Evercore Partners and J.P. Morgan as financial advisors and Weil Gotshal as legal counsel. In order to come to an agreement expeditiously, we are prepared to begin our confirmatory due diligence immediately and are confident that we can complete our review within three weeks.

We expect that we and our advisors would negotiate and finalize the terms of a merger agreement relating to the proposed transaction within this same period of time. We have completed a preliminary competition review relating to our two companies with the assistance of our outside antitrust counsel and we believe that the transaction would receive all necessary regulatory approvals and that it could close expeditiously.

This letter and the terms of our proposal are confidential and should not be disclosed publicly or to any third party without our prior written consent other than to the Board of Directors of Genzyme and to Genzyme’s advisors for the purpose of evaluating the proposal. Should a public disclosure become required by law or regulation, we request that you inform us of such and, to the extent lawful, consult with us on the content of any public disclosure you intend to make.

This letter constitutes a bona fide, non-binding proposal to acquire all of the outstanding shares of Genzyme. This letter does not create or constitute any legally binding obligation, liability or commitment by

Sanofi-Aventis or any of our affiliates regarding the proposed transaction and there will be no legally binding agreement between us unless and until a definitive agreement is executed by Genzyme and Sanofi-Aventis.

We believe our offer is compelling to your shareholders and that our capabilities and investment in your business would bring real enhancements to all of your stakeholders. In addition, Sanofi-Aventis is uniquely well positioned to help you address the manufacturing and other challenges faced by Genzyme, and we therefore believe that it is important for you to further explore this transaction.

I am ready to meet with you in person to discuss this matter in detail at any time and I look forward to hearing back from you shortly.

Yours sincerely,

Sanofi-Aventis

By: Christopher A. Viehbacher

Chief Executive Officer

After receipt of this proposal, Genzyme convened a meeting of its Strategic Planning Committee to discuss the letter and Parent’s proposal. Representatives from Credit Suisse, Goldman Sachs, and Genzyme’s legal advisor, Ropes & Gray LLP (“Ropes & Gray”), attended this meeting.

On July 30, 2010, Mr. Termeer called Mr. Viehbacher to advise him that he had received Parent’s July 29 letter, that the Genzyme Board would be meeting over the weekend to discuss the letter and that he would contact Mr. Viehbacher within a few days with respect to the letter.

On August 2, 2010, Genzyme held a meeting of the full Genzyme Board to walk the directors through Parent’s proposal, discuss a preliminary response and make plans to compile data and undertake analysis in connection with preparing a formal response. Representatives from Credit Suisse, Goldman Sachs and Ropes & Gray also attended this meeting. During the meeting, a representative from Ropes & Gray described the directors’ fiduciary duties under Massachusetts corporation law in determining Genzyme’s response.

Following this meeting, Mr. Termeer sent the following letter to Mr. Viehbacher:

August 2, 2010

Mr. Christopher A. Viehbacher

Chief Executive Officer

Sanofi-Aventis

174, avenue de France

75635 Paris, Cedex 13

Dear Chris,

As I promised last week, I am getting back to you today regarding your letter of July 29, 2010. We have reviewed the contents of the letter with the Genzyme Board of Directors. The Board has authorized our financial and legal advisors to assist them in evaluating your unsolicited, non-binding proposal. After Genzyme’s Board of Directors has reviewed and considered our advisors’ analysis, I will contact you with our response.

Sincerely,

Henri A. Termeer

Chairman & CEO

Later that day, Mr. Termeer called Mr. Viehbacher to explain that Genzyme’s financial advisors, Credit Suisse and Goldman Sachs, had been authorized to carefully review Parent’s proposal and to perform certain financial analyses of Genzyme to enable the Board of Directors to evaluate Parent’s proposal. Mr. Termeer stated that he understood that this work would take approximately one week.

On August 3, 2010, at Parent’s request, representatives of Evercore Group L.L.C. (“Evercore Partners”) and J.P. Morgan, Parent’s financial advisors, contacted representatives of Credit Suisse and Goldman Sachs to discuss Parent’s proposal to acquire Genzyme. During the conversation, Parent’s financial advisors reiterated Parent’s request to perform limited, confirmatory due diligence. The representatives of Credit Suisse and Goldman Sachs explained that they were not authorized to discuss Parent’s proposal or Parent’s requests for due diligence. Rather, they were asked to perform certain financial analyses for the Genzyme Board and Genzyme’s management team and expected that Genzyme would be in a position to respond to Parent’s proposal shortly.

On August 10, 2010, Genzyme held a meeting of the full Genzyme Board to discuss its response to Parent’s July 29 letter. At this meeting, representatives of Credit Suisse and Goldman Sachs discussed with the directors financial aspects of the proposal and also reviewed the other strategic options potentially available to Genzyme and discussed a strategy for interacting with Parent. A representative from Ropes & Gray also provided legal advice with respect to responding to the proposal and aspects of Massachusetts corporation law. After discussion, the Genzyme Board unanimously concluded that Parent’s proposal materially undervalued Genzyme, was not in the best interest of Genzyme and its shareholders, and directed that the proposal be rejected. On August 11, 2010, Mr. Termeer sent the following letter to Mr. Viehbacher informing him that the Genzyme Board had rejected Parent’s proposal:

August 11, 2010

Mr. Christopher A. Viehbacher

Chief Executive Officer

Sanofi-Aventis

174, avenue de France

75635 Paris, Cedex 13

Dear Chris,

As I promised in my August 2 letter, the Genzyme Board of Directors reviewed your unsolicited, non-binding $69.00 per share proposal to acquire Genzyme. With the assistance of our financial and legal advisors, the Board unanimously rejected your offer. Without exception, each member of the Genzyme Board believes that this is not the right time to sell the Company because your opportunistic takeover proposal does not begin to recognize the significant progress underway to rectify our manufacturing challenges or the potential for our new product pipeline.

We recognize that Genzyme’s share price has been depressed as a result of manufacturing setbacks the Company experienced last year. In reaching a decision to reject your offer, the Board not only reviewed the timeline and remaining steps necessary to address the manufacturing challenges, but also the potential of our new product pipeline, in particular the outlook for our MS treatment Alemtuzumab. We are confident that these factors coupled with our newly announced discipline for deploying capital and significant opportunity to reduce costs will soon be recognized by investors.

The Board is resolute about maximizing Genzyme’s future value for our shareholders.

Sincerely,

Henri

On August 12, 2010, Mr. Termeer called Mr. Viehbacher to discuss briefly the August 11, 2010 letter. During the call, Mr. Termeer reiterated the points made in the letter. Later that day, at Parent’s request, representatives of Evercore Partners and J.P. Morgan called representatives of Credit Suisse and Goldman Sachs to discuss Mr. Termeer’s August 11 letter. At that time, Parent’s financial advisors again requested that Genzyme’s management team and/or its Board of Directors meet with Parent to discuss Parent’s proposal and the best way for moving forward. The representatives of Evercore Partners and J.P. Morgan explained that Parent’s strong preference was to work together with Genzyme to negotiate the terms of a transaction that the Genzyme Board would support, and that Parent placed real value on the ability to perform very focused, confirmatory due diligence, which could be completed within two weeks. The representatives of Credit Suisse and Goldman Sachs were unwilling even to discuss Parent’s proposal, as they were not given the authority to do so by Genzyme, but responded that they would request such authority and get back to Parent’s financial advisors.

On August 16, 2010, Credit Suisse and Goldman Sachs spoke with Mr. Termeer and Mr. Wirth on the telephone to discuss potential alternatives for Genzyme. Mr. Wirth and Mr. Termeer asked the bankers to discuss these alternatives during a meeting of the Strategic Planning Committee the next day. Credit Suisse and Goldman Sachs discussed these alternatives with the Strategic Planning Committee on August 17, 2010 and, on August 18, 2010, discussed possible strategic options for Genzyme with the full Genzyme Board. At the August 18 meeting, the full Genzyme Board discussed its general strategy moving forward. Additionally, on August 18, the independent directors of the Genzyme Board, which includes all directors except Mr. Termeer, met and decided to retain legal counsel for the independent directors.

On August 20, 2010, Genzyme’s financial advisors contacted representatives of Evercore Partners and J.P. Morgan to advise that they had been authorized by Genzyme to meet with them. Genzyme still was unwilling to have members of the Genzyme management team and/or the Board of Directors meet with Mr. Viehbacher and the Parent management team. Credit Suisse and Goldman Sachs also noted that they were not authorized to in any way discuss Parent’s proposal, including the proposed purchase price, or even to provide the limited due diligence that Parent had requested. Rather, Genzyme had asked Credit Suisse and Goldman Sachs to communicate to Evercore Partners and J.P. Morgan certain limited information that Genzyme believed would be significant to Parent’s valuation of Genzyme.

On August 24, 2010, Genzyme’s financial advisors and Parent’s financial advisors had a brief meeting. During the meeting, the representatives of Credit Suisse and Goldman Sachs reviewed with the representatives of Evercore Partners and J.P. Morgan certain limited information regarding Genzyme’s ongoing manufacturing recovery, its value improvement program initiative and previously undisclosed clinical data on alemtuzumab for multiple sclerosis.

On August 29, 2010, Mr. Viehbacher called Mr. Termeer to inform him that Parent was sending another letter to Mr. Termeer. Parent sent Mr. Termeer and the Genzyme Board the following letter, which was made public the same day, reiterating the proposal set out in Parent’s July 29 letter:

August 29, 2010

VIA EMAIL, TELECOPIER AND DHL

Mr. Henri A. Termeer

Chairman, President and Chief Executive Officer

Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142

USA

Dear Henri

As you are aware, I have been trying to engage with you regarding a potential acquisition for the past few months. As a consequence of your unwillingness even to meet with us, we sent you a detailed, written proposal on July 29, 2010. We believe that this proposal to acquire all of the issued and outstanding shares of Genzyme for $69.00 per share in cash is compelling for Genzyme’s shareholders and represents substantial value for them.

We are disappointed that you rejected our proposal on August 11 without discussing its substance with us. After our repeated requests, you agreed only to let our respective financial advisors hold a meeting of limited scope. Our financial advisors finally met briefly on August 24, but the meeting simply served as further confirmation that as throughout you remain unwilling to have constructive discussions. As I have mentioned to you, we are committed to a transaction with Genzyme, and, therefore, we feel we are left with no choice but to take our compelling proposal directly to your shareholders by making its terms public.

Sanofi-Aventis’ fully-financed, all-cash offer to acquire all of the issued and outstanding shares of Genzyme’s common stock for $69.00 per share represents a very significant premium of 38% over Genzyme’s unaffected share price of $49.86 on July 1, 2010. Our offer also represents a premium of almost 31% over the one-month historical average share price through July 22, 2010, the day prior to press speculation that Sanofi-Aventis had made an approach to acquire Genzyme. Based on the analysts’ consensus estimates, this represents a multiple of 36 times 2010 EPS and 20 times 2011 EPS, which takes into account the expected recovery of Genzyme’s performance in 2011.

We believe that now is the right time for you and the Genzyme Board to consider a potential transaction that maximizes value for Genzyme’s shareholders. Genzyme has underperformed its peers for a number of years. It continues to face several significant and well-documented challenges that were discussed thoroughly during this year’s proxy campaign, and which Genzyme recently disclosed will take three to four years to resolve. An acquisition by Sanofi-Aventis would not only position Genzyme to overcome these challenges quickly and successfully by applying Sanofi-Aventis’ global resources and expertise to help realize Genzyme’s business strategy, but also deliver near-term compelling value to Genzyme’s shareholders that takes into account the company’s future upside potential.

As I explained in my July 29 letter, the proposed transaction would provide several key benefits to Genzyme, its shareholders, employees and the patients and physicians it serves, including:

•

Achievement of Genzyme’s Vision: Sanofi-Aventis would put its full resources behind Genzyme to invest in developing new treatments, enhance penetration in existing markets and further expand into emerging markets. Genzyme would be able to leverage Sanofi-Aventis’ strong global footprint and its manufacturing expertise in order to address Genzyme’s manufacturing issues.

•

Center of Excellence: Sanofi-Aventis already recognizes the strategic importance of the greater Boston area as evidenced by the establishment of Sanofi-Aventis’ oncology and vaccines research units in Cambridge. Genzyme would become the global center for excellence for Sanofi-Aventis in rare diseases and further increase Sanofi-Aventis’ presence in the greater Boston area.

•

Continuation of Genzyme’s Legacy within Sanofi-Aventis: Genzyme’s rare disease business would be managed as a stand-alone division under the Genzyme brand, with its own R&D, manufacturing and commercial infrastructure, similar to how Sanofi-Aventis has handled other recent transactions. Genzyme’s management and employees would play a key role within Sanofi-Aventis following the acquisition.

•

Fully Financed, All-Cash Premium Offer: The purchase price would be paid in cash, offering immediate, substantial and certain value for Genzyme’s shareholders. Our offer is fully financed and is not subject to a financing contingency.

As I indicated in my July 29 letter to you, in addition to these compelling reasons, we believe there are many others that demonstrate why Sanofi-Aventis is the right partner for Genzyme. Sanofi-Aventis has significant expertise executing and integrating acquisitions, and a strong track record of creating value through those acquisitions by enhancing their performance through leveraging Sanofi-Aventis’ capabilities. Sanofi-Aventis has demonstrated that it is a good corporate partner by enabling its affiliates to maintain their distinctive culture and focus on their core strengths. Sanofi-Aventis is strong financially with a market capitalization of approximately $75 billion, annual revenue of approximately $38 billion and annual EBITDA of approximately $16 billion. From Sanofi-Aventis’ perspective, the proposed transaction would provide a new sustainable growth platform.

It is our preference to work together with you and the Genzyme Board to reach a mutually agreeable transaction. As we have consistently stated, we place value on the ability to engage in a constructive dialogue and to conclude a successful outcome that would ensure a timely and smooth integration.

We have engaged and have been working closely with Evercore Partners and J.P. Morgan, as lead financial advisors, and Weil Gotshal, as legal counsel. As explained in my July 29 letter, we have completed an extensive analysis of Genzyme and have carefully considered the proposed transaction on the basis of publicly available information. We do not believe that there are any regulatory or other impediments to consummation of the proposed transaction. We could complete our confirmatory due diligence and finalize the terms of a transaction in a two-week period.

Sanofi-Aventis is committed to a transaction with Genzyme. Given the substantial value represented by our offer and the other compelling benefits of a transaction, we are confident that Genzyme’s shareholders will support our proposal. We have taken the step of making this letter public, so as to explain directly to your shareholders our proposal, our actions and our commitment. Your continued refusal to enter into constructive discussions will serve only to further delay the ability of your shareholders to receive the substantial value represented by our all-cash offer. We therefore are prepared to consider all alternatives to complete this transaction. Our team and advisors are ready to meet with you and your team immediately to discuss our proposal and to move things forward expeditiously.

Yours sincerely,

Sanofi-Aventis

By: Christopher A. Viehbacher

Chief Executive Officer

cc: Board of Directors, Genzyme Corporation

After receiving this letter, on August 29, 2010 Mr. Termeer convened conference calls with Mr. Wirth, Mr. Wyzga and representatives of Credit Suisse, Goldman Sachs and Ropes & Gray. Mr. Wirth informed each Genzyme director of the letter and arranged for a meeting of the Genzyme Board to determine a response. At a meeting of the Genzyme Board that afternoon, management and the directors discussed the renewed proposal and concluded that it provided no new information and no improvement on price. Accordingly, the Genzyme Board unanimously reaffirmed its rejection of Parent’s $69.00 proposal and authorized Genzyme to communicate that rejection to Parent. In addition, at the August 29 meeting of the Genzyme Board, the independent directors of the Genzyme Board—which includes all directors except Mr. Termeer—determined to retain Wachtell, Lipton, Rosen & Katz (“Wachtell, Lipton”) as legal counsel to the independent directors, and on August 30, 2010, Wachtell, Lipton was formally retained.

As directed by the Genzyme Board, Mr. Termeer sent a letter to Mr. Viehbacher on August 30, 2010, which was made public the same day:

August 30, 2010

Mr. Christopher A. Viehbacher

Chief Executive Officer

Sanofi-Aventis

174, avenue de France

75635 Paris, Cedex 13

Dear Chris,

The Genzyme board is now in receipt of your second unsolicited letter proposing to acquire the company for $69 per share in cash. This letter, received yesterday, is identical to last month’s offer. It provides no new information and no improvement in price, and therefore fails to establish a basis for engagement by the Genzyme board.

This should come as no surprise to Sanofi. On August 11, 2010, Genzyme responded to your first letter dated July 29, 2010. In our response, we stated that, “without exception, each member of the Genzyme board believes this is not the right time to sell the company, because your opportunistic takeover proposal does not begin to recognize the significant progress underway to rectify our manufacturing challenges or the potential for our new-product pipeline.” Our board met last evening in response to your second letter and unanimously confirmed those views.

As you are well aware, our bankers met with your financial advisors on August 24, 2010, and provided very useful, non-public information regarding progress the company has made to meaningfully improve its manufacturing capacity, the tremendous future upside of our multiple sclerosis drug alemtuzumab, and our outlook for significant cost reductions that will further drive our earnings growth. Moreover, last week’s public announcement that we have begun to increase the supply of Cerezyme for patients with Gaucher disease to near-normal levels, and that supplies of Fabrazyme for patients with Fabry disease will increase beginning in the fourth quarter, further illustrates the progress we are making as well as the opportunistic nature of your proposal.

Notwithstanding this information and assistance, you have not increased your price above $69 per share. You and your advisors claim you are willing to pay more but that you are unwilling to “bid against yourself.” The Genzyme board is not prepared to engage in merger negotiations with Sanofi based upon an opportunistic proposal with an unrealistic starting price that dramatically undervalues our company.

As you know, the Genzyme board includes representatives of some of our major shareholders. Our board has worked actively to understand the true value of our company and is unanimous and resolute in its commitment to maximize Genzyme’s future value for all of our shareholders.

Yours truly,

Henri A. Termeer

Chairman and Chief Executive Officer

From August 30 through September 8, 2010, representatives of Parent and its financial advisors met in person and through teleconferences with a number Genzyme shareholders to discuss Parent’s proposal with the shareholders.

In advance of a September 9, 2010 special meeting of the Genzyme Board, Credit Suisse and Goldman Sachs were asked to summarize different options available to Parent, as well as strategic options potentially available to Genzyme. Credit Suisse and Goldman Sachs also summarized these options for the Genzyme Board during the September 9 meeting, during which Credit Suisse and Goldman Sachs also described Parent’s ongoing actions, including its meetings with certain shareholders of Genzyme, as well as the reported reactions of certain of those shareholders to Parent’s proposal. The Genzyme Board then discussed the options available.

On the morning of September 16, 2010, Mr. Viehbacher called Mr. Termeer to request that they meet to discuss Parent’s proposal and the feedback that Parent was receiving from Genzyme’s shareholders. Mr. Viehbacher indicated that he had discussed Parent’s interest in Genzyme with Mr. Carl Icahn, a major shareholder of Genzyme, and that Mr. Icahn had suggested Mr. Viehbacher reach out to Mr. Termeer. After a brief discussion, Mr. Viehbacher and Mr. Termeer agreed to meet on Monday, September 20, 2010.

On September 17, 2010, Mr. Termeer informed Mr. Wirth and Mr. Wyzga of Mr. Viehbacher’s call and then also discussed the call and proposed meeting with Mr. Whitworth and Mr. Carpenter, members of the Strategic Planning Committee. Mr. Wirth subsequently discussed Mr. Viehbacher’s call with Mr. Bertolini, the remaining member of the Strategic Planning Committee, on September 18, 2010. The Strategic Planning Committee instructed Mr. Termeer that during the meeting, he should discuss the intrinsic value of Genzyme, but otherwise should listen and report back on Mr. Viehbacher’s proposal. On September 20, 2010, Mr. Termeer and Mr. Viehbacher, along with Mr. Wirth, and Jerome Contamine, Chief Financial Officer of Parent, met to discuss Parent’s proposal. During the meeting, Mr. Viehbacher explained the rationale for Parent’s proposal, including the basis for the purchase price proposed by Parent and Parent’s view on the appropriate valuation of Genzyme. He also described the meetings that Parent had with Genzyme’s shareholders, including that Genzyme’s shareholders were supportive of a transaction with Parent and, like Parent, were frustrated with Genzyme’s unwillingness even to engage with Parent in a meaningful way to discuss the proposal. Although Mr. Termeer continued to be unwilling to engage in meaningful discussions, he explained that it was the view of Genzyme’s Board of Directors that Parent’s proposal did not fully value Genzyme and its prospects. Mr. Viehbacher stated that, given Mr. Termeer’s position with respect to Genzyme’s business and operations and his public statements that, at the right price, the Genzyme Board would consider a sale of Genzyme, Mr. Termeer should engage in discussions with Parent regarding the proposal and give Parent an opportunity to conduct limited, confirmatory due diligence. In an effort to advance the discussions, at the meeting, Mr. Viehbacher suggested a number of potential ways for the companies to engage. For example, he shared with Mr. Termeer a limited information request focused on confirming Genzyme’s anticipated manufacturing recovery. Mr. Viehbacher also explained that although Parent and the market had analyzed and assessed the prospects for alemtuzumab, he was open to hearing Genzyme’s perspective, and proposed a meeting with Genzyme’s commercial team on the role that alemtuzumab could play in the evolving multiple sclerosis market. Given Mr. Termeer’s view with respect to the $69.00 per share offer price, Mr. Viehbacher asked Mr. Termeer for guidance as to the appropriate value or range of values of Genzyme. Mr. Termeer refused to provide any guidance as to value.

Mr. Termeer remained unwilling to engage in constructive discussions in this regard or to provide his perspective on what he felt was an appropriate valuation of Genzyme. During the meeting, Mr. Termeer stated that he was in no hurry, the timing for a transaction was not right, and he suggested to Mr. Viehbacher that Parent withdraw its offer and consider reinitiating contact in 2011. Mr. Termeer further stated that he understood if Mr. Viehbacher felt he had to take more immediate action and launch a tender offer. Mr. Viehbacher explained that he was disappointed with Mr. Termeer’s unwillingness to engage in constructive discussions, particularly given the response of Genzyme’s shareholders, and that Parent was left with no choice but to take its proposal directly to Genzyme’s shareholders.

The next day, on September 21, 2010, Mr. Termeer reported the full details of the meeting to the Genzyme Board. Genzyme’s legal and financial advisors discussed the options available to Parent, including the consequences of Parent launching a tender offer without the support of Genzyme’s Board.

On October 4, 2010, Mr. Viehbacher telephoned Mr. Termeer and sent the following letter to Mr. Termeer and the other members of Genzyme’s Board:

October 4, 2010

VIA E-MAIL, TELECOPIER AND DHL

Mr. Henri Termeer

Chairman, President and Chief Executive Officer

Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142

Dear Henri:

We are disappointed that you remain unwilling to have constructive discussions with us regarding our offer to acquire Genzyme Corporation. We continue to believe that our proposal is compelling for your shareholders and would provide them with immediate and substantial value that reflects the potential of Genzyme’s business and pipeline.

Subsequent to making our offer public on August 29, 2010, we met with your largest shareholders owning collectively over 50% of Genzyme’s outstanding shares. It was clear from our meetings that your shareholders are supportive of our initiative and, like us, are frustrated with your refusal to have meaningful discussions with us regarding our proposal. Your continued refusal to engage with us in a constructive manner is denying your shareholders an opportunity to receive a substantial premium, to realize immediate liquidity, and to protect against the risks associated with Genzyme’s business and operations.

After several months of our repeated requests for a meeting with you, we finally met on September 20, 2010. Unfortunately, this meeting was not productive. In an effort to advance our discussions, I shared a very narrow information request focused on confirming your anticipated manufacturing recovery. Even though we and the market have analyzed and assessed the prospects for alemtuzumab, I proposed a meeting with your commercial team to understand their perspectives on the role alemtuzumab could play in the evolving multiple sclerosis market. You were unwilling to pursue either of these or any other path forward. You were also unwilling to provide us with your perspective on an appropriate valuation for Genzyme.

You have, therefore, left us no alternative but to commence a tender offer and take our offer directly to your shareholders. We strongly believe that our offer price of $69.00 per share in cash is compelling and represents substantial value for Genzyme’s shareholders.

This offer represents a premium of 38% over Genzyme’s unaffected share price of $49.86 on July 1, 2010, the day prior to the press speculation regarding Sanofi-Aventis’ potential acquisition plans for a large US biotech company. It also represents a premium of almost 31% over the one-month historical average share price through July 22, 2010, the day prior to press speculation that Sanofi-Aventis had made an approach to acquire Genzyme.

We believe that a combination of our two businesses would be beneficial to our respective shareholders and employees, and the patients and physicians we serve. Sanofi-Aventis would put its full resources behind Genzyme to invest in developing new treatments, enhance penetration in existing markets and further expand into emerging markets. Sanofi-Aventis is well positioned to help Genzyme address its manufacturing problems. Genzyme would become the global center for excellence for Sanofi-Aventis in rare diseases and this unit would be managed as a stand-alone division under the Genzyme brand, with its own R&D, manufacturing and commercial infrastructure. Genzyme’s management and employees would play a key role within Sanofi-Aventis, and the combination would further increase Sanofi-Aventis’ presence in the greater Boston area.

It remains our strong preference to work together with you to reach a mutually agreeable transaction. However, given your unwillingness to engage in constructive discussions with us, we had no choice but to commence a tender offer. Given our commitment to this transaction, we will continue to consider all alternatives for consummating an acquisition of Genzyme. We believe it is in the best interests of both companies, and our respective shareholders and other constituencies, to move forward quickly to complete this transaction. We and our advisors are available to meet with you to discuss the terms of our offer and to conclude a transaction expeditiously.

Yours sincerely,

Sanofi-Aventis

By: Christopher A. Viehbacher

Chief Executive Officer

cc: Genzyme Board of Directors

On October 4, 2010, Parent and the Purchaser commenced the Prior Offer and filed a Schedule TO and related documents with the SEC. The same day, Genzyme issued a press release urging its shareholders to take no action on the Prior Offer until the Genzyme Board made a recommendation.

On October 5, 2010, Genzyme’s Strategic Planning Committee met to discuss the terms of the Prior Offer.

From October 5 to 7, 2010, Genzyme held meetings, at which the Genzyme Board heard presentations from each of its business units, reviewed the status of its product pipeline, and reviewed Genzyme’s financial forecast and discussed with Credit Suisse and Goldman Sachs financial aspects of the Prior Offer. During these meetings, the Genzyme Board reviewed the terms of the Prior Offer and considered a number of factors in connection with the Genzyme Board’s recommendation to the Genzyme shareholders regarding the Prior Offer.

The Genzyme Board and its advisors discussed the process for communicating the Genzyme Board’s recommendation to the Genzyme shareholders and preparations for a future meeting at which Genzyme would present information with regard to Genzyme’s business and outlook to its shareholders.

On October 7, 2010, the Genzyme Board reviewed and confirmed the reasons for its recommendation, unanimously determined that the Prior Offer was inadequate and not in the best interests of Genzyme shareholders, and unanimously recommended that Genzyme shareholders reject the Prior Offer and not tender their Shares pursuant to the Prior Offer. Later that day, Genzyme issued a press release and filed a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Prior Offer with the SEC, announcing its Board of Directors’ recommendation that shareholders of Genzyme reject the Prior Offer and not tender Shares in the Prior Offer.

On October 22, 2010, Genzyme held a meeting with investors and security analysts in New York to present its near-term financial outlook, report progress on its actions to enhance shareholder value, including its manufacturing recovery, communicate expectations for Genzyme’s late-stage pipeline, including Lemtrada, and outline the reasons why the Genzyme Board recommended against the Prior Offer. Genzyme subsequently met directly with several of its shareholders in the following days.

On November 8, 2010, Parent sent the following letter to Mr. Termeer and the other members of Genzyme’s Board:

November 8, 2010

VIA EMAIL, TELECOPIER AND DHL

Mr. Henri Termeer

Chairman, President and Chief Executive Officer

Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02147

USA

Dear Henri,

Now that Genzyme’s third-quarter earnings have been released, you have had the opportunity to speak to shareholders regarding Genzyme’s business and prospects (including the detailed presentation to analysts and investors on October 22) and the market has had a chance to digest and react to all of this information, we would again like to request that you meet with us to discuss our proposal to acquire Genzyme. We continue to believe that our proposal is compelling for your shareholders and would provide them with immediate and substantial value that reflects the potential of Genzyme’s business and pipeline.

You have publicly disclosed that Genzyme’s Board has authorized management and the company’s advisors to “probe and evaluate alternatives” for Genzyme and its assets, including contacting third parties. We were encouraged to hear this, but to date, we have not been contacted or included in this process. We are prepared to meet with you and, if you prefer, with your advisors, at any time to discuss our respective views as to the appropriate value of Genzyme’s business and prospects and how to move this transaction process forward in a cooperative manner. As you will recall, at our meeting in September, I proposed several pathways to advance our discussions, such as providing us with some limited due diligence regarding manufacturing or arranging a meeting with your commercial team to discuss the prospects for alemtuzumab. We remain ready and willing to participate in any such meetings.

You have expressed publicly (and, we understand, directly during your conversations with Genzyme shareholders) that you are committed to maximizing shareholder returns and that you value shareholders’ voices. However, we note certain comments in your Schedule 14D-9 that appear to be inconsistent with that objective.

First, you indicated that you believe that the Genzyme Board can, at any time, opt to immediately stagger the terms of its members, extending the terms of two-thirds of Genzyme’s current directors for an additional one to three years. This action would deprive shareholders of the opportunity to elect the full Genzyme Board at the 2011 annual meeting of shareholders, a right they expressly demanded. As you know, in 2006, holders of more than 85% of the outstanding shares of Genzyme common stock voted to approve an amendment to Genzyme’s Articles of Organization to provide that all directors would be elected annually. Given this, we do not believe that it would be appropriate for the Genzyme Board to disenfranchise shareholders by unilaterally staggering the terms of directors.

Second, you stated that the Genzyme Board retains the ability to adopt a “poison pill”. As you are well aware, if adopted, the poison pill would prevent Sanofi-Aventis from acquiring Genzyme, regardless of your shareholders’ support for a transaction.

Third, you indicated that the Genzyme Board may wield the Massachusetts anti-takeover statutes in a manner that would, as a practical matter, prevent Sanofi-Aventis from acquiring Genzyme without the cooperation of Genzyme’s Board, notwithstanding your shareholders’ support of a transaction.

We believe it would be inappropriate for the Board to take these defensive actions. If we are unable to have a direct dialog with you, in all fairness you should allow your shareholders the opportunity to decide for themselves whether or not to accept our proposal.

Your shareholders should know with certainty that you will not interfere with their right to benefit from our offer by taking any of the actions described above. Therefore, we ask that you take action to make the Massachusetts anti-takeover statute inapplicable to our offer and confirm that Genzyme’s 2011 annual meeting of shareholders, including the election of all directors, will be held on schedule on the fourth Thursday of May (May 26, 2011), as provided in your Bylaws.

It remains our preference to work together with you to reach a mutually agreeable transaction. We continue to believe that a transaction is in the best interests of the shareholders of both Genzyme and Sanofi-Aventis, and we look forward to hearing from you.

Yours sincerely,

Sanofi-Aventis

By: Christopher A. Viehbacher

Chief Executive Officer

cc: Genzyme Board of Directors

Later on November 8, 2010, Mr. Termeer sent the following response letter to Mr. Viehbacher:

November 8, 2010

Mr. Christopher A. Viehbacher

Chief Executive Officer

Sanofi-Aventis

174, avenue de France

75635 Paris, Cedex 13

Dear Chris,

Since we last met, Genzyme has provided the marketplace with detailed reports on our significant progress and detailed information about our near-term plans and future prospects, including the results of an independent third party study of alemtuzumab’s revenue potential. Sanofi-Aventis, for its own purposes, has chosen to dismiss or ignore this information and stick to its opportunistic and inadequate $69.00 per share offer, even as analysts have adjusted their targets to reflect the new information we have shared and we continue to have the support of our shareholders.

As we have repeatedly told Sanofi—and as our Lead Independent Director reaffirmed during our Investor Meeting—our Board is unanimous in its view that the $69.00 offer is not an appropriate starting point for the discussions Sanofi seeks. Our shareholders understand and support this position. In addition, as our Board has also made clear, we are open to a transaction that appropriately recognizes Genzyme’s intrinsic value and prospects. We will meet with Sanofi if it makes an offer that gives our Board of Directors reason to believe it will lead to that result.

Our Board is committed to taking all appropriate actions in the best interests of Genzyme and its shareholders and we have done, are doing, and will continue to do, exactly that.

Sincerely,

/s/ Henri A. Termeer

Henri A. Termeer

Chairman and Chief Executive Officer

On November 8, 2010, Mr. Termeer and Mr. Viehbacher met at an industry conference. Each of Messrs. Termeer and Viehbacher expressed frustration with the lack of progress with respect to a potential transaction and acknowledged that it would be difficult to make progress in direct discussions in light of the divergence in positions on valuation. At the conclusion of their meeting, Messrs. Termeer and Viehbacher agreed to consult with their respective internal teams to determine whether it would be appropriate for the financial advisors of Parent and Genzyme to meet to discuss the parties’ respective perspectives on valuation.

Between late November 2010 and late December 2010, representatives of Evercore Partners and J.P. Morgan and representatives of Credit Suisse and Goldman Sachs met to discuss the differences between Parent’s and Genzyme’s perspectives with respect to the value of Genzyme. These discussions focused on using a potential contingent value right relating to Lemtrada as part of a potential resolution of differences with respect to value. No confidential information regarding Genzyme was provided to Parent in the course of those discussions. During this period, Parent’s financial advisors reviewed and discussed with Genzyme’s financial advisors the forecast information Genzyme made publicly available in connection with its investor meetings in October.

On December 20, 2010, Genzyme held an extensive briefing on the market potential of Lemtrada for investors and analysts, during which Genzyme shared internal market research and independent, third-party analysis defining the unmet needs today in multiple sclerosis, key features of the Lemtrada profile that may address those needs and physician and payer perspectives on the future positioning and uptake of Lemtrada in the multiple sclerosis market.

In late December 2010, as the discussions regarding a contingent value right continued, representatives from both companies’ commercial teams were involved. The discussions centered around determining appropriate milestones based on regulatory approval and product sales to accurately capture the future value of Lemtrada.

The following weekend, on January 8 and 9, 2011, Mr. Viehbacher and Mr. Termeer spoke several times by telephone about the possibility of moving forward with direct discussions on the terms and conditions of a contingent value right. Mr. Viehbacher informed Mr. Termeer that he would be in Cambridge the following week on January 14, 2011 and suggested that the two men could meet at such time to discuss a potential transaction.

On January 8, 2011, representatives of Wachtell, Lipton delivered a draft contingent value rights agreement to Weil, Gotshal & Manges LLP (“Weil”), counsel to Parent. Over the next few weeks, the parties and their advisors negotiated the terms of this contingent value rights agreement, including via teleconference and in face-to-face meetings. Mr. Viehbacher, Mr. Contamine, Mr. Termeer and Mr. Wirth met in Boston on January 14, 2011 to discuss certain terms of the contingent value right.

On January 27 and 28, 2011, Mr. Viehbacher, Mr. Contamine, Mr. Termeer and Dr. Victor Dzau, a director of Genzyme, met to discuss the contingent value right, and Parent’s proposal to acquire Genzyme at the World Economic Forum in Davos, Switzerland.

On the evening of January 28, 2011, Wachtell, Lipton and Ropes & Gray, counsel to Genzyme, delivered a draft merger agreement to Weil, and a form of nondisclosure agreement. During the weekend of January 29-30, the parties negotiated the nondisclosure agreement, and began discussions concerning the possible acquisition of Genzyme by Parent.

On January 30, 2011, the Genzyme Board met to discuss the progress of discussions with Parent. At this meeting, because ongoing discussions with Parent had progressed, the Genzyme Board authorized Genzyme to enter into a confidentiality agreement with Parent and to allow Parent to conduct due diligence on Genzyme.

On January 31, 2011, the parties entered into a confidentiality agreement, to permit Parent to review non-public information regarding Genzyme.

From January 31, 2011 to February 15, 2011, representatives of Parent and its legal and other advisors reviewed certain non-public information provided by Genzyme and conducted site visits at certain Genzyme facilities. At the same time, members of Genzyme’s management and representatives of Ropes & Gray and Wachtell, Lipton, on the one hand, and members of Parent’s management and representatives of Weil on the other hand, negotiated the final terms of the Merger Agreement, the CVR Agreement and other documents.

On February 2, 2011, the Genzyme Board held a meeting to discuss the progress of discussions with Genzyme management and its advisors. On February 6, 2011, the Genzyme Board met again.

On February 15, 2011, the Parent Board held a meeting, at which representatives of Parent management were also in attendance. At this meeting, the Parent Board considered, reviewed and discussed the proposed exchange offer and merger, the contemplated issuance of contingent value rights in connection with the transaction, the Merger Agreement and other matters related to the transaction. The Parent Board then considered and discussed the terms and conditions of the draft merger agreement, the obligations Parent would incur pursuant to the transaction, the benefits expected to be derived by Parent and its shareholders and other stakeholders as a result of the transaction, the implications to Parent of the transaction and whether the transaction would be beneficial and in the commercial interest of Parent.

Following these discussions and the subsequent review and discussion among the members of the Parent Board, including consideration of the factors described below at “—Reasons for the Merger—Parent’s Reasons for the Merger,” the Parent Board unanimously voted to approve the transaction with Genzyme, to approve the Merger and the Exchange Offer and authorize entering into the Merger Agreement.

On February 15, 2011, Ropes & Gray advised Weil that Genzyme’s Board of Directors held a meeting that afternoon during which it unanimously (i) determined that the Merger Agreement, the Exchange Offer and the Merger are in the best interests of Genzyme, (ii) adopted the Merger Agreement, (iii) approved the Exchange Offer and the Merger (iv) directed that the Merger Agreement be submitted to the shareholders of Genzyme for approval, if required by applicable law and (v) consented to the Exchange Offer and resolved to recommend acceptance of the Exchange Offer and approval of the Merger Agreement by the shareholders of Genzyme. Thereafter, Genzyme, Parent and the Purchaser finalized the Merger Agreement and other documents and executed the Merger Agreement after midnight on February 16, 2011.

On February 16, 2011, prior to the opening of trading of the Shares on Nasdaq, Parent and Genzyme issued a joint press release announcing the execution of the Merger Agreement.

Reasons for the Merger

Genzyme’s Reasons for the Merger

The Genzyme Board has determined, after consultation with Genzyme’s senior management, outside legal counsel and financial advisors, that the Exchange Offer and the Merger are in the best interests of Genyzme. The Genzyme Board reached such conclusion based on its belief that the Exchange Offer and Merger provide Genzyme shareholders with greater value and certainty of liquidity than if Genzyme were to remain an independent company, that the Merger is a more attractive option for Genzyme shareholders than other strategic alternatives, that the terms offered by Parent and Purchaser are favorable to those proposed by any third party and that Parent’s offer represents full and fair value for the Shares. The Genzyme Board also considered a number of other factors, including that the Merger Consideration constitutes a significant premium over current and historical trading prices of the Shares, that the structure of the Exchange Offer and Merger will allow Genzyme shareholders to receive consideration in a relatively short time frame and that the terms of the Merger Agreement and conditions to consummation of the Exchange Offer and Merger are reasonable. For more information about the recommendation of the Genzyme Board and the reasons for its recommendation, please see Genzyme’s Solicitation/Recommendation Statement on Schedule 14D-9/A which is being mailed to Genzyme shareholders together with this Prospectus/Offer to Exchange and is incorporated herein by reference.

Parent’s Reasons for the Merger

The Parent Board has authorized entering into the Merger Agreement and has approved the Exchange Offer and the Merger.

In evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Exchange Offer and the Merger, the Parent Board consulted with the management of Parent and outside legal and financial advisors to Parent. In determining to authorize entering into the Merger Agreement, the Parent Board considered numerous factors, including the following:

Sustainable New Platform for Growth

•

the belief that the acquisition of Genzyme creates a new platform for sustainable growth in the future by further increasing Parent’s biotechnology exposure and increasing its research and development pipeline of Phase II and Phase III products;

•

its belief that Genzyme’s product portfolio provides Parent with an immediate entry into the attractive, growing rare disease market, and its understanding of Genzyme’s strong renal, oncology and biosurgery businesses which include highly differentiated, market-leading products;

•

its expectation that Parent’s management and manufacturing personnel can successfully assist in restoring Genzyme’s manufacturing processes to full production and restore Genzyme’s market share in the rare disease market;

•	the belief that the acquisition of Genzyme provides an opportunity to expand Parent’s presence in the important U.S. market;

•

its appreciation of Genzyme’s specific expertise and industry relationships, which, combined with Parent’s global presence and substantial resources, it expects will advance Parent’s sustainable growth strategy by adding a new platform and expanding its footprint in the biotechnology sector in the greater Boston biotechnology research community;

The Merger Consideration

•	that the Cash Consideration of $74 per Share is fixed and will not be adjusted for fluctuations in the market price of Genzyme Shares, or the overall level of the equity or currency markets;

•

that the CVR structure rewards both Parent and Genzyme shareholders for future manufacturing production of Cerezyme and Fabrazyme and for future success of Lemtrada, but obligates Parent to pay additional consideration only if specified production, regulatory and sales milestones are achieved;

•	its belief that the transaction preserves Parent’s strong capital structure and financial strength;

•

its expectation that the Merger will be accretive to Parent’s business net earnings per share in the first year following closing of the Merger, and accretive to business net earnings per share in the range of €0.75 to €1.00 by 2013;

Knowledge of the Companies and the Pharmaceutical Industry

•

its knowledge of Parent’s own business, operations, financial condition, earnings and prospects and of its industry, as well as its understanding of Genzyme’s business, operations, financial condition, earnings and prospects, taking into account the results of its due diligence review of Genzyme;

•

its knowledge of the current environment in the pharmaceutical industry generally, and in biopharmaceuticals more specifically, including economic conditions, competitive pressures, and the impact of these factors on the companies’ potential growth, development and strategic options;

•

its understanding of the complementary businesses of Parent and Genzyme, and the potential cost saving and other synergy opportunities such as an increase in the number of global customers, as well as the related potential impact on Parent’s financial results and prospects;

•

its due diligence review of Genzyme’s manufacturing recovery and its appreciation of the risks and costs associated with returning Genzyme to full production capability and restoring compliance with FDA rules;

•	its appreciation of the risks and costs associated with development of Lemtrada;

Other Considerations

•

the ability of Parent to terminate the Merger Agreement and receive a termination fee if the Genzyme Board changes or withdraws its recommendation of the Exchange Offer or the Merger, as described in “The Merger Agreement—Termination of the Merger Agreement”;

•

its assessment of the likelihood that the Exchange Offer and the Merger will be completed in a timely manner and that the combined company would be able to successfully integrate and operate the businesses of the combined company after the Merger;

•

its appreciation of the risks associated with integration of the businesses of Parent and Genzyme following the Merger and the potential impact of a failure to complete a successful integration on the business, financial condition, operating results and market value of Parent after the Merger;

•

its understanding of the regulatory and other approvals required in connection with the Exchange Offer and the Merger and its expectation that such approvals would be received in a timely manner and without unacceptable conditions;

•	its appreciation of the potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the Merger; and

•	its appreciation of the costs and potential risk of incurring additional indebtedness to finance the Exchange Offer and the Merger.

In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, the Parent Board did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, the Parent Board made its decision based on the totality of information presented to, and the investigation conducted by or at the direction of, the Parent Board. In addition, individual directors may have given different weight to different factors. Parent realizes that there can be no assurance about future results, including results considered or expected as described in the factors listed above, such as assumptions regarding potential synergies. It should be noted that this explanation of Parent’s reasoning and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Forward Looking Statements.”

THE MERGER AGREEMENT

On February 16, 2011, Parent and Purchaser entered into the Merger Agreement with Genzyme as a means to acquire all of the outstanding Shares of Genzyme. The Genzyme Board (i) determined that the Merger Agreement, the Exchange Offer and the Merger are in the best interests of Genzyme, (ii) adopted the Merger Agreement, (iii) approved the Exchange Offer and the Merger, (iv) directed that the Merger Agreement be submitted to the shareholders of Genzyme for approval, if required by applicable law, and (v) consented to the Exchange Offer and resolved to recommend acceptance of the Exchange Offer and approval of the Merger Agreement by the shareholders of Genzyme. The Genzyme Board recommends that Genzyme shareholders accept the Exchange Offer by tendering their Shares into the Exchange Offer. Information about the recommendation of Genzyme’s Board of Directors is more fully described in Genzyme’s Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Genzyme shareholders together with this Prospectus/Offer to Exchange and is incorporated herein by reference.

The following is a summary of selected material provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference in its entirety and attached to this Prospectus/Offer to Exchange as Annex A. This summary may not contain all of the information about the Merger Agreement that may be important to you. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger.

The Merger Agreement has been included to provide you with information regarding its terms. The terms and information in the Merger Agreement should not be relied on as disclosures about Genzyme, Parent or Purchaser without consideration to the entirety of public disclosure by Genzyme, Parent and Purchaser as set forth in all of their respective public reports with the SEC. The terms of the Merger Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Exchange Offer and the Merger. In particular, the representations and warranties made by the parties to each other in the Merger Agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Exchange Offer and the Merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. Genzyme, Parent and Purchaser will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities law and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws.

The Exchange Offer

The Merger Agreement provides that the Exchange Offer will be conducted on the terms and subject to the conditions set forth in the section of this Prospectus/Offer to Exchange entitled “The Exchange Offer.” Under the Merger Agreement, Parent and Purchaser are required to amend the previously commenced cash tender offer (the “Prior Offer”) as promptly as reasonably practicable but no later than the fifteenth business day following the date of the Merger Agreement to reflect the execution of the Merger Agreement and the Merger Agreement’s terms and to increase the purchase price offered to (i) an amount in cash, without interest, equal to $74.00, and (ii) one contingent value right, or CVR, to be issued by Parent subject to and in accordance with the CVR Agreement. The CVRs and the CVR Agreement are described in more detail below, in the section of this Prospectus/Offer to Exchange entitled “Description of the CVRs.” The Merger Agreement also provides that, subject to the satisfaction or waiver of certain conditions, following consummation of the Exchange Offer, Purchaser will be merged with and into Genzyme, with Genzyme surviving such merger as a wholly-owned subsidiary of Parent.

The obligations of Parent and Purchaser to accept for exchange and to pay for any Shares tendered pursuant to the Exchange Offer will be subject only to the satisfaction or waiver of certain conditions, as described in the section of this Prospectus/Offer to Exchange “The Exchange Offer—Conditions of the Exchange Offer” (such conditions, the “Offer Conditions”). Parent and Purchaser expressly reserve the right to waive any Offer Condition or modify or amend the terms of the Exchange Offer, except that, without the prior written consent of Genzyme, Purchaser will not (A) decrease the Cash Consideration, amend the terms of the CVR or CVR Agreement, or change the form of the consideration payable in the Exchange Offer, (B) decrease the number of Shares sought pursuant to the Exchange Offer, (C) amend or waive the Minimum Tender Condition or the CVR Condition (as defined below at “The Exchange Offer—Conditions of the Exchange Offer”), (D) add to the Offer Conditions, (E) modify the Offer Conditions in a manner adverse to the holders of Shares, (F) extend the expiration date of the Exchange Offer except as required or permitted by the Merger Agreement, (G) make any other change in the terms or conditions of the Exchange Offer that is adverse to the holders of Shares or (H) increase the Cash Consideration by an increment of less than $0.25.

Subject to the terms and conditions of the Merger Agreement and to the satisfaction or waiver by Purchaser of the Offer Conditions as of any scheduled expiration date, Purchaser will accept for exchange and pay for Shares validly tendered and not withdrawn pursuant to the Exchange Offer promptly after such scheduled expiration date (the date and time of acceptance for exchange, the “Acceptance Time”), and Purchaser will immediately accept and promptly pay for all Shares as they are validly tendered during any subsequent offering period for the Exchange Offer in accordance with Rule 14d-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Recommendation of the Genzyme Board

The Genzyme Board has unanimously (i) determined that the Merger Agreement, the Exchange Offer and the Merger are in the best interests of Genzyme, (ii) adopted the Merger Agreement, (iii) approved the Exchange Offer and the Merger (iv) directed that the Merger Agreement be submitted to the shareholders of Genzyme for approval, if required by applicable law and (v) consented to the Exchange Offer and resolved to recommend acceptance of the Exchange Offer and approval of the Merger Agreement by the shareholders of Genzyme.

Extensions of the Exchange Offer

The Merger Agreement provides that Purchaser (A) will extend the Exchange Offer for one or more periods of time of up to 10 business days per extension if at any scheduled expiration date any of the Offer Conditions are not satisfied; or (B) will extend the Exchange Offer for any period required by any rule, regulation, interpretation or position of the SEC, its staff or Nasdaq applicable to the Exchange Offer. Purchaser will not be required to extend the Exchange Offer beyond August 16, 2011.

Top-Up Option

Genzyme has granted to Purchaser an irrevocable option, for so long as the Merger Agreement has not been terminated (the “Top-Up Option”) to purchase, at a price per Share equal to the greater of (i) the closing price of a Share on Nasdaq on the last trading day prior to the exercise of the Top-Up Option or (ii) the Cash Consideration, that number of newly issued Genzyme Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Genzyme Shares owned by Purchaser at the time of exercise of the Top-Up Option (after giving effect to the issuance of the Top-Up Shares but excluding from Purchaser’s ownership, but not from the outstanding Shares, Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee), would constitute one Share more than 90% of all outstanding Shares (assuming the issuance of the Top-Up Shares). Purchaser, subject to certain limited conditions, will exercise the Top-Up Option if it owns in the aggregate at least 75% of all Shares then outstanding, and if after giving effect to the exercise of the Top-Up Option, Purchaser would own in the aggregate one Share more than 90% of the number of outstanding Shares.

Directors After the Acceptance Time

The Merger Agreement provides that, upon the payment by Purchaser for Shares tendered pursuant to the Exchange Offer representing at least a majority of the outstanding Shares on a fully diluted basis, Purchaser will be entitled to designate such number of directors, rounded up to the next whole number, on the Genzyme Board as is equal to the product of (i) the total number of directors on the Genzyme Board (after giving effect to any increase in the number of directors described in this paragraph) and (ii) the percentage that such number of Shares so purchased bears to the total number of then-outstanding Shares on a fully-diluted basis. Genzyme will, upon request by Purchaser, promptly increase the size of the Genzyme Board or use commercially reasonable efforts to seek the resignations of such number of directors as is necessary to provide Purchaser with such level of representation and will use commercially reasonable efforts to cause Purchaser’s designees to be so elected or appointed. Genzyme will use commercially reasonable efforts to cause each committee of the Genzyme Board to include persons designated by Purchaser constituting the same percentage of each such committee as Purchaser’s designees constitute on the Genzyme Board. Prior to the Effective Time, the Genzyme Board shall have at least three members who were directors as the date of the Merger Agreement, who are independent directors for purposes of the continued listing requirements of Nasdaq, and who are eligible to serve on Genzyme’s audit committee. The earlier of the Effective Time and such time as designees of Purchaser first constitute at least a majority of the Genzyme Board pursuant is referred to as the “Control Time.”

Merger; Effect on Capital Stock

The Merger Agreement provides that at the Effective Time, Purchaser will be merged with and into Genzyme. As a result of the Merger, the separate corporate existence of Purchaser will cease, and Genzyme will continue as the survivor of the Merger (the “Surviving Corporation”). The directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Genzyme immediately prior to the Effective Time will be the initial officers of the Surviving Corporation.

Pursuant to the Merger Agreement, each Share held in the treasury of Genzyme or owned by Parent or Purchaser immediately prior to the Effective Time will be canceled and retired without any conversion thereof, and each Share held by any direct or indirect subsidiary of Genzyme or Parent (other than Purchaser) will remain outstanding (with appropriate adjustment to the number thereof to preserve the relative percentage interest in Genzyme represented by such Shares). At the Effective Time, each Share (other than Shares to be canceled or remain outstanding in accordance with the preceding sentence, and any Dissenting Shares, as defined below at “—Dissenting Shares”) by virtue of the Merger and without any action on the part of the holder thereof, will be converted into the right to receive the Merger Consideration, and all such Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a Share certificate or evidence of Shares in book-entry form which immediately prior to the Effective Time represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest. At the Effective Time, each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation.

Merger Without Meeting of Shareholders; Special Meeting

If Purchaser owns at least 90% of the outstanding Shares following the Exchange Offer and any subsequent offer period (including through exercise of the Top-Up Option), Purchaser will cause the Merger to become effective promptly after the consummation of the Exchange Offer, without a meeting of shareholders of Genzyme.

Unless the Merger is consummated in accordance with the foregoing paragraph, Genzyme will duly call, give notice of, convene and hold a special meeting of its shareholders promptly following the consummation of the Exchange Offer for the purpose of approving the Merger Agreement.

Treatment of Options, Restricted Stock, Restricted Stock Units and Employee Stock Purchase Plan Shares

The Merger Agreement provides that each Option that is outstanding, unvested and has an exercise price that is equal to or greater than the Cash Consideration will vest on March 14, 2011 (five business days after the date on which Purchaser amended the Prior Offer). At the Acceptance Time, (i) each outstanding Option, whether or not vested, with an exercise price that is less than the Cash Consideration will be canceled and, in exchange therefor, each former holder of each such cancelled Option will be entitled to receive for each Share subject to such Option, (a) a cash payment equal to the difference between the Cash Consideration and the exercise price of the Option, less any applicable withholding taxes and without interest, and (b) one CVR, and (ii) each outstanding Option, whether or not vested, with an exercise price that is equal to or greater than the Cash Consideration will be canceled, without any consideration therefor. Such payments, if any, shall be made as promptly as practicable following the Acceptance Time, but not later than ten business days after such date.

The Merger Agreement provides that at the Acceptance Time, each outstanding Share of Restricted Stock and each outstanding RSU will vest in full, if unvested. At the Acceptance Time, each outstanding Share of Restricted Stock and each Share subject to an outstanding RSU will be canceled, and in each case, will be converted into the right to receive the Merger Consideration, less any applicable withholding taxes and without interest. Such payments, if any, shall be made as promptly as practicable following the Acceptance Time, but not later than ten business days after such date.

Genzyme’s ESPP will continue to be operated in accordance with its terms and past practice for each current Offering (as defined in the ESPP) (the “Current Offerings”); provided that if the Acceptance Time is expected to occur prior to the end of any of the Current Offerings, Genzyme will take all action as may be necessary to provide for Shares to be purchased in the applicable Current Offering on an earlier date in accordance with Section 5 of the ESPP (such date, the “Early ESPP Purchase Date”). The Early ESPP Purchase Date shall be prior to the Acceptance Time, and Genzyme will notify each ESPP participant in writing, prior to such Early ESPP Purchase Date, that the date during the applicable Current Offering on which his or her purchase right may be exercised has been changed to the Early ESPP Purchase Date (including for purposes of determining the per share exercise price of such purchase right pursuant to Section 4 of the ESPP) and that his or her purchase right will be exercised automatically on the Early ESPP Purchase Date, unless prior to such date, he or she has canceled his or her election to participate in the applicable Current Offering as provided in Section 10 of the ESPP. Genzyme will suspend the commencement of any future Offerings under the ESPP (excepting the Current Offerings) unless and until the Merger Agreement is terminated.

As of the Acceptance Time, Genzyme shall take all necessary actions to terminate each Company Equity Plan and the ESPP.

No Fractional Contingent Value Rights

Parent will not issue fractional CVRs in the transaction. Instead, the number of CVRs to be received by a Genzyme shareholder in exchange for that shareholder’s Shares will, after aggregating all fractional CVRs to which that shareholder is entitled, be rounded to the nearest whole number.

Dissenting Shares

The Merger Agreement provides that any Shares that are issued and outstanding immediately prior to the Effective Time and held by a dissenting Genzyme shareholder (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration unless and until that shareholder will have effectively withdrawn or lost such shareholder’s right to obtain payment of the fair value of such shareholder’s Dissenting Shares under the MBCA, as determined by a Massachusetts court, and will only be entitled to such rights with respect as may be granted to such shareholder under Part 13 of the MBCA.

Representations and Warranties of the Parties in the Merger Agreement

In the Merger Agreement, Genzyme has made customary representations and warranties to Parent and Purchaser, including representations relating to: Genzyme’s corporate organization and qualification; Genzyme’s articles of organization and bylaws; capitalization; corporate authority; absence of conflicts with or consents required under third-party contracts in connection with the Merger Agreement; required government approvals, filings and consents; SEC reports; financial statements; absence of undisclosed liabilities; material contracts; properties; intellectual property; compliance with law; absence of certain changes or events; absence of litigation; employee benefits plans; labor and employment matters; insurance; tax matters; environmental matters; affiliate transactions, compliance with federal securities laws; opinion of Genzyme’s financial advisors; brokers; and applicability of anti-takeover laws.

In the Merger Agreement, Parent and Purchaser have made customary representations and warranties to Genzyme, including representations relating to: corporate organization; authority; absence of conflicts with or consents required under third-party contracts in connection with the Merger Agreement; absence of litigation; compliance with federal securities laws; brokers; financing; operations of Purchaser; share ownership; vote/approval requirements of the Merger; the investigation by Parent and Purchaser of Genzyme; and agreements with directors, officers and employees of Genzyme or its subsidiaries.

Conduct of Business Pending the Closing of the Merger

The Merger Agreement provides that from the date of the Merger Agreement until completion of the Merger, Genzyme will, and cause its subsidiaries to, conduct its operations according to its ordinary course of business consistent with past practice.

The Merger Agreement provides that during the same time period, Genzyme and/or its subsidiaries are subject to customary operating covenants and restrictions, including restrictions on: amending of the articles of organization and by-laws of Genzyme; making any issuance, grant, conferral, award, delivery, sale, pledge, disposal, or encumbrance of Genzyme securities; declaring, setting aside, making, or paying dividends or distributions; making any adjustment, recapitalization, reclassification, combination, split, subdivision, redemption, purchase, or other acquisition of shares of capital stock or other equity interests of Genzyme (other than in connection with certain Shares tendered by Genzyme directors, officers, employees and former employees); making or offering to make, by merger or otherwise, acquisitions of any business, assets, or securities, or material sales, licenses, leases, encumbrances or other dispositions; entering into, materially amending, renewing, terminating or granting any release or relinquishment of any material rights under any material contract; authorizing or making significant capital expenditures; incurring new or modifying existing indebtedness; assuming, guaranteeing, or endorsing, or otherwise becoming responsible for any indebtedness of any other person; making loans, advances, or capital contributions to, or investments in, any other person outside the ordinary course of business consistent with past practice; entering into new, amending in any respect, or terminating any employee benefit plans, collective bargaining agreements or other employment agreements or arrangements with or for the benefit of any present or former officers, directors, employees; taking any action to accelerate the vesting or payment, or funding, or in any other way securing the payment of compensation or benefits under any Genzyme employee benefit plan to the extent not required by the terms of such plan as in effect on the date of the Merger Agreement or by applicable law; granting any increase in the compensation, perquisites or benefits to officers, directors, employees and consultants, subject to certain ordinary course exceptions set forth in the Merger Agreement; making material changes in accounting principles; taking certain action with respect to tax matters; settling certain legal proceedings; purchasing, redeeming or otherwise acquiring Shares or any rights, warrants or options to acquire Shares; encumbering properties or assets; failing to maintain certain intellectual property, entering into any contract that would, after giving effect to the Merger, limiting or purporting to limit in any material respect the type of business in which Parent and its subsidiaries may engage; adopting a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization of Genzyme or its subsidiaries; and agreeing to take any of the actions described in this paragraph.

No Solicitation of Acquisition Proposals; Board Recommendation

The Merger Agreement provides that until the Acceptance Time, Genzyme will not, and will cause its subsidiaries not to and will use reasonable best efforts to cause its representatives not to, directly or indirectly (i) initiate, solicit, knowingly encourage (including by way of furnishing non-public information), knowingly facilitate or knowingly induce or take any other action designed to lead to, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, the submission of any Acquisition Proposal (as defined below) or engage, enter into, continue or participate in any negotiations or discussions with respect thereto or furnish any non-public information concerning Genzyme and its subsidiaries to any person in connection with any Acquisition Proposal, (ii) except for a confidentiality agreement contemplated by the Merger Agreement, enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal (an “Acquisition Agreement”) or (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent or Purchaser, the recommendation of the Genzyme Board that the shareholders of Genzyme tender their Shares in the Exchange Offer (the “Genzyme Board Recommendation”) or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Acquisition Proposal (any action described in this clause (iii) being referred to as a “Change of Board Recommendation”). In the Merger Agreement, Genzyme agrees to cease and cause to be terminated any solicitation, discussion or negotiation with any person conducted prior to the date of the Merger Agreement by Genzyme, its subsidiaries or any of its representatives with respect to any Acquisition Proposal and will request the return or destruction of all confidential information provided by or on behalf of Genzyme or its subsidiaries to any such person.

Notwithstanding the foregoing restrictions, the Merger Agreement provides that at any time following the date of the Merger Agreement and prior to the Acceptance Time, if Genzyme receives a written Acquisition Proposal that the Genzyme Board believes in good faith is bona fide, and the Genzyme Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Acquisition Proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal (as defined below) and such Acquisition Proposal did not result from a material breach of Genzyme’s obligations with respect to Acquisition Proposals, then Genzyme may, subject to certain restrictions, (A) furnish information with respect to Genzyme and its subsidiaries to the person making such Acquisition Proposal and (B) participate in discussions or negotiations regarding such Acquisition Proposal.

If Genzyme receives a written acquisition proposal that the Genzyme Board believes in good faith is bona fide, and the Genzyme Board, after consultation with its financial advisors and outside legal counsel, concludes in good faith such Acquisition Proposal constitutes a Superior Proposal, the Genzyme Board may, if it determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and, subject to payment of a $575,000,000 termination fee to Parent and to certain restrictions, effect a Change of Board Recommendation and/or, in the event such Acquisition Proposal did not result from a material breach of Genzyme’s obligations with respect to Acquisition Proposals (or, in the event such Acquisition Proposal did result from a material breach of Genzyme’s obligations with respect to Acquisition Proposals and on the next scheduled expiration date of the Exchange Offer occurring after such breach all Offer Conditions except the Minimum Tender Condition had been satisfied or waived), terminate the Merger Agreement and concurrent with such termination cause Genzyme to enter into an Acquisition Agreement with respect to such Superior Proposal.

The Genzyme Board may not effect a Change of Board Recommendation or terminate the Merger Agreement unless Genzyme has provided prior written notice to Parent specifying in reasonable detail the reasons for such action (including a description of the material terms of such Acquisition Proposal and delivering to Parent a copy of the Acquisition Agreement and other relevant documents for such Superior Proposal in the form to be entered into), at least three business days in advance of its taking such action with respect to such Superior Proposal (or if there are less than three business days prior to the then scheduled expiration date, such written notice will be provided as far in advance of the then scheduled expiration date as practicable) (the “Notice Period”). During the Notice Period, Genzyme must negotiate with Parent in good faith and take into account all changes to the terms of the Merger Agreement irrevocably proposed by Parent in determining whether such Acquisition Proposal continues to constitute a Superior Proposal. Any amendment, in any material respect, to the terms of such Superior Proposal shall require a new notice to Parent and forty-eight (48) hour extension of the Notice Period. After delivery of such written notice, Genzyme must keep Parent informed of all material developments affecting the material terms of any such Superior Proposal (and Genzyme shall provide Parent with copies of any additional written materials received that relate to such Superior Proposals).

In addition, the Genzyme Board may, at any time prior to the Acceptance Time, effect a Change of Board Recommendation in response to, with respect to Genzyme, a material event or circumstance that arises or occurs after the date of the Merger Agreement and was not, prior to the date of the Merger Agreement, reasonably foreseeable by the Genzyme Board (an “Intervening Event”) if the Genzyme Board concludes in good faith, after consultation with outside counsel that failure to take such action would be inconsistent with its fiduciary duties under applicable law, provided that the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof will not constitute an Intervening Event.

As used in the Merger Agreement, “Acquisition Proposal” means any offer or proposal made by a person or group at any time after the date hereof that is structured to result in such Person or group to acquiring, directly or indirectly, beneficial ownership of at least 20% of the assets of, equity interest in, or businesses of, Genzyme and its subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, including any single or multi-step transaction or series of related transactions, in each case other than the Exchange Offer and the Merger.

As used in the Merger Agreement, “Superior Proposal” means an Acquisition Proposal that if consummated would result in a Person or group owning, directly or indirectly, (a) 50% or more of all classes of equity securities of Genzyme or of the surviving entity in a merger involving Genzyme or the resulting direct or indirect parent of Genzyme or such surviving entity or (b) 50% or more (based on the fair market value thereof, as determined by Genzyme Board in good faith) of the assets of Genzyme and its subsidiaries (including capital stock of the subsidiaries of Genzyme, and by means of any tender offer for the capital stock of, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving, any subsidiary of Genzyme), taken as a whole, that the Genzyme Board has determined (after consultation with its financial advisor and outside counsel) are superior, from a financial point of view, to the Merger Agreement, taking into account all financial, legal, regulatory and other aspects of such proposal and of the Merger Agreement (including the relative risks of non-consummation and any changes to the terms of the Merger Agreement irrevocably proposed by Parent to Genzyme), prior to the expiration of the Notice Period.

Employee Benefit Matters

The Merger Agreement provides that for the period commencing at the Control Time and ending on the first anniversary thereof, Parent will cause the Surviving Corporation and each of its subsidiaries to (i) maintain for the individuals employed by Genzyme at the Control Time and who remain employees of the Surviving Corporation during such one-year period, base compensation and target incentive compensation that is no less favorable to each such employee than such employee’s base compensation and target incentive compensation immediately prior to the Control Time, and (ii) provide benefits that are of comparable economic value in the aggregate to the benefits provided by Genzyme as of immediately prior to the Control Time (excluding, for purposes of clauses (i) and (ii), equity and equity-based compensation, retention, stay, or transaction bonuses or similar arrangements); provided, however, that nothing in this paragraph will be construed as an amendment to or prevent the amendment or termination of any particular Genzyme employee benefit plan or employee benefit plan of Parent or any of its subsidiaries or interfere with Parent’s or any of its subsidiaries’ or the Surviving Corporation’s right or obligation to make such changes as are necessary to conform with applicable law. Parent will also cause the Surviving Corporation and each of its Subsidiaries to honor all obligations and agreements relating to 2010 bonuses. In addition, during the one-year period following the Control Time, Parent will cause the Surviving Corporation to pay or cause to be paid, consistent with Genzyme’s past practice in similar circumstances, to each current employee (i) who is involuntarily terminated or (ii) in the case of any employee covered by an employment, change in control, severance or similar agreement or entitlement providing for benefits upon a voluntary termination for good reason, who terminates employment voluntarily for good reason as therein defined, severance in accordance with past practices, including with respect to bonuses.

The Merger Agreement provides that Parent will, and will cause the Surviving Corporation to, cause service rendered by current employees prior to the Control Time to be taken into account for vesting and eligibility purposes (but not for accrual purposes, except for vacation and severance, if applicable) under employee benefit plans of Parent, the Surviving Corporation and its subsidiaries, to the same extent as such service was taken into account under the corresponding Genzyme plans for those purposes (but no such credit will apply to the extent it would result in a duplication of benefits for the same period of service). For the calendar year in which the Control Time occurs, current employees will not be subject to any eligibility requirements or pre-existing condition limitations under any employee health benefit plan of Parent, the Surviving Corporation or its subsidiaries for any condition for which they would have been entitled to coverage under the corresponding Genzyme plan in which they participated prior to the Control Time except to the extent such exclusions and limitations (i) would not have been waived and (ii) were applicable to such Continuing Employee or any dependent, in each case of clauses (i) and (ii), under the applicable Genzyme plan as of the Control Time. The Merger Agreement provides that Parent will, and will cause the Surviving Corporation and its subsidiaries, for the calendar year in which the Control Time occurs, to give such current employees credit under such employee benefit plans for co-payments made and deductibles and maximum out-of-pocket limitations in respect of the year in which the Control Time occurs.

Director’s and Officer’s Indemnification and Insurance

Under the Merger Agreement, Parent will cause the Surviving Corporation’s Articles of Organization and Bylaws to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation from liabilities of present and former directors, officers and employees of Genzyme than are currently provided in the Articles of Organization and Bylaws, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until six (6) years from the Effective Time.

The Merger Agreement provides that for a period of six (6) years from the Effective Time, Parent and the Surviving Corporation will indemnify and hold harmless each present (as of the Effective Time) or former officer and director of Genzyme (each, together with such person’s heirs, executors or administrators, an “Indemnified Party” and collectively, the “Indemnified Parties”), against all obligations to pay a judgment, settlement, penalty, and reasonable expenses incurred with any proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of Genzyme or its subsidiaries, or of another entity if such service was at the request of Genzyme, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. Parent’s and the Surviving Corporation’s obligations described in this paragraph shall continue in full force and effect for a period of six (6) years from the Effective Time.

Under the Merger Agreement, Genzyme may purchase by the Effective Time tail policies to the current directors’ and officers’ liability insurance policies maintained at such time by Genzyme, which tail policies (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided, however, that, without the prior written consent of Parent,

Genzyme may not expend therefor in excess of 300% of the amount (“Annual Amount”) payable by Genzyme for 12 months of coverage under its existing directors’ and officers’ liability insurance policies. In the event Genzyme does not obtain such tail policies, then, for a period of six (6) years from the Effective Time, Parent shall maintain in effect Genzyme’s current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time, covering each Indemnified Party on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of the Merger Agreement; provided, however, that Parent may substitute therefor policies of a reputable and financially sound insurance company containing terms, including with respect to coverage and amounts, no less favorable to any Indemnified Party; provided further, however, that in satisfying their obligation described in this paragraph, Parent shall not be obligated to pay for coverage for any 12-month period aggregate premiums for insurance in excess of 300% of the Annual Amount.

Further Action; Efforts

The Merger Agreement provides that prior to the Effective Time, each of Parent, Purchaser and Genzyme will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Exchange Offer, the Merger and the other transactions contemplated by the Merger Agreement. The parties agreed to make all filings required by applicable foreign antitrust laws with respect to the Merger as promptly as practicable.

Under the Merger Agreement, Parent agrees, and shall cause each of its subsidiaries and affiliates, to take any and all actions reasonably necessary to obtain any consents, clearances or approvals required under any federal, state, or foreign antitrust laws or to enable all waiting periods under applicable antitrust laws to expire, and to avoid or eliminate impediments under applicable antitrust laws asserted by any governmental entity, in each case, to cause the Merger to occur prior to the close of business on August 16, 2011; provided, however, Parent shall not be required to take any action if such action would, or would reasonably be expected to, have a material adverse impact on Genzyme or on Parent and its subsidiaries, taken as a whole.

The Merger Agreement provides that in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity challenging the Exchange Offer or the Merger, Parent, Purchaser, and Genzyme will cooperate in all respects with each other and will use commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Exchange Offer or the Merger.

The Merger Agreement provides that prior to the Acceptance Time, each party will use commercially reasonable efforts to obtain any consents, approvals or waivers of third parties with respect to any permits, environmental permits or contracts to which it is a party as may be necessary for the consummation of the transactions contemplated by the Merger Agreement or required by the terms of any contract as a result of the execution, performance or consummation of the transactions contemplated by the Merger Agreement; provided, that in no event will any party be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any third party to obtain any consent, approval or waiver required with respect to any such contract.

The Merger Agreement provides that to the extent the transactions contemplated by the Merger require action under the the New Jersey Industrial Site Recovery Act (“ISRA”), Genzyme will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Exchange Offer, the Merger under ISRA.

Other Agreements of the Parties

Shareholder Litigation

Genzyme has agreed to give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against Genzyme and/or its directors or executive officers relating to the Exchange Offer, the Merger Agreement and any transaction contemplated therein, whether commenced prior to or after the execution and delivery of the Merger Agreement, and has agreed not to settle or offer to settle any such litigation without the prior written consent of Parent, except for, after consultation with Parent, any settlement or offer to settle that involves solely additional disclosure with respect to Genzyme and its subsidiaries.

Financing Cooperation

The Merger Agreement provides that prior to the Acceptance Time, Genzyme shall provide, and shall cause its subsidiaries to provide, and shall use its commercially reasonable efforts to cause its and their officers, employees and advisors, including legal and accounting, to provide reasonable cooperation requested by Parent in connection with the arrangement of the prospective financing. Genzyme agrees that, prior to the Acceptance Time, Genzyme shall either deliver to Parent a fully executed and effective waiver under the Credit Agreement, dated as of July 14, 2006 (the “Credit Agreement”), by and among Genzyme and its subsidiaries party thereto, the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, ANB AMRO Bank N.V., Citizens Bank of Massachusetts and Wachovia Bank, National Association, as co-documentation agents, as amended on November 30, 2010, in form and substance reasonably satisfactory to Parent, waiving any Default (as defined in the Credit Agreement) or Event of Default (as defined in the Credit Agreement) in connection with the consummation of the Exchange Offer, the Merger and the other transactions contemplated by the Merger Agreement, or repay all amounts owed under the Credit Agreement, terminate the Credit Agreement and provide evidence, in form and substance reasonably satisfactory to Parent, of such termination.

Conditions to Closing of the Merger

The Merger Agreement provides that the respective obligations of Parent and Purchaser and Genzyme are subject to the satisfaction at or prior to the Effective Time each of the following: (i) unless the Merger is consummated pursuant to the short-form merger provisions of the MBCA, that the Merger Agreement will have been approved by a requisite vote of Genzyme shareholders, (ii) no order, injunction or decree issued by any governmental entity of competent jurisdiction preventing the consummation of the Merger will be in effect, and no statute, rule, regulation, order, injunction or decree will have been enacted, entered, promulgated or enforced (and still be in effect) by any governmental entity that prohibits or makes illegal consummation of the Merger and (iii) Purchaser will have accepted for purchase and paid for the Shares validly tendered (and not withdrawn) pursuant to the Exchange Offer.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Exchange Offer and the Merger may be abandoned:

(a)	by mutual written consent of Parent and Genzyme at any time prior to the Effective Time, notwithstanding approval thereof by the holders of the Shares;

(b)	by either Parent or Genzyme at any time prior to the Effective Time if the Acceptance Time shall not have occurred on or prior to August 16, 2011; provided, however, that this right to terminate the Merger Agreement will not be available to a party in the event that the failure of the Acceptance Time to occur on or prior to the close of business on August 16, 2011 is primarily due to the failure of such party (or a subsidiary of such party) to fulfill any of its obligations under the Merger Agreement;

(c)	by either Parent or Genzyme at any time prior to the Effective Time, if the Exchange Offer is terminated or withdrawn pursuant to its terms and the terms of the Merger Agreement without any

Shares being purchased thereunder; provided however, that this right to terminate the Merger Agreement will not be available to a party in the event that the failure of the Shares to be purchased is primarily due to the failure of such party (or a subsidiary of such party) to fulfill any of its obligations under the Merger Agreement;

(d)	by either Parent or Genzyme at any time prior to the Effective Time, notwithstanding adoption of the Merger Agreement by the holders of Shares, if any court of competent jurisdiction or other governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Exchange Offer or the Merger and such order, decree, ruling or other action has become final and nonappealable; provided, however, that this right to terminate the Merger Agreement will not be available to a party unless such party will have used commercially reasonable efforts to oppose any such order, decree, ruling or other action or to have the same vacated or made inapplicable to the Exchange Offer or the Merger;

(e)	by Genzyme at any time prior to the Acceptance Time, if (i) Purchaser fails to commence the Exchange Offer in violation of the Merger Agreement, or (ii) there has been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of Parent or Purchaser contained in the Merger Agreement, which breach or inaccuracy would give rise to a Purchaser Material Adverse Effect (as defined at “The Exchange Offer—Conditions of the Exchange Offer”) and which breach or inaccuracy is not capable of being cured within 20 days following receipt by Parent or Purchaser of written notice of such breach or inaccuracy or, if such breach or failure is capable of being cured within such period, it has not been cured within such period, provided, however, that the failure of any such condition to be capable of satisfaction is not the result of a material breach of the Merger Agreement by Genzyme;

(f)	by Genzyme at any time prior to the Acceptance Time, if concurrently Genzyme enters into an Acquisition Agreement providing for a Superior Proposal after complying with Section 6.3 (d) of the Merger Agreement described above in the third and fourth paragraphs under the heading “—No Solicitation of Acquisition Proposals; Board Recommendation”;

(g)	by Parent at any time prior to the Acceptance Time, if Genzyme has breached or failed to perform, in any material respect, any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (x) would give rise to the failure of an Offer Condition (as described in the section of this Prospectus/Offer to Exchange entitled “The Exchange Offer—Conditions of the Exchange Offer”) and (y) is not capable of being cured within 20 days following receipt by Genzyme of written notice of such breach or inaccuracy or, if such breach or failure is capable of being cured within such period, it has not been cured within such period, provided, however, that the failure of any such condition to be capable of satisfaction is not the result of a material breach of the Merger Agreement by Parent or Purchaser;

(h)	by Parent at any time prior to the Acceptance Time, within 5 business days of a Change of Board Recommendation;

(i)	by Parent at any time prior to the Acceptance Time, if the Genzyme Board shall have failed to reaffirm its recommendation of the Merger Agreement and the Exchange Offer within 3 business days after receipt of any written request to do so from Parent (which request may only be made following public disclosure of an Acquisition Proposal and may only be made one time with respect to any Acquisition Proposal; provided that Parent may make such a request with respect to any Acquisition Proposal whenever it is amended in any material respect); or

(j)	by Parent at any time prior to the Acceptance Time, if Genzyme shall have intentionally breached, in any material respect, any of its obligations under the provisions of the Merger Agreement described under the heading “—No Solicitation of Acquisition Proposals; Board Recommendation”.

Termination Fees

The Merger Agreement contemplates that a termination fee of $575,000,000 (“Termination Fee”) will be payable by Genzyme to Parent if:

(a)	the Merger Agreement is terminated by Genzyme to enter into an Acquisition Agreement with a third party pursuant to paragraph (f) under “—Termination of the Merger Agreement” above;

(b)	the Merger Agreement is terminated by Parent within five business days of a Change of Board Recommendation pursuant to paragraph (h) under “—Termination of the Merger Agreement” above;

(c)	the Merger Agreement is terminated by Parent because the Genzyme Board has failed to reaffirm its recommendation of the Merger Agreement and the Exchange Offer pursuant to paragraph (i) under “—Termination of the Merger Agreement” above; or

(d)	(i) the Merger Agreement is terminated by Parent pursuant to paragraph (b) under “—Termination of the Merger Agreement” above solely as a result of the failure to be satisfied of either of the Offer Conditions set forth at items (b) and (c) under “The Exchange Offer—Conditions of the Exchange Offer—Other Conditions” (relating to breaches of the Merger Agreement by Genzyme), or pursuant to paragraph (j) under “—Termination of the Merger Agreement” above; and

(ii) (A) at any time on or after the date of the Merger Agreement and prior to such termination a third party has made, or has announced an intention to make, an Acquisition Proposal that has not been withdrawn prior to termination, and (B) within twelve months after the date of such termination, Genzyme enters into a definitive agreement with respect to or consummates any transaction specified in the definition of “Acquisition Proposal”.

Amendments

The Merger Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the holders of Shares; provided, however, that, (a) after Purchaser purchases any Shares pursuant to the Exchange Offer, no amendment will be made that decreases the Merger Consideration, and (b) after approval of the Merger Agreement by the holders of Shares, no amendment may be made that (i) is prohibited by the MBCA or (ii) by law or any applicable rule or regulation of any stock exchange requires the further approval of the holders of Shares. The Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Specific Enforcement

The parties have agreed that irreparable damage may occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of the Merger Agreement is not performed in accordance with their specific terms or are otherwise breached. Therefore, the parties have agreed that, if for any reason Parent, Purchaser or Genzyme has failed to perform its obligations under the Merger Agreement, then the party seeking to enforce the Merger Agreement against such nonperforming party under the Merger Agreement shall be entitled to specific performance and the issuance of injunctive and other equitable relief; provided that specific performance shall not be available to Parent or Purchaser in respect of any breach of, or inaccuracy contained in Genzyme’s covenants, agreements, representations and warranties in the Merger Agreement in the event that Parent receives the Termination Fee.

THE EXCHANGE OFFER

Introduction

Purchaser is offering to exchange for each outstanding Share of Genzyme common stock that is validly tendered and not properly withdrawn prior to the expiration date (i) $74.00 in cash, less any applicable withholding taxes and without interest and (ii) one CVR, upon the terms and subject to the conditions set forth in this Prospectus/Offer to Exchange and in the related Letter of Transmittal. Parent will not issue fractional CVRs in the transaction. Instead, the number of CVRs to be received by a Genzyme shareholder in exchange for that shareholder’s Shares will, after aggregating all fractional CVRs to which that shareholder is entitled, be rounded to the nearest whole number.

The term “expiration date” means 11:59 p.m., New York City time, on April 1, 2011, unless Purchaser extends the period of time for which the Exchange Offer is open, in which case the term “expiration date” means the latest time and date on which the Exchange Offer, as so extended, expires.

The Exchange Offer is being made pursuant to the terms and conditions of the Merger Agreement. Pursuant to the Merger Agreement, after the Exchange Offer is completed, subject to the approval of Genzyme shareholders if required by applicable law, Purchaser will merge with and into Genzyme in the Merger. In the Merger, each remaining Share (other than Dissenting Shares and Shares owned by Parent or Genzyme (or their respective subsidiaries)) will be converted into the right to receive the same consideration as that received by Genzyme shareholders pursuant to the Exchange Offer. The Merger Agreement is more fully described in the section of this Prospectus/Offer to Exchange entitled “The Merger Agreement.”

The Genzyme Board, among other things, has unanimously (i) determined that the Merger Agreement, the Exchange Offer and the Merger are in the best interests of Genzyme, (ii) adopted the Merger Agreement, (iii) approved the Exchange Offer and the Merger, (iv) directed that the Merger Agreement be submitted to the shareholders of Genzyme for approval, if required by applicable law, and (v) consented to the Exchange Offer and resolved to recommend acceptance of the Exchange Offer and approval of the Merger Agreement by the shareholders of Genzyme. The Genzyme Board unanimously recommends that Genzyme shareholders accept the Exchange Offer by tendering their Shares into the Exchange Offer.

The Exchange Offer is subject to a number of conditions which are described in the section of this Prospectus/Offer to Exchange entitled “—Conditions of the Exchange Offer.”

The Merger Agreement further provides that, subject to certain conditions, Genzyme grants Purchaser the irrevocable option to purchase that number of newly-issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Purchaser at the time of such exercise, constitutes one Share more than ninety percent (90%) of all outstanding Shares. Such option would only be exercisable once in whole and not in part at any time within 1 business day following the Acceptance Time or the expiration of a subsequent offering period, as applicable, but is not exercisable for more than the number of authorized but unissued (and not reserved for issuance) Shares at the time of exercise of the option.

The Merger Agreement provides that, upon the payment by Purchaser for Shares tendered pursuant to the Exchange Offer representing at least a majority of the outstanding Shares on a fully diluted basis, Purchaser will be entitled to designate such number of directors, rounded up to the next whole number, on the Genzyme Board as is equal to the product of (i) the total number of directors on the Genzyme Board (after giving effect to any increase in the number of directors described in this paragraph) and (ii) the percentage that such number of Shares so purchased bears to the total number of then-outstanding Shares on a fully-diluted basis. Genzyme will, upon request by Purchaser, promptly increase the size of the Genzyme Board or use commercially reasonable efforts to seek the resignations of such number of directors as is necessary to provide Purchaser with such level of representation and will use commercially reasonable efforts to cause Purchaser’s designees to be so elected or appointed. Genzyme has also agreed to use commercially reasonably efforts to cause each committee of the Genzyme Board to include persons designated by Purchaser constituting the same percentage of each such committee as Purchaser’s designees constitute on the Genzyme Board. Prior to the Effective Time, the Genzyme Board shall have at least three members who were directors as the date of the Merger Agreement, who are independent directors for purposes of the continued listing requirements of Nasdaq, and who are eligible to serve on Genzyme’s audit committee.

The Merger is subject to the satisfaction or waiver of certain conditions, including, if required by applicable law, the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding Shares. If Parent acquires, through Purchaser pursuant to the Exchange Offer or otherwise, at least a majority of the outstanding Shares, Parent would have sufficient voting power to approve the Merger without the affirmative vote of any other shareholder of Genzyme. Genzyme has agreed, if required, to cause a meeting of its shareholders to be held as promptly as reasonably practicable following consummation of the Exchange Offer for the purposes of considering and taking action upon the approval of the Merger. Parent has agreed to vote all Shares owned by it or any of its subsidiaries in favor of the approval of the Merger. See the section of this Prospectus/Offer to Exchange entitled “The Merger Agreement.”

Genzyme has provided Purchaser with its shareholder list and security position listings for the purpose of disseminating this Prospectus/Offer to Exchange to holders of Shares. This Prospectus/Offer to Exchange and the related Letter of Transmittal will be mailed to record holders of Shares whose names appear on Genzyme’s shareholder list and will be furnished, for subsequent transmittal to beneficial owners of Shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing.

If you are the record owner of your Shares and you tender your Shares in the Exchange Offer, you will not have to pay any brokerage fees or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the exchange of Shares by Purchaser pursuant to the Exchange Offer. If you own your Shares “in street name” through a broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee tenders your Shares on your behalf, your broker or such other nominee may charge a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

As of the date of this Prospectus/Offer to Exchange, Parent beneficially owns 100 Shares, representing a de minimis percentage of the outstanding Shares as of the date of this Prospectus/Offer to Exchange. As of the date of this Prospectus/Offer to Exchange, Purchaser does not own any Shares. As of March 2, 2011, there were (i) 263,114,965 Shares of common stock of Genzyme issued and outstanding, (ii) outstanding options to purchase approximately 23,611,094 Shares, of which options to purchase approximately 23,308,817 Shares had an exercise price less than $74.00, (iii) 4,541,592 Shares of common stock issuable in respect of Genzyme’s restricted stock units, (iv) 317,456 Shares of common stock estimated to be issuable in respect of Genzyme’s employee stock purchase plan for the first quarter of 2011 and (v) 15,522 Shares issuable in respect of certain Share purchase rights. For purposes of the Exchange Offer, “fully diluted basis” assumes that all outstanding stock options are presently exercisable. At meetings of shareholders of Genzyme, each outstanding Share is entitled to one vote.

Expiration of the Exchange Offer

The Exchange Offer is scheduled to expire at 11:59 p.m., New York City time, on April 1, 2011, which is the initial expiration date, unless further extended by Purchaser. For more information, you should read the discussion below under the caption “—Extension, Termination and Amendment.”

Extension, Termination and Amendment

Subject to the applicable rules of the SEC and the terms and conditions of the Merger Agreement described below, Purchaser expressly reserves the right (1) to extend the period of time during which the Exchange Offer is open, (2) to delay acceptance for exchange of, or exchange of, Shares of Genzyme in order to comply in whole or in part with applicable laws (any such delay shall be effected in compliance with Rule 14e-1(c) under the Exchange Act, which requires us to pay the consideration offered or to return Shares deposited by or on behalf of shareholders promptly after the termination or withdrawal of the Exchange Offer), (3) to amend or terminate the Exchange Offer without accepting for exchange of, or exchanging, Shares of Genzyme if any of the individually subheaded conditions referred to in the section of this Prospectus/Offer to Exchange entitled “—Conditions of the Exchange Offer” have not been satisfied or if any event specified in the section of this Prospectus/Offer to Exchange entitled “—Conditions of the Exchange Offer” under the subheading “Other Conditions” has occurred and (4) to amend the Exchange Offer or to waive any conditions of the Exchange Offer, other than those dependent upon receipt of government approvals, at any time on or prior to the expiration date of the Exchange Offer, in each case by giving oral or written notice of such delay, termination, waiver or amendment to the Exchange Agent and by making public announcement thereof.

The rights reserved by Purchaser by the preceding paragraph are in addition to Purchaser’s rights set forth in the section of this Prospectus/Offer to Exchange entitled “—Conditions of the Exchange Offer.” Any such extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement thereof, which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(d)(i), 14d-6(c) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes), and without limiting the manner in which Parent or Purchaser may choose to make any public announcement, neither Parent nor Purchaser will have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release or other announcement.

Parent and Purchaser acknowledge that Rule 14e-1(c) under the Exchange Act requires Purchaser to pay the consideration offered or return the Shares of Genzyme tendered promptly after the termination or withdrawal of the Exchange Offer.

Under the applicable rules of the SEC, if Purchaser increases or decreases the percentage of Shares being sought or increases or decreases the cash, stock or aggregate consideration to be paid for Shares pursuant to the Exchange Offer and the Exchange Offer is scheduled to expire at any time before the expiration of 10 business days from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified below, the Exchange Offer will be extended until the expiration of 10 business days from, and including, the date of such notice. If Purchaser makes a material change in the terms of the Exchange Offer (other than a change in the price to be paid in the Exchange Offer or the percentage of Shares sought) or in the information concerning the Exchange Offer, or waives a material condition of the Exchange Offer, Purchaser will extend the Exchange Offer, if required by applicable law, for a period sufficient to allow you to consider the amended terms of the Exchange Offer. Purchaser will comply with Rule 14d-4(d)(2) under the Exchange Act in connection with material changes to the terms of the Exchange Offer. As used in this Prospectus/Offer to Exchange, a “business day” means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

The Merger Agreement provides that if on the initial expiration date of the Exchange Offer or on any subsequent scheduled expiration date of the Exchange Offer, any of the Offer Conditions shall not be satisfied, Purchaser is required either to extend the Exchange Offer for one or more periods of time of up to ten business days per extension, or extend the Exchange Offer for any period required by any rule, regulation, interpretation or position of the SEC or Nasdaq applicable to the Exchange Offer. However, in no circumstance will Purchaser be required to extend the Exchange Offer beyond August 16, 2011.

In the Merger Agreement, Parent and Purchaser expressly reserve the right to waive any Offer Condition or modify or amend the terms of the Exchange Offer, except that, without the prior written consent of Genzyme, Purchaser will not (A) decrease the Cash Consideration, amend the terms of the CVR or CVR Agreement, or change the form of the consideration payable in the Exchange Offer, (B) decrease the number of Shares sought pursuant to the Exchange Offer, (C) amend or waive the Minimum Tender Condition or the CVR Condition (as defined below at “—Conditions of the Exchange Offer”), (D) add to the Offer Conditions, (E) modify the Offer Conditions in a manner adverse to the holders of Shares, (F) extend the expiration date of the Exchange Offer except as required or permitted by the Merger Agreement, (G) make any other change in the terms or conditions of the Exchange Offer that is adverse to the holders of Shares or (H) increase the Cash Consideration by an increment of less than $0.25.

Purchaser may elect to provide a subsequent offering period of at least three business days in length following the expiration of the initial offer on the expiration date and after acceptance for exchange of the Shares tendered (we refer to this period in this Prospectus/Offer to Exchange as a “subsequent offering period”). A subsequent offering period would be an additional period of time, following the first exchange of Shares in the initial offer, during which shareholders could tender Shares not yet tendered.

During a subsequent offering period, tendering shareholders would not have withdrawal rights and Purchaser would promptly exchange and pay for any Shares tendered at the same price paid in the Exchange Offer. Rule 14d-11 under the Exchange Act provides that Purchaser may elect to provide a subsequent offering period so long as, among other things, (1) the initial period of at least 20 business days of the initial offer has expired, (2) Purchaser offers the same form and amount of consideration for Shares in the subsequent offering period as in the initial offer, (3) Purchaser immediately accepts and promptly pays for all Shares tendered during the subsequent offering period prior to its expiration, and (4) Purchaser announces the results of the Exchange Offer, including the approximate number and percentage of Shares deposited in the initial offer period, no later than 9:00 a.m., Eastern time, on the next business day after the expiration date and immediately begins the subsequent offering period. If Purchaser elects to include a subsequent offering period, it will notify shareholders of Genzyme by making a public announcement on the next business day after the expiration date consistent with the requirements of Rule 14d-11 under the Exchange Act.

Pursuant to Rule 14d-7(a)(2) under the Exchange Act, no withdrawal rights apply to Shares tendered during a subsequent offering period and no withdrawal rights apply during the subsequent offering period with respect to Shares tendered in the Exchange Offer and accepted for exchange. The same consideration will be received by shareholders tendering Shares in the initial offer period or in a subsequent offering period, if one is included. Please see the section of this Prospectus/Offer to Exchange entitled “—Withdrawal Rights.”

Acceptance for Exchange and Exchange of Genzyme Shares; Delivery of CVRs

Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for exchange promptly after the expiration date all Shares validly tendered (and not withdrawn in accordance with the procedure set out in the section of this Prospectus/Offer to Exchange entitled “—Withdrawal Rights”) prior to the expiration date. Purchaser will exchange all Shares validly tendered and not withdrawn promptly following the acceptance of Shares for exchange pursuant to the Exchange Offer. If Purchaser elects to include a subsequent offering period, Purchaser will accept for exchange, and promptly exchange, all validly tendered Shares as they are received during the subsequent offering period. Please see the section of this Prospectus/Offer to Exchange entitled “—Withdrawal Rights.”

In all cases (including during any subsequent offering period), Purchaser will exchange all Shares tendered and accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of (1) the certificates representing such Shares or timely confirmation (a “book-entry confirmation”) of a book-entry transfer of such Shares into the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the section of this Prospectus/Offer to Exchange entitled “—Procedure for Tendering,” (2) the properly completed and duly executed Letter of Transmittal, with all required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined below) and (3) any other documents required under the letter of transmittal. As used in this Prospectus/Offer to Exchange, the term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of the book-entry confirmation which states that DTC has received an express acknowledgment from the participant in DTC tendering the Shares that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the letter of transmittal and that Purchaser and Parent may enforce such agreement against such participant.

For purposes of the Exchange Offer, Purchaser and Parent will be deemed to have accepted for exchange, and thereby exchanged, Shares validly tendered and not properly withdrawn as, if and when Purchaser gives oral or written notice to the Exchange Agent of Purchaser’s acceptance for exchange of such Shares pursuant to the Exchange Offer. Upon the terms and subject to the conditions of the Exchange Offer, exchange of Shares accepted for exchange pursuant to the Exchange Offer will be made by deposit of the cash and CVRs being exchanged therefor with the Exchange Agent and American Stock Transfer and Trust Company, LLC (the “Transfer Agent”), respectively, which will act as agents for tendering shareholders for the purpose of receiving the Merger Consideration from Parent and transmitting such consideration to tendering shareholders whose Shares have been accepted for exchange. Under no circumstances will Parent or Purchaser pay interest on the Merger Consideration for Shares, regardless of any extension of the Exchange Offer or other delay in making such exchange.

If any tendered Shares are not accepted for exchange for any reason pursuant to the terms and conditions of the Exchange Offer, or if certificates representing such Shares are submitted representing more Shares than are tendered, certificates representing unexchanged or untendered Shares will be returned, without expense to the tendering shareholder (or, in the case of Shares tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the procedure set forth in the section of this Prospectus/Offer to Exchange entitled “—Procedure for Tendering,” such Shares will be credited to an account maintained at DTC), promptly following the expiration or termination of the Exchange Offer.

Fractional CVRs

Parent will not issue fractional CVRs in the transaction. Instead, the number of CVRs to be received by a Genzyme shareholder in exchange for that shareholder’s Shares will, after aggregating all fractional CVRs to which that shareholder is entitled, be rounded to the nearest whole number.

Procedure for Tendering

In order for a shareholder to validly tender Shares, the Exchange Agent must receive prior to the expiration date the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message in lieu of the letter of transmittal, and any other documents required by the letter of transmittal, at one of its addresses set forth on the back cover of this Prospectus/Offer to Exchange and either (1) the certificates representing tendered Shares must be received by the Exchange Agent at such address or such Shares must be tendered pursuant to the procedure for book-entry transfer described below and a book-entry confirmation must be received by the Exchange Agent (including an Agent’s Message), in each case prior to the expiration date or the expiration of the subsequent offering period, if any, or (2) the tendering shareholder must comply with the guaranteed delivery procedures described below.

The method of delivery of Share certificates and all other required documents, including delivery through DTC, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Book-Entry Transfer. The Exchange Agent has established accounts with respect to the Shares at DTC for purposes of the Exchange Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in the system of DTC may make a book-entry delivery of Shares by causing DTC to transfer such Shares into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer at the DTC, either the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the letter of transmittal and any other required documents must, in any case, be received by the Exchange Agent at one of its addresses set forth on the back cover of this Prospectus/Offer to Exchange prior to the expiration date, or the tendering shareholder must comply with the guaranteed delivery procedure described below. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Signature Guarantees. No signature guarantee is required on the Letter of Transmittal (i) if the Letter of Transmittal is signed by the registered holder(s) (which term, for this purpose, includes any participant in DTC’s systems whose name appears on a security position listing as the owner of the Shares) of the Shares tendered therewith, unless such holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal or (ii) if the Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act (each an “Eligible Institution” and collectively “Eligible Institutions”). In all other cases, all signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 1 of the Letter of Transmittal. If a Share certificate is registered in the name of a person or persons other than the signer of the Letter of Transmittal, or if payment is to be made or delivered to, or a Share Certificate evidencing Shares not accepted for payment or not tendered is to be issued in, the name(s) of a person other than the registered holder(s), then the Share certificate must be endorsed or accompanied by appropriate duly executed stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the Share certificate, with the signature(s) on such Share certificate or stock powers guaranteed by an Eligible Institution as provided in the Letter of Transmittal. See Instructions 1 and 5 of the Letter of Transmittal.

Guaranteed Delivery. If a shareholder desires to tender Shares pursuant to the Exchange Offer and the Share certificates evidencing such shareholder’s Shares are not immediately available or such shareholder cannot deliver the Share certificates and all other required documents to the Exchange Agent prior to the expiration date, or such shareholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

•	such tender is made by or through an Eligible Institution;

•

a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by us, is received prior to the expiration date by the Exchange Agent as provided below; and

•

the Share certificates (or a book-entry confirmation) evidencing all tendered Shares, in proper form for transfer, in each case together with the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three trading days after the date of execution of such Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by overnight courier, transmitted by manually signed facsimile transmission or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in the form of Notice of Guaranteed Delivery made available by Purchaser.

Notwithstanding any other provision of this Prospectus/Offer to Exchange, payment for Shares accepted pursuant to the Exchange Offer will in all cases only be made after timely receipt by the Exchange Agent of (i) certificates evidencing such Shares or a book-entry confirmation of a book-entry transfer of such Shares into the Exchange Agent’s account at DTC pursuant to the procedures set forth herein, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share certificates or book-entry confirmations with respect to Shares are actually received by the Exchange Agent.

The method of delivery of Share certificates, the Letter of Transmittal and all other required documents, including delivery through DTC, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Exchange Agent (including, in the case of a book-entry transfer, receipt of a book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Shares will be determined by us, in our discretion, which determination shall be final and binding on all parties to the extent permitted by law. We reserve the absolute right to reject any and all tenders determined by us not to be in proper form or the acceptance for payment of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Shares of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to our satisfaction. None of Purchaser, the Exchange Agent, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Subject to any applicable legal requirements, any determination by us concerning any condition or event relating to this Exchange Offer, including the interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto), may be challenged by Genzyme shareholders in a court of competent jurisdiction. A nonappealable determination with respect to such matter by a court of competent jurisdiction will be final and binding upon all persons.

A tender of Shares pursuant to any of the procedures described above will constitute the tendering shareholder’s acceptance of the terms and conditions of the Exchange Offer, as well as the tendering shareholder’s representation and warranty to Parent and Purchaser that (1) such shareholder owns the tendered Shares (and any and all other Shares or other securities issued or issuable in respect of such Shares), (2) such shareholder has the full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all other Shares or other securities issued or issuable in respect of such Shares) and (3) when the same are accepted for exchange by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

The acceptance for exchange by Purchaser of Shares pursuant to any of the procedures described above will constitute a binding agreement between the tendering shareholder, Parent and Purchaser upon the terms and subject to the conditions of the Exchange Offer.

Appointment as Proxy. By executing the Letter of Transmittal as set forth above, the tendering shareholder will irrevocably appoint designees of Purchaser as such shareholder’s attorneys-in-fact and proxies in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of such shareholder’s rights with respect to the Shares tendered by such shareholder and accepted for exchange by Purchaser and with respect to any and all other Shares or other securities or rights issued or issuable in respect of such Shares. All such powers of attorney and proxies will be considered irrevocable and coupled with an interest in the tendered Shares. Such appointment will be effective when, and only to the extent that, we accept for exchange Shares tendered by such shareholder as provided herein. Upon such appointment, all prior powers of attorney, proxies and consents given by such shareholder with respect to such Shares or other securities or rights will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by such shareholder (and, if given, will not be deemed effective). The designees of Purchaser will thereby be empowered to exercise all voting and other rights with respect to such Shares and other securities or rights, including, without limitation, in respect of any annual, special or adjourned meeting of Genzyme’s shareholders, actions by written consent in lieu of any such meeting or otherwise, as they in their sole discretion deem proper. We reserve the right to require that, in order for Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for exchange of such Shares, Purchaser must be able to exercise full voting, consent and other rights with respect to such Shares and other related securities or rights, including voting at any meeting of shareholders.

Backup Withholding. Under the “backup withholding” provisions of United States federal income tax law, the Exchange Agent may be required to withhold and pay over to the Internal Revenue Service (the “IRS”) a portion of the amount of any payments, including the CVRs, pursuant to the Exchange Offer. In order to prevent backup federal income tax withholding with respect to payments to certain shareholders of the Merger Consideration for Shares exchanged pursuant to the Exchange Offer, each such shareholder must provide the Exchange Agent with such shareholder’s correct taxpayer identification number (“TIN”) and certify that such shareholder is not subject to backup withholding by completing an IRS Form W-9 or the Substitute Form W-9 included in the Letter of Transmittal. Certain shareholders (including, among others, all corporations and certain foreign persons) may not be subject to backup withholding. If a shareholder does not provide its correct TIN or fails to provide the certifications described above or establish an exemption, the Internal Revenue Service may impose a penalty on the shareholder and payment to the shareholder pursuant to the Exchange Offer may be subject to backup withholding. All shareholders tendering Shares pursuant to the Exchange Offer who are U.S. persons (as defined for United States federal income tax purposes) should complete and sign an IRS Form W-9 or the Substitute Form W-9 included in the Letter of Transmittal to provide the information necessary to avoid backup withholding. Foreign shareholders should complete and sign the appropriate Form W-8 (a copy of which may be obtained from the Exchange Agent or from the IRS website at www.irs.gov ) in order to establish their exempt status. Such shareholders should consult a tax advisor to determine which Form W-8 is appropriate. See Instruction 8 of the Letter of Transmittal.

Withdrawal Rights

Except as otherwise provided in this section, tenders of Shares made pursuant to the Exchange Offer are irrevocable.

Shares tendered pursuant to the Exchange Offer may be withdrawn at any time until the Exchange Offer has expired and, unless Purchaser has accepted the Shares for exchange pursuant to the Exchange Offer, may also be withdrawn at any time. If Purchaser elects to include a subsequent offering period, Shares tendered during the subsequent offering period may not be withdrawn. Please see the section of this Prospectus/Offer to Exchange entitled “—Extension, Termination and Amendment.”

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page of this Prospectus/Offer to Exchange. Any notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of such Shares, if different from that of the person who tendered such Shares. If certificates representing Shares to be withdrawn have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Exchange Agent and, unless such Shares have been tendered by or for the account of an Eligible Institution, the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer as set forth in the section of this Prospectus/Offer to Exchange entitled “—Procedure for Tendering,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Shares.

Withdrawals of Shares may not be rescinded. Any Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. However, withdrawn Shares may be re-tendered at any time prior to the expiration date (or during the subsequent offering period, if any) by following one of the procedures described in the section of this Prospectus/Offer to Exchange entitled “—Procedure for Tendering” (except Shares may not be re-tendered using the procedures for guaranteed delivery during any subsequent offering period).

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Purchaser and Parent, in their discretion, whose determination will be final and binding to the fullest extent permitted by law. None of Purchaser or Parent or any of their respective affiliates or assigns, the Dealer Manager, the Exchange Agent, the Information Agent or any other person will be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

Announcement of Results of the Exchange Offer

Parent will announce the final results of the Exchange Offer, including whether all of the Offer Conditions have been fulfilled or waived and whether Purchaser will accept the tendered Shares for exchange after expiration of the Exchange Offer. The announcement will be made by a press release.

Certain United States Federal Income Tax Consequences

The following is a summary of certain (1) United States federal income tax consequences of the Exchange Offer and the Merger to shareholders of Genzyme whose Shares are tendered and accepted for exchange pursuant to the Exchange Offer or whose Shares are converted into the right to receive the Cash Consideration and CVRs in the Merger, (2) United States federal income tax considerations related to the ownership and disposition of CVRs received in the Exchange Offer or the Merger and (3) United States federal income tax consequences to holders of Shares who properly perfect appraisal rights. The discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to holders of Shares or CVRs received in the Exchange Offer or the Merger. The discussion is based on current provisions of the Code, existing, proposed and temporary regulations thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly with a retroactive effect. The discussion applies only to holders who hold Shares and/or who will acquire CVRs pursuant to the Exchange Offer or Merger, as applicable, as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances or that may apply to holders subject to special treatment under United States federal income tax laws (including, for example, holders who hold Shares or CVRs as part of a hedge, straddle, constructive sale or conversion transaction, holders who acquired Shares or CVRs under Genzyme’s stock incentive plans, pursuant to the exercise of employee stock options or otherwise as compensation, holders liable for the alternative minimum tax, partnerships or other pass-through entities, insurance companies, tax-exempt organizations, financial institutions and broker-dealers). This discussion applies only to a beneficial holder of Shares or CVRs which is one of the following: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. This discussion does not consider the effect of any foreign, state or local tax laws.

If an entity or arrangement treated as a partnership for United States federal income tax purposes is a beneficial owner of Shares or CVRs, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of Shares or CVRs that are partnerships, and partners in such partnerships, should consult their tax advisor regarding the United States federal income tax consequences to them of the Exchange Offer, the Merger, and the ownership and disposition of CVRs.

Because individual circumstances may differ, shareholders should consult their own tax advisors to determine the applicability of the rules discussed below and the particular tax effects of the Exchange Offer and the Merger and the ownership and disposition of CVRs received in the Exchange Offer or the Merger to them, including the application and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in such laws.

The exchange of Shares for cash and CVRs pursuant to the Exchange Offer or the Merger will be a taxable transaction for United States federal income tax purposes. In general, a holder of Shares will recognize capital gain or loss equal to the difference, if any, between (1) the sum of the amount of cash, and the fair market value of the CVRs received by the shareholder in exchange for such Shares and (2) the shareholder’s adjusted tax basis in such Shares. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) tendered pursuant to the Exchange Offer or exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss provided that a shareholder’s holding period for such Shares is more than one year at the time of consummation of the Exchange Offer or the Merger, as the case may be. Long-term capital gains of certain non-corporate holders, including individuals, generally are eligible for federal income taxation at preferential rates. Certain limitations apply to the deductibility of a shareholder’s capital losses. The installment method of reporting any gain attributable to receipt of a CVR will not be available because Shares are traded on an established securities market.

A holder’s initial tax basis in a CVR received in the Exchange Offer or the Merger will equal the fair market value of such CVR as determined for United States federal income tax purposes, and the holding period for such CVR will begin on the day following the date of the consummation of the Exchange Offer or the Merger, as the case may be.

There is no legal authority directly addressing the United States federal income tax treatment of the CVRs. Accordingly, the amount, timing and character of any gain, income or loss with respect to the CVRs are uncertain. For example, it is possible that payments received with respect to a CVR, up to the amount of the holder’s adjusted tax basis in the CVR, may be treated as a non-taxable return of a holder’s adjusted tax basis in the CVR, with any amount received in excess of such basis treated as gain from the disposition of the CVR, or possibly another method of basis recovery may apply. Further, it is not clear whether payments made with respect to a CVR may be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. A holder who does not sell, exchange or otherwise dispose of a CVR may not be able to recognize a loss with respect to the CVR until the holder’s right to receive CVR payments terminates.

Although not entirely clear, a portion of any payment due more than six months following the consummation of the Exchange Offer or the Merger, as the case may be, with respect to a CVR may constitute imputed interest taxable as ordinary income under Section 483 of the Code, and Parent has agreed with Genzyme to determine imputed interest, if any, in accordance with Section 483 of the Code. The portion of any CVR payment treated as imputed interest under Section 483 of the Code generally should equal the excess of the amount of the CVR payment over the present value of such amount as of the consummation of the Exchange Offer or the Merger, as the case may be, calculated using the applicable federal rate as the discount rate. A holder of a CVR must include in its taxable income interest imputed pursuant to Section 483 of the Code using such holder’s regular method of accounting.

Upon a sale or other disposition of a CVR, a holder generally should recognize capital gain or loss equal to the difference between (1) the sum of the amount of any cash received upon such sale or exchange and the fair market value of any property received upon such sale or exchange (less any imputed interest, as described below) and (2) the holder’s adjusted tax basis in the CVR. Such gain or loss generally will be long-term capital gain or loss if the holder has held the CVR for more than one year. Although not entirely clear, it is possible that a portion of the amount received by a holder upon the sale or other disposition of a CVR may be treated as imputed interest income, determined under the method described above.

The United Stated federal income tax treatment of the CVRs is not certain. Neither Parent nor Purchaser intends to seek a ruling from the IRS regarding the tax treatment of the CVRs and it is possible that the IRS might successfully assert that payments with respect to, or sales or other dispositions of, the CVRs should be treated differently than described above. If the IRS were to so successfully assert, the amount, timing and character of income, gain or loss realized with respect to the CVRs may be materially different than described above. You should consult your tax advisors concerning the recognition of income, gain or loss, if any, resulting from the receipt of payments, if any, with respect to, and sales or other dispositions of, the CVRs.

A shareholder whose Shares are purchased in the Exchange Offer or exchanged for cash and CVRs pursuant to the Merger is subject to information reporting and may be subject to backup withholding unless certain information is provided or an exemption applies. See “—Procedure for Tendering.”

Payments made with respect to a CVR may be subject to information reporting and backup withholding. In order to prevent backup withholding with respect to payments to certain holders of CVRs, each such holder must provide its correct TIN and certify that such holder is not subject to backup withholding by completing an IRS Form W-9 or the Substitute Form W-9 in the Letter of Transmittal. Certain holders of CVRs (including, among others, all corporations) may not be subject to backup withholding. If a holder of CVRs does not provide its correct TIN or fails to provide the certifications described above or establish an exemption, the IRS may impose a penalty on the holder and payment to the holder with respect to CVRs may be subject to backup withholding. All holders of CVRs who are U.S. persons (as defined for United States federal income tax purposes) should complete and sign an IRS Form W-9 or the Substitute Form W-9 included in the Letter of Transmittal to provide the information necessary to avoid backup withholding.

Appraisal Rights

The above discussion does not apply to holders of Shares who properly perfect appraisal rights. Generally, a holder of Shares who perfects appraisal rights with respect to such holder’s Shares will recognize capital gain or loss equal to the difference between such holder’s tax basis in those shares and the amount of cash received in exchange for those Shares.

French Withholding Tax

Parent has agreed not to withhold tax under French law on the delivery of cash or CVRs in the Exchange Offer or in the Merger or with respect to any payments made with respect to the CVRs except to the extent that withholding becomes required by reason of a change in French laws (or in the official interpretations thereof) in the future.

Statutory Requirements; Approval of the Merger

Under the MBCA, the approval of the Genzyme Board and the affirmative vote of the holders of a majority of the outstanding Shares may be required to approve the Merger Agreement. The Genzyme Board has unanimously adopted the Merger Agreement and approved the Exchange Offer and the Merger and, unless the Merger is consummated pursuant to the short-form merger provisions under Section 11.05 of the MBCA described below, the only remaining required corporate action by Genzyme is the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the Shares. Under the Merger Agreement, if the Merger cannot be consummated pursuant to the short-form merger provisions under the MBCA, Genzyme is required to duly call, give notice of, convene and hold a special meeting of its shareholders promptly following the consummation of the Exchange Offer for the purpose of approving the Merger Agreement. If the Minimum

Condition (as defined below at “—Conditions of the Exchange Offer”) is satisfied, we believe Purchaser will have sufficient voting power to cause the approval and adoption of the Merger Agreement and the transactions contemplated thereby without the affirmative vote of any other Genzyme shareholders, and a special meeting of Genzyme shareholders would not be required.

Short-Form Merger

Under the MBCA, if Purchaser acquires, pursuant to the Exchange Offer, at least 90% of the outstanding Shares, Purchaser will be able to approve the Merger without the affirmative vote of Genzyme’s other shareholders. In such event, Parent and Purchaser anticipate that they will take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without calling or conducting a meeting of Genzyme’s shareholders. If, however, Purchaser does not acquire at least 90% of the outstanding Shares pursuant to the Exchange Offer or otherwise, a vote of Genzyme’s shareholders is required under the MBCA, and a significantly longer period of time would be required to effect the Merger. Pursuant to the Merger Agreement, Genzyme has agreed to convene a meeting of its shareholders promptly following consummation of the Exchange Offer to consider and vote on the Merger, if a shareholders’ vote is required. If Purchaser acquires at least 90% of the outstanding Shares and consummates a short form merger pursuant to Section 11.05 of the MBCA, Purchaser shall notify all Genzyme shareholders of record who are entitled to assert appraisal rights, in writing, that the Merger became effective, within 10 days after consummation of the Merger. The appraisal notice will contain the information required by Section 13.22 of the MBCA, including Purchaser’s estimate of the fair value of the Shares and procedural instructions for Genzyme shareholders who wish to assert appraisal rights.

Appraisal/Dissenters’ Rights

No dissenters’ or appraisal rights are available to Genzyme shareholders in connection with the Exchange Offer.

Genzyme shareholders who do not vote “FOR” the Merger and who hold their Shares through the completion of the Merger are entitled to exercise their appraisal rights to have the fair value of their shares judicially determined by a Massachusetts court pursuant to Part 13 of the MBCA. Any Genzyme shareholder wishing to preserve such rights should carefully review Part 13 of the MBCA, which sets forth the procedures to be complied with in exercising and perfecting any such rights. Failure to strictly comply with the procedures set forth in Part 13 of the MBCA may result in the loss of any such appraisal rights to which such shareholder otherwise may be entitled.

If any holder of Shares who demands appraisal under Part 13 of the MBCA fails to perfect, or effectively withdraws or loses its appraisal rights as provided in the MBCA, the Shares of such shareholder will be converted into the right to receive the Merger Consideration. A shareholder’s right to exercise appraisal rights in order to determine the fair value of its Shares shall also terminate if the Merger is abandoned or rescinded, if a court having jurisdiction permanently enjoins or sets aside the Merger, or if the shareholder’s demand for payment is withdrawn with the consent of Genzyme.

In light of the complexity of Part 13 of the MBCA, any Genzyme shareholders wishing to assert appraisal rights with respect to the Merger should consult their legal advisors.

Plans for Genzyme

The purpose of the Exchange Offer and the Merger is for Parent to acquire control of, and ultimately the entire interest in, Genzyme. Parent intends, promptly following Purchaser’s acceptance for exchange and exchange of Shares in the Exchange Offer, to consummate a Merger of Purchaser with and into Genzyme. In the Merger, each remaining outstanding Share (other than Shares owned by Parent, Purchaser, Genzyme or any subsidiary of Parent or Genzyme) will be converted into the right to receive the Merger Consideration. If the Exchange Offer is successful, Parent intends to consummate the Merger as promptly as practicable.

If, and to the extent that Parent (and/or any of Parent’s subsidiaries) acquires control of Genzyme, Parent intends to conduct a detailed review of Genzyme’s business, operations, capitalization and management and consider and determine what, if any, changes would be desirable in light of the circumstances which then exist. It is expected that, initially following the Merger, the business and operations of Genzyme will, except as set forth in this offer, be continued substantially as they are currently being conducted, but Parent expressly reserves the right to make any changes that it deems necessary, appropriate or convenient to optimize exploitation of Genzyme’s potential in conjunction with Parent’s businesses in light of Parent’s review or in light of future developments. Such changes could include, among other things, changes in Genzyme’s business, corporate structure, assets, properties, marketing strategies, capitalization, management, personnel or dividend policy and changes to Genzyme’s articles of organization and bylaws.

Except as indicated in this Exchange Offer, neither Parent nor any of Parent’s subsidiaries has any current plans or proposals which relate to or would result in (1) any extraordinary transaction, such as a merger, reorganization or liquidation of Genzyme or any of its subsidiaries, (2) any purchase, sale or transfer of a material amount of assets of Genzyme or any of its subsidiaries, (3) any material change in the present dividend rate or policy, or indebtedness or capitalization of Genzyme or any of its subsidiaries or (4) any other material change in Genzyme’s corporate structure or business.

Effect of the Exchange Offer on the Market for Shares; Nasdaq Listing; Registration under the Exchange Act; Margin Regulations

Effect of the Exchange Offer on the Market for Shares of Genzyme

The exchange of Shares by Purchaser pursuant to the Exchange Offer will reduce the number of Shares that might otherwise trade publicly and will reduce the number of holders of Shares, which could adversely affect the liquidity and market value of the remaining Shares held by the public. The extent of the public market for Genzyme common stock and the availability of quotations reported in the over-the-counter market depends upon the number of shareholders holding Genzyme common stock, the aggregate market value of the Shares remaining at such time, the interest of maintaining a market in the Shares on the part of any securities firms and other factors.

Stock Quotation

Depending upon the number of Shares purchased pursuant to the Exchange Offer, the Shares may no longer meet the requirements for continued listing on Nasdaq. According to the published guidelines of Nasdaq, Nasdaq would consider disqualifying the Shares for listing on Nasdaq (though not necessarily for listing on The Nasdaq Capital Market) if, among other possible grounds, the number of publicly held Shares falls below 750,000, the total number of beneficial holders of round lots of Shares falls below 400, the market value of publicly held Shares over a 30 consecutive business day period is less than $5 million, there are fewer than two active and registered market makers in the Shares over a ten consecutive business day period, Genzyme has shareholders’ equity of less than $10 million, or the bid price for the Shares over a 30 consecutive business day period is less than $1. Furthermore, Nasdaq will consider delisting the Shares from Nasdaq altogether if, among other possible grounds, (i) the number of publicly held Shares falls below 500,000, (ii) the total number of beneficial holders of round lots of Shares falls below 300, (iii) the market value of publicly held Shares over a 30 consecutive business day period is less than $1 million, (iv) there are fewer than two active and registered market makers in the Shares over a ten consecutive business day period, (v) the bid price for the Shares over a 30 consecutive business day period is less than $1, or (vi)(A) Genzyme has shareholders’ equity of less than $2.5 million, (B) the market value of Genzyme’s listed securities is less than $35 million over a ten consecutive business day period, and (C) Genzyme’s net income from continuing operations is less than $500,000 for the most recently completed fiscal year and two of the last three most recently completed fiscal years. Shares held by officers or directors of Genzyme, or by any beneficial owner of more than 10% of the Shares, will not be considered as being publicly held for this purpose. As of March 2, 2011, there were (i) 263,114,965 Shares of common stock of Genzyme issued and outstanding, (ii) outstanding options to purchase approximately 23,611,094 Shares, of which options to purchase approximately 23,308,817 Shares had an exercise price less than $74.00, (iii) 4,541,592 Shares of common stock issuable in respect of Genzyme’s restricted stock units, (iv) 317,456 Shares of common stock estimated to be issuable in respect of Genzyme’s employee stock purchase plan for the first quarter of 2011 and (v) 15,522 Shares issuable in respect of certain Share purchase rights. If, as a result of the purchase of Shares pursuant to the Exchange Offer or otherwise, the Shares are either no longer eligible for Nasdaq or are delisted from Nasdaq altogether, the market for Shares will be adversely affected.

Margin Regulations

The Shares are currently “margin securities” under the Regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), which has the effect, among other things, of allowing brokers to extend credit on the collateral of the Shares. Depending upon factors similar to those described above regarding the market for the Shares and stock quotations, it is possible that, following the Exchange Offer, the Shares would no longer constitute “margin securities” for the purposes of the margin regulations of the Federal Reserve Board and, therefore, could no longer be used as collateral for loans made by brokers.

Exchange Act Registration

The Shares are currently registered under the Exchange Act. Such registration may be terminated upon application of Genzyme to the SEC if the Shares are neither listed on a national securities exchange nor held by 300 or more holders of record. Termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by Genzyme to its shareholders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to Genzyme, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy statement pursuant to Section 14(a) of the Exchange Act in connection with shareholders’ meetings and the related requirement of furnishing an annual report to shareholders and the requirements of Rule 13e-3 under the Exchange Act with respect to “going private” transactions. Furthermore, the ability of “affiliates” of Genzyme and persons holding “restricted securities” of Genzyme to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, may be impaired or eliminated. If registration of the Shares under the Exchange Act were terminated, the Shares would no longer be “margin securities” or be eligible for listing on Nasdaq. We intend and will cause Genzyme to terminate the registration of the Shares under the Exchange Act as soon after consummation of the Exchange Offer as the requirements for termination of registration are met. If registration of the Shares is not terminated prior to the Merger, the registration of the Shares under the Exchange Act will be terminated following the consummation of the Merger.

Effect on Genzyme Senior Notes.

In June 2010, Genzyme issued $500.0 million of 3.625% Senior Notes due 2015 and $500.0 million of 5.000% Senior Notes due 2020 (together, the “Senior Notes”) under an Indenture dated June 17, 2010 between Genzyme and The Bank of New York Mellon Trust Company, N.A., as trustee, and a related first supplemental indenture (the “Senior Notes Indenture”). After completion of the Exchange Offer, Parent may (i) cause Genzyme to keep the Senior Notes outstanding, subject to complying with a requirement in the Senior Notes Indenture, if applicable, that Genzyme make an offer to purchase the Senior Notes at 101% of the principal amount of the notes, plus accrued and unpaid interest, in the event of a “Change of Control Triggering Event” under, and as defined in, the Senior Notes Indenture (generally, a change of control combined with a ratings downgrade of the Senior Notes to below investment grade) or (ii) cause Genzyme to redeem the Senior Notes as permitted by the Senior Notes Indenture. The Senior Notes were issued in a private placement and are currently registered under Section 15(d) of the Exchange Act. If we choose to keep the Senior Notes outstanding, we may cause Genzyme to cease filing periodic reports and other information with the SEC and providing such reports to the trustee under the Senior Notes Indenture and holders of the Senior Notes, if, when, and to the extent doing so, would be consistent with the requirements of SEC rules and regulations and the applicable provisions of the Indenture.

Conditions of the Exchange Offer

Notwithstanding any other provision of the Exchange Offer and in addition to (and not in limitation of) Purchaser’s rights and obligations to extend and amend the Exchange Offer pursuant to the Merger Agreement, Purchaser shall not be required to accept for exchange or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares after termination or withdrawal of the Exchange Offer), pay for, and may delay the acceptance for exchange of or, subject to the restriction referred to above, the payment for, any validly tendered Shares unless, immediately prior to the then applicable expiration date the following conditions have been met:

Minimum Tender Condition

There having been validly tendered in the Exchange Offer and not properly withdrawn that number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly-owned subsidiaries), constitutes at least a majority of the total number of then-outstanding Shares on a fully diluted basis (the “Minimum Tender Condition”).

CVR Condition

The Registration Statement having been declared effective and no stop order suspending the effectiveness of the Registration Statement being in effect and no proceedings for that purpose having been initiated or threatened in writing by the SEC, (ii) the CVRs being issued in the Exchange Offer and the Merger having been approved for listing (subject, if applicable, to notice of issuance) for trading on Nasdaq (or such other exchange(s), electronic trading networks or other suitable trading platforms as are mutually agreed by Parent and Genzyme), and (iii) the CVR Agreement having been duly executed and delivered by Parent and the trustee and being in full force and effect (clauses (i)-(iii) together, the “CVR Condition”). The Merger Agreement requires Parent to execute and deliver the CVR Agreement prior to the Acceptance Time and submit an application for listing the CVRs for trading on Nasdaq and use reasonable best efforts to cause the CVRs to be approved for listing (subject to notice of issuance) for trading on Nasdaq. Parent submitted its listing application on March 9, 2011.

Regulatory Condition

Any applicable waiting period under the antitrust laws of certain jurisdictions, in respect of the transactions contemplated by the Merger Agreement, shall have expired or been terminated.

Other Conditions

Additionally, Purchaser will not be required to accept for exchange or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Exchange Offer), to pay for any Shares tendered in connection with the Exchange Offer if, immediately prior to the then applicable expiration date, any of the following conditions exists:

(a)	there has been any law, decree, judgment, order or injunction, promulgated, enacted, entered, enforced, issued or amended by any governmental entity that restrains, enjoins or otherwise prohibits the making or consummation of the Exchange Offer or the Merger;

(b)	Genzyme has breached or failed to comply in any material respect with any of its covenants, or agreements under the Merger Agreement, and either such breach or failure to comply is not capable of being cured within twenty days following receipt by Genzyme of written notice of such breach or failure or, if such breach or failure is capable of being cured within such period, it has not been cured within such period;

(c)	(i) the representations and warranties of Genzyme in the Merger Agreement that (A) since September 30, 2010, there has not been any change, development, event, occurrence, effect or state of facts that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect (as defined below) (B) no broker, finder, or investment banker (other than Credit Suisse and Goldman Sachs) is entitled to any fees in respect of the Exchange Offer and the Merger Agreement based on arrangements made by Genzyme or its subsidiaries shall not be true and correct in all respects (ii) the representations and warranties of Genzyme in the Merger Agreement related to Genzyme’s capitalization, authority and approval of the Genzyme Board related to the Exchange Offer and the Merger, and the exemption of the Exchange Offer and the Merger from the anti-takeover provisions of the Massachusetts General Laws (including Chapters 110C, 110D, 110F thereof) shall not be true and correct (except for de minimis inaccuracies) or as of the expiration date as though made on the expiration date (other than representations and warranties that by their terms speak as of another date, which shall not be true and correct as of such date) or (iii) all other representations and warranties of Genzyme set forth in the Merger Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or “Material Adverse Effect,” shall not be true and correct, in each case, as of the date of the Merger Agreement or as of the expiration date as though made on the expiration date (other than representations and warranties that by their terms speak as of another date, which shall not be true and correct as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect”) as so made, individually or in the aggregate, does not have and is not reasonably expected to result in a Material Adverse Effect on Genzyme;

(d)	there is pending a proceeding (other than an inquiry) by any governmental entity challenging or seeking to restrain or prohibit the consummation of the Exchange Offer, the Merger or the other transactions contemplated thereby, in which such governmental entity, in the reasonable determination of Parent, has a substantial likelihood of success and which reasonably would be expected to have a material adverse impact on Parent and Genzyme and its subsidiaries taken as a whole;

(e)	since the date of the Merger Agreement, there has occurred a Material Adverse Effect; or

(f)	the Merger Agreement has been terminated pursuant to its terms.

To the extent permitted by the rules and regulations of the SEC which require the satisfaction or waiver of conditions prior to the expiration of the Exchange Offer (or thereafter in relation to any condition dependent upon the receipt of government approvals), the foregoing conditions are for the benefit of Parent and Purchaser and, other than the Minimum Tender Condition, and the CVR Condition, may be waived by Parent or Purchaser in whole or in part at any applicable time or from time to time prior to the expiration date, in each case subject to the terms and conditions of the Merger Agreement and the applicable rules and regulations of the SEC. Waiver of the Minimum Tender Condition is also subject to the consent of the Initial Lead Arrangers of the Acquisition Facility. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

As used in the Merger Agreement, the term “Material Adverse Effect” means any state of facts, change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or results of operations of Genzyme and its subsidiaries, taken as a whole; provided, however, that any state of facts, changes, effects, events or occurrences will be deemed not to constitute a Material Adverse Effect to the extent resulting from (i) changes generally affecting the economy, financial or securities markets or political, legislative or regulatory conditions or changes in the industries (or therapeutic areas) in which Genzyme operates; (ii) the announcement or pendency of the Merger Agreement or the transactions contemplated in the Merger Agreement;

(iii) any change in the market price or trading volume of the Shares, in and of itself; (iv) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any laws or regulations applicable to Genzyme or applicable accounting regulations or principles or the interpretation thereof; (vi) the performance of the Merger Agreement and the transactions contemplated thereby, including compliance with covenants set forth therein (excluding Genzyme operating in the ordinary course of business consistent with past practice), or any action taken or omitted to be taken by Genzyme at the request or with the prior written consent of Parent or Purchaser; (vii) any legal proceedings commenced by or involving any current or former shareholders of Genzyme (on their own or on behalf of Genzyme) arising out of or related to the Merger Agreement or the transactions contemplated in the Merger Agreement; (viii) any failure by Genzyme to meet any internal or analyst projections or forecasts or estimates of revenues, earnings or other financial metrics for any period, in and of itself; and (ix) the results of any clinical trial involving the humanized antibody directed against CD52 known as alemtuzumab (the “Alemtuzumab Clinical Trial Results”) except to the extent that such results adversely affect the business of Genzyme or its subsidiaries not related to alemtuzumab; provided, however, that state of facts, changes, effects, events or occurrences referred to in clauses (i), (iv) and (v) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such state of facts, changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on Genzyme and its subsidiaries, as compared to other companies operating in the industries in which Genzyme and its subsidiaries operate. For the avoidance of doubt, (A) “in and of itself” means that the exceptions in clause (iii) and clause (viii) of the definition of “Material Adverse Effect” shall not exclude a determination that a state of facts, change, effect, event or occurrence underlying such change or failure has resulted in a Material Adverse Effect and (B) the exception in clause (ix) of the definition of “Material Adverse Effect” shall not exclude a determination that an effect of the Alemtuzumab Clinical Trial Results on the business of Genzyme or its subsidiaries that is not related to alemtuzumab has resulted in a Material Adverse Effect.

Financing of the Exchange Offer; Source and Amount of Funds

Amount of Funds Required

Purchaser estimates that it will need approximately $21 billion to purchase all of the Shares pursuant to the Exchange Offer, to make payments in respect of outstanding in-the-money Options, Restricted Stock and RSUs and Share purchase rights and to consummate the Merger, plus related fees and expenses. As of December 31, 2010, Parent had cash and cash equivalents in the amount of approximately €6,465 million.

Acquisition Facility

Parent has entered into a Facilities Agreement (the “Facilities Agreement”) with J.P. Morgan plc, Société Générale Corporate & Investment Banking and BNP Paribas as mandated lead arrangers (the “Initial Mandated Lead Arrangers”) and BNP Paribas, J.P. Morgan Europe Limited and Société Générale (the “Initial Lenders”), subsequently syndicated among a group of credit institutions (together with the Initial Lenders, the “Lenders”), for unsecured term loan facilities of up to US $15,000,000,000 (together, the “Acquisition Facility”):

•

A US $10,000,000,000 term facility (“Facility A”) maturing 18 months from October 2, 2010, the date of execution of the Facilities Agreement. The maturity of Facility A can be postponed by Parent by 6 months.

•	A US $5,000,000,000 amortizable term facility (“Facility B”) with final maturity at 42 months from the date of execution of the Facilities Agreement.

Facilities A and B are available until December 31, 2011. The interest rate on each facility is equal to the London Inter-Bank Overnight Rate (or LIBOR), plus an applicable margin.

The Initial Lenders have committed to provide the full amount of the loans under the Acquisition Facility and have formed a syndicate of banks that have become lenders thereunder. The Facilities Agreement contains representations and warranties customary for credit facilities of this nature, including as to the accuracy of financial statements, litigation and no conflict with material agreements or instruments. The Facilities Agreement contains certain covenants, including limitations on liens, mergers, compliance with laws and change of business. The obligation of the Lenders to lend is conditioned upon, among other things, delivery of the Exchange Offer documents and documents relating to the Merger, there being no change in control of Parent, receipt of required approvals and consents and delivery of certain financial statements.

Funding the Exchange Offer and the Merger

Amounts to be paid for the Shares properly tendered in the Exchange Offer will be funded by the Acquisition Facility and available cash at Parent at the time of the payment for the Shares, including cash generated from the issuance of commercial paper in the U.S. or France under existing programs or from the issuance of debt securities in the U.S. or European markets.

Parent expects to contribute or otherwise advance funds to enable Purchaser to consummate the Exchange Offer. Parent expects, based upon the combination of internally available cash, debt securities issuance under existing programs and/or borrowings under the Acquisition Facility, to have sufficient cash on hand at the expiration of the Exchange Offer to pay the Cash Consideration for Shares tendered in the Exchange Offer and to provide funding for the Merger.

Repayment

It is anticipated that the borrowings described above will be refinanced or repaid from funds generated internally by Parent (including, after consummation of the Merger, existing cash balances of and funds generated by Genzyme) or other sources, which may include the proceeds of the sale of debt securities. No decision has been made concerning this matter, and decisions will be made based on Parent’s review from time to time of the advisability of selling particular securities as well as on interest rates and other economic conditions.

*            *             *

A copy of the Facilities Agreement, as amended, is on file with the SEC as an exhibit to the Schedule TO. Reference is made to such exhibits for a more complete description of the terms and conditions of the Acquisition Facility, and the foregoing summary of such terms and conditions is qualified in its entirety by such exhibit.

The Exchange Offer is not conditioned upon any financing arrangements.

Certain Legal Matters; Regulatory Approvals

General

Except as described in this section, based on its examination of publicly available information filed by Genzyme with the SEC and other information concerning Genzyme and the representations made by Genzyme in the Merger Agreement, Parent is not aware of any governmental license or regulatory permit that appears to be material to Genzyme’s business that might be adversely affected by the acquisition of Shares as contemplated herein or of any approval or other action by any governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Shares by Purchaser or Parent as contemplated herein. Should any such approval or other action be required, Parent currently contemplates that, except as described below under “—State Takeover Laws,” such approval or other action will be sought. While Parent does not currently intend to delay acceptance for exchange of Shares tendered pursuant to the Exchange Offer pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that if such approvals were not obtained or such other actions were not taken, adverse consequences might not result to Genzyme’s business, any of which could cause Parent to elect to terminate the Exchange Offer without the exchange of Shares thereunder under certain conditions. See “—Conditions of the Exchange Offer.”

U.S. Antitrust Compliance

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and rules and regulations promulgated thereto, certain transactions may not be consummated until specified information and documentary material (“Premerger Notification and Report Forms”) have been furnished to the Federal Trade Commission (the “FTC”), and the Antitrust Division of the Department of Justice (the “Antitrust Division”) and certain waiting period requirements have been satisfied. These requirements of the HSR Act apply to the acquisition of Genzyme by Parent.

Pursuant to the requirements of the HSR Act, on October 4, 2010, Parent filed a Premerger Notification and Report Form concerning the acquisition of Genzyme by Parent with the FTC and the Antitrust Division. The applicable waiting period under the HSR Act expired at 11:59 p.m., New York City time, on October 19, 2010, without any action having been taken by the FTC or the Antitrust Division.

At any time before or after Purchaser’s acceptance for exchange of Shares pursuant to the Exchange Offer, if the Antitrust Division or the FTC believes that the acquisition of Genzyme by Parent may substantially lessen competition in any line of commerce affecting U.S. consumers, the FTC and the Antitrust Division have the authority to challenge the transaction by seeking an order in federal court enjoining the transaction or, if Shares have already been acquired, requiring disposition of such Shares or, as a condition to clearance, the divestiture of assets of Parent, Genzyme or any of their respective subsidiaries or affiliates or requiring other relief. U.S. state attorneys general and private persons may also bring legal action under the antitrust laws seeking similar relief or seeking conditions to Purchaser’s obligation to accept for exchange Shares tendered in the Exchange Offer. While Parent believes that consummation of the Exchange Offer and the Merger would not violate any antitrust laws, there can be no assurance that a challenge to the Exchange Offer or the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be. If any such action is threatened or commenced by the FTC, the Antitrust Division or any state or governmental entity, Purchaser is not obligated to consummate the Exchange Offer.

European Union Antitrust Compliance

Under Council Regulation No. 139/2004/EC (the “EC Merger Regulation”), a transaction meeting certain thresholds may not be completed before it is notified to the European Commission (the “EC”) and the EC (a) has declared that the transaction does not fall within the scope of the EC Merger Regulation, (b) has declared that the transaction is compatible with the common market, or (c) has been deemed to have declared that the transaction is compatible with the common market (an “EC Decision”). On November 29, 2010, Parent notified the EC of the proposed acquisition of Genzyme by Parent. On January 12, 2011, the EC cleared the acquisition of Genzyme by Parent unconditionally under the EC Merger Regulation.

Other Foreign Antitrust Filings.

Parent and Genzyme and certain of their respective subsidiaries conduct business in several foreign countries where regulatory filings or approvals may be required or desirable in connection with the consummation of the acquisition of Genzyme by Parent. Parent notified the acquisition of Genzyme by Parent to the relevant antitrust authorities in Brazil, Japan, and Korea.

Brazilian Antitrust Compliance. Under Law 8884 and its related resolutions administered by Antitrust Commission (“CADE”), an office of the Ministry of Finance in charge of economic affairs (“SEAE”), and an office of the Ministry of Justice (“SDE”) (collectively, the “Brazilian Antitrust Authorities”), a transaction meeting certain thresholds must be notified to the Brazilian Antitrust Authorities within fifteen business days of commencement. Under Brazilian law, there is no automatic suspension of a notified transaction pending approval by the Brazilian Antitrust Authorities. If the Brazilian Antitrust Authorities conclude that the transaction creates or strengthens a dominant position or causes a lessening or restriction of competition in Brazil, the Brazilian

Antitrust Authorities could prohibit the transaction. Alternatively, they could require a remedy such as the divestiture of Shares acquired by Purchaser or, as a condition to clearance, the divestiture of substantial assets of Parent or its subsidiaries, or of Genzyme or its subsidiaries. Although Parent believes that consummation of the acquisition of Genzyme by Parent will not create or strengthen a dominant position or result in a lessening or restriction of competition in Brazil, there can be no assurance that a challenge to the Exchange Offer or the Merger will not be made or, if a challenge is made, what the result will be. Notification was submitted to the Brazilian Antitrust Authorities on October 21, 2010. SEAE, SDE and CADE have issued their non-binding decisions clearing the transaction without conditions.

Japanese Antitrust Compliance. Under Chapter 4 of the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade, as amended, and the relevant provisions of the Cabinet Ordinance and Regulations for the Law (collectively, the “Antimonopoly Law”), a transaction meeting certain thresholds may not be completed before it is notified to the Japanese Fair Trade Commission (“JFTC”) and the JFTC has issued a clearance decision or has permitted the review period to expire without issuing a request for additional information or otherwise extending the review period. The purchase of Shares pursuant to the Exchange Offer constitutes a notifiable transaction under the Antimonopoly Law. Notification was submitted to the JFTC on October 27, 2010 and the review period under the Antimonopoly Law expired on November 26, 2010 without objection from the JFTC.

Korean Antitrust Compliance. Under the Monopoly Regulation and Fair Trade Act, as amended, and related rules and regulations (“MRFTA”) that have been issued by the Korea Fair Trade Commission (the “KFTC”), a transaction meeting certain thresholds is subject to review and clearance by the KFTC. The purchase of Shares pursuant to the Exchange Offer constitutes a notifiable transaction and will be subject to review, after consummation of the Exchange Offer, under the MRFTA.

Under the provisions of the MRFTA, the initial review period is 30 days, which may be extended by up to 90 days if the KFTC has serious doubts whether a notified transaction will have an anti-competitive effect in Korea.

If the KFTC concludes that the transaction has an anti-competitive effect in Korea, it could require a remedy such as the divestiture of Shares acquired by Purchaser or, as a condition to clearance, the divestiture of substantial assets of Parent or its subsidiaries, or of Genzyme or its subsidiaries. Although Parent believes that consummation of the Exchange Offer and the Merger will not have an anti-competitive effect in Korea, there can be no assurance that a challenge to the Exchange Offer or the Merger will not be made by the KFTC or, if a challenge is made, what the result will be.

State Takeover Laws

The Merger Agreement provides, among other things, that the Genzyme Board has approved the Exchange Offer, adopted the Merger Agreement and approved the Merger and, in the Merger Agreement, Genzyme has represented and warranted that Chapters 110C and 110F of the Massachusetts General Laws do not apply to Parent or Purchaser in connection with the Exchange Offer, the Merger and the other transactions contemplated by the Merger Agreement, and Genzyme has opted out of application of Chapter 110D of the Massachusetts General Laws. Genzyme has also represented and warranted that, to its knowledge, no other state takeover statute is applicable to the Exchange Offer, the Merger or the other transactions contemplated by the Merger Agreement.

Massachusetts Anti-Takeover Laws

Genzyme is incorporated under the laws of the Commonwealth of Massachusetts. In general, Chapter 110F of the Massachusetts General Laws prevents an “interested stockholder” (including a person who owns or has the right to acquire 5% or more of a corporation’s outstanding voting stock) from engaging in a “ business combination” (defined to include mergers and certain other actions) with a Massachusetts corporation for a period of three years following the date such person became an interested stockholder unless, among other things, the “ business combination” is approved by the board of directors of such corporation prior to such date. In accordance with the provisions of Chapter 110F, the Genzyme Board has approved the Exchange Offer, the Merger, the Merger Agreement and the transactions contemplated thereby and has taken all appropriate action so that the restrictions on business combinations set forth in Chapter 110F, with respect to Genzyme, will not be applicable to the Exchange Offer or the Merger.

Chapter 110D of the Massachusetts General Laws restricts the voting rights of shares acquired in a control share acquisition, unless, among other things, the articles of organization or by-laws of a Massachusetts corporation provide that such restrictions are inapplicable. Genzyme’s bylaws opt out of Chapter 110D, and therefore such restrictions will not be applicable to Genzyme and Purchaser by virtue of such actions.

Chapter 110C of the Massachusetts General Laws subjects an offeror to certain disclosure and filing requirements before such offeror can proceed with a “take-over bid,” defined to include any acquisition of or offer to acquire more than ten percent of the issued and outstanding equity securities of a target company. The Genzyme Board has consented to the Exchange Offer, recommended the Merger Agreement and the transactions contemplated thereby to Genzyme’s shareholders, and has taken all appropriate additional action so that the Exchange Offer and the Merger will be excluded from the definition of a “take-over bid” under Chapter 110C, and its requirements will not be applicable to Parent and Purchaser.

The foregoing discussion is not a complete statement of Massachusetts law and is qualified in its entirety by reference to Chapter 110C, Chapter 110D, and Chapter 110F of the Massachusetts General Laws and the MBCA.

Going Private Transactions. The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain “going private” transactions and which may under certain circumstances be applicable to the Merger or another business combination following the exchange of Shares pursuant to the Exchange Offer in which Parent seeks to acquire the remaining Shares not held by Purchaser, Parent or its subsidiaries. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning Genzyme and certain information relating to the fairness of the proposed transaction and the consideration offered to minority shareholders in such transaction be filed with the SEC and disclosed to shareholders prior to consummation of such transaction. Parent believes that Rule 13e-3 should not be applicable to the Merger because it is anticipated that the Merger will be effected within one year following the consummation of the Exchange Offer and, in the Merger, shareholders will receive the same consideration per Share as paid in the Exchange Offer.

Other State Takeover Statutes

A number of states other than Massachusetts have adopted laws and regulations applicable to attempts to acquire securities of corporations that are incorporated, or have substantial assets, shareholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. In 1982, in Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987, in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana could, as a matter of corporate law, constitutionally disqualify a potential acquiror from voting shares of a target corporation without the prior approval of the remaining shareholders where, among other things, the corporation is incorporated, and has a substantial number of shareholders, in the state. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a U.S. federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional as applied to corporations incorporated outside Oklahoma in that they would subject such corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a U.S. federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December

1988, a U.S. federal district court in Florida held in Grand Metropolitan PLC v. Butterworth that the provisions of the Florida Affiliated Transactions Act and the Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of shareholders in the state and were incorporated there.

Genzyme, directly or through subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted takeover laws. Parent does not know whether any of these laws will, by their terms, apply to the Exchange Offer or the Merger and has not attempted to comply with any such laws. Purchaser reserves the right to challenge the applicability or validity of any state law purportedly applicable to the Exchange Offer and nothing in this Prospectus/Offer to Exchange or any action taken in connection with the Exchange Offer is intended as a waiver of such right.

Should any person seek to apply any state takeover law to the Exchange Offer or the Merger or other business combination between us or any of our affiliates and Genzyme, Parent will take such action as then appears desirable, which action may include challenging the applicability or validity of such statute in appropriate court proceedings. If it is asserted that one or more state takeover statutes is applicable to the Exchange Offer or the Merger or other business combination and an appropriate court does not determine that it is inapplicable or invalid as applied to the Exchange Offer or the Merger or other business combination, Parent might be required to file certain information with, or to receive approvals from, the relevant state authorities or holders of Shares, and Parent may be unable to accept for exchange or pay for Shares tendered pursuant to the Exchange Offer, or be delayed in continuing or consummating the Exchange Offer or the Merger or other business combination. In such case, Parent may not be obligated to accept for exchange any Shares tendered in the Exchange Offer. See “—Conditions of the Exchange Offer.”

Litigation

On August 11, 2010, The Jerry L. & Mena M. Morelos Revocable Trust, which purported to be a Genzyme shareholder, filed a putative class action complaint against Genzyme, the Genzyme Board and Chief Financial Officer (collectively, the “Individual Defendants”) and Parent in the United States District Court for the District of Massachusetts, Case No. 1:10-cv-11356 (the “Morelos Revocable Trust Action”). The complaint alleged that the Individual Defendants were breaching their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to maximize shareholder value in a potential transaction with Parent, and that Genzyme and Parent were aiding and abetting those breaches. The complaint sought, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order enjoining a potential transaction between Genzyme and Parent, and an award of attorneys’ fees and costs of litigation. On October 12, 2010, the plaintiff filed a notice of voluntary dismissal of its complaint as to Parent.

On August 16, 2010, the Chester County Employees Retirement Fund, which also purported to be a Genzyme shareholder, filed a putative class action complaint against Genzyme and the Genzyme Board in Massachusetts state court (Middlesex County), Docket No. 10-3065 (the “Chester County Action”). The complaint alleged that Genzyme’s directors were breaching their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to engage in good faith negotiations with Parent or any other potential bidder to obtain the best possible offer for Genzyme and its shareholders. The complaint sought, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order enjoining Genzyme’s directors from employing defensive maneuvers or other defensive tactics to prevent Genzyme’s shareholders from receiving and accepting a valid and value-maximizing offer for their Genzyme shares, an order directing Genzyme’s directors to exercise their fiduciary duties to obtain a transaction that is in the best interests of Genzyme’s shareholders, including negotiating fully and in good faith with Parent and/or any other potential bidder, damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation. On September 2, 2010, the plaintiff filed an amended complaint, which added factual allegations regarding post-August 16, 2010 events (including Parent’s August 29, 2010 non-binding proposal to acquire Genzyme and Genzyme’s rejection of the same) and sought the same relief.

On August 17, 2010, Alan R. Kahn, who also purported to be a Genzyme shareholder, filed a putative class action complaint against Genzyme, the Genzyme Board and Parent in Massachusetts state court (Middlesex County), Docket No. 10-3067 (the “Kahn Action”). Like the complaint in the Morelos Revocable Trust Action, the complaint in the Kahn Action alleged that Genzyme’s directors were breaching their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to maximize shareholder value in a potential transaction with Parent, and that Parent was aiding and abetting those breaches. The complaint sought, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order enjoining the potential transaction between Genzyme and Parent, damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation. On September 3, 2010, the plaintiff filed a notice of voluntary dismissal of his complaint as to Parent.

On September 8, 2010, Bernard Malina, who also purported to be a Genzyme shareholder, filed a putative class action complaint against Genzyme and the Genzyme Board in the United States District Court for the District of Massachusetts, Case No. 1:10-cv-11532 (the “Malina Action”). Like the complaint in the Chester County Action, the complaint in the Malina Action alleged that Genzyme’s directors were breaching their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to engage in good faith negotiations with Parent or any other bidder to obtain the best possible offer for Genzyme and its shareholders. The complaint sought, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order directing Genzyme’s directors to fulfill their fiduciary duties by cooperating with any entity or person, including Parent, having a bona fide interest in proposing a transaction that would maximize Genzyme shareholder value, damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation.

On September 9, 2010, Emanuel Resendes, who also purported to be a Genzyme shareholder, filed a putative class action complaint against the Individual Defendants in the United States District Court for the District of Massachusetts, Case No. 1:10-cv-11536 (the “Resendes Action”). Like the complaints in the Chester County and Malina Actions, the complaint in the Resendes Action alleged that the Individual Defendants were breaching their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to engage in good faith negotiations with Parent or any other bidder to obtain the best possible offer for Genzyme and its shareholders. The complaint sought, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order enjoining the Individual Defendants from entering into any contractual provisions that harmed Genzyme’s shareholders or prohibited the Individual Defendants from maximizing shareholder value (including any confidentiality agreement or contract designed to impede the maximization of shareholder value), an order enjoining the Individual Defendants from adopting, implementing or instituting any defensive measures that had or were intended to have the effect of making the consummation of an offer to purchase Genzyme more difficult or costly for a potential acquiror, and an award of attorneys’ fees and costs of litigation.

On September 14, 2010, William S. Field, III, Trustee U/A dated October 12, 1991 by William S. Field, Jr., who also purported to be a Genzyme shareholder, filed a putative class action complaint against Genzyme and the Individual Defendants in the United States District Court for the District of Massachusetts, Case No. 1:10-cv-11565 (the “Field Action”). Like the complaints in the Chester County, Malina and Resendes Actions, the complaint in the Field Action alleged that the Individual Defendants were breaching their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to engage in good faith negotiations with Parent or any other bidder to obtain the best possible offer for Genzyme and its shareholders. The complaint sought, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order appointing an independent Genzyme special committee with full authority to (i) evaluate, negotiate and, if in Genzyme’s shareholders’ best interest, enter into a transaction with Parent or another bidder and (ii) pursue other opportunities to maximize shareholder value, damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation.

On August 31, 2010, David Shade, who also purported to be a Genzyme shareholder, filed a putative class action complaint against Genzyme and the Genzyme Board in Massachusetts state court (Middlesex County),

Docket No. 10-3276 (the “Shade Action”). Like the complaints in the Chester County, Malina, Resendes and Field Actions, the complaint in the Shade Action alleged that Genzyme’s directors were breaching their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to engage in good faith negotiations with Parent or any other bidder to obtain the best possible offer for Genzyme and its shareholders. The complaint sought, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order enjoining Genzyme’s directors from instituting defensive measures that would inhibit their ability to maximize shareholder value, damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation.

On September 2, 2010, the Louisiana Municipal Police Employees’ Retirement System, which also purported to be a Genzyme shareholder, filed a putative class action complaint against Genzyme and the Genzyme Board in Massachusetts state court (Middlesex County), Docket No. 10-3327 (the “LAMPERS Action”). Like the complaints in the Chester County, Malina, Resendes, Field and Shade Actions, the complaint in the LAMPERS Action alleged that Genzyme’s directors were breaching their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to engage in good faith negotiations with Parent or any other bidder to obtain the best possible offer for Genzyme and its shareholders. The complaint sought, among other things, a declaration that the action is properly maintainable as a class action, a declaration that Genzyme’s directors were breaching their fiduciary duties to Genzyme’s public shareholders by refusing to negotiate with Parent, damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation.

On October 5, 2010, the plaintiffs in the Chester County, Kahn, Shade and LAMPERS Actions filed a motion to consolidate their respective actions, which motion was granted the same day. On October 18, 2010, the plaintiffs in the consolidated state court action filed a Consolidated Class Action Complaint against Genzyme and the Genzyme Board, which, among other things, added allegations that the Schedule 14D-9 that Genzyme filed with the SEC on October 7, 2010 failed to disclose all material information and was otherwise materially misleading. The Consolidated Class Action Complaint seeks, among other things, a declaration that the action is properly maintainable as a class action, a declaration that Genzyme’s directors are breaching their fiduciary duties to Genzyme’s public shareholders by refusing to negotiate with Parent, an order requiring Genzyme’s directors to disclose all material information regarding the Schedule 14D-9, damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation. On November 1, 2010, the defendants moved to dismiss the Consolidated Class Action Complaint, and, on December 6, 2010, the parties completed briefing on that motion, which was then submitted to the court for disposition.

On October 18, 2010, Warren Pinchuck, who also purported to be a Genzyme shareholder, filed a putative class action complaint against Genzyme and the Individual Defendants in the United States District Court for the District of Massachusetts, Case No. 1:10-cv-11776 (the “Pinchuck Action”). Like the complaints in the Chester County, Malina, Resendes, Field, Shade and LAMPERS Actions, the complaint in the Pinchuck Action alleged that the Individual Defendants were breaching their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to engage in good faith negotiations with Parent or any other bidder to obtain the best possible offer for Genzyme and its shareholders. The complaint further alleged that the Schedule 14D-9 that Genzyme filed with the SEC on October 7, 2010 was materially false and misleading. The complaint sought, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order enjoining the Individual Defendants from breaching their fiduciary duties to Genzyme’s public shareholders by refusing to respond to Parent in good faith and for the purpose of maximizing shareholder value, an order enjoining the Individual Defendants from initiating any anti-takeover devices that would inhibit their ability to maximize shareholder value, damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation. On December 6, 2010, the plaintiff voluntarily dismissed his complaint without prejudice.

On December 17, 2010, the plaintiffs in the Morelos Revocable Trust, Malina, Resendes and Field actions filed an unopposed motion to consolidate their respective actions and to appoint lead counsel, which motion was granted on December 29, 2010. On January 18, 2011, plaintiffs in the consolidated federal court action filed an Amended Shareholder Class Action Complaint against Genzyme, the members of the Genzyme Board and its chief financial officer, alleging, among other things, that the Schedule 14D-9 that Genzyme filed with the SEC on October 7, 2010 failed to disclose all material information and was otherwise materially misleading, in violation of Section 14(e) of the Securities Exchange Act of 1934 and the Genzyme directors’ fiduciary duty of disclosure under state law. The Amended Shareholder Class Action Complaint further alleges that the Genzyme directors breached their fiduciary duties of loyalty, due care and good faith by failing to pursue discussions with Parent regarding a potential transaction between the two companies. The Amended Shareholder Class Action Complaint seeks, among other things, an order appointing an independent special committee with authority to negotiate with Parent and pursue other opportunities to maximize shareholder value, an order requiring the defendants to disclose to Genzyme’s shareholders the information allegedly omitted from or misrepresented in the Schedule 14D-9, damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation. On February 16, 2011, the defendants moved to dismiss the Amended Shareholder Class Action Complaint, which motion is currently pending.

On March 2, 2011, the West Palm Beach Police Pension Fund, which also purports to be a Genzyme shareholder, filed a putative class action complaint against Genzyme, its Board of Directors, Parent and Purchaser in Massachusetts state court (Middlesex County), Docket No. 11-0682 (the “West Palm Beach Action”). The complaint in the West Palm Beach Action alleges that Genzyme and the members of its Board breached their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to maximize shareholder value in conection with the Exchange Offer and the Merger, and that Parent and Purchaser aided and abetted those breaches. The complaint seeks, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order enjoining the Exchange Offer and the Merger, and an award of attorneys’ fees and costs of litigation.

On March 8, 2011, plaintiff Local No. 38 International Brotherhood of Electrical Workers Pension Fund (“IBEW”) in a pending shareholder derivative action in Massacusetts state court (Suffolk County) against the members of the Genzyme Board and certain Genzyme officers arising out of alleged manufacturing deficiencies at Genzyme’s Allston facility, Docket No. 10-3883 (the “IBEW Action”), filed an amended complaint, on behalf of a putative class of Genzyme shareholders, that adds claims against Genzyme, the members of its Board, certain of its officers, Parent and Purchaser relating to the Exchange Offer and the Merger. Specifically, the amended complaint in the IBEW Action, in addition to the prior derivative claims, alleges that the members of Genzyme’s Board and the named Genzyme officers breached their fiduciary duties to Genzyme’s public shareholders by, among other things, failing to maximize shareholder value in connection with the Exchange Offer and the Merger and by failing to disclose all material information in the 14D-9, and that Genzyme, Parent and Purchaser aided and abetted those breaches. The amended complaint seeks, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order appointing an independent special committee of Genzyme with full authority to evaluate the Exchange Offer and the Merger and to pursue other value maximizing opportunities for Genzyme’s public shareholders, damages in an unspecified amount, equitable relief to remedy the alleged misconduct, and an award of attorneys’ fees and costs of litigation.

On March 9, 2011, IBEW filed an emergency motion to consolidate the IBEW Action with the previously consolidated Massachusetts state court actions, and to appoint IBEW Lead Plaintiff in the new consolidated action (the “IBEW Consolidation Motion”).

On March 14, 2011, plaintiffs in the consolidated Massachusetts state court action filed an emergency motion for leave to supplement their Consolidated Class Action Complaint to add allegations that Genzyme and the members of its Board breached their fiduciary duties to Genzyme’s public shareholders by failing to disclose all material information about the Exchange Offer and the Merger in the 14D-9. The proposed supplement seeks, among other things, an order certifying a plaintiff class consisting of all public Genzyme shareholders, an order requiring the defendants to disclose all material information regarding the Exchange Offer and the Merger and to correct any materially misleading statements regarding the Exchange Offer and the Merger in the 14D-9, damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation.

On March 15, 2011, plaintiffs in the consolidated Massachusetts state court action filed an opposition and cross-motion to the IBEW Consolidation Motion, requesting an order consolidating the IBEW Action with the consolidated Massachusetts state court action and denying the IBEW Consolidation Motion in all respects.

Interests of Executive Officers and Directors of Parent in the Exchange Offer

Except as set forth in this Prospectus/Offer to Exchange, neither Parent nor Purchaser, nor, after due inquiry and to the best of Parent’s and Purchaser’s knowledge and belief, any of their directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Genzyme. Parent and Genzyme do not believe that the Exchange Offer and the Merger will be deemed to be a change in control impacting grants under any of their long-term incentive or stock option plans or a change in control under any change in control agreement between Parent and any of its employees.

Interests of Executive Officers and Directors of Genzyme in the Exchange Offer

In considering the recommendation of the Genzyme Board regarding the Exchange Offer and the Merger, Genzyme shareholders should be aware that certain directors and officers of Genzyme may be deemed to have interests in the Exchange Offer and the Merger that are different from or in addition to the interests shareholders of Genzyme generally. The Genzyme Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, the Exchange Offer and the Merger and recommending that Genzyme shareholders accept the Exchange Offer by tendering their Share into the Exchange Offer and, if required by applicable law, approve the Merger.

As a result of these interests, Genzyme directors and officers may have reasons for tendering their Shares and, if necessary, voting to approve the Merger that are not the same as your interests. Genzyme shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the Exchange Offer and the Merger.

Information on the interests of executive officers and directors of Genzyme in the Exchange Offer and the Merger is more fully described in Genzyme’s Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Genzyme shareholders together with this Prospectus/Offer to Exchange and is incorporated herein by reference.

Certain Relationships with Genzyme and Interests of Parent and Purchaser in the Exchange Offer

As of the date of this Prospectus/Offer to Exchange, Parent beneficially owns 100 Shares, representing a de minimis percentage of the outstanding Shares as of such date. Parent acquired these Shares in an ordinary brokerage transaction on September 1, 2010, at a price per Share of $70.52. Except as described in this Prospectus/Offer to Exchange or Schedule I hereto, (i) none of Parent, Purchaser, or, to the best knowledge of Parent and Purchaser, any of the persons listed in Schedule I to this Prospectus/Offer to Exchange or any associate or majority-owned subsidiary of Parent or Purchaser or any of the persons so listed beneficially owns or has any right to acquire, directly or indirectly, any Shares and (ii) none of Parent, Purchaser, or, to the best knowledge of Parent and Purchaser or any of the persons or entities referred to in Schedule I hereto nor any director, executive officer or subsidiary of any of the foregoing has effected any transaction in the Shares during the past 60 days.

Except as described in this Prospectus/Offer to Exchange, none of Parent, Purchaser, or, to the best knowledge of Parent, and Purchaser, any of the persons listed in Schedule I to the Prospectus/Offer to Exchange, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Genzyme, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, guarantees of profits, division of profits or loss or the giving or withholding of proxies.

Except as set forth in this Prospectus/Offer to Exchange, none of Parent, Purchaser, or, to the best knowledge of Parent and Purchaser, any of the persons listed on Schedule I hereto, has had any business relationship or transaction with Genzyme or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the Exchange Offer. Except as set forth in this Prospectus/Offer to Exchange, there have been no contacts, negotiations or transactions between Parent or any of its subsidiaries or, to the best knowledge of Parent and Purchaser, any of the persons listed in Schedule I to this Offer to Purchase, on the one hand, and Genzyme or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets during the past two years.

Fees and Expenses

J.P. Morgan Securities LLC is acting as Dealer Manager in connection with the Exchange Offer and it and certain of its affiliates (collectively, “JPM”) have provided certain financial advisory services to Parent in connection with the proposed acquisition of Genzyme, for which services JPM will receive customary compensation. JPM will be reimbursed for its reasonable fees and expenses, including the reasonable fees and disbursements of JPM’s counsel, incurred in connection with JPM’s engagement, and will be indemnified, along with certain related parties, against specified liabilities, including liabilities under the federal securities laws. In the ordinary course of business, JPM and its respective affiliates may actively trade or hold securities or loans of Parent and Genzyme for their own accounts or for the accounts of customers and, accordingly, JPM and/or its respective affiliates may at any time hold long or short positions in these securities or loans.

Parent has engaged Evercore Partners in connection with the Exchange Offer and the Merger and it and certain of its affiliates (collectively, “Evercore”) have provided certain financial advisory services to Parent in connection with the proposed acquisition of Genzyme, for which services Evercore will receive customary compensation. Evercore will be reimbursed for its reasonable fees and expenses, including the reasonable fees and disbursements of Evercore’s counsel, incurred in connection with Evercore’s engagement, and will be indemnified, along with certain related parties, against specified liabilities, including liabilities under the federal securities laws. In the ordinary course of business, Evercore and its respective affiliates may actively trade or hold securities or loans of Parent and Genzyme for their own accounts or for the accounts of customers and, accordingly, Evercore and/or its respective affiliates may at any time hold long or short positions in these securities or loans.

Purchaser has retained MacKenzie Partners, Inc. to be the Information Agent and Computershare Trust Company, N.A. to be the Exchange Agent in connection with the Exchange Offer and the Merger. The Information Agent may contact holders of Shares by mail, telephone, telecopy, telegraph and personal interview and may request banks, brokers, dealers and other nominees to forward materials relating to the Exchange Offer and the Merger to beneficial owners of Shares.

The Information Agent and the Exchange Agent each will receive customary compensation for their respective services in connection with the Exchange Offer and the Merger, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under federal securities laws.

Neither Parent nor Purchaser will pay any fees or commissions to any broker or dealer or to any other person (other than to the Exchange Agent and the Information Agent) in connection with the solicitation of tenders of Shares pursuant to the Exchange Offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

Accounting Treatment

Parent will account for the Genzyme acquisition as a business combination, applying the acquisition method in accordance with IFRS 3 “Business Combinations” as revised in 2008 (“IFRS 3R”). As per IFRS 3R, the acquisition date is the date on which Parent obtains control of Genzyme. The consideration to be transferred by Parent includes cash consideration as well as contingent consideration, in the form of CVRs. In accordance with IFRS 3R, the fair value of the CVR at the acquisition date is recognized as a financial liability, as this amount reflects the obligation to pay the potential price adjustment in cash. In addition, the general principles of IFRS 3R are that the identifiable assets acquired and liabilities assumed of Genzyme are measured at fair value at the closing date. This fair value assessment requires management to make certain estimates and assumptions, especially concerning intangible assets, property, plant and equipment, reserves and contingent liabilities, included contingencies that are remote. Any excess of the total consideration transferred over the fair value of the net assets acquired is recognized as goodwill.

DESCRIPTION OF THE CVRS

CVR Agreement

The holders of the CVRs are the beneficiaries of certain rights pursuant to a contingent value rights agreement, governed by New York law, to be entered into between Parent and a trustee mutually acceptable to Parent and Genzyme prior to expiration of the Exchange Offer (the “CVR Agreement”). The following summary describes the material provisions of the CVR Agreement. This summary may not contain all of the information about the CVRs that is important to you. The form of CVR Agreement is attached to this Prospectus/Offer to Exchange as Annex B and is incorporated by reference into this Prospectus/Offer to Exchange, and we encourage you to read it carefully for a more complete understanding of the CVRs.

Trust Indenture Act

If any provision of the CVR Agreement conflicts with any provision required to be included in the CVR Agreement by any provision of the Trust Indenture Act, such required provision shall control. The terms of the CVRs include those that will be stated in the CVR Agreement and those that will be made part of the CVR Agreement by reference to the applicable provisions of the Trust Indenture Act.

Characteristics of the CVRs

The CVRs are not equity or voting securities of Parent, do not represent ownership interests in Parent and holders of the CVRs are not entitled to any rights of a shareholder or other equity or voting security of Parent, either at law or in equity. The rights of the CVR holders will be limited to those expressly provided for in the CVR Agreement.

Production Milestone, Approval Milestone and Product Sales Milestone Payments

A holder of a CVR is entitled to cash payments upon the achievement of certain milestones, based on production levels of Cerezyme® and Fabrazyme®, U.S. regulatory approval of Lemtrada (alemtuzumab for treatment of multiple sclerosis), and on achievement of certain aggregate Lemtrada sales thresholds, pursuant to the terms of the CVR Agreement, as follows:

•

Cerezyme/Fabrazyme Production Milestone Payment. $1 per CVR, if both Cerezyme production meets or exceeds 734,600 400 Unit Vial Equivalents and Fabrazyme production meets or exceeds 79,000 35-milligram Vial Equivalents during calendar year 2011.

•

Approval Milestone Payment. $1 per CVR upon receipt by Genzyme or any of its affiliates, on or before March 31, 2014, of the approval by the U.S. Food and Drug Administration of Lemtrada for treatment of multiple sclerosis.

•	Product Sales Milestone #1 Payment. $2 per CVR if Lemtrada net sales post launch exceed an aggregate of $400 million within specified periods per territory.

•

Product Sales Milestone #2 Payment. $3 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $1.8 billion. If Product Sales Milestone #2 is achieved but the Approval Milestone is not achieved prior to March 31, 2014, the milestone payment amount will be $4 per CVR (however, in such event the Approval Milestone shall not also be payable).

•

Product Sales Milestone #3 Payment. $4 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $2.3 billion (except that no quarter in which global Lemtrada net sales were used to determine the achievement of Product Sales Milestone #1 or #2 shall be included in the calculation of net sales for determining whether Product Sales Milestone #3 has been achieved).

•

Product Sales Milestone #4 Payment. $3 per CVR upon the first instance in which global Lemtrada net sales for a four calendar quarter period are equal to or in excess of $2.8 billion (except that no quarter in which global Lemtrada net sales were used to determine the achievement of Product Sales Milestone #1, #2 or #3 shall be included in the calculation of net sales for determining whether Product Sales Milestone #4 has been achieved).

No payments will be due under the CVR Agreement for any milestones achieved after the earlier of (a) December 31, 2020 and (b)  the date that Product Sales Milestone #4 is paid.

Payment Dates

The Production Milestone Payment will be paid twenty business days following the date of achievement of the Production Milestone, but no earlier than January 3, 2012.

The Approval Milestone Payment will be paid twenty business days after the achievement of such milestone.

With respect to Product Sales Milestones, fifty days after the end of each calendar quarter, Parent is required to provide a statement of net sales of Lemtrada to the trustee that includes (i) a calculation of net sales of Lemtrada with respect to the last completed four-quarter period, (ii) notice of whether any Product Sales Milestone has been achieved and (iii) for each calendar quarter ending on or prior to December 31, 2011, the production totals for Cerezyme and Fabrazyme since January 1, 2011, reported on a quarterly basis and expressed, in the case of Cerezyme, in units of 400 unit-vial equivalents and, in the case of Fabrazyme, in units of 35-milligram unit vial equivalents, as well as notice of whether the Production Milestone has been achieved as of the end of such calendar quarter. Parent must pay any Product Sales Milestone Payment twenty business days following notice of the achievement of such milestone in the product sales statement described above.

All milestone payments shall be made to holders of record of the CVRs as of the close of business in New York City, three business days prior to the relevant payment date. Amounts payable by Parent in respect of the CVRs will be considered paid on the date due if on such date the trustee or paying agent holds money sufficient to pay all such amounts then due in accordance with the CVR Agreement. The trustee and paying agent will comply with all U.S. federal withholding requirements with respect to payments to holders of CVRs that Parent, the trustee or the paying agent reasonably believes are applicable under the Code and the treasury regulations thereunder. The consent of the CVR holder is not required for any such withholding.

Issuance of CVRs

The CVRs will be issued at the Acceptance Time to holders who have validly tendered and not withdrawn their Shares into the Exchange Offer, and following the completion of the Merger to holders of then outstanding Shares (other than Shares held by Parent, Genzyme or their respective subsidiaries, and any Dissenting Shares, as defined above at “The Merger Agreement—Dissenting Shares”). The number of CVRs to be issued will be equal to the sum of (1) the number of Shares tendered and not validly withdrawn in the Exchange Offer, (2) the number of Shares outstanding immediately prior to the completion of the Merger (other than Shares held by Parent, Genzyme or their respective subsidiaries and any Dissenting Shares) (3) any CVRs issued to holders of options and other Share purchase rights and (4) the number of Shares underlying Restricted Stock and RSUs. The CVR Agreement provides for authentication, as applicable of the CVRs by the trustee upon execution and delivery of such CVRs pursuant to the CVR Agreement. At Parent’s election, the CVRs may be issued in book-entry form.

Mutilated, Destroyed, Lost and Stolen CVRs

Parent will execute, and the trustee will authenticate and deliver a new CVR certificate of like tenor and amount of CVRs, bearing a number not contemporaneously outstanding if either:

•	any mutilated CVR is surrendered to the trustee; or

•

Parent and the trustee receive evidence to their satisfaction of the destruction, loss or theft of any CVR and there is delivered to Parent and the trustee such security or indemnity as may be required by them to save each of them harmless.

Upon the issuance of any new CVRs, Parent may require a payment sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the trustee).

Every new CVR issued under these circumstances will constitute an original additional contractual obligation of Parent, whether or not the destroyed, lost or stolen CVR shall be at any time enforceable by anyone, and shall be entitled to all benefits under the CVR Agreement and proportionately with any other CVR duly issued.

Cancellation of CVRs

All CVRs surrendered for payment, registration of transfer or exchange shall, if surrendered to any person other than the trustee, be delivered to the trustee and promptly canceled. Parent may, at any time, deliver to the trustee for cancellation any CVRs previously authenticated and delivered which Parent may have acquired in any manner, and all CVRs so delivered shall be promptly canceled by the trustee. No CVRs shall be authenticated in lieu of or in exchange for any canceled CVRs.

Transferability of CVRs; Listing

The CVRs are freely transferable and any interest therein may be sold, assigned, pledged, encumbered or in any manner transferred or disposed of, in whole or in part, as long as the transfer or other disposition is made in accordance with the applicable provisions of the CVR Agreement and in compliance with applicable United States federal and state securities laws and any other applicable securities laws.

Parent has agreed to use commercially reasonable efforts to cause the CVRs to maintain a listing for trading on Nasdaq or other national securities exchange for so long as the CVRs remain outstanding. Notwithstanding its efforts, Parent may be unable to maintain the CVRs to be listed for trading.

Registration and Transfers

Parent will cause to be kept at the office of the trustee a register in which, subject to such reasonable regulations as it may prescribe, Parent shall provide for the registration and transfer of the CVRs.

Upon surrender for registration of transfer of any CVR at the office or agency of Parent designated by Parent, Parent shall execute, and the trustee shall authenticate and deliver, as applicable, in the name of the designated transferee or transferees, one or more new CVR certificates or, at Parent’s election, evidence of book-entry CVRs, representing the same aggregate number of CVRs represented by the CVR certificate (or book-entry CVRs) so surrendered that are to be transferred and Parent shall execute and the trustee shall authenticate and deliver, as applicable, in the name of the transferor, one or more new CVR certificates (or, at Parent’s election, evidence of book-entry CVRs) representing the aggregate number of CVRs represented by such CVR certificate, if any, that are not to be transferred.

No service charge shall be made for any registration of transfer or exchange of CVRs, but Parent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of CVRs.

Selected Definitions Related to the CVR Agreement

The following terms are defined in the CVR Agreement attached as Annex B to this Prospectus/Offer to Exchange included in this registration statement. For the purposes of the CVRs and CVR Agreement:

“Diligent Efforts” means, with respect to the Product (as defined below), efforts of a person to carry out its obligations, and to cause its affiliates and licensees to carry out their respective obligations, using such efforts and employing such resources normally used by persons in the pharmaceutical business relating to the research, development or commercialization of a product, that is of similar market potential at a similar stage in its development or product life, taking into account issues of market exclusivity, product profile, including efficacy, safety, tolerability and convenience, the competitiveness of alternate products in the marketplace or under development, the availability of existing forms or dosages of alemtuzumab for other indications, the launch or sales of a biosimilar product, the regulatory environment and the profitability of the applicable product (including pricing and reimbursement status achieved) consistent with Parent’s publicly reported financial statements (assuming Parent will not treat royalty payments to Bayer Schering Pharma AG (“Bayer”) as an expense for purposes of this clause, or the achievement of Milestones in such a manner, that would reduce the profitability of the Product), and other relevant factors, including technical, commercial, legal, scientific and/or medical factors. Subject to the foregoing, “Diligent Efforts” shall include, but shall not be limited to, the following: (a) making expenditures in relation to the Product that are consistent with expenditures normally made by persons in the pharmaceutical business in connection with products of similar market potential at similar stages in their development or product life; (b) implementing and maintaining appropriate Product and patient support services (including, but not limited to, risk identification and minimization programs and reimbursement support services); (c) initiating and completing all post-marketing approval commitments; (d) promptly seeking pricing approvals and/or minimally restrictive payer coverage decisions in the Major Markets (as defined below); (e) fulfilling obligations under any co-promotion agreement or arrangement with Bayer should Bayer exercise its right to co-promote the Product; (f) setting or seeking a commercial price for the Product that is consistent with the profile of the Product, including seeking premium pricing based on the effectiveness of the Product; (g) promoting the Product for all labeled multiple sclerosis indications; and (h) otherwise fulfilling the obligations of Parent and its Affiliates under Existing Licenses, including fulfilling obligations pursuant to a certain License and Purchase Agreement with Bayer, dated as of March 30, 2009, as amended, in order to maintain the rights to develop and commercialize the Product granted thereunder.

“Existing Licenses” means those licenses and related agreements (for so long as they are in effect) with respect to the Product granted by or to Genzyme or its affiliates to or from third parties (other than Parent or its affiliates) as in effect immediately prior to the consummation of the Merger.

“FDA Approval” means the issuance by the FDA of a biologics license or a supplement to an existing biologics license for a product.

“Major Market” means the United States of America, the United Kingdom, France, Germany, Italy and Spain.

“Product” means any of: (a) the humanized antibody directed against CD52 known as alemtuzumab; (b) any molecule which comprises alemtuzumab or a fragment, variant or derivative thereof that retains the ability to bind human CD52; (c) any other CD52-binding molecule having a structure and activity similar enough to the molecules described in clauses (a) or (b) of this definition to be classified as a biosimilar (or follow-on biologic or subsequent entry biologic or the like) thereof; and (d) any product containing any of the items described in clauses (a)-(c) of this definition as an active ingredient, in each case regardless of formulation, delivery system, or dosage form, provided that, notwithstanding the foregoing, any unit of Product, to the extent sold for use in (i) oncology or (ii) transplant indications, in each of cases (i) and (ii) under the Campath® or MabCampath® trademarks, shall not be deemed to be “Product” for the purposes of the CVR Agreement.

“35-milligram Vial Equivalent” means a unit of production of Fabrazyme calculated as follows: (a) each vial of thirty-five (35)-milligram dosage of Fabrazyme shall equal one (1) 35-milligram Vial Equivalent; and (b) each vial of five (5)-milligram dosage of Fabrazyme shall equal one-seventh (1/7) of a 35-milligram Vial Equivalent.

“400 Unit Vial Equivalent” means a unit of production of Cerezyme calculated as follows: (a) each vial of four hundred (400) Cerezyme Unit dosage of Cerezyme shall equal one (1) 400 Unit Vial Equivalent; and (b) each vial of two hundred (200) Cerezyme Unit dosage of Cerezyme shall equal one-half (1/2) of a 400 Unit Vial Equivalent.

Ranking

The CVRs will rank equal in right of payment to all existing and future unsecured unsubordinated indebtedness of Parent, and senior in right of payment to all subordinated indebtedness of Parent. The CVRs, however, will be effectively subordinated in right of payment to all of Parent’s secured obligations to the extent of the collateral securing such obligations. Additionally, the CVRs will be effectively subordinated to all existing and future indebtedness, claims of holders of capital stock and other liabilities, including trade payables, of Parent’s subsidiaries.

As of December 31, 2010, on a combined basis (aggregating Parent and Genzyme and excluding any purchase price financing) Parent would have had no secured indebtedness and Parent’s subsidiaries would have had indebtedness of $2.1 billion.

Reporting Obligations

The CVR Agreement provides that Parent will file with the trustee, and make available on its website the following:

•

within 15 days after Parent files the same with the SEC, copies of the annual reports filed on Form 20-F, the semi-annual earnings reports furnished on Form 6-K and of the information, documents and other reports (or copies of such portions of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Parent is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act;

•

if Parent does not file the annual reports filed on Form 20-F, the semi-annual earnings reports furnished on Form 6-K, within 45 days after June 30th of each calendar year semi-annual earnings reports and, within 90 days after each calendar year, annual financial information , in each case calculated in accordance with accounting standards applied consistently with the application of such standards in either Parent’s prior semi-annual earnings reports on Form 6-K and annual reports on Form 20-F, as applicable, or in Parent’s prior reported financial statements filed or furnished in its home jurisdiction;

•

copies of any quarterly financial information or earnings reports made public by Parent or made available on Parent’s website, within fifteen days after such information or reports are furnished or otherwise made public or available;

•

within four business days after the occurrence of the Approval Milestone, a notice stating that the milestone has occurred, the amount of the corresponding milestone payment and the applicable payment date; and

•

within fifty days after the end of each calendar quarter, a sales statement that includes (i) a calculation of net sales of Lemtrada with respect to the last completed four-quarter period, (ii) notice of whether any Product Sales Milestone has been achieved and (iii) for each calendar quarter ending on or prior to December 31, 2011, the production totals for Cerezyme and Fabrazyme since January 1, 2011, reported on a quarterly basis and expressed, in the case of Cerezyme, in units of 400 Unit-Vial Equivalents and, in the case of Fabrazyme, in units of 35-milligram Vial Equivalents, as well as notice of whether the Production Milestone has been achieved as of the end of such calendar quarter.

In addition, Parent is required to file with the trustee such additional information, documents and reports with respect to compliance by Parent with the conditions and covenants of the CVR Agreement.

Audit

Upon the written request of holders representing at least 30% of the outstanding CVRs and no more than once during any calendar year, and upon reasonable notice, Parent is required to permit an independent certified public accounting firm of nationally recognized standing (jointly agreed by such holders and Parent) to have access to such records of Parent as may be reasonably necessary to verify the accuracy of the sales statements and the figures underlying the calculations set forth in such sales statement for any period within the preceding three years that has not previously been audited.

If the independent accountant concludes that the Cerezyme/Fabrazyme Production Milestone or any Lemtrada Product Sales Milestone payment should have been paid but was not paid, Parent is required to pay such shortfall with interest from the date the milestone payment date should have occurred if Parent had given notice of achievement of such milestone at the proper time. Parent is required to pay such shortfall and interest within 60 days after the date that the holders representing at least 30% of the outstanding CVRs deliver the written report of the independent accountant to Parent. The decision of the independent certified public accountant shall be final, conclusive and binding on Parent and the CVR holders. The fees charged by the independent certified public accounting firm will be paid by Parent. The right of holders of at least 30% of the outstanding CVRs to request an audit survives the termination of the CVR Agreement for a period of one year.

Upon the expiration of three years following the end of any four-quarter sales measuring period, the calculation of net sales as set forth in the sales statement for such period shall be conclusive and binding on each CVR holder.

Parent has agreed not to, and to cause its affiliates not to, enter into any license or distribution agreement with any third party (other than Parent or its affiliates) with respect to any Product unless such agreement contains provisions that would allow the independent accountant appointed pursuant to the CVR Agreement such access to the records of the other party to such license or distribution agreement as may be reasonably necessary to perform the independent accountant’s duties under the CVR Agreement; provided that Parent and its affiliates will not be required to amend any Existing Licenses.

Efforts to Achieve Milestones

Parent has agreed to use commercially reasonable efforts to achieve the Cerezyme/Fabrazyme Production Milestone on a timely basis, and has agreed to use Diligent Efforts (as defined above) to achieve each of the Approval Milestone and the Product Sales Milestones included in the CVR Agreement.

Covenants

The CVR Agreement provides that while any CVRs remain outstanding and subject to the exceptions described below, Parent will not voluntarily liquidate, dissolve or wind up or enter into any transaction as a result of which none of Parent or any of its subsidiaries would own or control directly all or substantially all of the economic interest in the Product.

Parent agreed that it shall not merge or consolidate with or into any other person, split-off, or sell or convey all or substantially all of its assets to any person unless (a) Parent is the surviving entity of such transaction, or the successor person or the person which accepts by sale or conveyance all or substantially all of the assets of Parent (or in the case of a spin-off or split-off the person succeeding to the largest portion of the assets relating to the Product) is organized under the laws of the United States or a member of the European Union and expressly assumes the obligations of Parent under the CVR Agreement, (b) the successor person as a result of such transaction is not in breach of any obligation under the CVR Agreement, (c) in the case of a split-off or spin-off, (i) the successor person has a corporate credit rating after the transaction from either Moody’s Investor Services, Inc. or Standard & Poor’s Ratings Service that is at least as high as “A-”, “A3” or their equivalent, and (ii) Parent has certified to the trustee that to its knowledge such successor person is capable of fulfilling the obligations of the CVR Agreement.

The CVR Agreement provides that while any CVRs remain outstanding, Parent and its affiliates will not, directly or indirectly, sell, transfer, convey or otherwise dispose of their respective rights in the Product to a third party (other than Parent or its affiliates), unless (a) the transferee acquires all of Parent’s interest in the Product and assumes all of the its obligations under the CVR Agreement, (b) the transferee has a corporate credit rating from either Standard & Poor’s Ratings Service or Moody’s Investor Services, Inc. of at least “A-”, “A3” or their equivalent, (c) the transferee is either one of the top ten global pharmaceutical companies (based on annual revenues) or is a global pharmaceutical or biotechnology company with a market capitalization of at least fifteen billion dollars and a specialty sales and regulatory infrastructure comparable to that used by Parent to commercialize the Product at such time and (d) Parent has certified to the trustee that to its knowledge such successor person is capable of fulfilling the obligations of the CVR Agreement.

Breach

Each one of the following events is a breach of the CVR Agreement:

•	failure to pay all or any part of any CVR payment after a period of ten business days after such CVR payment shall become due and payable;

•

material breach in the performance, or breach in any material respect, of any other covenant or warranty in respect of the CVRs, and continuance of such breach for a period of ninety days after written notice has been given to Parent by the trustee or to Parent and the trustee by holders representing at least 30% of the outstanding CVRs specifying such breach and requiring it to be remedied;

•

a court having jurisdiction in the premises entering a decree or order for relief in respect of Parent in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Parent or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days (for the avoidance of doubt, a mandataire ad hoc or a conciliateur or any person having a similar position may be appointed upon request of Parent, without constituting a breach of the CVR);

•

Parent commencing a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consenting to the entry of an order for relief in an involuntary case under any such law, or consenting to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Parent or for any substantial part of its property, or making any general assignment for the benefit of creditors (for the avoidance of doubt, a mandataire ad hoc or a conciliateur or any person having a similar position may be appointed upon request of Parent, without constituting a breach of the CVR).

The foregoing provisions, however, are subject to the condition that if, at any time after the trustee shall have begun such suit, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, Parent shall pay or shall deposit with the trustee a sum sufficient to pay all amounts which shall have become due and payable (with interest upon such overdue amount at the breach interest rate specified in the CVR Agreement to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances made, by the trustee, and if any and all breaches under the CVR Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case holders of at least a majority of the CVRs then outstanding, by act of said holders delivered to Parent and the trustee, may waive all breaches with respect to the CVRs, but no such waiver or rescission and annulment shall extend to or will affect any subsequent breach or will impair any right consequent thereof.

Amendment of CVR Agreement without Consent of CVR Holders

Without the consent of any CVR holders, Parent and the trustee may amend the CVR Agreement for any of the following purposes:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the CVRs any property or assets;

•	to evidence the succession of another person to Parent, and the assumption by any such successor of the covenants of Parent in the CVR Agreement and in the CVRs;

•

to add to Parent’s covenants such further covenants, restrictions, conditions or provisions as its Chief Executive Officer and/or board of directors and the trustee shall consider to be for the protection of CVR holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions a breach permitting the enforcement of all or any of the several remedies provided in the CVR Agreement, provided that in respect of any such additional covenant, restriction, condition or provision, such amendment may (1) provide for a particular grace period after breach, (2) provide for an immediate enforcement upon such breach, (3) limit the remedies available to the trustee upon such breach, or (4) limit the right of the holders representing at least 30% of the outstanding CVRs to waive a breach;

•

to cure any ambiguity, to correct or supplement any provision in the CVR Agreement or in the CVRs which may be defective or inconsistent with any other provision in the CVR Agreement, provided that these provisions shall not adversely affect the interests of the CVR holders;

•	to make any other provisions with respect to matters or questions arising under the CVR Agreement, provided that such provisions shall not adversely affect the interests of the CVR holders;

•	to make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act, if applicable; or

•	to make any change that does not adversely affect the interests of the CVR holders.

Amendment of CVR Agreement with Consent of CVR Holders

With the consent of the holders of at least a majority of the outstanding CVRs, Parent and the trustee may make other amendments to the CVR Agreement, provided that no such amendment shall, without the consent of each holder of a CVR affected thereby:

•

modify in a manner adverse to the CVR holders (1) any provision contained in the CVR Agreement with respect to the termination of the CVR Agreement or the CVRs, (2) the time for payment and amount of the Production Milestone Payment, the Approval Milestone Payment or any Product Sales Milestone Payment or otherwise extend the time for payment of the CVRs or reduce the amounts payable in respect of the CVRs or modify any other payment term or payment date (except that this provision does not impair the right of Parent to purchase and cancel the CVRs as described under “—Parent Purchase and Cancellation Right Upon CVR Failure Event” below);

•	reduce the number of CVRs, the consent of whose holders is required for any such amendment; or

•

modify any of the provisions of the CVR Agreement regarding amendments to the CVR Agreement, except to increase the percentage of outstanding CVRs required for an amendment or to provide that certain other provisions of the CVR Agreement cannot be modified or waived without the consent of each CVR holder affected by such modification or waiver.

Purchases by Parent and Affiliates

The CVR Agreement does not prohibit Parent or any of its subsidiaries or affiliates from acquiring the CVRs, whether in open market transactions, private transactions or otherwise. Prior to any acquisition of any

CVRs, Parent must publicly disclose the amount of CVRs which it has been authorized to acquire. Parent must also report in its annual and semi-annual reports the amount of CVRs it has acquired as of the end of the half-year or annual period reported in such annual or semi-annual report.

Parent Purchase and Cancellation Right Upon CVR Failure Event

In addition to Parent’s right to acquire CVRs described above at “—Purchases by Parent and Affiliates,” pursuant to the CVR Agreement, on or after the third anniversary of the launch of Lemtrada, and subject to certain notice requirements described below, Parent may, for a period of sixty days after the date on which the volume-weighted average CVR trading price is less than fifty cents over forty-five trading days and Lemtrada sales in the prior four-quarter period are less than one billion dollars in the aggregate (a “Failure Purchase Eligibility Date”), optionally purchase and cancel all (but not less than all) of the outstanding CVRs at a cash redemption price equal to the volume-weighted average price paid per CVR for all CVRs traded over the forty-five trading days prior to the fifth trading day prior to the to the date of the notice of purchase and cancellation. If Parent does not exercise this purchase and cancellation right within the sixty-day period, it may not exercise the right until the next instance in which a Failure Purchase Eligibility Date occurs.

In order to optionally purchase and cancel the CVRs, Parent must give a notice to the trustee at least 30 days but not more than 60 days prior to the purchase and cancellation date and a notice to each CVR holder whose CVRs are to be purchased and cancelled at least 30 days but not more than 60 days prior to the purchase and cancellation date.

The notice to the trustee must include (1) the clause of the CVR Agreement pursuant to which the redemption shall occur, (2) the purchase and cancellation date and (3) the purchase and cancellation price.

The notice to the CVR holders must include:

•	the purchase and cancellation date;

•	the purchase and cancellation price;

•	the name and address of the paying agent;

•	a statement that CVRs called for purchase and cancellation must be surrendered to the paying agent to collect the purchase and cancellation price;

•

a statement that unless Parent defaults in making such purchase and cancellation payment, all right, title and interest in and to the CVRs and any CVR payments will cease to accrue on and after the purchase and cancellation date;

•	the clause of the CVR Agreement pursuant to which the CVRs called for purchase and cancellation are being purchased and canceled; and

•	a statement that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the CVRs.

Limitations on Suits by Holders

Subject to the rights described in “—Audit” above, and the rights of the holders of CVRs described in “—Unconditional Right of Holders to Institute Certain Suits” below, no holder of CVRs shall have any right under the CVR Agreement to institute an action or proceeding with respect to the CVR Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless: (i) the holder previously gave the trustee written notice of breach; (ii) holders of 30% of the outstanding CVRs have made a request in writing to the trustee to institute such action as trustee; and (iii) the holder has offered the trustee a reasonable indemnity against the costs, expenses and liabilities it may incur in such action or proceeding, and the Trustee for fifteen (15) days after receiving the notice and request has not instituted any action or proceeding and no direction inconsistent with the written request was given to the Trustee.

Unconditional Right of Holders to Institute Certain Suits

Notwithstanding any other provision in the CVR Agreement or the CVR, holders of CVRs rights to receive payment of the amounts payable in respect of the CVRs on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of the holder.

Control by Holders; Removal of Trustee

Generally, holders of at least a majority of the outstanding CVRs have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power granted to the Trustee by the CVR Agreement.

If the trustee or Parent determines that the trustee has a conflicting interest within the meaning of the Trust Indenture Act, and the trustee fails to comply with its obligations to eliminate the conflicting interest or resign, after written request to that effect by the Company or any holder of CVRs, then any holder of CVRs who has been a bona fide holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the trustee and the appointment of a successor.

BENEFICIAL OWNERSHIP OF SHARES

Genzyme

The following table sets forth how many Genzyme Shares are held by anyone known to Genzyme to beneficially own more than 5% of the outstanding Genzyme Shares. The information in this table is as of February 16, 2011 and is based on the most recent filings submitted to the SEC regarding ownership of Genzyme Shares and updated information provided to Genzyme by its shareholders.

	Shares Beneficially Owned
Name	Number	Percent
BlackRock, Inc. (1)	14,668,157	5.6%
40 East 52nd Street
New York, NY 10022

Carl C. Icahn (2)	13,100,000	5.0%
c/o Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, NY 10153

(1)	BlackRock, Inc. is a parent holding company, and has sole voting and dispositive power for all of the shares listed. No single client of the reporting person(s) is known to own more than 5% of the shares listed.
(2)	Information is based on a Schedule 13G filed jointly by Carl C. Icahn and certain other entities affiliated with Mr. Icahn. Mr. Icahn shares voting and dispositive power for all of the shares listed.

The following table sets forth how many Genzyme Shares are beneficially owned by Genzyme executive officers and directors and all current executive officers and directors together as a group. The information in this table is as of February 16, 2011. Unless otherwise noted, each director and executive officer has sole voting and investment power for the Genzyme Shares listed.

	Shares Beneficially Owned
Name	Number (1)	Percent (* indicates less than 1%)
Scott Canute	21,050	*
Zoltan Csimma	278,644	*
Thomas DesRosier	159,747	*
James Geraghty	189,382	*
David P. Meeker (2)	322,877	*
Richard Moscicki	415,317	*
Alan Smith	406,903	*
Sandford D. Smith	242,990	*
Henri A. Termeer (3)	3,975,330	1.5%
Peter Wirth (4)	666,505	*
Michael S. Wyzga	424,375	*
Douglas Berthiaume (5)	170,106	*
Robert Bertolini	9,500	*
Gail Boudreaux	80,000	*
Steven Burakoff	0	*
Robert Carpenter	122,935	*
Charles L. Cooney (6)	76,121	*
Victor J. Dzau (7)	83,871	*
Eric Ende	0	*
Dennis Fenton	355	*
Connie Mack III	87,421	*
Richard F. Syron	65,011	*
Ralph Whitworth (8)	10,615,748	4.0%
All current officers and directors as a group (23 people)	18,414,188	7.0%

(1)	The shares listed include the following stock options exercisable and restricted stock units (“RSUs”) vesting within 60 days after February 16, 2011:

Number of Shares Subject to Stock Options and RSUs
Scott Canute	21,050
Zoltan Csimma	265,664
Thomas DesRosier	152,589
James Geraghty	184,660
David P. Meeker	311,210
Richard Moscicki	394,487
Alan Smith	369,412
Sandford D. Smith	222,319
Henri A. Termeer	3,285,174
Peter Wirth	650,876
Michael S. Wyzga	399,900
Douglas Berthiaume	94,900
Robert Bertolini	7,125
Gail Boudreaux	75,000
Steven Burakoff	0
Robert Carpenter	91,110
Charles L. Cooney	64,110
Victor J. Dzau	76,321
Eric Ende	0
Dennis Fenton	0
Connie Mack III	82,421
Richard F. Syron	60,000
Ralph Whitworth	7,125
All current officers and directors as a group (23 people)	6,815,453

(2)	The stock beneficially owned by Dr. Meeker includes 621 shares held by his wife and 495 shares held by his children. Dr. Meeker disclaims beneficial ownership of all shares held by his wife and children.
(3)	The stock beneficially owned by Mr. Termeer includes 2,371 shares held by his wife and 1,256 shares held in trusts for the benefit of Mr. Termeer’s children. Mr. Termeer disclaims beneficial ownership of all shares held by his wife and the trusts.
(4)	The stock beneficially owned by Mr. Wirth includes 148 shares held in an IRA account.
(5)	The stock beneficially owned by Mr. Berthiaume includes 4,048 shares held by his wife. Mr. Berthiaume disclaims beneficial ownership of all shares held by his wife.
(6)	The stock beneficially owned by Dr. Cooney includes 7,164 shares held jointly with his wife, 240 shares held individually by his wife, 1,882 shares held by his son and 600 shares held by his grandchildren. Dr. Cooney disclaims beneficial ownership of all shares held individually by his wife, son and grandchildren.
(7)	The stock beneficially owned by Dr. Dzau includes 2,550 shares held by his wife’s trust.
(8)	Mr. Whitworth is one of the principals of Relational Investors, LLC, or “RILLC.” RILLC is the record owner of 100 shares and sole general partner, or the sole managing member of the general partner, of Relational Investors, L.P. , Relational Fund Partners, L.P., Relational Coast Partners, L.P., RH Fund 1, L.P., RH Fund 6, L.P., Relational Investors III, L.P., Relational Investors VIII, L.P., Relational Investors IX, L.P., Relational Investors X, L.P., Relational Investors XV, L.P., Relational Investors XVI, L.P., Relational Investors XX, L.P., Relational Investors XXII, L.P., Relational Investors XXIII, L.P., and Relational Investors Alpha Fund I, L.P. These limited partnerships own a total of 7,693,166 shares. An additional 2,234,482 shares are held in accounts managed by RILLC and an additional 408,500 shares are held through co-investment arrangements with Relational Investors VIII, L.P. Mr. Whitworth disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The business address for the entities listed above is c/o Relational Investors LLC, 12400 High Bluff Drive, Suite 600, San Diego, CA 92130.

FORWARD LOOKING STATEMENTS

This Prospectus/Offer to Exchange may include “forward looking statements,” both with respect to Parent and Genzyme and their industry, that reflect Parent’s and Genzyme’s current views and projections with respect to future events, financial performance and financial trends affecting our businesses. Statements that include the words “expect,” “intend,” “plan,” “confident,” “believe,” “project,” “anticipate,” “will,” “may,” “estimate,” “continue” and similar statements of a future or forward looking nature identify forward looking statements. All forward looking statements address matters that involve risks and uncertainties, many of which are beyond Parent’s and Genzyme’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These and other relevant factors, including those risk factors in this Prospectus/Offer to Exchange and any other information included or incorporated by reference in this Prospectus/Offer to Exchange, and information that may be contained in Parent’s and Genzyme’s other filings with the SEC, should be carefully considered when reviewing any forward looking statement. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in Parent’s most recent reports on Form 20-F and Form 6-K and the risk factors included in Genzyme’s most recent reports on Form 10-K, Form 10-Q and Form 8-K and other documents of Parent and Genzyme on file with the SEC. Any forward looking statements made in this Prospectus/Offer to Exchange are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Parent will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Parent, Genzyme or their respective business or operations. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this Prospectus/Offer to Exchange might not occur and are not guarantees of future performance. Except as required by law, Parent and Genzyme undertake no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise.

VALIDITY OF SECURITIES

The validity of the CVRs to be issued in connection with the Merger will be passed upon by Weil, Gotshal & Manges, French counsel to Parent, and Weil, Gotshal & Manges LLP, counsel to Parent.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER THE

UNITED STATES FEDERAL SECURITIES LAWS

Parent is a société anonyme organized under the laws of France, and most of its directors and officers reside outside the United States. In addition, a substantial portion of its assets is located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States on such persons. It may also be difficult to enforce against them, either inside or outside the United States, judgments obtained against them in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action based on civil liabilities under the U.S. federal securities laws. There is doubt as to the enforceability against such persons in France, whether in original actions or in actions to enforce judgments of U.S. courts, of liabilities based solely on the U.S. federal securities laws. Actions for enforcement of foreign judgments against such persons would require such persons who are of French nationality to waive their right under Article 15 of the French Civil Code to be sued only in France. We believe that no such French persons have waived such right with respect to actions predicated solely upon U.S. federal securities laws. In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law of July 26, 1968, as amended, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with such actions. Additionally, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in France.

EXPERTS

The consolidated financial statements of sanofi-aventis and its subsidiaries incorporated in this Prospectus/Offer to Exchange by reference from the 2010 Form 20-F, and the effectiveness of sanofi-aventis’ and its subsidiaries’ internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young Audit and PricewaterhouseCoopers Audit, independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been so incorporated in reliance upon the reports of such firms given on the authority of such firms as experts in accounting and auditing.

The Genzyme financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus/Offer to Exchange and the registration statement by reference to Genzyme’s Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MISCELLANEOUS

The Exchange Offer is being made solely by this Prospectus/Offer to Exchange and the accompanying Letter of Transmittal, and any amendments or supplements thereto, and is being made to all holders of Shares. Parent is not aware of any State within the United States where the making of the Exchange Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such State. If Parent becomes aware of any State in which the making of the Exchange Offer or the tender of Shares in connection therewith would not be in compliance with applicable law, Parent will make a good faith effort to comply with any such law. If, after such good faith effort, Parent cannot comply with any such law, the Exchange Offer will not be made to

(nor will tenders be accepted from or on behalf of) the holders of Shares in such State. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of Parent and Purchaser by the dealer-managers or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

General

Parent is subject to the information reporting requirements of the Exchange Act, applicable to foreign private issuers. As a “foreign private issuer,” Parent is exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. Parent files with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm and files current reports on Form 6-K. Genzyme files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Parent or Genzyme at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1024, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy statements, information statements and other information, including those filed by Parent and Genzyme, at http://www.sec.gov. You may also access the SEC filings and obtain other information about Parent and Genzyme through the websites maintained by Parent and Genzyme, which are http://en.sanofi-aventis.com and http://www.genzyme.com, respectively. The information contained in those websites is not incorporated by reference into this Prospectus/Offer to Exchange.

Statements contained in this Prospectus/Offer to Exchange, or in any document incorporated by reference in this Prospectus/Offer to Exchange regarding the content of any contract or other document, are not necessarily complete, and each of these statements is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. As allowed by SEC rules, this Prospectus/Offer to Exchange “incorporates by reference” into this Prospectus/Offer to Exchange certain information required to be included in the registration statement on Form F-4 filed by Parent to register the CVRs to be issued pursuant to the Exchange Offer and the Merger and the exhibits to the registration statement, which means that important information can be disclosed to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus/Offer to Exchange, except for any information superseded by information in this Prospectus/Offer to Exchange. This Prospectus/Offer to Exchange incorporates by reference the documents set forth below that Parent and Genzyme have previously filed with the SEC as well as all documents filed by Parent and Genzyme pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus/Offer to Exchange to the expiration date of the Exchange Offer (including the expiration date of any subsequent offering period).

Parent

•	Parent’s Annual Report on Form 20-F for the year ended December 31, 2010.

•	Parent’s Current Reports on Form 6-K filed with the SEC on January 14, 2011, January 28, 2011 and February 9, 2011.

You may request a copy of this filing free of charge by writing or telephoning sanofi-aventis at:

sanofi-aventis

174, avenue de France

75013 Paris, France

Attention: Investor Relations

Telephone: +33 1 53 77 45 45

Genzyme

•	Genzyme’s Annual Report on Form 10-K for the year ended December 31, 2010.

•	Genzyme’s Proxy Statement on Schedule 14A filed with the SEC on April 26, 2010.

•	Genzyme’s Current Reports on Form 8-K filed with the SEC on January 11, 2011, February 1, 2011, February 16, 2011 and February 18, 2011.

You may request a copy of these filings free of charge by writing or telephoning Genzyme at:

Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142

Attention: Shareholder Relations

(617) 252-7500

Parent also hereby incorporates by reference any additional documents that it or Genzyme may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus/Offer to Exchange to the termination of the offering. Nothing in this Prospectus/Offer to Exchange shall be deemed to incorporate information furnished but not filed with the SEC.

Any statements made in a document incorporated by reference in this Prospectus/Offer to Exchange is deemed to be modified or superseded for purposes of this Prospectus/Offer to Exchange to the extent that a statement in this Prospectus/Offer to Exchange or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this Prospectus/Offer to Exchange is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this Prospectus/Offer to Exchange, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Offer to Exchange.

Neither Parent nor Genzyme has authorized anyone to give any information or make any representation about the Exchange Offer or the Merger or our companies that is different from, or in addition to, that contained in this Prospectus/Offer to Exchange or in any of the materials that are incorporated into this Prospectus/Offer to Exchange. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this Prospectus/Offer to Exchange is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer presented in this Prospectus/Offer to Exchange does not extend to you. The information contained in this Prospectus/Offer to Exchange is accurate only as of the date of this document unless the information specifically indicates that another date applies.

For information regarding the operation of the Public Reference Room, you may call the SEC at (800) SEC-0330. These filings made with the SEC are also available to the public through the website maintained by the SEC at http://www.sec.gov or from commercial document retrieval services.

SCHEDULE I:

DIRECTORS AND EXECUTIVE OFFICERS OF

PURCHASER, PARENT AND CERTAIN RELATED PERSONS

1.    DIRECTORS AND EXECUTIVE OFFICERS OF PURCHASER.

The name, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the directors and executive officers of GC Merger Corp. are set forth below. During the last five years, none of the persons listed below has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. None of the directors or executive officers listed below own any Shares. The business address and phone number of each director and executive officer of GC Merger Corp. is c/o Sanofi-Aventis U.S., 55 Corporate Drive, Bridgewater, New Jersey 08807, (908) 981-5000. Unless otherwise indicated, each director and executive officer is a citizen of the United States of America.

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
Gregory Irace Director, Chief Executive Officer and President	Gregory Irace holds a B.S. in accounting from Albany State University (New York). He began his career at Price Waterhouse in 1980 and received his CPA in 1982. He spent 11 years at Price Waterhouse becoming a Senior Audit Manager in 1988, and a Senior Manager in the Corporate Finance Department in 1989. In 1991, he joined Sterling Winthrop Inc. as Regional Controller and in 1993 he became Director of Financial Planning and Analysis for Sanofi-Aventis Winthrop L.P. From October 1994 to January 2007, he was Chief Financial Officer of sanofi-aventis’ Pharmaceutical Operations in the United States, most recently serving as Senior Vice President, Finance and Administration and Chief Financial Officer of Sanofi-Aventis U.S. He was appointed to his present position as President and Chief Executive Officer of Sanofi-Aventis U.S. in February 2007, and is a member of sanofi-aventis’ Management Committee. In addition, he serves as a board member and/or officer of a number of sanofi-aventis’ subsidiaries.

Paul Chew Director

Paul Chew is Senior Vice President, Chief Science Officer/Chief Medical Officer, Sanofi-Aventis U.S. since March 2009. Prior to his role as Chief Science Officer/Chief Medical Officer, Paul served as President, U.S. R&D, the head of Clinical Investigations, Thrombosis Department and head of the Metabolism and Diabetes Department. Before joining the sanofi-aventis organization in 2001, Paul held numerous positions within the clinical organization at Bristol-Myers Squibb Company, including Vice President, US Medical Affairs and Executive Medical Director, Cardiovascular Development. Prior to joining the pharmaceutical industry, Paul held various positions on the staffs of the Francis Scott Key Medical Center and the Johns Hopkins Hospital, Departments of Cardiology and Radiology.

Paul holds a B.A. from Johns Hopkins University and an M.D. from The Johns Hopkins School of Medicine. Following his residency, Paul completed post-doctoral and angioplasty fellowships at the Division of Cardiology at The Johns Hopkins Hospital.

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
Paul is a member of the American Heart Association and has published 37 articles in the area of cardiology. He is certified by the American Board of Internal Medicine as a Diplomate Internal Medicine, Diplomate Subspecialty Cardiovascular Disease and holds Medical Licensure in the state of New Jersey.

Philippe Grillet Chief Financial Officer

Philippe Grillet graduated in management and economics from EM Lyon. He began his career as an external auditor and joined sanofi-aventis as Head of Consolidation for Pharma Division in 1990. He subsequently held a series of management positions in Accounting, Consolidation and Finance. He was appointed Head of Finance and Administration for Global Operations in Europe in 2003 and also assumed responsibility for Regional Business Development and Prices in 2007. He was Vice President, Finance and Administration, Europe Region from 2007 until his appointment as Vice President, Finance and Chief Financial Officer, United States and Canada Region, on August 1, 2010. In addition, he serves as a board member and/or officer of a number of sanofi-aventis’ subsidiaries.

Philippe Grillet is a citizen of France.

Richard Thomson Treasurer	Richard Thomson holds bachelor’s degrees in finance and insurance and risk management from Temple University (Philadelphia, Pennsylvania). Until January 2005, he was Vice President & Treasurer of Sanofi-Synthelabo Inc. He has been Vice President and Treasurer of Sanofi-Aventis U.S. since January 2005 and a director of Aventis Inc. since January 2005. In addition to his positions at Sanofi-Aventis U.S. and Aventis Inc., he serves as a director or as treasurer of a number of sanofi-aventis’ subsidiaries.

John Spinnato VP, General Counsel and Secretary	John Spinnato holds Bachelor of Arts and Juris Doctorate degrees from the University of Dayton and an LLM from the Georgetown University Law Center. Until December 2005, he was Vice President, General Counsel and Secretary of Sanofi-Synthelabo Inc. From December 2005 to August 2007, he was Vice President and General Counsel of Pharmaceutical Operations at Sanofi-Aventis U.S. He has served as Vice President and General Counsel and Secretary of Sanofi-Aventis U.S. since August 2007. In addition, he serves as a board member and/or officer of a number of sanofi-aventis’ subsidiaries.

2.    DIRECTORS AND EXECUTIVE OFFICERS OF PARENT.

The name, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the directors and executive officers of Parent are set forth below. During the last five years, none of the persons listed below has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. None of the directors or executive officers listed below own any Shares. The business address and phone number of each director and executive officer of Parent is c/o sanofi-aventis, 174, avenue de France, 75013 Paris, France, +33 1 53 77 40 00. Unless otherwise indicated, each director and executive officer is a citizen of France.

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND EMPLOYMENT HISTORY
Serge Weinberg Chairman of the Board Director	Serge Weinberg holds a Bachelor’s degree in Law, a Graduate Degree from Institut d’Études Politiques and is a graduate of the Ecole Nationale d’Administration. He held different positions as a “sous-préfet” from 1976 to 1981, and became Chief of Staff of the French Budget Minister, Laurent Fabius, in 1981. After a position as Deputy General Manager for Finance at the French Television Channel FR3 (1982 to 1983), he became Chief Executive Officer and then Chairman of the Havas Tourisme Group from 1983 to 1987. He was then appointed CEO of Pallas Finance for three years and joined the Pinault Group (PPR) in 1990 as President of CFAO. In the Pinault Group he was appointed Chairman and CEO of Rexel from 1991 to 1995 and chaired the Management Board of the PPR Group for 10 years. In March 2005, he founded the investment firm Weinberg Capital Partners, which manages funds dedicated to LBO and real estate. Within the Weinberg Capital Partners Group he is Chairman of Weinberg Capital Partners, Financière Piasa, Piasa Holding and Corum (Switzerland), and Director of Piasa, Team Partners Group and VL Holding. He also serves as manager of Alret and Maremma, as a Member of the Supervisory Committee of Amplitude Group and Financière BFSA, as Vice Chairman and Director of Financière Poinsétia and Financière Sasa, as a Member of the Supervisory Board of Schneider Electric, and as Weinberg Capital Partners’ representative on the Board of Alliance Industrie and Sasa Industrie. Serge Weinberg was also Chairman of the Board of Accor from 2006 to 2009, Director of Alliance Industrie from 2006 to 2008, of Road Holding from 2007 to 2008 and of Rasec from 2006 to 2010, a Member of the Board of Pharma Omnium International from 2006 to 2010, a Member of the Supervisory Board of Rothschild & Cie until 2010, a Member of the Supervisory Board of Gucci Group (Netherlands) until 2010, and a Director of Fnac until 2010 and of Rothschild Concordia until 2010. He was appointed as a director of sanofi-aventis in 2009, and appointed Chairman of the Board of Directors in 2010; he also serves as Chairman of the Appointments and Governance Committee and of the Strategy Committee of sanofi-aventis.

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND EMPLOYMENT HISTORY
Christopher Viehbacher Chief Executive Officer Director Chairman, Executive Committee and Management Committee

Christopher Viehbacher is a graduate of the Queens University (Ontario, Canada) and a certified public accountant. After beginning his career at PricewaterhouseCoopers Audit, between 1988 and 2008 he acquired broad international experience in Europe, in the United States and in Canada with the GlaxoSmithKline (GSK) company. In his last position, Christopher Viehbacher was President, Pharmaceutical Operations North America, a member of the board and Co-Chairman of the Portfolio Management Board. Christopher Viehbacher has been a member of the board of PhRMA (United States) since 2007 and chairman of PhRMA since 2010, vice chairman of the board of EFPIA (Belgium) since 2010, a member of the board of directors of Research America (United States) since 2006, a member of the board of the Burroughs Wellcome Fund (United States) since 2008, and a member of the board of visitors of the Fuqua School of Business, Duke University (United States) since 2002. He is also currently a member of the board of the Business Roundtable (United States). Previously, Christopher Viehbacher served as a director of GlaxoSmithkline plc (United Kingdom) until November 2008, as a member of the board of Triangle United Way (United States) from 2003 to 2008, of Cardinal Club (United States) from 2004 to 2008 and of GlaxoSmithKline NC Foundation (United States) from 2003 to 2008. He also served as a Member of the Advisory Council of Center for Healthcare Transformation (United States) until 2010. He was appointed to his present position in 2008, and is a member of the Strategy Committee.

Christopher Viehbacher is a citizen of Germany and Canada.

Uwe Bicker Independent Director

Uwe Bicker studied chemistry and medicine in Berlin and Heidelberg. He received his doctorate degree in both fields and has been a professor at the Faculty of Medicine of the University of Heidelberg since 1983. From 1975 to 1994, he held various positions at Boehringer Mannheim (later Roche AG). In 1994, he joined the Hoechst Group to serve as a board member of the group’s subsidiary, Behringwerke AG. He also joined the Executive Board of Hoechst Marion Roussel and was named Chairman of the Executive Board of Dade Behring, Inc., Deerfield/Illinois, USA. Since 2004, he has held positions on several advisory and supervisory boards and as Vice-Chairman of the Supervisory Board of Epigenomics AG (Germany). In addition, he has served as a member of the Supervisory Board of Future Capital AG (Frankfurt, Germany), as a member of the Supervisory Board of Definiens AG (Münich, Germany) since 2004, as a director of the Aventis Foundation since 2004 and as a member of the Board of Trustees of Bertelsmann Stiftung (Bertelsman Foundation, Germany) since 2008, Chairman of the Supervisory Board of Siemens Healthcare Diagnostics Holding GmbH (Germany) and a Member of the Advisory Board of Morgan Stanley (Germany). He was first elected as a director of sanofi-aventis in 2008 and is a member of the Strategy Committee.

Uwe Bicker is a citizen of Germany.

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND EMPLOYMENT HISTORY
Robert Castaigne Director	Robert Castaigne is a graduate of the École Centrale of Lille and the École Nationale Superieure du Petrole et des Moteurs. From 1972 to May 2008, he held several positions within Total S.A., including as Chief Financial Officer and as a member of the Executive Committee from June 1994 to May 2008. He served as Chairman and Chief Executive Officer of Total Chimie from 1996 to 2008 and of Total Nucléaire from 1992 to 2008. He also served as a director of Elf Aquitaine from 2000 to 2008, of Hutchinson from 1995 to 2008, of Total Gestion Filiales from 1994 to 2008, of Omnium Insurance & Reinsurance Company Ltd (Bermuda) from 1996 to 2008, of Petrofina (Belgium) from 1999 to 2008, of Total Upstream UK Ltd (United Kingdom) from 2005 to 2008, Total Gabon from 2003 to 2008, of Arkema from 2000 to 2006 and of Alphega (Bermuda) from 2000 to 2006. He has served as a director of Vinci since 2007, where he serves as a member of the Financial Statements Committee, as a director of Société Générale since 2009, where he serves as a member of the Audit, Internal Control and Risk Committee, and as a director of Compagnie Nationale à Portefeuille (Belgium), where he serves on the audit committee since 2008. He was first elected as a director of sanofi-aventis in 2000 and is a member of the Audit Committee.

Thierry Desmarest Director	Thierry Desmarest is a graduate of the École Polytechnique and of the École Nationale Supérieure des Mines de Paris. He held various positions at the Total group including Chairman and Chief Executive Officer from 1995 to 2007, Chairman of the Board of Directors from February 2007 to May 2010. Since May 21, 2010, he has served as honorary president of Total SA and as a Member of the Total board of directors. He presently serves as a director of L’Air Liquide, Renault SA, Renault SAS. He serves as as chairman of the Nominating and Governance Committee of Total S.A., and as a member of the Compensation Committee of Total S.A, as well as chairman of Fondation Total and l’Ecole Polytechnique (Foundations). He serves as a member of the Appointments and Governance Committee and the Compensation Committee of L’Air Liquide, and as chairman of the International Strategy Committee, a member of the Remuneration Committee and a member of the Industrial Strategy Committee of Renault SA. He also serves as a director, as a member of the Appointments and Governance Committee, and as a member of the Human Resources and Compensation Committee of Bombardier Inc. (Canada). In addition, Thierry Desmarest serves as a member of the Board of Directors of l’Ecole Polytechnique and as a director of Musée du Louvre. He was first elected as a director of sanofi-aventis in 2000 and is a member of the Compensation Committee, the Appointments and Governance Committee and the Strategy Committee.

Lord Douro Independent Director	Lord Douro is a graduate of the University of Oxford. From 1979 to 1989, he was a member of European Parliament. From 1995 to 2000, he was Chairman of Sun Life & Provincial Holdings Plc, and from 2003 to 2007 he served as Commissioner of English Heritage

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND EMPLOYMENT HISTORY

(United Kingdom). He previously served as a member of the Compensation Committee and the Appointments Committee of Pernod Ricard. Lord Douro presently serves as chairman of Richemont Holdings UK Ltd and Kings College London (United Kingdom), as a director of Pernod Ricard, Compagnie Financière Richemont AG (Switzerland), Abengoa Bioenergy (Spain) and GAM Worldwide (United Kingdom), as an advisor of Crédit Agricole (United Kingdom), as a member of the Appointments Committee and of the Compensation Committee of Compagnie Financière Richemont AG (Switzerland), as a director of RIT Capital (United Kingdom), as chairman of the Remuneration Committee and the Conflicts Committee of RIT Capital (United Kingdom), and as a member of the Nominations Committee of RIT Capital (United Kingdom). He was first elected as a director of sanofi-aventis in 2002 and is a member of the Appointments and Governance Committee and of the Strategy Committee.

Lord Douro is a citizen of the United Kingdom.

Jean-René Fourtou Independent Director	Jean-René Fourtou is a graduate of the École Polytechnique. From 1963 to 1986, he held several positions within the Bossard group, including Chairman and CEO of the Bossard group from 1977 to 1986. From 1986 to 1999, he was the Chairman and CEO of Rhône-Poulenc, from 1999 to 2004 he was Vice Chairman of the Management Board, Vice Chairman of the Supervisory Board and member of the Strategy Committee of Aventis, and from 2002 to 2005, he was Chairman and CEO of Vivendi Universal. Jean-René Fourtou presently serves as chairman of the Supervisory Board of Vivendi and of Groupe Canal +, as a member of the Supervisory Board of Maroc Telecom (Morocco), and as a director of Axa Millésimes SAS, and of Nestlé (Switzerland). Previously, Jean-René Fourtou served as vice president and later as member of the Supervisory Board of AXA from 1990 to 2009, as director of Cap Gemini from 2005 to 2009, and as a director of NBC Universal Inc. (United States) from 2004 to 2010. He was first elected as a director of sanofi-aventis in 2004 and is a member of the Compensation Committee, the Appointments and Governance Committee and the Strategy Committee.

Claudie Haigneré Independent Director	Claudie Haigneré is a rheumatologist and holds an M.D. and a Ph.D. in science (neuroscience). In 1985, she was selected by the Centre National d’Études Spatiales (CNES) as a candidate astronaut. She was a rheumatologist at the Hôpital Cochin in Paris from 1984 to 1992, a researcher at the Neurosensory Physiology Laboratory of the CNES from 1985 to 1990, and became head of the Scientific Programs in Life Sciences at the French space agency, CNES, in 1990. She was an astronaut with the CNES, then ESA (European Space Agency), flying a space mission to the MIR space station in 1996 and a second mission to the International Space Station (ISS) in 2001. Ms Haigneré was appointed Minister for European Affairs from March 2004 to May 2005, after having

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND EMPLOYMENT HISTORY
been Minister for Research and New Technologies from June 2002 to March 2004. From 2004 to 2005, she served as Deputy Minister for European Affairs. Until 2009, she served as Chairman of the Cité des Sciences and Palais de la Découverte. Presently, Claudie Haigneré serves as chairman of the Board of Directors of La Géode, chairman of Universcience (Cité des Sciences and Palais de la Découverte), vice president of the IAA (International Academy of Astronautics), and as director of France Telecom, of Aéro-Club de France, of Fondation de France, of Fondation CGénial and of Fondation d’Entreprise L’Oréal (Foundations). In addition, Ms. Haigneré serves as a member of Académie des Technologies, the Académie des Sports and the Académie Nationale de l’Air et de l’Espace, and as a member of the Strategy Committee of France Telecom. She was first elected as a director of sanofi-aventis in 2008 and is a member of the Compensation Committee and the Appointments and Governance Committee.

Igor Landau Director	Igor Landau is a graduate of École des Hautes Études Commerciales (HEC) and of INSEAD. He served as chief executive officer of the German subsidiary of La Compagnie du Roneo (Frankfurt) from 1968 to 1970, as a management consultant at McKinsey (Paris) from 1971 to 1975, as a various positions at the Rhône-Poulenc group from 1975 to 2004, including member of the Management Board of Aventis from 1999 to 2002, and as chairman of the management board of Aventis from 2002 to 2004. He served as director of Essilor from 2001 to 2005, and of Thomson (now called Technicolor) from 2002 to 2005. He previously served as a member of the supervisory board of Dresdner Bank (Germany) from 2003 to 2006. Presently, Igor Landau serves as chairman of the Supervisory Board of Adidas-Salomon (Germany), as director of HSBC France and of INSEAD, and as a member of the Supervisory Board of Allianz AG (Germany). He was first elected as a director of sanofi-aventis in 2004.

Christian Mulliez Director	Christian Mulliez is a graduate of the E.S.S.E.C. Business School (École Supérieure des Sciences Économiques et Commerciales). From 1984 to 2002, he held several positions within Synthélabo, and then at Sanofi-Synthélabo, including Vice President, Finance. Since 2003 he has been Executive Vice President, Administration and Finance at L’Oréal. He presently serves as Chairman of the Board of Directors of Regefi, and as director of DG 17 Invest, L’Oréal USA Inc., of The Body Shop International (United Kingdom) and of Galderma Pharma (Switzerland). He was first elected as a director of sanofi-aventis in 2004.

Lindsay Owen-Jones Director	Lindsay Owen-Jones holds a Bachelor’s Degree in Literature from the University of Oxford and is also a graduate of INSEAD. Since 1969, he has held several positions within the L’Oréal group, including that of Chairman and Chief Executive Officer of L’Oréal from September 1988 to April 2006, and has served as its Chairman of the Board of Directors since April 25, 2006. Lindsay

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND EMPLOYMENT HISTORY

Owen-Jones served as director of BNP Paribas from 1989 to 2005. He also served as vice president and a member of the Supervisory Board of Air Liquide from November 2001 to May 2006 and Vice-Chairman of the Board of Directors of Air Liquide from May 2006 to May 2009. He was a director of BNP Paribas from June 1989 to December 2005 and a director of Galderma Pharma (Switzerland) from June 1999 to May 2006. He presently serves as chairman of the board of directors of L’Oréal, as chairman of the Strategy and Implementation Committee of L’Oréal, as chairman of the board of directors of Fondation d’Entreprise L’Oréal (Foundation), as chairman of Alba Plus, L’Oréal UK Ltd (United Kingdom) and of L’Oréal USA Inc. (United States), and as a director of Ferrari S.p.A. (Italy). He was first elected as a director of sanofi-aventis in 1999 and is a member of the Compensation Committee, the Appointments and Governance Committee and the Strategy Committee.

Lindsay Owen-Jones is a citizen of the United Kingdom.

Carole Piwnica Independent Director

Carole Piwnica holds a degree in law from the Université Libre de Bruxelles and a masters in law from New York University. From 1985 to 1991, she was an attorney at Proskauer, Rose (NY) and Shearman & Sterling (Paris) with a practice focused in mergers and acquisitions. From 1991 to 1994, she served as General Counsel of Gardini & Associés. From 1994-2000, she served as Chief Executive Officer of Amylum France, then as Chairman of Amylum Group. Carole Piwnica currently serves as Chief Executive Officer of Naxos UK Ltd (United Kingdom). She also serves as Director and Chairman of the Committee of Governance, Compensation and Appointment of Eutelsat Communications, as Director of Louis Delhaize (Belgium) and Amyris Inc. (United States), and as Director, Chairman of the Corporate Responsibility Committee and member of the Compensation Committee of Aviva Plc (United Kingdom). Previously, she served as a director of Dairy Crest Plc (United Kingdom) from 2007 to 2010, as Vice-Chairman and Director of Tate & Lyle Plc (United Kingdom) from 1996 to 2006, and as and Vice-Chairman for Governmental Affairs 2000 from 2006. She also served as director of the CIAA (Confederation of the Food and Drink Industries of the European Union) from 1996 to 2006, as director of Toepfel GmbH (Germany) from 1996 to 2010, as director of Spadel (Belgium) from 1998-2004, and as a member of the Ethical Committee of Monsanto (United States) from 2006-2009. She was first elected as a director of sanofi-aventis in 2010.

Carole Piwnica is a citizen of Belgium.

Klaus Pohle Independent Director	Klaus Pohle holds a doctorate in law from the University of Frankfurt (Germany), a doctorate in economics from Berlin University (Germany) and a LLM from Harvard University. From 1966 to 1980, he held several positions within the BASF Group. From 1981 to 2003, he was deputy chief executive officer and

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND EMPLOYMENT HISTORY

chief financial officer of Schering AG, and from 2003 to 2005 he served as Chairman of the German Accounting Standards Board. Previously, he served as president of the Supervisory Board (in 2008) and Vice-President of the Supervisory Board of Hypo Real Estate Holding AG, Munich (Germany), and as a member of the Supervisory Board of DWs investment GmbH (Germany) from 2005-2009. He is currently a professor of business administration at Berlin Institute of Technology, and also serves as a director of the Labelux Group GmbH (Switzerland) and as a director and Chairman of the Audit Committee of Coty Inc. New York (United States). He was first elected as a director of sanofi-aventis in 2004 and is Chairman of the Audit Committee.

Klaus Pohle is a citizen of Germany.

Gérard Van Kemmel Independent Director	Gérard Van Kemmel is a graduate of the École des Hautes Études Commerciales (HEC) and holds an MBA from Stanford University Graduate School of Business. From 1966 to 1995, he held several positions at Arthur Anderson/Andersen Consulting, including President of Arthur Andersen and Andersen Consulting from 1976 to 1995 and President of the board of Arthur Andersen Worldwide (1989 to 1994). From 1996 to 1997, he was advisor to the Minister of Finance and from 1997 to 2006, he held several positions at Cambridge Technology Partners (including Chief Operating Officer) and at Novell, including Europe Chairman from 2004 to 2006. Gérard Van Kemmel has been a director of Europacorp since 2008, a member of its Audit Committee and served as a director of Eurotunnel Group (operator of the Channel tunnel) from 2008 to 2010, and a director of Eurotunnel NRS Holders Company Limited (United Kingdom) between 2006 and 2010. He was first elected as a director of sanofi-aventis in 2003 and is Chairman of the Compensation Committee and serves as a member of the Audit Committee and the Appointments and Governance Committee.

Hanspeter Spek Member of the Management Committee President Global Operations Member of the Executive Committee

Hanspeter Spek graduated from business school in Germany. In 1974, he completed a management training program at Pfizer International, and then joined Pfizer RFA as a junior product manager. He served in various positions at Pfizer RFA, including as manager of the marketing division. Mr. Spek joined Sanofi Pharma GmbH, a German subsidiary of sanofi-aventis, in 1985 as Marketing Director, and served in various positions in Germany and then at sanofi-aventis in France, before being named Senior Vice President Europe following the merger with Synthélabo in 1999. He served as Executive Vice President, International Operations from October 2000, until January 2003, when he was named in charge of worldwide operations of Sanofi-Synthélabo. He was appointed Executive Vice President, Pharmaceutical Operations in August 2004 and then President, Global Operations in November 2009.

Hanspeter Spek is a citizen of Germany.

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND EMPLOYMENT HISTORY
Jérôme Contamine Member of the Management Committee Executive Vice President, Chief Financial Officer Member of the Executive Committee	Jérôme Contamine is a Graduate of École Polytechnique (X), and ENSAE, the national statistics and economics engineering school, affiliated with the Ministry of Finance (1982). He also graduated from the ENA—Ecole Nationale d’Administration. After 4 years at the “Cour des Comptes”, as a Senior State General Auditor, he joined Elf Aquitaine in 1988, as advisor to the Chief Financial Officer, and became Group Finance Director & Treasurer in 1991. He became the General Manager of Elf Petroleum Norway in 1995, after being named Deputy Vice President of Elf Upstream Division for Europe and the U.S. In 1999, he was appointed as a member of the taskforce for integration with Total, in charge of the reorganization of the merged entity, TotalFinaElf, and became, in 2000, Vice President Europe and Central Asia, Upstream Division of Total. The same year, he joined Veolia Environnement as CFO and Deputy General Manager. In 2003, he was appointed Vice-President Senior Executive, Deputy Chief Executive Officer, Financial Director of Veolia Environnement. Jérôme Contamine was appointed Executive Vice President, Chief Financial Officer (CFO) of sanofi-aventis in March 2009.

Olivier Charmeil Senior Vice President Vaccines Member of the Executive Committee

Olivier Charmeil is a graduate of HEC (Ecole des Hautes Etudes Commerciales) and of the Institut d’Etudes Politiques in Paris. From 1989 to 1994, he worked in the Mergers & Acquisitions department of Banque de l’Union européenne. He joined Sanofi Pharma in 1994 as head of Business Development. Subsequently, he held various posts within the Group, including Chief Financial Officer (Asia) for Sanofi-Synthélabo in 1999 and Attaché to the Chairman, Jean-François Dehecq, in 2000, before being appointed as Vice President, Development within the Sanofi-Synthélabo International Operations Directorate, where he was responsible for China and support functions. In 2003, Olivier Charmeil was appointed Chairman and Chief Executive Officer of Sanofi-Synthélabo France, before taking the post of Senior Vice President, Business Management and Support within the Pharmaceutical Operations Directorate. In this role, he piloted the operational integration of Sanofi-Synthélabo and Aventis. He was appointed Vice President Pharma Operations Asia Pacific in February 2006 and subsequently also had responsibility for Operations Japan and since February 2009 Asia/Pacific & Japan Vaccines. Since January 1, 2011, Olivier Charmeil has been Senior Vice President Vaccines and a member of the Executive Committee.

Mr. Charmeil is a citizen of France.

Karen Linehan Member of the Management Committee Senior Vice President Legal Affairs and General Counsel Member of the Executive Committee	Karen Linehan graduated from Georgetown University with Bachelor of Arts and Juris Doctorate degrees. Prior to practicing law, Ms. Linehan served on the congressional staff of the Speaker of the U.S. House of Representatives from September 1977 to August 1986. Until December 1990, she was an Associate in a mid-size law firm in New York. In January 1991, she joined sanofi-aventis as Assistant General Counsel of its U.S. subsidiary. In July 1996, Ms. Linehan moved to Paris to work on international

NAME AND POSITION	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND EMPLOYMENT HISTORY

matters within the Group and she has held a number of positions within the Legal Department, most recently as Vice President–Deputy Head of Legal Operations. She was appointed to her current position in March 2007.

Karen Linehan is a citizen of the United States of America and Ireland.

Philippe Luscan Member of the Management Committee Senior Vice President Industrial Affairs Member of the Executive Committee	Philippe Luscan is a graduate of the École Polytechnique and the École des Mines in Biotechnology in Paris. He began his career in 1987 as a Production Manager at Danone. In 1990, he joined the Group as Director of the Sanofi Chimie plant at Sisteron, France, and subsequently served as Industrial Director of sanofi-aventis in the United States, as Vice President Supply Chain and as Vice President Chemistry in September 2006. He was appointed to his present position effective September 2008.

Roberto Pucci Member of the Management Committee Senior Vice President Human Resources Member of the Executive Committee

Roberto Pucci has a Law degree from the University of Lausanne, Switzerland. He started his career in 1985 at Coopers & Lybrand in Geneva, Switzerland as an external auditor. He then joined Hewlett-Packard (HP) in 1987, where he held various positions in Human Resources in Switzerland and Italy including HR Manager for the European Headquarters and Human Resources Director in Italy. In 1999, he became Director, Compensation & Benefits for Agilent Technologies, a spin off from HP, and was appointed Vice President Human Resources Europe in 2003. In 2005 he moved to the United States to join Case New Holland, a subsidiary of the Fiat Group, as Senior Vice President, Human Resources, and was appointed, in 2007, Executive Vice President, Human Resources for the Fiat Group in Torino, Italy. He was appointed to his present position in October 2009.

Roberto Pucci is a citizen of Italy and Switzerland.

Elias Zerhouni Member of the Management Committee President, Global Research & Development, Medicines and Vaccines Member of the Executive Committee

After completing his initial training in Algeria, Dr. Zerhouni continued his academic career at the Johns Hopkins University and Hospital (United States) where he is currently professor of Radiology and Biomedical engineering and senior adviser for Johns Hopkins Medicine. He served as Chair of the Russell H. Morgan Department of Radiology and Radiological Sciences, Vice Dean for Research and Executive Vice Dean of the School of Medicine from 1996 to 2002 before his appointment as Director of the National Institutes of Health of the United States of America from 2002 to 2008. Dr. Zerhouni was received as member of the US National Academy of Sciences’ Institute of Medicine in 2000. He was recently appointed as Chair of Innovation at the College de France and elected member of the French Academy of Medicine in 2010. In February 2009, sanofi-aventis named Dr. Zerhouni Scientific Advisor to the Chief Executive Officer and to the Senior Vice-President Research & Development. Since January 1, 2011, Dr. Zerhouni is President Global Research & Development and serves on the Executive Committee of sanofi-aventis.

Dr. Zerhouni is a citizen of the United States.

Annex A

Execution Copy

AGREEMENT AND PLAN OF MERGER

among

SANOFI-AVENTIS,

GC MERGER CORP.

and

GENZYME CORPORATION

Dated as of February 16, 2011

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

A-iv

(continued)

Page

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	A-35
Acceptance Time	A-2
Acquisition Agreement	A-34
Acquisition Proposal	A-36
Affiliate	A-47
Agreement	A-1
Alemtuzumab Clinical Trial Results	A-13
Annual Amount	A-38
Antitrust Laws	A-39
Articles of Merger	A-7
Articles of Organization	A-13
Audited Balance Sheet	A-17
Bankruptcy and Equity Exception	A-15
beneficial owner	A-47
Book-Entry Share	A-11
Business Day	A-47
Bylaws	A-13
Capitalization Date	A-14
Cash Consideration	A-1
Certificate	A-11
Change of Board Recommendation	A-34
Closing	A-7
Code	A-12
Collective Bargaining Agreement	A-24
Company	A-1
Company Board	A-1
Company Board Recommendation	A-15
Company Disclosure Letter	A-12
Company Equity Awards	A-10
Company Equity Plan	A-9
Company Plan	A-21
Company Regulatory Agency	A-20
Company Requisite Vote	A-15
Company Restricted Stock	A-9
Company Rights	A-14
Company Rights Agreement	A-14
Company RSU	A-9
Company Securities	A-14
Company Stock Option	A-9
Compensation Action	A-41
Confidentiality Agreement	A-4
Continuation Period	A-36
Continuing Directors	A-4
Contract	A-15
control	A-47

Control Time	A-31
Credit Agreement	A-14
Current Employees	A-36
Current Offering	A-10
CVR	A-1
CVR Agreement	A-1
CVR Condition	A-53
Dissenting Shares	A-10
Early ESPP Purchase Date	A-10
Effective Time	A-8
Environmental Laws	A-26
Environmental Permits	A-26
ERISA	A-21
ERISA Affiliate	A-22
ESPP	A-10
Exchange Act	A-2
Expiration Date	A-2
Facilities Agreement	A-30
FCPA	A-20
FDA	A-20
FDCA	A-20
Financial Advisors	A-27
Financial Statements	A-16
Financing	A-30
Foreign Benefit Plans	A-21
Fractional CVR	A-3
GAAP	A-47
Governmental Entity	A-16
Indemnified Parties	A-37
Indemnified Party	A-37
Independent Directors	A-5
Information Statement	A-27
Initial Expiration Date	A-2
Insurance Policies	A-25
Intellectual Property	A-19
Intervening Event	A-36
IRS	A-22
ISRA	A-40
knowledge of Parent	A-47
knowledge of the Company	A-47
Law	A-15
Leased Real Property	A-18
Liens	A-14
Material Adverse Effect	A-13
Material Contracts	A-18

A-v

(continued)

Materials of Environmental Concern	A-26
MBCA	A-7
Merger	A-1
Merger Agreement	A-53
Merger Consideration	A-8
Minimum Tender Condition	A-53
Nasdaq	A-2
Notice Period	A-35
Notices	A-45
Offer	A-1
Offer Amendment Date	A-1
Offer Conditions	A-2
Offer Documents	A-2
Offer Price	A-1
Option Exercise Price	A-9
Outside Date	A-43
Owned Real Property	A-18
Parent	A-1
Paying Agent	A-11
Pending Offer	A-1
Permits	A-20
Permitted Liens	A-18
Person	A-47
PHSA	A-20
Post-Effective Amendment	A-40
Preferred Stock	A-13
Preliminary Prospectus	A-7
Proceeding	A-21

Page
Prospective Financing	A-42
Purchaser	A-1
Purchaser Material Adverse Effect	A-28
Registration Statement	A-7
Release	A-26
Representative	A-47
Schedule 14D-9	A-3
Schedule TO	A-2
SEC	A-2
SEC Reports	A-16
Securities Act	A-17
Securities Purchase Agreement	A-9
Shares	A-1
Special Meeting	A-8
Subsequent Offering Period	A-2
Subsidiary	A-47
Subsidiary Securities	A-14
Superior Proposal	A-36
Surviving Corporation	A-7
Takeover Laws	A-28
Tax	A-25
Tax Return	A-25
Termination Fee	A-45
Top-Up Option	A-5
Top-Up Shares	A-5
Trust Indenture Act	A-29
Trustee	A-1
UK Pension Plan	A-23

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of February 16, 2011 (this “Agreement”), among Sanofi-Aventis, a French société anonyme (“Parent”), GC Merger Corp., a Massachusetts corporation and wholly-owned Subsidiary of Parent (“Purchaser”), and Genzyme Corporation, a Massachusetts corporation (the “Company”).

WHEREAS, Purchaser has previously commenced a cash tender offer (the “Pending Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (each, a “Share” and, collectively, “Shares”), subject to certain terms and conditions;

WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have approved the acquisition of the Company on the terms and subject to the conditions set forth in this Agreement and, accordingly, Purchaser has agreed to amend the Pending Offer to provide for the purchase of all of the issued and outstanding Shares (as the Pending Offer is so amended and as it may be amended from time to time as permitted by this Agreement, the “Offer”), for (a) $74.00 per Share (the “Cash Consideration”), net to the seller in cash without interest thereon and subject to Section 3.6 hereof, and (b) one contingent value right (“CVR”) per Share, issued by Parent subject to and in accordance with a Contingent Value Rights Agreement, by and among Parent and a trustee mutually agreeable to Parent and the Company (the “Trustee”), in substantially the form attached hereto as Exhibit A (the “CVR Agreement”), and subject to the conditions set forth herein (such Cash Consideration plus CVR, or any higher consideration per Share as may be paid in the Offer pursuant to the terms of this Agreement, the “Offer Price”);

WHEREAS, following consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”) and each Share that is issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or owned by Parent or any direct or indirect wholly-owned Subsidiary of Parent or the Company immediately prior to the Effective Time for which no consideration will be paid) will be canceled and converted into the right to receive consideration equal to the Offer Price, upon the terms and conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, (i) adopted this Agreement, (ii) approved the Offer and the Merger and (iii) determined to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser; and

WHEREAS, the Board of Directors of Purchaser has, on the terms and subject to the conditions set forth herein, adopted this Agreement, and Parent, in its capacity as the sole shareholder of Purchaser, has approved this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

ARTICLE I

THE OFFER

Section 1.1 The Offer.

(a) (i) Parent shall cause Purchaser to, and Purchaser shall, amend the Pending Offer to reflect the execution of this Agreement and the terms hereof as promptly as reasonably practicable after the date of this Agreement (but in no event later than the fifteenth (15th) Business Day following the date of this Agreement). The date on which Purchaser amends the Pending Offer is referred to in this Agreement as the “Offer Amendment Date.” The obligations of Purchaser (and of Parent to cause Purchaser) to accept for payment and to pay for any Shares tendered pursuant to the Offer will be subject only to the satisfaction or waiver of those conditions set forth in Annex I (the “Offer Conditions”). Unless extended in accordance with Section 1.1(a)(ii), the Offer shall expire on the later of (A) one (1) Business Day after the Registration Statement is declared effective or (B) twenty (20) Business Days after the Offer Amendment Date (the “Initial Expiration Date”), or, if the Offer has been extended in accordance with Section 1.1(a)(ii), at the time and date to which the Offer has been so extended (the Initial Expiration Date, or such later time and date to which the Offer has been extended in accordance with Section 1.1(a)(ii), the “Expiration Date”). Purchaser expressly reserves the right (but will not be obligated) at any time or from time to time in its sole discretion to waive any Offer Condition or modify or amend the terms of the Offer, except that, without the prior written consent of the Company, Purchaser will not (A) decrease the Cash Consideration, amend the terms of the CVR or CVR Agreement, or change the form of the consideration payable in the Offer, (B) decrease the number of Shares sought pursuant to the Offer, (C) amend or waive the Minimum Tender Condition or the CVR Condition (as defined in Annex I), (D) add to the conditions set forth on Annex I, (E) modify the conditions set forth on Annex I in a manner adverse to the holders of Shares, (F) extend the Expiration Date of the Offer except as required or permitted by Section 1.1(a)(ii), (G) make any other change in the terms or conditions of the Offer that is adverse to the holders of Shares or (H) increase the Cash Consideration by an increment of less than $0.25.

(ii) Subject to the terms and conditions of this Agreement and to the satisfaction or waiver (to the extent permitted hereunder) by Purchaser of the Offer Conditions as of any scheduled Expiration Date, Purchaser will, and Parent will cause Purchaser to, accept for payment and pay for Shares validly tendered and not withdrawn pursuant to the Offer promptly after such scheduled Expiration Date (the date and time of acceptance for payment, the “Acceptance Time”), and Purchaser will, and Parent will cause Purchaser to, immediately accept and promptly pay for all Shares as they are validly tendered during any subsequent offering period for the Offer in accordance with Rule 14d-11 (a “Subsequent Offering Period”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Purchaser (A) will extend the Offer for one or more periods of time of up to ten (10) Business Days per extension if at any scheduled Expiration Date any of the Offer Conditions is not satisfied; or (B) will extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or the staff thereof or The NASDAQ Stock Market LLC (“Nasdaq”) applicable to the Offer; provided, that in no circumstance will Purchaser be required to extend the Offer beyond the Outside Date.

(b) On the Offer Amendment Date, Parent and Purchaser will file or cause to be filed with the SEC an amendment to Parent and Purchaser’s Tender Offer Statement on Schedule TO (collectively with all amendments and supplements thereto, the “Schedule TO”) with respect to the Offer that will contain the offer to purchase and related letter of transmittal and summary advertisement and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the “Offer Documents”). The Company will be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC. Parent and Purchaser agree to (i) promptly provide the Company and its counsel with a copy of any written comments (or a description of any oral comments) received by Parent, Purchaser or their counsel from the SEC or its staff with respect to the Offer Documents, (ii) consult with the Company regarding any such comments prior to responding thereto and (iii) provide the Company with copies of any written comments or responses thereto. Parent and Purchaser agree to take all steps necessary to cause the Offer Documents to be disseminated to holders of Shares to the extent required by applicable federal securities Laws. Each of Parent, Purchaser and the Company agrees to promptly correct any information provided by it for use in the Offer Documents if and to the extent that it has become false or misleading in any material respect. Parent and Purchaser further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities Laws.

(c) Parent will provide or cause to be provided to Purchaser on a timely basis the funds necessary to purchase any Shares that Purchaser becomes obligated to purchase pursuant to the Offer.

(d) Purchaser will not terminate the Offer prior to any scheduled Expiration Date without the prior written consent of the Company, except if this Agreement is terminated pursuant to ARTICLE VIII. If this Agreement is terminated pursuant to ARTICLE VIII, Purchaser will, and Parent will cause Purchaser to, promptly (and in any event within twenty-four (24) hours of such termination) terminate the Offer and shall not acquire any Shares pursuant thereto. If the Offer is terminated by Purchaser, or this Agreement is terminated pursuant to ARTICLE VIII prior to the acquisition of Shares in the Offer, Purchaser shall promptly return, and will cause any depositary acting on behalf of Purchaser to return, in accordance with applicable Law, all tendered Shares to the registered holders thereof.

(e) The (i) Offer Price and (ii) Merger Consideration shall be adjusted appropriately to reflect any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution occurring (or for which a record date is established) after the date hereof and prior to (A) the payment by Purchaser for Shares validly tendered and not properly withdrawn in connection with the Offer (with respect to the Offer Price) or (B) the Effective Time (with respect to the Merger Consideration).

(f) No Fractional CVRs. No fraction of a CVR will be issued in connection with the Offer, the Merger or other transaction contemplated by this Agreement, and no certificates or scrip for any such fractional CVR shall be issued. Each holder of Shares and/or other security of the Company who would otherwise be entitled to receive a fraction of a CVR pursuant to this Agreement, after aggregating all fractional CVRs to be received by such holder (a “Fractional CVR”), shall, upon surrender of such holder’s Shares and/or other securities of the Company, receive one CVR in exchange for such Fractional CVR if the amount of such Fractional CVR is greater than or equal to 0.50 or no consideration for such Fractional CVR if the amount of such Fractional CVR is less than 0.50.

Section 1.2 Company Consent; Schedule 14D-9. Contemporaneously with the filing of the amendment to Schedule TO or as promptly as practicable thereafter, the Company will file with the SEC an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, including amendments pursuant to this Section 1.2, the “Schedule 14D-9”) containing, subject to Section 6.3(d) and Section 6.3(e), the Company Board Recommendation. The Company hereby consents to the inclusion of the Company Board Recommendation in the Offer Documents and to the inclusion of a copy of the Schedule 14D-9 with the Offer Documents mailed or furnished to the holders of Shares. Except with respect to any amendments filed in connection with an Acquisition Proposal or a Change of Board Recommendation, Parent and Purchaser will be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC. The Company agrees to (i) promptly provide Parent, Purchaser and their counsel with a copy of any written comments (or a description of any oral comments) received by the Company or their counsel from the SEC or its staff with respect to the Schedule 14D-9, (ii) consult with Parent and Purchaser regarding any such comments prior to responding thereto and (iii) provide Parent and Purchaser with copies of any written comments or responses thereto. The Company, Parent and Purchaser agree to promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it has become false or misleading in any material respect. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities Laws.

Section 1.3 Shareholder Lists. In connection with the Offer, the Company will cause its transfer agent to, furnish Parent and Purchaser with mailing labels, security position listings and readily available computer files containing the names and addresses of the record holders of the Shares as of recent date and will furnish or cause to be furnished to Parent and Purchaser such information and assistance (including periodic updates of such information) as Parent or Purchaser or their agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable Law, and except for such actions as are reasonably necessary to disseminate the Offer Documents, each of Parent and Purchaser will hold all information and documents provided to it under this Section 1.3 in confidence in accordance with the letter agreement regarding confidentiality, by and between Parent and the Company, dated January 31, 2011 (the “Confidentiality Agreement”), and will use such information and documents only in connection with the Offer, and, if this Agreement has been terminated by Parent or Purchaser, will deliver to the Company all such information and documents (and all copies thereof).

Section 1.4 Directors.

(a) Promptly upon the purchase by Purchaser pursuant to the Offer of such number of Shares as satisfy at least the Minimum Tender Condition, and from time to time thereafter, Purchaser will be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as will give Purchaser representation on the Company Board equal to the product of (i) the total number of directors on the Company Board (after giving effect to any increase in the number of directors pursuant to this Section 1.4) and (ii) the percentage that such number of Shares so purchased bears to the total number of then-outstanding Shares on a fully-diluted basis, and the Company will, upon request by Purchaser, promptly increase the size of the Company Board or use commercially reasonable efforts to seek the resignations of such number of directors as is necessary to provide Purchaser with such level of representation and will use commercially reasonable efforts to cause Purchaser’s designees to be so elected or appointed. Subject to the applicable requirements of Nasdaq, the Company will also use commercially reasonable efforts to cause individuals designated by Purchaser to constitute the same percentage of each committee of the Company Board as the percentage of the entire Company Board represented by individuals designated by Purchaser. The Company’s obligations to appoint designees to the Company Board will be subject to Section 14(f) of the Exchange Act. At the request of Purchaser, the Company will file with the SEC and mail to the holders of Shares the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Parent and Purchaser will supply to the Company all information with respect to themselves and their respective officers, directors and Affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and Parent and Purchaser will be solely responsible for such information. For purposes of this Agreement, such information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder that is filed with the SEC and mailed to holders of Shares will be considered part of the Schedule 14D-9.

(b) Notwithstanding the provisions of this Section 1.4, the Company, Parent and Purchaser shall cause the Company Board to include, at all times prior to the Effective Time, at least three of the members of the Company Board, selected by the members of the Company Board, who were directors of the Company on the date of this Agreement (“Continuing Directors”), each of whom shall be an “independent director” as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules and eligible to serve on the Company’s audit committee under the Exchange Act and the applicable requirements of Nasdaq; provided, however, that if at any time prior to the Effective Time there shall be fewer than three (3) Continuing Directors serving as directors of the Company for any reason, then the Company Board shall take all necessary action (including creating a committee of the Company Board) to cause an individual selected by the remaining Continuing Directors (or Continuing Director, if there shall be only one (1) Continuing Director remaining) who satisfies the foregoing independence requirements and who is not an officer, director, stockholder or designee of Parent or any of its Affiliates to be appointed to serve on the Company Board (and such individual shall be deemed to be a Continuing Director for all purposes under this Agreement).

(c) Following the election or appointment of Purchaser’s designees pursuant to Section 1.4(a) and prior to the Effective Time, any action by the Company with respect to any amendment, supplement, modification, or waiver of any term of this Agreement, any termination of this Agreement by the Company, any extension of time for the performance of any of the obligations or other acts of Parent or Purchaser under this Agreement, any waiver of compliance with any of the agreements or conditions under this Agreement that are for the benefit of the Company, any amendment to the Articles of Organization or Bylaws, any authorization of an agreement between the Company and any of its Affiliates, on the one hand, and Parent, Purchaser or any of their Affiliates, on the other hand, any exercise of the Company’s rights or remedies under this Agreement and any action to seek to enforce any obligation of Parent or Purchaser under this Agreement (or any other action by the Company

Board with respect to this Agreement, the Offer or the Merger if such other action adversely affects, or could reasonably be expected to adversely affect, any of the holders of Shares other than Parent or Purchaser) may only be authorized by, and will require the authorization of, a majority of the Continuing Directors (or by the Continuing Director should there be only one). For purposes of considering any matter set forth in this Section 1.4(c), the Continuing Directors will be permitted to meet without the presence of the other directors. The Continuing Directors will have the authority to retain such counsel (which may include current counsel to the Company) and other advisors at the expense of the Company as determined by the Continuing Directors and will have the authority to institute any action on behalf of the Company to enforce performance of this Agreement or any of the Company’s rights hereunder. The Company will indemnify and advance expenses to, and Parent will cause the Company to indemnify and advance expenses to, the Continuing Directors in connection with their service as directors of the Company prior to the Effective Time to the fullest extent permitted by applicable Law and in accordance with the provisions of Section 6.5 hereof.

(d) In the event that Purchaser’s designees are elected or appointed to the Company Board pursuant to Section 1.4(a), until the Effective Time, (i) the Company Board will have at least such number of directors as may be required by the Nasdaq rules or the federal securities Laws who are considered independent directors within the meaning of such rules and Laws (“Independent Directors”) and (ii) each committee of the Company Board that is required (or a majority of which is required) by the Nasdaq rules or the federal securities Laws to be composed solely of Independent Directors will be so composed; provided, however, if the number of Independent Directors is reduced below the number of directors as may be required by such rules or Laws for any reason, the remaining Independent Director(s) will be entitled to designate persons to fill such vacancies who will be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Director then remains, the other directors will designate such number of directors as may be required by the Nasdaq rules and the federal securities Laws to fill such vacancies who will not be shareholders or Affiliates of Parent or Purchaser, and such Persons will be deemed to be Independent Directors for purposes of this Agreement.

Section 1.5 Top-Up Option.

(a) Subject to the terms and conditions set forth herein, the Company hereby grants to Purchaser an irrevocable option (the “Top-Up Option”) to purchase, at a price per share equal to the greater of (i) the closing price of a Share on Nasdaq the last trading day prior to the exercise of the Top-Up Option or (ii) the Cash Consideration, that number of newly issued Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Purchaser at the time of exercise of the Top-Up Option (after giving effect to the issuance of the Top-Up Shares but excluding from Purchaser’s ownership, but not from the outstanding Shares, Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee), constitutes one Share more than ninety percent (90%) of all outstanding Shares (assuming the issuance of the Top-Up Shares). The Top-Up Option will only be exercised one time by Purchaser in whole but not in part, and only if clauses (x) and (y) of the following sentence are satisfied. The Top-Up Option will be exercised by Purchaser, and Parent will cause Purchaser to exercise the Top-Up Option, promptly (but in no event later than one (1) Business Day) after the Acceptance Time or the expiration of a Subsequent Offering Period, as applicable, if (x) at the Acceptance Time or the expiration of such Subsequent Offering Period, as applicable, Purchaser owns in the aggregate at least seventy-five percent (75%) of all Shares then outstanding (excluding from Purchaser’s ownership, but not from the outstanding Shares, Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) and (y) after giving effect to the exercise of the Top-Up Option, Purchaser would own in the aggregate one Share more than ninety percent (90%) of the number of outstanding Shares (after giving effect to the issuance of the Top-Up Shares but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee); provided, however, that the obligation of Purchaser to exercise the Top-Up Option and the obligation of the Company to deliver Top-Up Shares upon the exercise of the Top-Up Option is subject to the conditions that (A) no provision of any applicable Law and no applicable order, injunction or other judgment shall prohibit the exercise of the Top-Up Option or the delivery of the Top-Up Shares in respect of such exercise, (B) Purchaser irrevocably commits upon acquisition of the Top-Up Shares to effect the Merger pursuant to Section 2.7, and (C) the number of Top-Up Shares to be issued pursuant to the Top-Up Option does not exceed the number of authorized and unissued shares of Company Common Stock less the maximum number of shares of Company Common Stock potentially necessary for issuance with respect to outstanding Company Equity Awards or other obligations of the Company. The parties will cooperate to ensure that the issuance of the Top-Up Shares is accomplished consistent with all applicable Laws, including compliance with an applicable exemption from registration under the Securities Act. The Top-Up Option shall terminate concurrently with the termination of this Agreement. Purchaser may assign the Top-Up Option and its rights and obligations pursuant to this Section 1.5, in its sole discretion, to Parent.

(b) Upon the exercise of the Top-Up Option in accordance with Section 1.5(a), Parent will so notify the Company and will set forth in such notice (i) the number of Shares that are expected to be owned by Purchaser immediately preceding the purchase of the Top-Up Shares and (ii) a place and time for the closing of the purchase of the Top-Up Shares (which, subject to applicable Law and any required regulatory approvals, will be effected as promptly as practicable and not more than two (2) Business Days after the date such notice is delivered to the Company). Such notice will also include an undertaking signed by Parent and Purchaser that, as promptly as practicable following such exercise of the Top-Up Option, Purchaser will, and Parent will cause Purchaser to, as promptly as practicable after such exercise and the delivery by the Company of the Top-Up Shares, consummate the Merger in accordance with Section 2.7. Prior to the closing of the purchase of the Top-Up Shares, upon Purchaser’s request, the Company shall cause its transfer agent to certify in writing to Purchaser the number of Shares issued and outstanding as of immediately prior to the exercise of the Top-Up Option and after giving effect to the issuance of the Top-Up Shares. At the closing of the purchase of the Top-Up Shares, Purchaser will pay the Company the aggregate price required to be paid for the Top-Up Shares, and the Company shall cause to be issued to Purchaser the Top-Up Shares.

(c) The aggregate purchase price payable for the Top-Up Shares will be paid by Purchaser as follows: (i) the portion of the aggregate purchase price equal to the par value of the Top-Up Shares shall be paid in cash and (ii) the balance of the remaining aggregate purchase price may be paid, at Purchaser’s option, (A) in cash or (B) by executing and delivering to the Company a promissory note having a principal amount equal to the balance of the remaining aggregate purchase price, or some combination thereof. The Company Board has determined that such consideration for the Top-Up Shares is adequate. Any such promissory note will be in the form attached hereto as Annex II, and will include the following terms: (1) the maturity date will be one (1) year after issuance, (2) the unpaid principal amount of the promissory note will accrue simple interest at a per annum rate of 1.31% and (3) the promissory note may be prepaid in whole or in part at any time, without penalty or prior notice.

(d) The parties shall cooperate to ensure that the issuance of the Top-Up Shares is accomplished consistent with all applicable Law. Parent and Purchaser acknowledge that the Top-Up Shares will not be registered under the Securities Act and would be issued in reliance upon an exemption thereunder for transactions not involving a public offering. Each of Parent and Purchaser hereby represents and warrants to the Company that Purchaser will be, upon the purchase of the Top-Up Shares, an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act. Purchaser agrees that the Top-Up Option is being, and the Top-Up Shares would be, acquired by Purchaser for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act).

Section 1.6 CVRs.

(a) Parent will, at or prior to the Acceptance Time, cause the CVR Agreement to be duly authorized, executed and delivered by Parent and the Trustee.

(b) Within fifteen (15) Business Days after the date of this Agreement, Parent and Purchaser will prepare and file a registration statement on Form F-4 with the SEC to register the CVRs to be issued in connection with the Offer and the Merger (such registration statement, together with any amendments, supplements and exhibits thereto, the “Registration Statement”). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) under the Exchange Act (the “Preliminary Prospectus”). The Company will be given a reasonable opportunity to review and comment on the Registration Statement prior to filing with the SEC. Parent and Purchaser will use their reasonable best efforts to cause the Registration Statement to be declared effective by the SEC and, if required by Law, to have the CVR Agreement become qualified under the Trust Indenture Act, in each case as soon as reasonably practicable after the date of this Agreement. Following the time that the Registration Statement is declared effective, Parent shall file the final prospectus included therein under Rule 424(b) under the Securities Act. In furtherance and not in limitation of the foregoing, Parent and the Purchaser (i) will respond promptly to any comments from the SEC or its staff with respect to the Registration Statement, including, if necessary, by filing amendments to the Registration Statement and (ii) will request that the SEC declare the Registration Statement effective within two (2) Business Days of being informed by the SEC or its staff that either the Registration Statement will not be reviewed or that review of the Registration Statement is complete. Parent and Purchaser agree to (A) promptly provide the Company and its counsel with a copy of any written comments (or a description of any oral comments) received by Parent, Purchaser or their counsel from the SEC or its staff with respect to the Registration Statement, (B) consult with the Company regarding any such comments prior to responding thereto and (C) provide the Company with copies of any written comments or responses thereto. Parent and Purchaser agree to take all steps necessary to cause the Preliminary Prospectus to be disseminated to holders of Shares as an Offer Document to the extent required by applicable federal securities Laws. Each of Parent, Purchaser and the Company agrees to promptly correct any information provided by it for use in the Registration Statement if and to the extent that it has become false or misleading in any material respect. Parent and Purchaser further agree to take all steps necessary to cause the Registration Statement as so corrected to be filed with the SEC and to cause any revised prospectus therein to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities Laws. Parent and Purchaser will use their reasonable best efforts to keep the Registration Statement effective as long as is necessary to consummate the Offer, the Merger and the transactions contemplated by this Agreement. Parent and Purchaser will advise the Company, promptly after they receive notice, of the time when the Registration Statement has become effective, of the issuance of any stop order with respect to the Registration Statement or the suspension of any qualification of the CVRs.

(c) Within fifteen (15) Business Days after the date of this Agreement, Parent will prepare and submit to Nasdaq (or such other exchange(s), electronic trading networks or other suitable trading platforms as are mutually agreed by Parent and the Company) an application covering the CVRs being issued in the Offer and the Merger and will use reasonable best efforts to cause the CVRs to be approved for listing (subject to notice of issuance) for trading on Nasdaq (or such other exchange(s), electronic trading networks or other suitable trading platforms as are mutually agreed by Parent and the Company) at or prior to the Acceptance Time.

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Massachusetts Business Corporation Act (the “MBCA”), at the Effective Time, Purchaser will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser will cease, and the Company will continue as the survivor of the Merger (the “Surviving Corporation”).

Section 2.2 Closing; Effective Time. Subject to the conditions set forth in ARTICLE VII, the closing of the Merger (the “Closing”) will take place at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts, promptly, but in no event later than the second (2nd) Business Day, after the satisfaction or waiver of the conditions set forth in ARTICLE VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place or on such other date as Parent and the Company may mutually agree. At the Closing, the parties hereto will cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”)

with the Secretary of State of Massachusetts, in such form as required by, and executed in accordance with, the relevant provisions of the MBCA (the date and time of the filing of the Articles of Merger with the Secretary of State of Massachusetts, or such later time as is specified in the Articles of Merger and agreed to by Purchaser and the Company, being hereinafter referred to as the “Effective Time”) and will make all other filings or recordings required under the MBCA in connection with the Merger.

Section 2.3 Effects of the Merger. The Merger will have the effects set forth herein and in Section 11.07 of the MBCA.

Section 2.4 Articles of Organization; Bylaws.

(a) At the Effective Time, the Articles of Organization of the Company will be the Articles of Organization of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.

(b) At the Effective Time, and without any further action on the part of the Company and Purchaser, the bylaws of the Company will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, in accordance with the Articles of Organization of the Surviving Corporation and as provided by applicable Law.

Section 2.5 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified.

Section 2.6 Special Meeting. Unless the Merger is consummated in accordance with Section 11.05 of the MBCA as contemplated by Section 2.7, and subject to applicable Law, the Company, acting through the Company Board, will, in accordance with applicable Law, duly call, give notice of, convene and hold a special meeting (the “Special Meeting”) of its shareholders promptly following the Acceptance Time for the purpose of approving this Agreement. Parent and Purchaser each agree that, at the Special Meeting, all of the Shares acquired pursuant to the Offer or otherwise owned by Parent, Purchaser or any of their direct or indirect Subsidiaries will be voted in favor of approval of this Agreement.

Section 2.7 Merger Without Meeting of Shareholders. If, following the Offer and any Subsequent Offering Period, Purchaser owns at least ninety percent (90%) of the outstanding Shares, Purchaser will take all necessary and appropriate action to cause the Merger to become effective, promptly after the consummation of the Offer, without a meeting of shareholders of the Company, in accordance with Section 11.05 of the MBCA.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

Section 3.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities, the following will occur:

(a) each Share issued and outstanding immediately prior to the Effective Time (other than any Shares described in Section 3.1(b) and any Dissenting Shares) will be converted into the right to receive (i) an amount in cash equal to the Cash Consideration, without interest thereon and subject to Section 3.6 and (ii) one CVR (the consideration in clauses (i) and (ii), the “Merger Consideration”);

(b) each Share held in the treasury of the Company or owned by Parent or Purchaser immediately prior to the Effective Time will be canceled and retired without any conversion thereof, and each Share held by any direct or indirect Subsidiary of the Company or Parent (other than Purchaser) will remain outstanding with appropriate adjustment to the number thereof to preserve the relative percentage interest in the Company represented by such Shares;

(c) each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation; and

(d) each Assumed Preferred Stock Purchase Right (as defined in that certain Securities Purchase Agreement dated as of April 17, 2001, as amended on September 26, 2001, among Novazyme Pharmaceuticals, Inc. and the several purchasers named therein (the “Securities Purchase Agreement”) outstanding immediately prior to the Effective Time will be converted into the right to receive (i) an amount in cash equal to the Cash Consideration minus $18.20, without interest thereon and subject to Section 3.6 and (ii) one CVR.

Section 3.2 Treatment of Equity Awards.

(a) As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Acceptance Time, the Company Board (or, if appropriate, any committee administering any Company equity incentive plan (a “Company Equity Plan”)) will adopt resolutions, and the Company will take all other actions as may be required in accordance with applicable Law, each Company Equity Plan and the Company Equity Awards to give effect to the transactions contemplated by this Agreement (including this Section 3.2(a)) and to provide that:

(i) each option to acquire Shares other than through the ESPP (“Company Stock Option”) that is outstanding and unvested immediately prior to the date which is five (5) Business Days after the Offer Amendment Date and that has an exercise price per Share underlying such Company Stock Option (the “Option Exercise Price”) that is equal to or greater than the Cash Consideration shall vest in full as of such date;

(ii) each unexercised Company Stock Option that is outstanding immediately prior to the Acceptance Time, whether or not vested or subject to any performance or other condition, that has an Option Exercise Price that is less than the Cash Consideration, will be cancelled, and, in exchange therefor, each former holder of each such cancelled Company Stock Option will be entitled to receive, in consideration of the cancellation of such Company Stock Option and in settlement therefor, (A) an amount in cash equal to (x) the excess, if any, of (i) the Cash Consideration over (ii) the Option Exercise Price, multiplied by (y) the total number of Shares subject to such Company Stock Option at the time of cancellation, and (B) one CVR per Share subject to such Company Stock Option at the time of cancellation;

(iii) each unexercised Company Stock Option that is outstanding immediately prior to the Acceptance Time, whether or not vested or subject to any performance or other condition, that has an Option Exercise Price that is equal to or greater than the Cash Consideration, will be cancelled at the Acceptance Time without consideration;

(iv) each Share which is a restricted Share (“Company Restricted Stock”) that is outstanding immediately prior to the Acceptance Time will vest in full, if unvested, and become non-forfeitable effective immediately prior to the Acceptance Time and will be cancelled at the Acceptance Time and converted into the right to receive the Merger Consideration, and

(v) each Company restricted stock unit, including any Company restricted stock units which vest based on the achievement of performance conditions (“Company RSU”) that is outstanding immediately prior to the Acceptance Time will vest in full, if unvested, effective immediately prior to the Acceptance Time and the Shares issued thereunder will be cancelled at the Acceptance Time and converted into the right to receive the Merger Consideration.

(b) All amounts payable pursuant to this Section 3.2 will be paid as promptly as practicable following the Acceptance Time, and in any event no later than ten (10) Business Days after the Acceptance Time, and Parent will cause the Surviving Corporation to make such payments as promptly as practicable after the Acceptance Time in accordance with the foregoing and the terms of the applicable Company Stock Option, Company Restricted Stock or Company RSU (collectively, “Company Equity Awards”) or the applicable Company Equity Plans pursuant to which they were issued.

(c) The Company’s 2009 Employee Stock Purchase Plan (“ESPP”) will continue to be operated in accordance with its terms and past practice for each current Offering (as defined in the ESPP) (each, a “Current Offering”, and collectively, the “Current Offerings”); provided that if the Acceptance Time is expected to occur prior to the end of any of the Current Offerings, the Company will take all action as may be necessary to provide for Shares to be purchased in the applicable Current Offering on an earlier date in accordance with Section 5 of the ESPP (such date, the “Early ESPP Purchase Date”). The Early ESPP Purchase Date shall be prior to the Acceptance Time, and the Company will notify each ESPP participant in writing, prior to such Early ESPP Purchase Date, that the date during the applicable Current Offering on which his or her purchase right may be exercised has been changed to the Early ESPP Purchase Date (including for purposes of determining the per share exercise price of such purchase right pursuant to Section 4 of the ESPP) and that his or her purchase right will be exercised automatically on the Early ESPP Purchase Date, unless prior to such date, he or she has canceled his or her election to participate in the applicable Current Offering as provided in Section 10 of the ESPP. The Company will suspend the commencement of any future Offerings under the ESPP (excepting, for the avoidance of doubt, the Current Offerings) unless and until this Agreement is terminated.

(d) Without limiting the foregoing, the Company shall take all actions as may be necessary to terminate each Company Equity Plan and the ESPP as of the Acceptance Time.

Section 3.3 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, other than as provided in Section 3.3(b), any Shares that are issued and outstanding immediately prior to the Effective Time and held by a Company shareholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing payment of fair value for such Shares in accordance with Part 13 of the MBCA (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration unless and until such Company shareholder will have effectively withdrawn or lost (through failure to perfect or otherwise) such shareholder’s right to obtain payment of the fair value of such shareholder’s Dissenting Shares under the MBCA but will instead be entitled only to such rights with respect to such Dissenting Shares as may be granted to such shareholder under Part 13 of the MBCA. From and after the Effective Time, Dissenting Shares will not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to shareholders of record prior to the Effective Time). Parent, Purchaser and the Company agree that the Surviving Corporation will not assert that any Top-Up Shares or any promissory note used as a portion of the consideration for the Top-Up Shares negatively impact the fair value of any Dissenting Shares. The parties hereby agree and acknowledge that in any appraisal proceeding with respect to the Dissenting Shares, and to the fullest extent permitted by applicable Law, the fair value of the Dissenting Shares will be determined in accordance with Part 13 of the MBCA without regard to the Top-Up Option, the Top-Up Shares or any promissory note delivered by Purchaser or Parent to the Company in payment for the Top-Up Shares.

(b) The Company will give Parent (i) reasonably prompt notice of any demands for payment of fair value received by the Company, and any withdrawals thereof, received from shareholders or provided to shareholders by the Company with respect to any Dissenting Shares or Shares claimed to be Dissenting Shares, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for such payment under the MBCA. The Company will not, except with the prior written consent of Parent or as otherwise required by applicable Law, make any payment with respect to any such purported payment demands or offer to settle or settle any such payment demands.

(c) If any Company shareholder who holds Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such shareholder’s right to obtain payment of the fair value of such shareholder’s Dissenting Shares under the MBCA, then, as of the later of the Effective Time and the occurrence of such effective withdrawal or loss, such shareholder’s Shares will no longer be Dissenting Shares and, if the occurrence of such effective withdrawal or loss is later than the Effective Time, will be treated as if the shareholder had, as of the Effective Time, been converted into the right to receive the Merger Consideration, without interest, as set forth in Section  3.1(a).

Section 3.4 Surrender of Shares.

(a) Prior to the Acceptance Time and from time to time after the Acceptance Time, Parent will deposit (or cause to be deposited) with a bank or trust company designated by Parent and reasonably acceptable to the Company (the “Paying Agent”) (i) cash in an amount sufficient to pay the aggregate Cash Consideration and (ii) certificates representing the aggregate number of CVRs issuable pursuant to this Agreement and the CVR Agreement, and will cause the Paying Agent to timely make, all payments contemplated in Section 3.4(b). Such cash may be invested by the Paying Agent as directed by Parent; provided, that such investments will be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

(b) Exchange Procedures. Promptly after the Effective Time (and in any event within two (2) Business Days thereafter), the Paying Agent will mail to each holder of record of a certificate (a “Certificate”) or a book-entry share (a “Book-Entry Share”), which immediately prior to the Effective Time represented outstanding Shares, whose shares were converted pursuant to Section 3.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery will be effected, and risk of loss and title to the Certificate or Book-Entry Shares will pass, only upon delivery of the Certificates or Book-Entry Shares to the Paying Agent and will be in such form and have such other provisions acceptable to the Company and Parent); and (ii) instructions for effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration. Upon surrender of a Certificate or Book-Entry Shares for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Share, and the Certificate or Book-Entry Share so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.4(b), each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a shareholder or other equity holder of, the Company or the Surviving Corporation.

(c) At any time following the date that is one (1) year after the Effective Time, Parent will be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) or CVR certificates that have been made available to the Paying Agent and that have not been disbursed to holders of Certificates and Book-Entry Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable upon surrender of their Certificates and Book-Entry Shares. The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

(d) After the Effective Time, the stock transfer books of the Company will be closed, and thereafter there will be no further registration of transfers of Shares that were outstanding prior to the Effective Time. After the Effective Time, Certificates and Book-Entry Shares presented to the Surviving Corporation for transfer will be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this ARTICLE III.

(e) In the event that any Certificate has been lost, stolen or destroyed, upon the holder’s delivery of an affidavit of loss to the Paying Agent, the Paying Agent will deliver in exchange for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by such Certificate.

Section 3.5 Section 16. The Company Board will, to the extent necessary, take appropriate action, prior to or as of the Acceptance Time, to approve, for purposes of Section 16(b) of the Exchange Act the disposition and cancellation of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated by this Agreement.

Section 3.6 Withholding. Each of Parent, Purchaser and Surviving Corporation will be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from any amounts payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Shares or Company Equity Awards such amounts as are required to be deducted and withheld therefrom under the United States Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations thereunder or any other Tax Law; it being understood that, no withholding or deduction shall be made under the Laws of France from any amounts payable or otherwise deliverable pursuant to this Agreement except to the extent that any such deduction or withholding shall be required by a change in Law (or official interpretation thereof announced by the French taxing authorities) after the date hereof. To the extent such amounts are so deducted and withheld, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 3.7 Transfer Taxes. If any payment, including payment in the form of a CVR, pursuant to the Offer or the Merger is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share, as applicable, is registered, it will be a condition of payment that the Certificate or Book-Entry Share, as applicable, so surrendered will be properly endorsed or will be otherwise in proper form for transfer and that the Person requesting such payment will have paid all transfer and other similar Taxes required by reason of the issuance to a Person other than the registered holder of the Certificate or Book-Entry Share, as applicable, surrendered or will have established to the satisfaction of Parent that such Tax either has been paid or is not applicable. Any other transfer Taxes payable as a result of the consummation of the Offer or the Merger will be paid by Parent, Purchaser or the Surviving Corporation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Reports (without giving effect to any amendment to any such SEC Report filed on or after the date of this Agreement and excluding any disclosures that contain general cautionary, predictive or forward-looking statements set forth in any section of a SEC Report entitled “risk factors” or constituting “forward-looking statements” or, except to the extent of any factual information contained therein, any other sections of such filings) or in the correspondingly numbered section of the disclosure letter delivered by the Company to Parent and Purchaser concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (provided, however, that a matter disclosed with respect to one representation or warranty will also be deemed to be disclosed with respect to each other representation or warranty to the extent that application to such other representation or warranty is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Purchaser as follows:

Section 4.1 Organization and Qualification. The Company is a corporation validly existing under the Laws of The Commonwealth of Massachusetts and is in good standing with the Secretary of State of Massachusetts, with all corporate power and authority necessary to own its properties and conduct its business as currently conducted and is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Securities Act is a corporation or other legal entity validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with all power and authority necessary to own its properties and conduct its business as currently conducted, and is duly qualified and in good standing as a foreign entity authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. “Material Adverse Effect” means any state of facts, change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any state of facts, changes, effects, events or occurrences will be deemed not to constitute a Material Adverse Effect to the extent resulting from (i) changes generally affecting the economy, financial or securities markets or political, legislative or regulatory conditions or changes in the industries (or therapeutic areas) in which the Company operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated hereby; (iii) any change in the market price or trading volume of the Shares, in and of itself; (iv) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any Laws or regulations applicable to the Company or applicable accounting regulations or principles or the interpretation thereof; (vi) the performance of this Agreement and the transactions contemplated hereby, including compliance with covenants set forth herein (excluding the Company operating in the ordinary course of business consistent with past practice), or any action taken or omitted to be taken by the Company at the request or with the prior written consent of Parent or Purchaser; (vii) any legal proceedings commenced by or involving any current or former shareholders of the Company (on their own or on behalf of the Company) arising out of or related to this Agreement or the transactions contemplated hereby; (viii) any failure by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings or other financial metrics for any period, in and of itself; and (ix) the results of any clinical trial involving the humanized antibody directed against CD52 known as alemtuzumab (the “Alemtuzumab Clinical Trial Results”) except to the extent that such results adversely affect the business of the Company or its Subsidiaries not related to alemtuzumab; provided, however, that state of facts, changes, effects, events or occurrences referred to in clauses (i), (iv) and (v) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such state of facts, changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate. For the avoidance of doubt, (A) “in and of itself” means that the exceptions in clause (iii) and clause (viii) of the definition of “Material Adverse Effect” shall not exclude a determination that a state of facts, change, effect, event or occurrence underlying such change or failure has resulted in a Company Material Adverse Effect and (B) the exception in clause (ix) of the definition of “Material Adverse Effect” shall not exclude a determination that an effect of the Alemtuzumab Clinical Trial Results on the business of the Company or its Subsidiaries that is not related to alemtuzumab has resulted in a Company Material Adverse Effect.

Section 4.2 Articles of Organization and Bylaws. The Company has heretofore made available to Parent true, correct and complete copies of the articles of organization and bylaws of the Company as currently in effect (respectively, the “Articles of Organization” and “Bylaws”). The Company is not in violation of any of the provisions of the Articles of Organization and Bylaws and none of the Company’s Subsidiaries are in violation in any respects of any of the provisions of their organizational or governing documents, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.3 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 690,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

(b) As of the close of business on February 10, 2011 (the “Capitalization Date”): (i) 261,778,425 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable; (ii) an aggregate of 31,982,775 Shares were reserved for issuance under the Company Equity Plans upon or otherwise deliverable in connection with Company Equity Awards, of which 24,937,217 Shares are subject to outstanding Company Stock Options, zero Shares are subject to outstanding awards of Company Restricted Stock, 4,840,363 Shares are subject to outstanding Company RSUs, and 2,205,195 Shares are eligible for issuance under the ESPP; (iii) an aggregate of 28,782,825 Shares were held in the treasury of the Company and (iv) no shares of Preferred Stock were issued and outstanding. From the close of business on the Capitalization Date through the date of this Agreement, no options or other rights to acquire shares of Common Stock (including Company Equity Awards) or shares of Preferred Stock have been granted and no shares of Common Stock have been issued, except for shares of Common Stock issued pursuant to the exercise or settlement of Company Equity Awards outstanding on the Capitalization Date in accordance with their terms. An aggregate of 3,000,000 shares of Preferred Stock have been designated as Series A Junior Participating Preferred Stock, all of which were reserved for issuance upon exercise of preferred stock purchase rights (the “Company Rights”) issuable pursuant to the Fourth Amended and Restated Renewed Rights Agreement, dated as of May 28, 2004, between the Company and American Stock Transfer & Trust Company, as rights agent (the “Company Rights Agreement”), which expired on March 28, 2009.

(c) Except as set forth in clauses (a) and (b) of this Section 4.3 and in Section 4.3(b) of the Company Disclosure Letter (including shares of Common Stock described therein as reserved for issuance upon the exercise of Company Equity Awards), and except for the Company’s obligations under this Agreement, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (C) options, warrants or other rights to acquire from the Company, or any obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (collectively, “Company Securities”); (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities; (iii) there are no other options, calls, warrants or other rights relating to Company Securities to which the Company is a party, (iv) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Shares may vote and (v) there are no outstanding or authorized stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of the Shares or the value of the Company or any part thereof.

(d) The outstanding shares of capital stock or other equity interests of the Company’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares of capital stock or other equity interests are owned beneficially and of record by the Company or a Company Subsidiary, free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (“Liens”) other than (i) Permitted Liens and (ii) any guaranty by a Company Subsidiary, pursuant to that certain (A) Indenture, dated as of June 17, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, (B) First Supplemental Indenture, dated as of June 17, 2010, by and among the Company, the Company Subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A., (C) Second Supplemental Indenture, dated as of December 28, 2010, by and among the Company, Genzyme Europe B.V. and The Bank of New York Mellon Trust Company, N.A., and (D) Credit Agreement, dated as of July 14, 2006 (the “Credit Agreement”), by and among the Company and its Subsidiaries party thereto, the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, ANB AMRO Bank N.V., Citizens Bank of Massachusetts and Wachovia Bank, National Association, as co-documentation agents, as amended on November 30, 2010. There are not outstanding or authorized any options or other rights to acquire from the Company Subsidiaries, or any obligations of the Company Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company Subsidiaries (collectively, “Subsidiary

Securities”). There are no outstanding obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities, and there are no other options, calls, warrants or other rights, relating to Subsidiary Securities to which the Company or its Subsidiaries is a party.

Section 4.4 Authority.

(a) The Company has all necessary corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval of this Agreement by the holders of Shares to the extent required by applicable Law, to consummate the Offer and the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Offer and the Merger have been duly and validly authorized by all necessary corporate action, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the Offer and the Merger (other than approval of this Agreement by the holders of at least a majority of the outstanding Shares (the “Company Requisite Vote”), and the filing with the Secretary of State of Massachusetts of the Articles of Merger as required by the MBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”).

(b) The Company Board (at a meeting or meetings duly called and held) has: (i) determined that this Agreement and the Offer and the Merger are in the best interests of the Company; (ii) adopted this Agreement; (iii) approved the Offer and the Merger, (iv) directed that this Agreement be submitted to the holders of Shares for approval (unless the Merger is consummated in accordance with Section 11.05 of the MBCA as contemplated by Section 2.7); and (v) consented to the Offer and resolved to recommend acceptance of the Offer and approval of this Agreement by the holders of Shares (the “Company Board Recommendation”), which actions have not, as of the date hereof, been subsequently rescinded, modified or withdrawn.

Section 4.5 No Conflict; Required Filings and Consents.

(a) Except as set forth on Schedule 4.5(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company, the consummation of the Offer, and, subject to the approval of this Agreement by the holders of Shares under the MBCA to the extent required by applicable Law, the consummation by the Company of the Merger do not and will not, (i) conflict with or violate the Articles of Organization or Bylaws, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vii) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or legal requirement (“Law”) applicable to the Company or its Subsidiaries or by which any of their respective properties are bound, or (iii) (A) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default), or (B) give rise to any right of termination, cancellation, amendment or acceleration of, or (C) result in the creation of any Lien on any of the properties or assets of the Company or its Subsidiaries under any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument (each, a “Contract”) to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any federal, state, local or foreign governmental or regulatory authority, agency, court, commission, or any other governmental body (each, a “Governmental Entity”), except for (i) applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including the filing of the Information Statement and the Post-Effective Amendment), and state securities, takeover and “blue sky” laws, (ii) material provisions of the Antitrust Laws of the jurisdictions set forth on Annex III, (iii) applicable requirements of Nasdaq, (iv) applicable requirements of the MBCA, (v) applicable requirements of federal and state health care Laws, (vi) any Law applicable to this Agreement or the transactions contemplated hereby due to the characteristics of Parent or Purchaser or the nature of their businesses, and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.6 SEC Reports; Financial Statements; Sarbanes-Oxley; Undisclosed Liabilities.

(a) The Company has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC under applicable Law, including the Exchange Act, since January 1, 2008 (such documents filed since January 1, 2008 and prior to the date hereof, the “SEC Reports”). As of their respective dates, each of the SEC Reports complied as to form in all material respects with the applicable requirements of applicable Law, including the Exchange Act, the Securities Act of 1933, as amended, and the Sarbanes-Oxley Act and, in each case, the rules and regulations promulgated thereunder, each as in effect on the date so filed. Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such subsequent filing), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Reports. To the knowledge of the Company, none of the SEC Reports is the subject of ongoing SEC review or investigation, other than any review or investigation initiated as a result of the Offer and the transactions contemplated by this Agreement. None of the Subsidiaries of the Company is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

(b) The audited and unaudited consolidated financial statements (including the related notes thereto) of the Company included in the SEC Reports (the “Financial Statements”), as amended or supplemented prior to the date of this Agreement, have been prepared in accordance with GAAP in all material respects and fairly present in all material respects in conformity with GAAP the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated statements of operations, consolidated statements of cash flows, as well as the stockholders’ equity for the periods indicated therein (subject, in the case of unaudited Financial Statements, to normal and recurring year-end audit adjustments and condensed notes).

(c) The Company has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements, and such system of internal control over financial reporting is reasonably effective. The Company has implemented and maintains disclosure controls and procedures (as required by Rule 13a-15(a) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms (and such disclosure controls and procedures are effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses known to it in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud known to it, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) To the knowledge of the Company, as of the date hereof, no employee of the Company or its Subsidiaries has provided or is providing information to any law enforcement agency regarding the violation of any applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or its Subsidiaries. Neither the Company or its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or its Subsidiaries has discharged, demoted or suspended an employee of the Company or its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(e) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the SEC Reports, and the statements contained in such certifications were complete, correct and accurate on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f) Neither the Company nor its Subsidiaries has any liabilities of a nature required by GAAP to be reflected in a consolidated balance sheet, other than liabilities (i) as and to the extent reflected or reserved against on the Audited Balance Sheet or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2009, (iii) arising from contractual obligations under Contracts set forth in Section 4.7 of the Company Disclosure Letter or other Contracts not required to be listed therein, (iv) liabilities resulting from the Company’s compliance with Section 6.1, (v) investment banking, accounting, legal and other fees incurred by the Company in connection with the negotiation, execution and delivery of this Agreement, or (vi) liabilities that would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole. The “Audited Balance Sheet” means the consolidated balance sheet of the Company dated as of December 31, 2009 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC prior to the date hereof.

Section 4.7 Contracts.

(a) As of the date hereof, except as set forth as an exhibit to the SEC Reports or on Section 4.7 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or any of their respective assets are bound by any:

(i) Contract relating to third-party indebtedness for borrowed money or any third-party financial guaranty in excess of $100 million;

(ii) Contract required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) Contract that contains any non-compete provision that limits or purports to limit, curtail or restrict the ability of the Company or any of its Subsidiaries to compete in any line of business, other than those that, in each case, would not be material to the Company or its Subsidiaries, taken as a whole; or

(iv) Contract with a third party containing a “standstill” that restricts the ability of the Company, its Subsidiaries or any of their respective Affiliates to acquire any of the securities or assets of such third party or its Affiliates.

(b) All Contracts of the type described in Section 4.7(a) above to which the Company or its Subsidiaries is a party to or by which their respective assets are bound by as of the date of this Agreement, together with the Contracts set forth on Section 4.7 of the Company Disclosure Letter and the Contracts filed as exhibits to the SEC Reports, are referred to herein as the “Material Contracts.” Prior to the date of this Agreement, the Company, subject to the Confidentiality Agreement, has made available to Parent, to the extent a correct, complete and unredacted copy of a Material Contract is not available to the public on the website maintained by the SEC, a correct, complete and unredacted copy of each Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and material “side letters” and similar documentation relating thereto. Except, in each case, as has not, and would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole: (i) each Material Contract is valid and binding on the Company or its Subsidiaries and, to the knowledge of the Company, each other party thereto and is in full force and effect, and (ii) the Company and its Subsidiaries have performed and complied with all obligations required to be performed or complied with by it under each Material Contract. Except in any case of default as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (x) there is no default under any Material Contract by the Company or its Subsidiaries or, to the knowledge of the Company, by any other party, and (y) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the knowledge of the Company, by any other party. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice of termination or cancellation under any Material Contract, or received any notice of breach or default in any material respect under any Material Contract which breach or default has not been cured.

Section 4.8 Properties. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or one of its Subsidiaries, as the case may be, (a) holds good title to all real property assets reflected in the latest balance sheet included in the SEC Reports as being owned by the Company or its Subsidiaries (collectively, with respect to real property, the “Owned Real Property”) or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except for properties and assets sold or otherwise disposed of since the date thereof), free and clear of all Liens, except (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (iii) other statutory Liens securing payments not yet due, and (iv) such imperfections or irregularities of title, claims, liens (including mechanics’ liens), charges, security interests, easements, covenants and other restrictions or encumbrances as do not materially affect the current or intended use of the properties or assets subject thereto or affected thereby or otherwise materially impair current or planned business operations at such properties (collectively, the “Permitted Liens”), (b) holds the Owned Real Property, or any portion thereof or interest therein, free of any outstanding options or rights of first refusal or offer to purchase or lease, (c) is the lessee of all leasehold estates reflected in the Financial Statements or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except for leases that have expired by their terms since the date thereof or been assigned, terminated or otherwise disposed of since the date thereof) (collectively, with respect to real property, the “Leased Real Property”) and (x) is in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect, constitutes a valid and binding obligation of the Company or the applicable Subsidiary of the Company, subject to the Bankruptcy and Equity Exception and (y) the Company has not received any written notice of termination or cancellation of or of a breach or default under any such lease.

Section 4.9 Intellectual Property.

(a) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Company, the Company and each of its Subsidiaries owns, or is licensed to use, all

Intellectual Property used in the conduct of their respective business as currently conducted and as currently proposed to be conducted; (ii) to the knowledge of the Company, the use of such Intellectual Property by the Company and its Subsidiaries in the conduct of their respective business as currently conducted and as currently proposed to be conducted does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use such Intellectual Property; (iii) no Person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries; (iv) there is no litigation, opposition or cancellation proceeding pending (or to the knowledge of the Company, threatened) against the Company concerning the ownership, validity, registerability, enforceability or infringement or use of any of the Intellectual Property owned or used by the Company and its Subsidiaries nor has the Company received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used by the Company and its Subsidiaries, (v) to the knowledge of the Company, no Intellectual Property owned and/or licensed by the Company or its Subsidiaries is being used in the conduct of their respective business as currently conducted and as currently proposed to be conducted, or is being enforced, in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property, nor is any such Intellectual Property subject to any outstanding injunction, decree, order, judgment, agreement or stipulation that restricts in any manner the validity or enforceability of such Intellectual Property, or that restricts such use by the Company or any of its Subsidiaries, and (vi) to the knowledge of the Company, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in: (x) the Company or any of its Subsidiaries granting to any third Person any right to any material Intellectual Property owned by, or licensed to, the Company and its Subsidiaries, or (y) the Company or any of its Subsidiaries being bound by, or subject to, any non-compete or other restriction on the operation or scope of its business. Following the consummations of the transactions contemplated by this Agreement, to the knowledge of the Company, the Company and its Subsidiaries will have the right to exercise all of their current material rights under agreements granting rights to the Company or any of its Subsidiaries with respect to Intellectual Property of a third Person, without the payment of any additional consideration as a result of such transaction and without the necessity of any third Person consent as a result of such transaction. For purposes of this Agreement, “Intellectual Property” means all U.S. or foreign intellectual property or proprietary rights, including any rights available under trademarks, service marks, trade names, brand names, certification marks, trade dress, logos and corporate names, together with the goodwill associated with the foregoing and registrations of, and applications to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof; trade secrets and rights to limit the use or disclosure thereof by any Person; and copyrights and other works of authorship, all registrations or applications for registration of copyrights, any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(b) The Company and, to the knowledge of the Company, its Subsidiaries, have taken reasonable steps to protect the confidentiality and value of all trade secrets and any other confidential information that are owned, used or held by the Company and its Subsidiaries in confidence, including entering into licenses and Contracts that require employees, licensees, contractors, and other Persons with access to trade secrets or other confidential information to safeguard and maintain the secrecy and confidentiality of such trade secrets and to assign to the Company or its Subsidiaries all right, title and interest in and to the Intellectual Property made or developed by such Persons in the course of their employment or engagement by the Company or its Subsidiaries. To knowledge of the Company, such trade secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure, license or any other appropriate Contract which has not been breached.

Section 4.10 Compliance.

(a) Since January 1, 2008, each of the Company and its Subsidiaries is in compliance with all Laws applicable to its business or operations and that are material to the Company and its Subsidiaries, taken as a whole, including any such Laws enforced by the FDA and comparable foreign Governmental Entities, except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole. This Section 4.10 shall not apply with respect to Tax matters, which shall be governed by Section 4.16.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries hold all licenses, permits, franchises, variances, registrations, exemptions, orders and other governmental authorizations, consents, approvals and clearances, and has submitted notices to, all Governmental Entities, including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”), the Public Health Service Act of 1944, as amended (the “PHSA”), and the regulations of the United States Food and Drug Administration (the “FDA”) promulgated thereunder, and any other Governmental Entity that regulates the quality, identity, strength, purity, safety, efficacy or manufacturing of the Company’s products (any such Governmental Entity, a “Company Regulatory Agency”) necessary for the lawful operation of the businesses of the Company or any of its Subsidiaries (the “Permits”), and all such Permits are valid, and in full force and effect. Except as has been separately disclosed to Purchaser prior to the date of this Agreement, since January 1, 2008, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Permit except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole. Except as has been separately disclosed to Purchaser prior to the date of this Agreement, the Company and each of its Subsidiaries are in compliance in all material respects with the terms of all Permits, and no event has occurred that, to the knowledge of the Company, would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any Permit, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole.

(c) The Company and its Subsidiaries are in compliance in all material respects with the consent decree entered into by the Company with the FDA on May 24, 2010.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, since January 1, 2008, all applications, submissions, information and data utilized by the Company or the Company’s Subsidiaries as the basis for, or submitted by or, to the knowledge of the Company, on behalf of the Company or its Subsidiaries in connection with, any and all requests for Permits relating to the Company or any of its Subsidiaries when submitted to the FDA or other Company Regulatory Agency, were true and correct in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws have been submitted to the FDA or other Company Regulatory Agency.

(e) Since January 1, 2008, neither the Company, nor its Subsidiaries, have committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Company Regulatory Agency to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, or similar policies, set forth in any applicable Laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole.

(f) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any similar Law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and similar Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(g) For the avoidance of doubt, the provisions of this Section 4.10 do not apply to Environmental Laws or Materials of Environmental Concern.

Section 4.11 Absence of Certain Changes or Events.

(a) Since September 30, 2010 through the date of this Agreement, the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and except as provided in or contemplated by this Agreement, as set forth in Section 4.11(a) of the Company Disclosure Letter or as required by applicable Law, neither the Company nor any of its Subsidiaries has taken any action since September 30, 2010 that, if taken after the date of this Agreement without the prior written consent of Parent, would constitute a breach of Section 6.1.

(b) Since September 30, 2010 through the date of this Agreement, there has not been any state of facts, change, event, effect or occurrence that has had, individually or in the aggregate, a Material Adverse Effect.

Section 4.12 Absence of Litigation. Except as has been separately disclosed to Purchaser prior to the to date of this Agreement, as of the date hereof (and in the case of an inquiry or investigation by a Governmental Entity, to the knowledge of the Company), there is no Proceeding (excluding any inquiry or investigation not by a Governmental Entity and patent prosecutions) pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries or any of its or their properties, other than any such Proceeding that would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company or on Parent and its Subsidiaries, taken as a whole. As of the date hereof, neither the Company nor its Subsidiaries nor any of their respective properties is subject, or, to the knowledge of the Company, threatened to be subject, to any outstanding judgment, settlement, award, order, writ, injunction or decree, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company or on Parent and its Subsidiaries, taken as a whole. This Section 4.12 shall not apply with respect to Tax matters, which shall be governed by Section 4.16. “Proceeding” means a claim, action, suit, arbitration, mediation, inquiry or investigation or proceeding by or before any Governmental Entity

Section 4.13 Employee Benefit Plans.

(a) Section 4.13(a) of the Company Disclosure Letter, sets forth a true, complete and correct list of each material “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to ERISA), and any other material plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral), or where substantially the same form of any of the foregoing covers more than one person, the form thereof, providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company, any of its Subsidiaries or any of its or their ERISA Affiliates, which are now maintained, sponsored or contributed to (or required to be contributed to) by the Company, any of its Subsidiaries or any of its or their ERISA Affiliates, or under which the Company, any of its Subsidiaries or any of its or their ERISA Affiliates has any material obligation or liability, whether actual or contingent, including all material incentive, bonus, deferred compensation, retirement, pension, vacation, holiday, cafeteria, medical, life insurance, disability, retiree healthcare, retiree life insurance, stock purchase, stock option, stock appreciation, phantom stock, restricted stock, restricted stock unit, stock-based compensation, change-in-control, retention, employment, consulting, personnel or severance policies, programs, practices, Contracts or arrangements (each, a “Company Plan”), excluding Foreign Benefit Plans. For purposes of this Agreement, the term “Foreign Benefit Plans” shall mean those Company Plans maintained, sponsored or contributed to primarily for the benefit of current or former employees of the Company, any of its Subsidiaries or any of its or their ERISA Affiliates who are or were regularly employed outside the United States. Section 4.13(a) of the Company Disclosure Letter (as the same may be amended or supplemented not later than ten (10) Business Days following the date hereof with respect to Foreign Benefit Plans), sets forth a true, complete and correct list of each material Foreign Benefit Plan (other than any Foreign Benefit Plan required by applicable Law to be so maintained, sponsored or contributed to (or required to be contributed to) by the Company, any of its Subsidiaries, or any of its or their ERISA Affiliates). For purposes of this Section 4.13, “ERISA Affiliate” shall mean any Person (whether or not incorporated) that, together with any other Person, is or has within the last six (6) years been considered, a single employer under Section 414 of the Code or 4001(b) of ERISA. The Company has no express or implied commitment to terminate, modify or change any Company Plan, other than with respect to a termination, modification or change required by applicable Law, including ERISA or the Code, or as expressly permitted by this Agreement, or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) With respect to each Company Plan (other than Foreign Benefit Plans), the Company has made available to Parent (whether through public filings or otherwise) true, complete and correct copies of the following (as applicable): (i) the written document evidencing such Company Plan (or, in any case where Company Plans in substantially the same form cover more than individual, the form of such Company Plan) or, with respect to any such plan that is not in writing, a written description of the material terms thereof; (ii) the summary plan description; (iii) the most recent annual report, financial statement and/or actuarial report; (iv) the most recent determination letter from the Internal Revenue Service (the “IRS”); (v) the most recent Form 5500 required to have been filed with the IRS, including all schedules thereto; (vi) any related trust agreements, insurance contracts or other funding arrangements; (vii) any material notices to or from the IRS or any office or representative of the Department of Labor or other applicable Governmental Entity relating to any unresolved compliance issues in respect of any such Company Plan; and (viii) all material amendments, modifications or supplements to such Company Plan. With respect to each Foreign Benefit Plan, the Company shall make available true, complete and correct copies of the items identified in each of clauses (i), (iii), (vi), (vii) and (viii) above within ten (10) Business Days following the date hereof.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Plan has been administered in accordance with its terms, any applicable Collective Bargaining Agreement, ERISA, the Code (including Section 409A of the Code) and all other applicable Law, including timely filing of all Tax, annual reporting and other governmental filings required by ERISA and the Code and timely contribution (or, if not yet due, proper financial reporting) of any amounts required to be made under the terms of any of the Company Plans as of the date of this Agreement. With respect to each of the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries would be subject to any liability (contingent or otherwise), that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Each Company Plan that is intended to be “qualified” under Section 401 of the Code has received a favorable determination letter from the IRS to such effect and, to the knowledge of the Company, no fact, circumstance or event has occurred or exists since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Company Plan. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company or any of its Subsidiaries has received notice of, and there are no pending or, to the knowledge of the Company, threatened, audits or investigations by any Governmental Entity with respect to, or other actions, claims, suits or other proceedings against or involving any Company Plan or asserting rights or claims to benefits under any Company Plan (other than routine claims for benefits payable in the normal course). Except as set forth in Section 4.13(c)(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any obligation for retiree healthcare or retiree life insurance benefits under any Company Plan (other than a Foreign Benefit Plan) or Collective Bargaining Agreement covering employees located in the United States other than for continuation coverage required to be provided pursuant to Section 4980B of the Code and at the sole expense of such participant. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has any material obligation for retiree healthcare or retiree life insurance benefits under any Foreign Benefit Plan or Collective Bargaining Agreement covering employees located outside of the United States other than as required pursuant to applicable Law. Other than as set forth on Section 4.13(c)(ii) of the Company Disclosure Letter or as otherwise provided by applicable Law, each Company Plan that provides retiree healthcare or retiree life insurance benefits may be amended or terminated without material liability to the Company or any of its Subsidiaries at any time after the Effective Time.

(d) No Company Plan subject to ERISA is a “multiemployer plan” (as defined in Sections 3(37) and 4001(a)(3) of ERISA) or a “multiple employer plan” subject to Sections 4063/4064 of ERISA or Section 413(c) of the Code and none of the Company, any of its Subsidiaries or its or their ERISA Affiliates has sponsored or contributed to (or been required to contribute to) a “multiemployer plan” or “multiple employer plan,” in either case, that is subject to ERISA.

(e) Except as set forth on Section 4.13(e) of the Company Disclosure Letter, none of the Company, any of its Subsidiaries or its or their ERISA Affiliates maintains or contributes to (or is required to contribute to), or during the six-year period prior to the date hereof has maintained or contributed to (or been required to contribute to), any Company Plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Except as would not have, individually or in the aggregate, a Material Adverse Effect, with respect to each plan set forth on Section 4.13(e) of the Company Disclosure Letter that is subject to Section 412 of the Code or Section 302 of Title IV of ERISA: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, and no such plan is in “at risk,” “endangered” or “critical” status within the meaning of Sections 430 and 432 of the Code; (ii) there has been no “reportable event” within the meaning of Section 4043 of ERISA and the regulations thereunder which has not been fully and accurately reported in a timely fashion, as required; (iii) there has not been a partial termination; and (iv) none of the following events has occurred: (A) the filing of a notice of intent to terminate, or (B) the treatment of an amendment to such a Company Plan as a termination under Section 4041 of ERISA and, to the knowledge of the Company, no condition exists that presents a substantial risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan. Except as would not have, individually or in the aggregate, a Material Adverse Effect, none of the Company, any of its Subsidiaries or any of its or their ERISA Affiliates has incurred any liability to the Pension Benefit Guaranty Corporation which remains outstanding and unsatisfied.

(f) Except as set forth on Section 4.13(f) of the Company Disclosure Letter (as the same may be amended or supplemented not later than ten (10) Business Days following the date hereof with respect to Foreign Benefit Plans and not later than ten (10) Business Days following the date hereof with respect to clause (ii) of this subsection (f)), neither the execution of this Agreement nor the consummation of the Merger will constitute an event that, either alone or in conjunction with any other event, will or may result in (i) any payment, acceleration, termination, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any current or former director, employee or other personnel of the Company or any of its Subsidiaries, (ii) any amount failing to be deductible by reason of Section 280G of the Code or (iii) the provision of any gross-up, indemnity or reimbursement of excise Taxes or any income or other Taxes under the Code.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no debt which has arisen under section 75 or section 75A of the Pensions Act 1995 in relation to the Genzyme Ltd. Retirement Benefits Scheme (the “UK Pension Plan”) is unpaid or outstanding, (ii) the UK Pension Plan is not in the process of being wound-up, (iii) no event has occurred or would on, or as a result of, the Closing occur which would, or could, result in or entitle the UK Pension Plan to be wound-up, terminated or closed in whole or in part or alter the balance of powers between the sponsoring employer and the trustees applicable immediately prior to the Closing, (iv) none of the Company, any of its Subsidiaries or its or their Affiliates has been issued with a contribution notice or financial support direction by the UK Pensions Regulator in accordance with its powers under section 38 to 51 of the UK Pensions Act 2004 and there are no facts or circumstances which would reasonably be expected to result in the issue of either.

(h) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) each Foreign Benefit Plan has been established, maintained and administered in compliance with its terms and all applicable Laws of any controlling Governmental Entity; (ii) each Foreign Benefit Plan required to be registered has been registered (and where applicable, accepted for registration) and has been maintained in good standing with applicable regulatory authorities; and no material fact or event has occurred that would reasonably be expected to adversely affect such good standing status or result in the imposition of any liability, penalty or Tax under applicable Law; (iii) each Foreign Benefit Plan required to be funded and/or book reserved is funded and/or book reserved, as appropriate, in accordance with applicable Law; (iv) all employer and employee contributions to each Foreign Benefit Plan required by applicable Law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; and (v) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations.

Section 4.14 Labor and Employment Matters.

(a) Each of the Company and its Subsidiaries is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local “mass layoff” or “plant closing” or redundancy Law, the Fair Labor Standards Act, as amended, and any foreign, state or local equivalents, any Laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, employee benefits, severance payments, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, except where any such failure to be in compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no unfair labor practice charge pending or, to the knowledge of the Company, threatened which if determined adversely to the Company or its Subsidiaries would reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there are no pending, or, to the knowledge of the Company, threatened, organizational campaigns, petitions or other activities or proceedings of any labor union, works council or labor organization seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of the Company or any of its Subsidiaries or compel the Company or any of its Subsidiaries to bargain with any such labor union, works council or labor organization, (ii) there are no strikes, slowdowns, walkouts, work stoppages or other labor-related controversies pending or, to the knowledge of the Company, threatened, and (iii) neither the Company nor any of its Subsidiaries has experienced any such strike, slowdown, walkout, work stoppage or other labor-related controversy within the past three (3) years.

(b) Section 4.14(b) of the Company Disclosure Letter lists all employee representative bodies, including all labor unions, labor organizations and works councils, and all collective bargaining agreements, union contracts and similar labor agreements in effect, including any industry-wide or statutorily mandated agreement in a non-U.S. jurisdiction, that cover any employees of the Company or any Subsidiary or to which the Company or any Subsidiary is a party or otherwise bound (each, a “Collective Bargaining Agreement”). Except as set forth on Section 4.14(b) of the Company Disclosure Letter, neither the Company nor any Subsidiary is subject to any obligation to inform and/or consult with any labor union, labor organization, works council or any other employee representative body in connection with this Agreement, the arrangements proposed in this Agreement and/or the Closing (whether under applicable Law or any written agreement).

Section 4.15 Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage (collectively, the “Insurance Policies”) is in full force and effect, all premiums due thereon have been paid in full and the Company and its Subsidiaries are in compliance with the terms and conditions of such Insurance Policy, (b) neither the Company nor any of its Subsidiaries is in breach or default under any Insurance Policy, and (c) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under any Insurance Policy.

Section 4.16 Tax Matters.

(a) Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its Subsidiaries have timely filed, or have caused to be duly and timely filed (in each case, taking into account extensions validly obtained) all Tax Returns required to be filed, (ii) all such Tax Returns are true, complete and accurate, (iii) all Taxes due and payable by the Company and its Subsidiaries (whether or not shown on such Tax Returns), including Taxes required to be withheld from amounts owing to any employee, creditor, shareholder or other third party, have been timely paid, except in each case of clauses (i) through (iii) with respect to matters for which adequate reserves have been established in accordance with GAAP in the most recent Financial Statements, (iv) no Tax authority has asserted, or threatened in writing to assert, a U.S. federal or state, or to the knowledge of the Company, foreign Tax liability in connection with an audit or other administrative or court proceeding involving Taxes of the Company or any of its Subsidiaries that has not been paid or otherwise settled, (v) neither the Company nor any of its Subsidiaries has distributed stock of another corporation or has had its stock distributed in a transaction that was purported or intended to be governed, in whole or in part, by Section 355 or Section 361 of the Code within the preceding two (2) years, (vi) neither the Company nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b), (vii) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of Taxes (other than an agreement or arrangement solely among the members of a group the common parent of which is the Company or any of its Subsidiaries), or has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, as a transferee or successor, by contract or otherwise, (viii) to the knowledge of the Company, no claim has been made in the last three years by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, and (ix) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of U.S. federal or state income or franchise Taxes or agreed to any extension of time with respect to a U.S. federal or state income or franchise Tax assessment or deficiency, which waiver or extension is currently effective, other than in connection with an extension of time for filing a Tax Return.

(b) For purposes of this Agreement, “Tax” means all taxes, levies, imposts, duties, and other like charges or assessments, including any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, license, capital, paid-up capital, profits, withholding, employee withholding, payroll, worker’s compensation, unemployment insurance, social security, employment, excise, severance, stamp, transfer occupation, premium, recording, real property, personal property, or windfall profit tax, or other tax of any kind whatsoever, together with any interest, penalties, related liabilities, fines or additions to tax that may become payable in respect thereof imposed by any country, any state, county, provincial or local government or subdivision or agency thereof, and “Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns, in each case, in respect of Taxes filed or required to be filed with a taxing authority and, in each case, any amendments thereto.

Section 4.17 Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries comply, and have complied since January 1, 2008, with all applicable Environmental Laws (as defined below), which compliance includes obtaining, maintaining and complying with all applicable Environmental Permits (as defined below) required under such Environmental Laws for the Company and its Subsidiaries to operate; (ii) there are no Materials of Environmental Concern (as defined below) at any of the properties at which the Company or any of its Subsidiaries owns, leases or operates or, to the knowledge of the Company, at properties formerly owned, leased or operated by the Company or its Subsidiaries under circumstances that are reasonably likely to result in liability of the Company or its Subsidiaries under any applicable Environmental Law; (iii) neither the Company nor its Subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning, any Release or threatened Release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such Release or threatened Release, to the extent such matter has been resolved with the appropriate Governmental Entity or otherwise; (iv) as of the date hereof, neither the Company nor its Subsidiaries has received any written claim, notice or complaint, or been subject to any Proceeding, relating to noncompliance with Environmental Laws or any other liabilities or obligations arising from Materials of Environmental Concern or pursuant to Environmental Laws, and to the knowledge of the Company no such Proceeding has been threatened; and (v) to the knowledge of the Company, there are no current facts, circumstances or conditions arising out of or relating to the operations of the Company or its Subsidiaries or any currently or formerly owned, leased or operated properties of the Company or its Subsidiaries that would reasonably be expected to result in the Company or its Subsidiaries incurring liability under any applicable Environmental Law.

(b) The consummation of the Merger by the Company does not require the prior consent or pre-approval of any Governmental Entity with jurisdiction over the Company or any of its Subsidiaries regarding environmental matters (including Environmental Permits), except such consents or pre-approvals under Section 4.5(b)(vii) hereof.

(c) Notwithstanding any other representations and warranties in this Agreement, and except for the representations and warranties in Section 4.6, the representations and warranties in this Section 4.17 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

(d) For purposes of this Agreement, the following terms have the meanings assigned below:

“Environmental Laws” means all foreign, federal, state, or local statutes, regulations, ordinances, orders, judgments, codes, decrees or other legal requirements protecting the environment, including the ambient air, soil, surface water or groundwater or natural resources, pollution or human exposure to Materials of Environmental Concern.

“Environmental Permits” means all permits, licenses, registrations, and other authorizations of Governmental Entities required under applicable Environmental Laws.

“Materials of Environmental Concern” means any pollutants or contaminants or any hazardous, acutely hazardous, radioactive or toxic substance, material or waste defined and regulated as such under Environmental Laws.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property, including movement through air, soil, surface water, groundwater or property.

Section 4.18 Affiliate Transactions. Except as set forth in Section 4.18 of the Company Disclosure Letter, no executive officer or director of the Company or its Subsidiaries and no Person known by the Company to currently own five percent (5%) or more of the Shares, is a party to any Contract with or binding upon the Company or its Subsidiaries or any of their respective properties or assets or has any interest in any property owned by the Company or has engaged in any transaction with any of the foregoing within the last twelve (12) months, in each case, that is of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act that is not disclosed in the SEC Reports.

Section 4.19 Schedule 14D-9; Offer Documents; Information Statement.

(a) None of the information supplied or to be supplied by or on behalf of the Company or any Affiliate of the Company for inclusion in the Offer Documents or the Post-Effective Amendment will, at the time such documents are filed with the SEC, at the time they are mailed to the holders of Shares, and at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 will not, at the time it is filed with the SEC, at the time it is mailed to the holders of Shares, and at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent, Purchaser or any Affiliate of Parent or Purchaser that is included in the Offer Documents or the Schedule 14D-9. The Schedule 14D-9 will, at the time it is filed with the SEC, at the time it is mailed to the holders of Shares, and at the time any amendment or supplement thereto is filed with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder.

(b) The letter to shareholders, notice of meeting and information statement or proxy statement and form of proxy, as the case may be, that may be provided to shareholders of the Company in connection with the Merger (including any amendments or supplements) and any schedules required to be filed with the SEC in connection therewith (collectively, the “Information Statement”) will not, at the time the Information Statement is first mailed to shareholders of the Company, at the time any amendment or supplement thereto is filed with the SEC, and at the time of any Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied in writing by Parent, Purchaser or any Affiliate of Parent or Purchaser for inclusion in the Information Statement. The Information Statement will, at the time the Information Statement is first mailed to shareholders of the Company, at the time of the Special Meeting, and at the time any amendment or supplement thereto is filed with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

Section 4.20 Opinion of Financial Advisors. Prior to the execution of this Agreement, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. (the “Financial Advisors”) each has delivered to the Company Board its oral opinion (to be confirmed in writing), dated on or about the date hereof, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the Cash Consideration and the CVR to be paid to the holders of Shares (other than Parent and its Affiliates) in the Offer and the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. A correct and complete copy of the written opinion of each of the Financial Advisors will be delivered to Parent for informational purposes only promptly after receipt thereof by the Company.

Section 4.21 Brokers; Certain Fees. No broker, finder or investment banker is or will be entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or its Subsidiaries, other than the Financial Advisors.

Section 4.22 Takeover Laws. The action taken by the Company Board described in Section 4.4(b) represents all the action necessary to ensure that the requirements and restrictions set forth in Chapters 110C and 110F of the Massachusetts General Laws do not apply to Parent or Purchaser in connection with the Offer, the Merger and the other transactions contemplated by this Agreement, and the Company has opted out of application of Chapter 110D of the Massachusetts General Laws (such Chapters 110C, 110D, and 110F are collectively referred to as the “Takeover Laws”). To the knowledge of the Company, no other state takeover statute is applicable to the Offer, the Merger or the other transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF PARENT AND PURCHASER

Parent and Purchaser, jointly and severally, hereby represent and warrant to the Company as follows:

Section 5.1 Organization. Parent is a société anonyme duly organized and validly existing under the Laws of the Republic of France and Purchaser is a corporation validly existing and in good standing under the laws of Massachusetts. Each of Parent and Purchaser has with all power and authority necessary to own its properties and conduct its business as currently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Parent owns beneficially and of record all of the outstanding capital stock of Purchaser free and clear of all Liens. Purchaser was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities except as contemplated by this Agreement. “Purchaser Material Adverse Effect” means any change, effect, event or occurrence, individually or in the aggregate, that has or would be expected to have a material adverse effect on the ability of Parent or Purchaser to timely perform their obligations under this Agreement or to timely consummate the transactions contemplated hereby.

Section 5.2 Authority. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Offer and the Merger. The execution and delivery of this Agreement by each of Parent and Purchaser and the consummation by each of Parent and Purchaser of the Offer and the Merger have been duly and validly authorized by all necessary corporate action of Parent and Purchaser, and no other corporate or other entity proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Offer and the Merger (other than the filing with the Secretary of State of Massachusetts of the Articles of Merger as required by the MBCA). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally (including mandat ad hoc, conciliateur, procedure de sauvegarde), general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing, and (ii) to the effects of mandatory provisions of the laws of any jurisdictions which are applicable irrespective of the Law governing this Merger Agreement or the CVR Agreement (lois de police) and any public policy consideration (including French public international policy “ordre public international”).

Section 5.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement and the consummation of the Offer and the Merger by Parent and Purchaser, do not and will not (i) conflict with or violate the respective certificates of incorporation or bylaws (or similar governing documents) of Parent or Purchaser, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Purchaser or by which either of them or any of their respective properties are bound or (iii) (A) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) or (B) give rise to any right of termination, cancellation, amendment or acceleration of, or (C) result in the creation of any Lien on any of the properties or assets of Parent or Purchaser under, any Contracts to which Parent, Purchaser or any of their respective Subsidiaries is a party or by which Parent, Purchaser or any of their respective Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Parent and Purchaser and the consummation of the Offer and the Merger by each of Parent and Purchaser do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, including those set forth on Schedule 5.3(b), except for (i) applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and state securities, takeover and “blue sky” laws, (ii) material provisions of the Antitrust Laws of the jurisdictions listed in Annex III, (iii) applicable requirements of the MBCA, (iv) the qualification of the CVR Agreement under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), if required by Law, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 5.4 Absence of Litigation. There are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, other than any such Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. As of the date hereof, neither Parent nor any of its Subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, decree or award, except for those that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 5.5 Offer Documents; Schedule 14D-9; Registration Statement; Information Statement.

(a) None of the Offer Documents, the Registration Statement nor the Post-Effective Amendment will, at the time such documents are filed with the SEC, at the time they are mailed to the holders of Shares, and at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation is made by Parent or Purchaser with respect to information supplied by or on behalf of the Company or any Affiliate of the Company. The Offer Documents, the Registration Statement and the Post-Effective Amendment will, at the time such documents are filed with the SEC, at the time the Offer Documents are mailed to the holders of Shares, and at the time any amendment or supplement thereto is filed with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder.

(b) None of the information supplied by or on behalf of Parent, Purchaser or any Affiliate of Parent or Purchaser for inclusion in the Information Statement or the Schedule 14D-9 will, at the times such documents are filed with the SEC, at the time any amendment or supplement thereto is filed with the SEC and, in the case of the Information Statement, at the time the Information Statement is mailed to shareholders of the Company and at the time of any Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.6 Brokers. No broker, finder or investment banker is or will be entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Purchaser.

Section 5.7 Availability of Funds; Financing.

(a) Parent has delivered to the Company true and complete fully executed copies of the Term Facilities Agreement, dated as of October 2, 2010, between Parent and BNP Paribas, J.P. Morgan PLC and Société Générale Corporate & Investment Banking, including all exhibits, schedules, annexes and amendments to such in effect as of the date of this Agreement (the “Facilities Agreement”), pursuant to which and subject to the terms and conditions thereof each of the parties thereto (other than Parent) have severally agreed to lend the amounts set forth therein (the provision of such funds as set forth therein, the “Financing”) for the purposes set forth in such Facilities Agreement. The Facilities Agreement has not been amended, restated or otherwise modified or waived prior to the date of this Agreement, and the respective commitments contained in the Facilities Agreement have not been withdrawn, modified or rescinded in any respect prior to the date of this Agreement. As of the date of this Agreement, the Facilities Agreement is in full force and effect and constitutes the legal, valid and binding obligation of each of Parent and, to the knowledge of Parent, the other parties thereto. There are no conditions precedent or contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Facilities Agreement in the form so delivered to the Company. Subject to the terms and conditions of the Facilities Agreement, the net proceeds contemplated from the Financing, together with other financial resources of Parent and Purchaser, including cash on hand, will, in the aggregate, through the expiration of the Offer and at the Acceptance Time, Effective Time and the Closing, be sufficient to pay all amounts to be paid by Parent and Purchaser in connection with this Agreement and to consummate the transactions contemplated hereby, including amounts necessary to accept for payment and pay for any Shares pursuant to the Offer, to pay any amounts required to be paid pursuant to ARTICLE III, to consummate the Merger, to pay Parent and Purchaser’s costs and expenses, and to pay any debt required to be repaid in connection with the Merger, and there is no restriction on the use of such cash for such purpose.

(b) As of the date of this Agreement, (i) no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), in each case, on the part of Parent under the Facilities Agreement or, to the knowledge of Parent, any other party to the Facilities Agreement, and (ii) subject to the satisfaction of the Offer Conditions and the conditions contained in ARTICLE VII hereof, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing or any other funds necessary to pay all amounts to be paid by Parent and Purchaser in connection with this Agreement and to consummate the transactions contemplated hereby, including amounts necessary to accept for payment and pay for any Shares pursuant to the Offer, to pay any amounts required to be paid pursuant to ARTICLE III, to consummate the Merger, to pay Parent and Purchaser’s costs and expenses, and to pay any debt required to be repaid in connection with the Merger, will not be available to Parent and Purchaser through the expiration of the Offer and at the Acceptance Time, Effective Time and the Closing. Parent has fully paid all fees required to be paid prior to the date of this Agreement pursuant to the Facilities Agreement, and Parent will pay when due all other fees arising under the Facilities Agreement as and when they become payable.

Section 5.8 Operations of Purchaser. Purchaser has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

Section 5.9 Share Ownership. Parent, Purchaser and their respective Affiliates (a) beneficially own an aggregate of 100 Shares and (b) do not and have not beneficially owned any other Company Securities in the three (3) years prior to the date of this Agreement.

Section 5.10 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Offer or the Merger. The vote or consent of Parent as the sole shareholder of Purchaser (which shall occur promptly following the execution and delivery of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Purchaser necessary to approve this Agreement, the Offer or the Merger.

Section 5.11 Investigation by Parent and Purchaser.

(a) Each of Parent and Purchaser (i) has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries and (ii) acknowledges that each of Parent and Purchaser has been provided access to such books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries which they and their Representatives have requested to review and that they and their Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company. In entering into this Agreement, each of Parent and Purchaser has relied solely upon its own investigation and analysis, and each of Parent and Purchaser acknowledges that, except for the representations and warranties of the Company expressly set forth in Article IV, none of the Company or its Subsidiaries nor any of their respective Representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or Purchaser or any of their Representatives. Without limiting the generality of the foregoing, none of the Company or its Subsidiaries nor any of their respective Representatives or any other Person has made a representation or warranty to Parent or Purchaser with respect to (x) any projections, estimates or budgets for the Company or its Subsidiaries or (y) any materials, documents or information relating to the Company or its Subsidiaries made available to each of Parent or Purchaser or their Representatives in any “data room,” confidential memorandum, other offering materials or otherwise, except as expressly and specifically covered by a representation or warranty set forth in ARTICLE IV. To the knowledge of Parent, none of the Company’s representations or warranties are untrue in any material respect.

(b) In connection with Parent’s and Purchaser’s investigation of the Company, each of Parent and Purchaser has received from the Company and its Representatives certain projections and other forecasts, including but not limited to projected financial statements, cash flow items and other data of the Company and its Subsidiaries and certain business plan information of the Company and its Subsidiaries. Each of Parent and Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that each of Parent and Purchaser is familiar with such uncertainties, that each of Parent and Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that each of Parent and Purchaser and its Representatives shall have no claim against any Person with respect thereto. Accordingly, each of Parent and Purchaser acknowledges that, without limiting the generality of this Section 5.11(b), neither the Company nor any Person acting on behalf of the Company has made any representation or warranty with respect to such projections and other forecasts and plans.

Section 5.12 Other Agreements. Parent has disclosed to the Company all material contracts, agreements or understandings (and, with respect to those that are written, Parent has furnished to the Company correct and complete copies thereof) between or among Parent, Purchaser or any Affiliate of Parent, on the one hand, and any member of the Company Board or officers or employees of the Company or its Subsidiaries, on the other hand.

ARTICLE VI

COVENANTS

Section 6.1 Conduct of Business of the Company Pending the Merger. Except as provided in this Agreement, as set forth in Section 6.1 of the Company Disclosure Letter or in the SEC Reports, as required by applicable Law or as consented to by Parent, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date of this Agreement to the earlier of (i) such time as designees of Parent first constitute at least a majority of the Company Board pursuant to Section 1.4(a) and (ii) the Effective Time (such earlier time, the “Control Time”), the Company will, and cause its Subsidiaries to, conduct its operations according to its ordinary course of business consistent with past practice. Without limiting the generality of the foregoing and except as provided in this Agreement, as set forth in Section 6.1 of the Company

Disclosure Letter or in the SEC Reports, or as required by applicable Law, during the period from the date of this Agreement to the Control Time, without the prior written consent of Parent, which consent will not be unreasonably withheld, delayed or conditioned (other than actions referred to below in clauses (a), (b), (c), (e), (k), (q) and, to the extent pertaining to any item covered by such clauses, clause (s)), the Company will not, and will cause its Subsidiaries not to:

(a) amend or otherwise change its articles of organization or bylaws or any similar governing instruments;

(b) issue, grant, confer, award, deliver, sell, pledge, dispose of or encumber any Company Securities or other rights of any kind to acquire or receive any Company Securities (except for (i) the issuance of shares of Common Stock upon the exercise or settlement of Company Equity Awards outstanding as of the date of this Agreement and (ii) the grant of Company Equity Awards in connection with new hires in the ordinary course of business consistent with past practice);

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a Subsidiary to the Company or another Subsidiary of the Company);

(d) adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock or other equity interests of the Company (other than the acquisition of Shares tendered by directors, officers, employees or former employees (i) in connection with a cashless exercise of Company Stock Options outstanding as of the date of this Agreement or issued pursuant to Section 6.1(b)(ii) of this Agreement, or (ii) in order to pay Taxes in connection with the exercise or vesting of Company Equity Awards outstanding as of the date of this Agreement or issued pursuant to Section 6.1(b)(ii) of this Agreement;

(e) make or offer to make any acquisition, by means of a merger or otherwise, of any business, assets or securities, or any material sale, license lease, encumbrance or other disposition of any business, assets or securities, in each case other than (i) in the ordinary course of business consistent with past practice and (ii) (except as applicable to licenses) in individual transactions involving less than $25 million in assets;

(f) enter into, amend in any material respect, renew, terminate, or grant any release or relinquishment of any material rights under, any Material Contract (or Contract that would be a Material Contract if entered into prior to the date hereof);

(g) authorize or make any capital expenditures in excess of $25 million;

(h) incur or modify in any material respect the terms of any indebtedness for borrowed money of the Company or any of its Subsidiaries, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, any indebtedness for borrowed money of any other Person, or make any loans, advances or capital contributions to, or investments in, any other Person (other than Subsidiaries of the Company) outside the ordinary course of business consistent with past practice (provided, that any indebtedness that the Company or any of its Subsidiaries incurs, assumes, guarantees or endorses or otherwise becomes responsible for after the date of this Agreement shall provide that consummation of the Offer, the Merger and the other transactions contemplated by this Agreement will not be a breach, violation or default (or an event that with notice or lapse of time or both would become a default) under the terms of such indebtedness);

(i) (A) other than in the ordinary course consistent with past practice or as required by applicable Law or as expressly permitted by this Agreement, enter into any new, or amend, or terminate any existing Collective Bargaining Agreements, employment, change of control, retention, indemnification, termination, severance, consulting, bonus, incentive award or salary continuation agreements or arrangements with or for the benefit of any present or former officers, directors or employees, (B) except as expressly permitted by this Agreement, take any action to accelerate the vesting or payment, or fund or in any other way secure the payment of, compensation or benefits under any Company Plan to the extent not required by the terms of such Company Plan as in effect on the date of this Agreement or by applicable Law, or (C) grant any increases in the compensation, perquisites or benefits to officers, directors, employees and consultants, except in each case for (x) new employment or consulting agreements with individuals who are not presently officers or directors of the Company and (y) ordinary course increases and other similar payments associated with promotions or reviews, and ordinary course terminations and severance, in each case with respect to clauses (x) and (y), in the ordinary course of business consistent with past practice;

(j) except as permitted by the preceding clause (i), establish, adopt, enter into, amend in any respect (other than as required by applicable Law) or terminate any Company Plan or Collective Bargaining Agreement, except as provided in Section 3.2, or adopt or enter into any other material employee benefit plan or arrangement that would be considered a Company Plan if it were in existence on the date of this Agreement;

(k) make any material change in any accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(l) make or change any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, or surrender any right to claim a refund of Tax, in each case, if such action would (i) result in an increase in the Tax liability of the Company and its Subsidiaries, taken as a whole, of more than $5 million individually or $25 million in the aggregate or (ii) have an adverse effect on the Company and its Subsidiaries, taken as a whole, that is material; provided, that, prior to making or changing an entity classification election pursuant to Treasury Regulation Section 301.7701-3 with respect to any Subsidiary of the Company (other than (A) an “initial” classification election for a newly-formed Subsidiary or (B) an election made in connection with a sale or other disposition of such Subsidiary), the Company shall provide written notice to Parent within a reasonable time prior to filing such election;

(m) compromise, settle or agree to settle any Proceeding or claim other than compromises, settlements or agreements that (i) involve only the payment of monetary damages of less than $5 million individually or $25 million in the aggregate or (ii) are permitted under Section 6.15;

(n) purchase, redeem or otherwise acquire, directly or indirectly, any Shares or any rights, warrants or options to acquire any such Shares;

(o) pledge, encumber or otherwise subject to a Lien (other than a Permitted Lien) any of its properties or assets, other than, except with respect to capital stock of any Subsidiary of the Company, in the ordinary course of business consistent with past practice;

(p) fail to pay any required maintenance or other similar fees or otherwise fail to make required filings or payments required to maintain and further prosecute any applications for registration of Intellectual Property, which failure to maintain or to further prosecute would reasonably be expected to have a Material Adverse Effect or that would otherwise cause the Company to be in breach of its representations and warranties set forth in Section 4.9;

(q) enter into any Contract that would, after giving effect to the Merger, limit or purport to limit in any material respect the type of business in which Parent and its Subsidiaries may engage;

(r) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization of the Company or any of its Subsidiaries (other than the Merger); or

(s) agree to take any of the actions described in Section 6.1(a) through (r).

Section 6.2 Access to Information; Confidentiality.

(a) From and after the date of this Agreement until the Control Time, the Company will use commercially reasonable efforts upon reasonable advance notice to (i) give Parent and Purchaser and their respective Representatives reasonable access during normal business hours to relevant employees and facilities and to relevant books, contracts and records (including Tax Returns) of the Company and its Subsidiaries and cause the Company’s Representatives to provide access to their work papers and such other information as Parent or Purchaser may reasonably request, (ii) permit Parent and Purchaser to make such non-invasive inspections as they may reasonably request, and (iii) cause its and its Subsidiaries’ officers to furnish Parent and Purchaser with such financial and operating data and other information with respect to the business, properties and personnel of the Company as Parent or Purchaser may from time to time reasonably request.

(b) Information obtained by Parent or Purchaser pursuant to Section 6.2(a) will constitute “Information” under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement.

(c) Nothing in this Section 6.2 will require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would (i) violate any of its or its Affiliates’ respective obligations with respect to confidentiality, (ii) result in a violation of applicable Law or (iii)  result in loss of legal protection, including the attorney-client privilege and work product doctrine.

Section 6.3 Acquisition Proposals.

(a) Subject to Section 6.3(b), Section 6.3(d) and Section 6.3(e), until the Acceptance Time or, if earlier, the termination of this Agreement in accordance with ARTICLE VIII, the Company will not, will cause its Subsidiaries not to, and will use reasonable best efforts to cause its Representatives not to, directly or indirectly: (i) initiate, solicit, knowingly encourage (including by way of furnishing non-public information), knowingly facilitate or knowingly induce or take any other action designed to lead to, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, the submission of any Acquisition Proposal or engage, enter into, continue or participate in any negotiations or discussions with respect thereto or furnish any non-public information concerning the Company and its Subsidiaries to any Person in connection with any Acquisition Proposal, (ii) except for a confidentiality agreement contemplated pursuant to Section 6.3(b), enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal (an “Acquisition Agreement”), or (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent or Purchaser, the Company Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Acquisition Proposal (any action described in this clause (iii) being referred to as a “Change of Board Recommendation”). The Company will cease and cause to be terminated any solicitation, discussion or negotiation with any Person conducted prior to the date of this Agreement by the Company, its Subsidiaries or any of its Representatives with respect to any Acquisition Proposal and will request the return or destruction of all confidential information provided by or on behalf of the Company or its Subsidiaries to any such Person.

(b) Notwithstanding anything to the contrary contained in Section 6.3(a), if at any time following the date of this Agreement and prior to the Acceptance Time, (i) the Company has received a written Acquisition Proposal that the Company Board believes in good faith is bona fide, (ii) the Company Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Acquisition Proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal and (iii) such Acquisition Proposal did not result from a material breach of this Section 6.3, then the Company may, subject to clauses (x) and (y) below, (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations regarding such Acquisition Proposal;

provided, that (x) the Company will not, and will use reasonable best efforts to not allow its Representatives to, disclose any non-public information to such Person unless the Company has, or first enters into, a confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement are to Parent and that would not prohibit compliance by the Company with the provisions of this Section 6.3 (an “Acceptable Confidentiality Agreement”) (a copy of which shall be provided to Parent promptly after its execution), and (y) the Company will provide to Parent any non-public information concerning the Company or its Subsidiaries that was not previously provided or made available to Parent prior to or concurrently with providing or making available such non-public information to such other Person.

(c) Prior to the Acceptance Time, the Company will promptly (and in any event within forty-eight (48) hours) notify Parent if any proposal, offer or inquiry is received by, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Acquisition Proposal. The Company will provide Parent promptly (and in any event within such forty-eight (48) hour period) the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any proposals or offers (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request) and thereafter shall promptly keep Parent informed of all material developments of any such proposals, offers, inquiries, or requests (and the Company shall provide Parent with copies of any additional written materials received that revise, in any material respect, such proposals or offers, inquiries, or requests).

(d) Notwithstanding anything in Section 6.3 to the contrary, if (i) the Company receives a written Acquisition Proposal that the Company Board believes in good faith is bona fide, and (ii) the Company Board, after consultation with its financial advisors and outside legal counsel, concludes in good faith such Acquisition Proposal constitutes a Superior Proposal, then, subject to compliance with Section 8.5, the Company Board may at any time prior to the Acceptance Time, if it determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (x) effect a Change of Board Recommendation and/or (y) (A) in the event such Acquisition Proposal did not result from a material breach of this Section 6.3 or (B) in the event such Acquisition Proposal did result from a material breach of this Section 6.3 and on the Expiration Date occurring after such breach all Offer Conditions except the Minimum Tender Condition had been satisfied or waived, terminate this Agreement and concurrent with such termination cause the Company to enter into an Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company Board may not effect a Change of Board Recommendation pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless the Company has provided prior written notice to Parent specifying in reasonable detail the reasons for such action (including a description of the material terms of such Acquisition Proposal and delivering to Parent a copy of the Acquisition Agreement and other relevant documents for such Superior Proposal in the form to be entered into), at least three (3) Business Days in advance of its intention to take such action with respect to such Superior Proposal, unless there are less than three (3) Business Days prior to the then scheduled Expiration Date, in which case, the Company will provide such written notice as far in advance of the then scheduled Expiration Date as practicable (the period inclusive of all such days, the “Notice Period”) (it being understood and agreed that (i) during the Notice Period the Company shall, and shall cause its financial advisors and outside legal counsel to, negotiate with Parent in good faith (to the extent Parent desires to negotiate), (ii) the Company shall take into account all changes to the terms of this Agreement irrevocably proposed by Parent in determining whether such Acquisition Proposal continues to constitute a Superior Proposal and (iii) any amendment, in any material respect, to the terms of such Superior Proposal shall require a new notice pursuant to this Section 6.3(d) and a forty-eight (48) hour extension (from the time Parent receives such notice) of the Notice Period then applicable). After delivery of such written notice pursuant to the immediately preceding sentence, the Company shall promptly keep Parent informed of all material developments affecting the material terms of any such Superior Proposal (and the Company shall provide Parent with copies of any additional written materials received that relate to such Superior Proposals).

(e) Notwithstanding anything in Section 6.3(a) to the contrary, the Company Board may, at any time prior to the Acceptance Time, effect a Change of Board Recommendation in response to an Intervening Event if the Company Board concludes in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. An “Intervening Event” means, with respect to the Company, a material event or circumstance that arises or occurs after the date of this Agreement and was not, prior to the date of this Agreement, reasonably foreseeable by the Company Board; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

(f) Nothing contained in this Section 6.3 will prohibit the Company Board from taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act.

(g) For purposes of this Agreement, (i) “Acquisition Proposal” means any offer or proposal made by a Person or group at any time after the date hereof that is structured to result in such Person or group to acquiring, directly or indirectly, beneficial ownership of at least twenty percent (20%) of the assets of, equity interest in, or businesses of, the Company and its Subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, including any single or multi-step transaction or series of related transactions, in each case other than the Offer and the Merger, and (ii) “Superior Proposal” means an Acquisition Proposal that if consummated would result in a Person or group owning, directly or indirectly, (a) 50% or more of all classes of equity securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity or (b) 50% or more (based on the fair market value thereof, as determined by the Company Board in good faith) of the assets of the Company and its Subsidiaries (including capital stock of the Subsidiaries of the Company, and by means of any tender offer for the capital stock of, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving, any Subsidiary of the Company), taken as a whole, that the Company Board has determined (after consultation with its financial advisor and outside counsel) are superior, from a financial point of view, to this Agreement, taking into account all financial, legal, regulatory and other aspects of such proposal and of this Agreement (including the relative risks of non-consummation and any changes to the terms of this Agreement irrevocably proposed by Parent to the Company, prior to the expiration of the period referred to in Section 6.3(d)(y).

Section 6.4 Employment and Employee Benefits Matters.

(a) Parent will cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Control Time and ending on the first anniversary thereof (the “Continuation Period”), to (i) maintain for the individuals employed by the Company at the Control Time (the “Current Employees”) and who remain employees of the Surviving Corporation during the Continuation Period base compensation and target incentive compensation that is no less favorable to each Current Employee than such Current Employee’s base compensation and target incentive compensation immediately prior to the Control Time, and (ii) provide benefits that are of comparable economic value in the aggregate to the benefits provided by the Company as of immediately prior to the Control Time (excluding, for purposes of Section 6.4(a)(i) and (ii) equity and equity-based compensation, retention, stay, or transaction bonuses or similar arrangements); provided, however, that nothing in this Section 6.4 will be construed as an amendment to or prevent the amendment or termination of any particular Company Plan or employee benefit plan of Parent or any of its Subsidiaries, to the extent permissible thereunder, or interfere with the Parent’s or any of its Subsidiaries’ or the Surviving Corporation’s right or obligation to make such changes as are necessary to conform with applicable Law. Parent will cause the Surviving Corporation and each of its Subsidiaries to honor all obligations and agreements relating to 2010 Bonuses (as defined in Section 4.13(a) of the Company Disclosure Letter) as are, and to the fullest extent, set forth in Section 6.4(a) of the Company Disclosure Letter. During the Continuation Period, Parent will cause the Surviving Corporation to pay or cause to be paid, consistent with the Company’s past practice in similar circumstances, to each Current Employee (i) who is involuntarily terminated or (ii) in the case of any employee covered by an employment, change in control, severance or similar agreement or entitlement providing for benefits upon a voluntary termination for good reason, who terminates employment voluntarily for good reason as therein defined, severance in accordance with past practices, including with respect to bonuses.

(b) Parent will, and will cause the Surviving Corporation to, cause service rendered by Current Employees prior to the Control Time to be taken into account for vesting and eligibility purposes (but not for accrual purposes, except for vacation and severance, if applicable) under employee benefit plans of Parent, the Surviving Corporation and its Subsidiaries, to the same extent as such service was taken into account under the corresponding Company Plans for those purposes; provided, that the foregoing crediting of service shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. For the calendar year in which the Control Time occurs, Current Employees will not be subject to any eligibility requirements or pre-existing condition limitations under any employee health benefit plan of Parent, the Surviving Corporation or its Subsidiaries for any condition for which they would have been entitled to coverage under the corresponding Company Plan in which they participated prior to the Control Time except to the extent such exclusions and limitations (i) would not have been waived and (ii) were applicable to such Continuing Employee or any dependent, in each case of (i) and (ii), under the applicable Company Plan as of the Control Time. Parent will, and will cause the Surviving Corporation and its Subsidiaries, for the calendar year in which the Control Time occurs, to give such Current Employees credit under such employee benefit plans for co-payments made and deductibles and maximum out-of-pocket limitations in respect of the year in which the Control Time occurs.

(c) Nothing contained herein, expressed or implied, is intended to confer upon any Continuing Employee or any other Person any benefits under any benefit plans, programs, policies or other arrangements, including severance benefits or right to employment or continued employment with Parent, the Surviving Corporation or any of its or their Subsidiaries or Affiliates for any period by reason of this Agreement. Except as specified in clause (b) of Section 9.6, the provisions of this Agreement, in particular this Section 6.4, are solely for the benefit of the parties to this Agreement, and no current or former employee, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement. Following the Control Time, nothing contained in this Section 6.4 shall interfere with Parent, the Surviving Corporation or any of its or their Subsidiaries’ or Affiliate’s right to terminate the employment of any employee for any reason.

Section 6.5 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent will cause the Surviving Corporation’s Articles of Organization and Bylaws to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation from liabilities of present and former directors, officers and employees of the Company than are currently provided in the Articles of Organization and Bylaws, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until six (6) years from the Effective Time, and, in the event that any Proceeding is pending or asserted or any claim made during such period, until the disposition of any such Proceeding or claim, unless such amendment, modification or repeal is required by applicable Law, in which case Parent agrees, and will cause the Surviving Corporation, to make such changes to the Articles of Organization and the Bylaws as to have the least adverse affect on the rights of the individuals referenced in this Section 6.5.

(b) Without limiting any additional rights that any Person may have under any agreement or Company Plan, from and after the Effective Time, Parent and the Surviving Corporation will, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former officer and director of the Company (each, together with such person’s heirs, executors or administrators, an “Indemnified Party” and collectively, the “Indemnified Parties”), against all obligations to pay a judgment, settlement, penalty, and reasonable expenses incurred in connection with any Proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or its Subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such Proceeding, each Indemnified Party will be entitled to advancement of expenses incurred in the defense of the Proceeding from the Surviving Corporation or Parent (provided that any Person to whom expenses are advanced will have provided an undertaking, but only to the extent required by the MBCA, to repay such advances if it is finally determined that such Person is not entitled to indemnification). Parent’s and the Surviving Corporation’s obligations under this Section 6.5(b) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(c) The Company may purchase by the Effective Time tail policies to the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policies (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided, however, that, without the prior written consent of Parent, the Company may not expend therefor in excess of 300% of the amount (“Annual Amount”) payable by the Company for 12 months of coverage under its existing directors’ and officers’ liability insurance policies. In the event the Company does not obtain such tail policies, then, for a period of six (6) years from the Effective Time, Parent shall maintain in effect the Company’s current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time, covering each Indemnified Party on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of this Agreement; provided, however, that Parent may substitute therefor policies of a reputable and financially sound insurance company containing terms, including with respect to coverage and amounts, no less favorable to any Indemnified Party; provided further, however, that in satisfying their obligation under this Section 6.5(c), Parent shall not be obligated to pay for coverage for any 12-month period aggregate premiums for insurance in excess of 300% of the Annual Amount, it being understood and agreed that Parent shall nevertheless be obligated to provide such coverage as may be obtained for 300% of the Annual Amount. Parent will cause such policies to be maintained in full force and effect for their full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

(d) This Section 6.5 will survive the consummation of the Merger and is intended to benefit, and will be enforceable by, any Person or entity referred to in clause (a) of this Section 6.5. The indemnification and advancement provided for in this Section 6.5 will not be deemed exclusive of any other rights to which the Indemnified Party is entitled whether pursuant to Law, contract or otherwise. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity resulting from such consolidation or merger or (ii) transfers all or majority of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation will assume the applicable obligations set forth in this Section 6.5.

Section 6.6 Further Action; Efforts.

(a) Subject to the terms and conditions of this Agreement, prior to the Effective Time, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Offer, the Merger and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree to (i) make all filings required by applicable foreign Antitrust Laws with respect to the Merger as promptly as practicable and in any event prior to the expiration of any applicable legal deadline, and

(ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to any Antitrust Law. The parties shall also consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws. Without limiting the foregoing, the parties hereto agree (A) to give each other reasonable advance notice of all meetings with any Governmental Entity relating to any Antitrust Laws, (B) to give each other an opportunity to participate in each of such meetings, (C) to the extent practicable, to give each other reasonable advance notice of all substantive oral communications with any Governmental Entity relating to any Antitrust Laws, (D) if any Governmental Entity initiates a substantive oral communication regarding any Antitrust Laws, to promptly notify the other party of the substance of such communication, (E) to provide each other with a reasonable advance opportunity to review and comment upon all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Entity regarding any Antitrust Laws and (F) to provide each other with copies of all written communications to or from any Governmental Entity relating to any Antitrust Laws. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis if appropriate. Notwithstanding anything in this Agreement to the contrary, Parent agrees, and shall cause each of its Subsidiaries and Affiliates, to take any and all actions reasonably necessary to obtain any consents, clearances or approvals (x) required under or in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition (collectively “Antitrust Laws”) or (y) to enable all waiting periods under applicable Antitrust Laws to expire, and to avoid or eliminate impediments under applicable Antitrust Laws asserted by any Governmental Entity, in each case, to cause the Merger to occur prior to the Outside Date, including but not limited to (1) promptly complying with or modifying any requests for additional information (including any second request) by any Governmental Entity, (2) if necessary to obtain clearance by any Governmental Entity before the Outside Date, offering, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any and all of the capital stock, assets, rights, products or businesses of the Parent and its Subsidiaries and any other restrictions on the activities of Parent and its Subsidiaries and (3) contesting, defending and appealing any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of any party hereto to consummate the Offer and the Merger and taking other actions to prevent the entry, enactment or promulgation thereof; provided, however, Parent shall not be required to take any action if such action would, or would reasonably be expected to, have a material adverse impact on the Company or on Parent and its Subsidiaries, taken as a whole. Each party will bear the expenses and costs incurred by such party in connection with any competition filings and submissions which may be required by such party for the consummation of the Offer and the Merger pursuant to this Agreement.

(b) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity challenging the Offer or the Merger, each of Parent, Purchaser and the Company will cooperate in all respects with each other and will use commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Offer or the Merger.

(c) Prior to the Acceptance Time, each party will use commercially reasonable efforts to obtain any consents, approvals or waivers of third parties with respect to any Permits, Environmental Permits or Contracts to which it is a party as may be necessary for the consummation of the transactions contemplated by this Agreement or required by the terms of any Contract as a result of the execution, performance or consummation of the transactions contemplated by this Agreement; provided, that in no event will any party or its Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any third party to obtain any consent, approval or waiver required with respect to any such Contract.

(d) To the extent the transactions contemplated by this Merger require action by the Company under the Industrial Site Recovery Act (“ISRA”) (N.J.S.A. 13:1K and N.J.A.C. 7:26B), the Company will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger under ISRA. Parent shall cooperate in all commercially reasonable respects to facilitate compliance with ISRA.

Section 6.7 Information Statement; Post-Effective Amendment.

(a) Unless the Merger is consummated in accordance with Section 11.05 of the MBCA as contemplated by Section 2.7, promptly after the consummation of the Offer, the Company will prepare and file with the SEC the Information Statement in preliminary form as required by the Exchange Act and the rules and regulations promulgated thereunder and Parent shall prepare and file with the SEC a post-effective amendment to the Form F-4 (the “Post-Effective Amendment”) for the offer and sale of the CVRs pursuant to the Merger and in which the Information Statement will be included as a prospectus. The Information Statement and the Post-Effective Amendment will comply as to form in all material respects with applicable U.S. federal securities Laws. Parent and Purchaser will be given a reasonable opportunity to review and comment on the Information Statement prior to its filing with the SEC, and Parent will provide the Company with a reasonable opportunity to review and comment on the Post-Effective Amendment prior to the initial filing with the SEC. Parent will use commercially reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as reasonably practicable after such filing. The Company will obtain and furnish the information required to be included in the Information Statement, and Parent will obtain and furnish the information required to be included in the Post-Effective Amendment, and each of Parent and the Company will provide the other party with, and consult with the other party regarding, any comments that may be received from the SEC or its staff with respect to the Information Statement or the Post-Effective Amendment, as the case may be, will provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Post-Effective Amendment or Information Statement, as the case may be, and any communications, prior to making such filings or communications with the SEC and will promptly provide the other party with a copy of all such filings and communications made with the SEC. The Company will cause the Information Statement in definitive form to be mailed to the holders of Shares.

(b) If at any time prior to the Effective Time, (i) any event or change occurs with respect to the parties or any of their respective Affiliates, officers or directors, which should be set forth in an amendment of, or a supplement to, the Post-Effective Amendment or Information Statement or (ii) any information relating to the parties, or any of their respective Affiliates, officers or directors, should be discovered by any of the parties which should be set forth in an amendment or a supplement to the Post-Effective Amendment or Information Statement so that the Post-Effective Amendment or Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent or the Company, as the case may be, will file as promptly as practicable with the SEC an amendment of, or a supplement to, the Post-Effective Amendment or Information Statement and, as required by Law, disseminate the information contained in such amendment or supplement to the shareholders of the Company.

Section 6.8 Public Announcements. Each of the Company, Parent and Purchaser agrees that no public release or announcement concerning the transactions contemplated by this Agreement will be issued by such party without the prior consent of the Company and Parent (which consent will not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or any rule or regulation of Nasdaq or any other stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement will use commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, will be at the final discretion of the disclosing party. The restrictions of this Section 6.8 will not apply to communications by the Company or Parent regarding an Acquisition Proposal or a Change of Board Recommendation.

Section 6.9 Approval of Compensation Actions. Prior to the Acceptance Time, the Compensation Committee of the Company Board will take all such actions as may be required to approve, as an employment compensation, severance or other employee benefit arrangement in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto, any and all Compensation Actions taken after January 1, 2010 and prior to the Acceptance Time that have not already been so approved. For the purposes of this Agreement, “Compensation Action” means any (a) granting by the Company or its Subsidiaries to any present or former director or officer of any increase in compensation or benefits or of the right to receive any severance or termination compensation or benefit; (b) entry by the Company or its Subsidiaries into any employment, consulting, indemnification, termination, change of control, non-competition or severance agreement with any present or former director or officer, or any approval, amendment or modification of any such agreement; or (c) approval of, amendment to or adoption of any Company Plan.

Section 6.10 Conduct of Parent and Purchaser. Subject to applicable Law, neither Parent nor Purchaser will take (or permit its Affiliates to take) any action that, or fail to take any commercially reasonable action, for which the failure to take such action, is intended to, or would reasonably be expected to, individually or in the aggregate, result in any Offer Conditions or the conditions to the Merger not being satisfied or prevent, materially delay or materially impede the ability of Parent and Purchaser to consummate the Offer, the Merger or the other transactions contemplated by this Agreement.

Section 6.11 No Control of the Company’s Business. Nothing contained in this Agreement will give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Control Time. Prior to the Control Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.12 Operations of the Purchaser. Prior to the Effective Time, Purchaser will not engage in any other business activities and will not have incurred any liabilities or obligations other than as contemplated herein.

Section 6.13 Ownership of Company Securities. Prior to the Acceptance Time, none of Parent or Purchaser or their respective Subsidiaries will own (directly or indirectly, beneficially or of record) any Company Securities other than an aggregate of 100 Shares, and none of Parent, Purchaser or their respective Affiliates will hold any rights to acquire any Company Securities except pursuant to this Agreement.

Section 6.14 Employee Information and Consultation. The Company, its Subsidiaries and each of its and their Affiliates, as applicable, shall inform and/or consult with, as applicable, all labor unions, labor organizations, works councils and any other employee representative bodies with respect to the terms of any Collective Bargaining Agreement or applicable Laws in connection with this Agreement and the transactions contemplated hereby, and shall take all other necessary and appropriate actions in connection with employees covered thereby as may be required pursuant to applicable Laws.

Section 6.15 Shareholder Litigation. The Company shall give Parent the opportunity to participate in, and if Parent so elects the Company and Parent shall reasonably cooperate with respect to, the defense or settlement of any shareholder litigation against the Company and/or its directors or executive officers relating to the Offer, this Agreement or any transaction contemplated herein, whether commenced prior to or after the execution and delivery of this Agreement, and shall not settle or offer to settle any such litigation without the prior written consent of Parent, except for, after consultation with Parent, any settlement or offer to settle that involves solely additional disclosure with respect to the Company and its Subsidiaries.

Section 6.16 Financing Cooperation. Prior to the Acceptance Time, the Company shall provide, and shall cause its Subsidiaries to provide, and shall use its commercially reasonable efforts to cause its and their officers, employees and advisors, including legal and accounting, to provide reasonable cooperation requested by Parent in connection with the arrangement of any debt or equity financing transaction by Parent in connection with the

Merger (the “Prospective Financing”), including using its commercially reasonable efforts to (a) provide financial and other relevant information regarding the Company and its Subsidiaries that is reasonably necessary and cooperate in the preparation of pro forma financial information for the Merger (including information to be used in the preparation of an information package, offering memorandum, prospectus, prospectus supplement or similar document regarding the business, assets, operations, financial projections and prospects of Parent and the Company customary for such financing or reasonably necessary for the completion of the Prospective Financing) as may be required to obtain the Prospective Financing, (b) cooperate with the marketing efforts for the Prospective Financing (including consenting to the reasonable use of the logos of the Company and its Subsidiaries), (c) participate as appropriate in meetings, presentations, road shows, drafting sessions, and sessions with the rating agencies as are reasonably necessary to consummate the Prospective Financing, (d) assist Parent and its financing sources in the amendment or termination of, or in obtaining any relevant waiver from the lenders or counterparties of the Company or any of its Subsidiaries in relation to, any of the Company’s or any of its Subsidiaries’ existing credit agreements, currency or interest hedging agreements, or other agreements (including, for the avoidance of doubt, any arrangements creating security interests), in each case, on terms satisfactory to Parent and that are reasonably requested by Parent in connection with the Prospective Financing and conditioned upon the occurrence of the Acceptance Time, in each case it being understood and agreed that information and documents provided by the Company and its Subsidiaries may be delivered to agents and lenders and their respective representatives and (e) subject to the appropriate confidentiality undertakings, cooperate reasonably with Parent’s financing sources’ or underwriters’, as applicable, due diligence. Notwithstanding the foregoing, (i) no obligation of the Company or any of its Subsidiaries related to any financing (other than cooperation pursuant to this Section 6.16) will be effective prior to the Effective Time, (ii) nothing herein shall require such cooperation to the extent it would interfere, in an unreasonable manner, with the business or operations of the Company or its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries will be required to pay any commitment fee or similar fee or incur any liability with respect to any financing prior to the Effective Time. Parent (A) will promptly, upon request of the Company, reimburse the Company for all out-of-pocket costs (including attorneys’ fees) incurred by the Company, any of its Subsidiaries or its Representatives in connection with the cooperation of the Company and its Subsidiaries requested by Parent pursuant to this Section 6.16, (B) acknowledges and agrees that the Company, its Subsidiaries and Representatives will not have any responsibility for, or incur any liability to any Person under the Prospective Financing prior to the Effective Time and (C) will indemnify and hold harmless the Company, its Subsidiaries and its Representatives from and against any and all losses, damages, claims, costs or expenses to the extent suffered or incurred in connection with the arrangement of the Prospective Financing pursuant to this Section 6.16 and any information used in connection therewith, except to the extent that such losses, damages, claims, costs or expenses resulted from or arose out of the willful misconduct of, or information provided by, the Company or any of its Subsidiaries. Notwithstanding anything to the contrary in this Agreement, the Company agrees that, prior to the Acceptance Time, the Company shall either (1) deliver to Parent a fully executed and effective waiver under the Credit Agreement, in form and substance reasonably satisfactory to Parent, waiving any Default (as defined in the Credit Agreement) or Event of Default (as defined in the Credit Agreement) in connection with the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement or (2) repay all amounts owed under the Credit Agreement, terminate the Credit Agreement and provide evidence, in form and substance reasonably satisfactory to Parent, of such termination.

Section 6.17 Outstanding Stock Purchase Rights. From the date of this Agreement until the Effective Time, the Company shall use commercially reasonable efforts to contact the holders of all Assumed Preferred Stock Purchase Rights (as defined in the Securities Purchase Agreement), and obtain the written consent of each such holder to effect an immediate net exercise of all such rights held by such holder.

ARTICLE VII

CONDITIONS OF MERGER

Section 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger will be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the Effective Time of each of the following conditions:

(a) Unless the Merger is consummated pursuant to Section 11.05 of the MBCA as contemplated by Section 2.7 of this Agreement, this Agreement will have been approved by the Company Requisite Vote.

(b) No order, injunction or decree issued by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger will be in effect. No statute, rule, regulation, order, injunction or decree will have been enacted, entered, promulgated or enforced (and still be in effect) by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

(c) Purchaser will have accepted for purchase and paid for the Shares validly tendered (and not withdrawn) pursuant to the Offer.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the holders of the Shares, by mutual written consent of Parent and the Company.

Section 8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Offer and the Merger may be abandoned by Parent or the Company at any time prior to the Effective Time:

(a) if the Acceptance Time shall not have occurred on or prior the close of business on August 16, 2011 (the “Outside Date”); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.2(a) in the event that the failure of the Acceptance Time to occur on or prior to the Outside Date is primarily due to the failure of such party (or a Subsidiary of such party) to fulfill any of its obligations under this Agreement;

(b) if the Offer (as it may have been extended pursuant to Section 1.1) is terminated or withdrawn pursuant to its terms and the terms of this Agreement without any Shares being purchased thereunder; provided however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.2(b) in the event that the failure of the Shares to be purchased is primarily due to the failure of such party (or a Subsidiary of such party) to fulfill any of its obligations under this Agreement; or

(c) notwithstanding approval of this Agreement by the holders of Shares, if any court of competent jurisdiction or other Governmental Entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action has become final and nonappealable; provided, however, that the terms of this Section 8.2 will not be available to any party unless such party will have used commercially reasonable efforts to oppose any such order, decree, ruling or other action or to have the same vacated or made inapplicable to the Offer or the Merger.

Section 8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company at any time prior to the Acceptance Time:

(a) if (i) Purchaser fails to commence the Offer in violation of Section 1.1 hereof, or (ii) there has been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of Parent or Purchaser contained in this Agreement, which breach or inaccuracy would give rise to a Purchaser Material Adverse Effect and which breach or inaccuracy is not capable of being cured within twenty (20) days following receipt by Parent or Purchaser of written notice of such breach or inaccuracy or, if such breach or failure is capable of being cured within such period, it has not been cured within such period, provided, however, that the failure of any such condition to be capable of satisfaction is not the result of a material breach of this Agreement by the Company; or

(b) in accordance with, and subject to the terms and conditions of, Section 6.3(d).

Section 8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by Parent at any time prior to the Acceptance Time:

(a) if the Company has breached or failed to perform, in any material respect, any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Annex I of this Agreement and (y) is not capable of being cured within twenty (20) days following receipt by the Company of written notice of such breach or inaccuracy or, if such breach or failure is capable of being cured within such period, it has not been cured within such period, provided, however, that the failure of any such condition to be capable of satisfaction is not the result of a material breach of this Agreement by Parent or Purchaser;

(b) within five (5) Business Days of a Change of Board Recommendation;

(c) if the Company Board shall have failed to reaffirm its recommendation of this Agreement and the Offer within three (3) Business Days after receipt of any written request to do so from Parent (which request may only be made following public disclosure of an Acquisition Proposal and may only be made one time with respect to any Acquisition Proposal; provided that Parent may make such a request with respect to any Acquisition Proposal whenever it is amended in any material respect); or

(d) if the Company shall have intentionally breached, in any material respect, any of its obligations under Section  6.3.

Section 8.5 Effect of Termination.

(a) Any termination of this Agreement by Parent pursuant to this ARTICLE VIII will also constitute an effective termination by Purchaser.

(b) Except as provided in Section 8.5(c), in the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VIII, this Agreement (other than Section 6.2(b), ARTICLE VIII and ARTICLE IX) will become void and of no effect with no liability on the part of any party (or of any of its Representatives); provided, however, that no such termination will relieve any Person of any liability for damages resulting from intentional breach of this Agreement.

(c) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 8.3(b); or

(ii) this Agreement is terminated by Parent either (x) pursuant to Section 8.4(b) or Section 8.4(c) or (y) pursuant to Section 8.2(a) solely as a result of the failure of the Offer Conditions set forth in Paragraph 2(b) through (e) of Annex I to this Agreement to be satisfied or Section 8.4(d), and, in the case of clause (y) above, (A) at any time on or after the date hereof and prior to such termination a third party has made, or has announced an intention to make, an Acquisition Proposal that has not been withdrawn prior to termination, and (B) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to or consummates any transaction specified in the definition of “Acquisition Proposal”;

then in any such case, the Company will pay Parent a termination fee of $575,000,000 (the “Termination Fee”), by wire transfer of immediately available funds to the account or accounts designated by Parent. Any payment required to be made (1) pursuant to clause (i) of this Section 8.5(c) will be paid concurrently with the termination of this Agreement and (2) pursuant to clause (ii) of this Section 8.5(c) will be paid on the date of consummation with such third party of a transaction specified in the definition of “Acquisition Proposal.” For the avoidance of doubt, the Company will not be required to pay the Termination Fee more than once. For purposes of this Section 8.5(c), “Acquisition Proposal” will have the meaning ascribed thereto in Section 6.3(g), except that references in the definition to “twenty percent (20%)” will be replaced by “fifty percent (50%).”

(d) If Parent receives a fee pursuant to Section 8.5(c), the collection of such fee will be the sole and exclusive remedy of Parent and Purchaser in respect of any breach of, or inaccuracy contained in, the Company’s covenants, agreements, representations or warranties in this Agreement.

(e) The Company acknowledges that the agreements contained in Section 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent or Purchaser would not have entered into this Agreement.

Section 8.6 Expenses. Except as otherwise specifically provided herein, each party will bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 8.7 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time, whether before or after approval of this Agreement by the holders of Shares; provided, however, that, (a) after Purchaser purchases any Shares pursuant to the Offer, no amendment will be made that decreases the Merger Consideration, and (b) after approval of this Agreement by the holders of Shares, no amendment may be made that (i) is prohibited by Section 11.02(e) of the MBCA or (ii) by Law or any applicable rule or regulation of any stock exchange requires the further approval of the holders of Shares without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 8.8 Waiver. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Purchaser, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance by the other with any of the agreements or conditions contained herein, except that the Minimum Tender Condition and the CVR Condition may only be waived by Purchaser with the prior written consent of the Company. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this ARTICLE IX.

Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder (collectively, “Notices”) will be in writing and will be given (and will be deemed to have been duly given): (i) when delivered, if delivered in Person; (ii) when sent, if sent (A) by facsimile provided that the facsimile is confirmed by telephone, including a voicemail message, or (B) by email provided that the email is confirmed by telephone, including a voicemail message; (iii) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (iv) one (1) Business Day after sending, if sent by overnight courier, in each case to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice); provided, that Notices may not be sent to Parent by email or certified mail:

(a) if to Parent or Purchaser:

sanofi-aventis 174, avenue de France 75013 Paris – France Attention: General Counsel Facsimile: +33 1 53 77 43 03 Telephone: +33 1 53 77 40 00

with a copy to:

sanofi-aventis 174, avenue de France 75013 Paris – France Attention: Vice President of Mergers and Acquisitions Facsimile: +33 1 53 77 46 76 Telephone: +33 1 53 77 40 00

with an additional copy (which will not constitute notice) to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153
Attention:	Michael J. Aiello
Jackie L. Cohen
Facsimile:	(212) 310-8007
Telephone:	(212) 310-8000
Email:	michael.aiello@weil.com
jackie.cohen@weil.com

(b) if to the Company:

Genzyme Corporation 500 Kendall Street Cambridge, MA 02142 Attention: General Counsel Facsimile: (617) 768-9736 Telephone: (617) 768-6872 Email: thomas.desrosier@genzyme.com with an additional copy (which will not constitute notice) to:

Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Paul M. Kinsella Facsimile: (617) 235-0822 Telephone: (617) 951-7000 Email: paul.kinsella@ropesgray.com and to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Attention:	Andrew R. Brownstein
Gregory E. Ostling

Facsimile: (212) 403-2000
Telephone: (212) 403-1000

Email:	arbrownstein@wlrk.com
geostling@wlrk.com

Section 9.3 Certain Definitions. For purposes of this Agreement, the term:

(a) “Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

(b) “beneficial owner” with respect to any Shares has the meaning ascribed to such term under Rule 13d-3 under the Exchange Act (and the term “beneficially owned” or “owns beneficially” will have a corresponding meaning);

(c) “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law to close in New York, New York;

(d) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(e) “GAAP” means United States generally accepted accounting principles;

(f) “knowledge of the Company” means the actual knowledge of the individuals listed on Section 9.3(f) of the Company Disclosure Letter;

(g) “knowledge of Parent” means the actual knowledge of the individuals listed on Section 9.3(g) of the Company Disclosure Letter;

(h) “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

(i) “Representative” means, with respect to any party hereto, such party or any of its Subsidiaries’ directors, officers, employees, investment bankers, financing sources, financial advisors, attorneys, accountants or other advisors, agents and/or representatives; and

(j) “Subsidiary” of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, voting stock or other equity interests having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation or other legal entity.

Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

Section 9.5 Assignment. This Agreement will not be assigned by operation of law or otherwise without the prior written consent of each of the other parties; provided, that Parent may assign this Agreement to any of its wholly-owned Subsidiaries without the consent of the Company, but any such assignment shall not relieve Parent of its obligations hereunder.

Section 9.6 Entire Agreement; Third-Party Beneficiaries.

This Agreement (including the Company Disclosure Letter and the exhibits and instruments referred to herein) together with any separate disclosures and discussions specifically referenced herein, including Section 4.10 and Section 4.12 and the Confidentiality Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for (i) the rights of the holders of Shares to receive the Offer Price and the Merger Consideration and the holders of Company Equity Awards to receive the consideration described in Section 3.2 and (ii) as provided in Section 6.5 (which is intended for the benefit of the Company’s former and current officers and directors and other indemnitees, all of whom shall be third-party beneficiaries of these provisions), is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.7 Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of The Commonwealth of Massachusetts, without giving effect to the choice of law principles thereof.

Section 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

Section 9.10 Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Purchaser under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Effective Time.

Section 9.11 Jurisdiction. Each of the parties hereto hereby, for purposes of all claims or actions under this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement, (a) expressly and irrevocably submits to the exclusive jurisdiction of (i) the Business Litigation Session of the Superior Court of The Commonwealth of Massachusetts or (ii) any United States federal court located in The Commonwealth of Massachusetts in the event any dispute arises out of this Agreement, the Offer or the Merger, (b) agrees that it will not attempt to deny or defeat personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement in any court other than (i) the Business Litigation Session of the Superior Court of The Commonwealth of Massachusetts or (ii) a United States federal court sitting in The Commonwealth of Massachusetts; provided that each of the parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

Section 9.12 Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.11 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 9.13 Specific Performance.

(a) Parent and Purchaser acknowledge and agree that, in the event of any breach of this Agreement, the Company and the Persons named in Section 9.6 would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that (i) Parent and Purchaser will waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement and (ii) the Company shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking.

(b) Subject to Section 8.5(d), the Company acknowledges and agrees that, in the event of any breach of this Agreement, Parent and Purchaser would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that, subject to Section 8.5(d), (i) the Company will waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement and (ii) Parent and Purchaser shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking.

(c) Notwithstanding the parties’ rights to specific performance pursuant to Section 9.13(a) or Section 9.13(b), as applicable, each party may pursue any other remedy available to it at law or in equity, including monetary damages; provided, that it is understood and agreed that claims for monetary damages following termination of this Agreement shall be (i) limited to those arising from or relating to any intentional breach of this Agreement prior to such termination and (ii) subject to Section 8.5(d). If a court has granted an award of damages in connection with any intentional breach by Parent and/or Purchaser of the terms or conditions set forth in this Agreement, the Company may, on behalf of the holders of Shares, enforce such award and accept damages for such breach, and Parent and Purchaser agree that such damages may not be limited to reimbursement of expenses or out-of-pocket costs. Notwithstanding anything in this Agreement to the contrary, prior to the termination of this Agreement in accordance with its terms, no party hereto will be permitted to make any claim or commence any Proceeding seeking monetary damages against any other party hereto in connection with or arising out of this Agreement, the Offer or the Merger, provided that the foregoing will be without prejudice to the right of any party to seek such monetary damages following such termination in accordance with, and subject to the limitations set forth in, this Agreement.

Section 9.14 Interpretation. When reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of Parent, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SANOFI-AVENTIS

By:	/s/ Christopher A. Viehbacher
Name: Christopher A. Viehbacher
Title: Chief Executive Officer

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, each of Parent, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GC MERGER CORP.

By:	/s/ Alexandre Lemoalle
Name: Alexandre Lemoalle
Title: Authorized Signatory

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, each of Parent, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GENZYME CORPORATION

By:	/s/ Henri A. Termeer
Name: Henri A. Termeer
Title: Chairman of the Board, President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Annex I

CONDITIONS TO THE OFFER

Capitalized terms used in this Annex I and not otherwise defined herein will have the meanings assigned to them in the Agreement to which it is attached (the “Merger Agreement”).

1. Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered in connection with the Offer, unless, immediately prior to then applicable Expiration Date:

(a) there have been validly tendered in the Offer and not properly withdrawn that number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly-owned Subsidiaries), constitutes at least a majority of the total number of then-outstanding Shares on a fully diluted basis (the “Minimum Tender Condition”);

(b) any applicable waiting period under the Antitrust Laws of the jurisdictions listed on Annex III, in respect of the transactions contemplated by this Agreement has expired or been terminated; and

(c) (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been initiated or threatened by the SEC, (ii) the CVRs being issued in the Offer and the Merger have been approved for listing (subject, if applicable, to notice of issuance) for trading on Nasdaq (or such other exchange(s), electronic trading networks or other suitable trading platforms as are mutually agreed by Parent and the Company), and (iii) the CVR Agreement has been duly executed and delivered by Parent and the Trustee in substantially the form attached as Exhibit A to the Merger Agreement and is in full force and effect (clauses (i)-(iii) together, the “CVR Condition”).

2. Additionally, Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered in connection with the Offer if, immediately prior to the then applicable Expiration Date, any of the following conditions exist:

(a) there has been any Law, decree, judgment, order or injunction, promulgated, enacted, entered, enforced, issued or amended by any Governmental Entity that restrains, enjoins or otherwise prohibits the making or consummation of the Offer or the Merger;

(b) the Company has breached or failed to comply in any material respect with any of its covenants, or agreements under the Merger Agreement, and either such breach or failure to comply is not capable of being cured within twenty (20) days following receipt by the Company of written notice of such breach or failure or, if such breach or failure is capable of being cured within such period, it has not been cured within such period;

(c) the representations and warranties of the Company contained in Section 4.11(b) and Section 4.21 are not true and correct in all respects;

(d) the representations and warranties of the Company contained in Section 4.3, Section 4.4(a) and Section 4.22 of the Merger Agreement that (x) are not made as of a specific date were not true and correct (except for any de minimis inaccuracy) as of the Expiration Date, as though made on and as of the Expiration Date and (y) are made as of a specific date are not true and correct (except for any de minimis inaccuracy) as of such date;

(e) the representations and warranties of the Company contained in the Merger Agreement other than those listed in clause (c) or clause (d) above that (x) are not made as of a specific date were not true and correct as of the date of the Merger Agreement or are not true and correct as of the Expiration Date, as though made on and as of the Expiration Date and (y) are made as of a specific date were not true and correct in all material respects as of the date of the Merger Agreement or are not true and correct as of such date, in each case, except, in the case of (x) or (y), where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect”) has not had, individually or in the aggregate, a Material Adverse Effect;

(f) there is pending a Proceeding (other than an inquiry) by any Governmental Entity challenging or seeking to restrain or prohibit the consummation of the Offer, the Merger or the other transactions contemplated thereby, in which such Governmental Entity, in the reasonable determination of Parent, has a substantial likelihood of success and which reasonably would be expected to have a material adverse impact on Parent and the Company and its Subsidiaries taken as a whole;

(g) since the date of the Merger Agreement, there has occurred a Material Adverse Effect; or

(h) the Merger Agreement has been terminated pursuant to its terms.

The conditions set forth in Paragraph 2 of this Annex I are for the benefit of Parent and Purchaser and may be waived by Parent or Purchaser in whole or in part at any applicable time or from time to time prior to the Expiration Date, in each case subject to the terms and conditions of the Merger Agreement and the applicable rules and regulations of the SEC. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

Annex II

FORM OF PROMISSORY NOTE FOR TOP-UP OPTION

PROMISSORY NOTE

[DATE]

FOR VALUE RECEIVED, the undersigned GC Merger Corp., a Massachusetts corporation (“Purchaser”), promises to pay to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142, in no event more than one (1) year after issuance, the principal sum of [                                        ] ($[                    ]), together with simple interest from the date hereof on the principal amount from time to time unpaid at a per annum rate of 1.31%. Purchaser will pay such interest at maturity, except that all accrued but unpaid interest shall be due and payable at the stated or accelerated maturity hereof or upon the prepayment in full hereof. This note may be prepaid in whole or in part at any time, without premium, penalty or prior notice.

No failure by the holder to take action with respect to any default hereunder shall affect its subsequent rights to take action with respect to the same or any other default. In the event of default Purchaser agrees to pay all reasonable costs of collection, including reasonable attorneys’ fees, to the extent allowed by law.

All payments to the holder hereof shall be made at the address set forth above or at such other address as the holder hereof shall specify in writing to Purchaser.

This note shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

Purchaser and all endorsers and guarantors of this note hereby waive presentment, demand, notice of nonpayment and protest except as provided in this note.

IN WITNESS WHEREOF, the undersigned Purchaser has caused this note to be executed by its duly authorized officer.

GC MERGER CORP.

By:
Name:
Title:

Annex III

ANTITRUST LAWS

United States

European Union

Japan

Republic of Korea

Brazil

Exhibit A

CVR AGREEMENT

Annex B

CONTINGENT VALUE RIGHTS AGREEMENT

by and between

SANOFI-AVENTIS

and

[TRUSTEE]

Dated as of [—], 2011

B-i

B-ii

Annex A — Form of CVR Certificate

Note:	This table of contents shall not, for any purpose, be deemed to be a part of this CVR Agreement.

B-iii

Reconciliation and tie between Trust Indenture Act of 1939 and Contingent Value Rights Agreement, dated as of [—], 2011.

Trust Indenture Act Section	Agreement Section
Section 310(a)(1)	4.9
(a)(2)	4.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	4.9
(b)	4.8, 4.10
Section 311(a)	4.13
(b)	4.13
Section 312(a)	5.1, 5.2(a)
(b)	5.2(b)
(c)	5.2(c)
Section 313(a)	5.3(a)
(b)	5.3(a)
(c)	5.3(a)
(d)	5.3(b)
Section 314(a)	5.4
(b)	Not Applicable
(c)(1)	1.2(a)
(c)(2)	1.2(a)
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2(b)
Section 315(a)	4.1(a), 4.1(b)
(b)	8.11
(c)	4.1(a)
(d)	4.1(c)
(d)(1)	4.1(a), 4.1(b)
(d)(2)	4.1(c)(ii)
(d)(3)	4.1(c)(iii)
(e)	8.12
Section 316(a)(last sentence)	1.1 (Definition of “Outstanding”)
(a)(1)(A)	8.9
(a)(1)(B)	8.10
(a)(2)	Not Applicable
(b)	8.7
Section 317(a)(1)	8.2
(a)(2)	8.2
(b)	7.3
Section 318(a)	1.7

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this CVR Agreement.

B-iv

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [—], 2011 (this “CVR Agreement”), by and between Sanofi-Aventis, a French société anonyme, with share capital of [—] and registered office at [—] (the “Company”), and [—], a national banking association, as trustee (the “Trustee”), in favor of each person who from time to time holds one or more Contingent Value Rights (the “Securities” or “CVRs” and, each individually, a “Security” or a “CVR”) to receive cash payments in the amounts and subject to the terms and conditions set forth herein.

W I T N E S S E T H:

WHEREAS, this CVR Agreement is entered into pursuant to the Agreement and Plan of Merger, dated as of February 16, 2011 (the “Merger Agreement”), by and among the Company, GC Merger Corp., a Massachusetts corporation and wholly owned Subsidiary of the Company (“Merger Sub”), and Genzyme Corporation, a Massachusetts corporation (“Genzyme”);

WHEREAS, pursuant to the Merger Agreement, Merger Sub shall merge with and into Genzyme (the “Merger”), with Genzyme being the surviving corporation in the Merger and becoming a wholly owned Subsidiary of the Company;

WHEREAS, the CVRs shall be issued in accordance with and pursuant to the terms of the Merger Agreement; and

WHEREAS, a registration statement on Form F-4 (No. 333-[—]) (the “Registration Statement”) with respect to the CVRs has been prepared and filed by the Company with the Commission (as defined below) and has become effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the consummation of the transactions contemplated by the Merger Agreement, it is covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1 Definitions. For all purposes of this CVR Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all accounting terms used herein and not expressly defined herein shall, except as otherwise noted, have the meanings assigned to such terms in accordance with applicable Accounting Standards, where “Accounting Standards” means International Financial Reporting Standards (“IFRS”) consistently applied;

(c) all capitalized terms used in this CVR Agreement without definition shall have the respective meanings ascribed to them in the Merger Agreement;

(d) all other terms used herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the respective meanings assigned to them therein; and

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this CVR Agreement as a whole and not to any particular Article, Section or other subdivision.

“35-milligram Vial Equivalent” means a unit of production of Fabrazyme calculated as follows:

(a) each vial of thirty-five (35)-milligram dosage of Fabrazyme shall equal one (1) 35-milligram Vial Equivalent; and

(b) each vial of five (5)-milligram dosage of Fabrazyme shall equal one-seventh (1/7) of a 35-milligram Vial Equivalent.

“400 Unit Vial Equivalent” means a unit of production of Cerezyme calculated as follows:

(a) each vial of four hundred (400) Cerezyme Unit dosage of Cerezyme shall equal one (1) 400 Unit Vial Equivalent; and

(b) each vial of two hundred (200) Cerezyme Unit dosage of Cerezyme shall equal one-half (1/2) of a 400 Unit Vial Equivalent.

“Act” shall have the meaning set forth in Section 1.4 of this CVR Agreement.

“Acting Holders” means, at the time of determination, Holders of at least thirty percent (30%) of the Outstanding CVRs.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Approval Milestone” means receipt by the Company or one of its Affiliates, on or before March 31, 2014, of the FDA Approval of alemtuzumab for treatment of multiple sclerosis.

“Approval Milestone Payment” means one dollar ($1.00) per CVR.

“Approval Milestone Payment Date” means, with respect to the Approval Milestone, the date that is twenty (20) Business Days following the date of the achievement of such Milestone.

“Board of Directors” means the board of directors of the Company or any other body performing similar functions, or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary to the Board of Directors, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Breach” shall have the meaning set forth in Section 8.1 of this CVR Agreement.

“Breach Interest Rate” means a per annum rate equal to the prime rate of interest quoted by Bloomberg, or similar reputable data source, plus three percent (3%), calculated daily on the basis of a three hundred sixty-five (365) day year or, if lower, the highest rate permitted under applicable Law.

“BSP” means Bayer Schering Pharma AG.

“Business Day” means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York or Paris, France are not authorized or obligated by Law or executive order to close and, if the CVRs are listed on a national securities exchange, electronic trading network or other suitable trading platform, such exchange, electronic network or other trading platform is open for trading.

“Cerezyme” means any formulation or dosage of imiglucerase, an analogue of the human enzyme ß-glucocerebrosidase, produced by recombinant DNA technology.

“Cerezyme Unit” means the amount of imiglucerase enzyme that catalyzes the hydrolysis of one (1) micromole of the synthetic substrate para-nitrophenyl-ß-D-glucopyranoside (pNP-Glc) per minute at thirty-seven degrees Celsius (37°C) as measured in the validated enzymatic assay used in imiglucerase manufacturing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Product” means any product that comprises a Product and a therapeutically active component that is not a Product, either packaged together or in the same formulation, which are sold as a single unit.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the common stock, par value $0.01 per share, of Genzyme.

“Company” means the Person named as the “Company” in the first paragraph of this CVR Agreement, until a successor Person shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Company” shall mean such successor Person.

“Company Group” means the Company and its Subsidiaries.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the chairman of the Board of Directors, the Chief Executive Officer, a president or any vice president, or any other person duly authorized to act on behalf of the Company for such purpose or for any general purpose, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this CVR Agreement is located at [—].

“CVRs” shall have the meaning set forth in the Preamble of this CVR Agreement.

“CVR Agreement” means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

“CVR Certificate” means a certificate representing any of the CVRs.

“CVR Failure Date” means any date on which both of the following conditions are met: (a) the volume weighted average price paid per Security for all Securities traded over the forty-five (45) trading days prior to such date is less than fifty cents ($0.50); and (b) Product Sales in the four (4) calendar quarters ended immediately prior to such date are less than one billion dollars ($1,000,000,000) in the aggregate.

“CVR Payment” means a Product Sales Milestone Payment, the Approval Milestone Payment or the Production Milestone Payment, as applicable.

“CVR Shortfall” shall have the meaning set forth in Section 7.6(b) of this CVR Agreement.

“Diligent Efforts” means, with respect to the Product, efforts of a Person to carry out its obligations, and to cause its Affiliates and licensees to carry out their respective obligations, using such efforts and employing such resources normally used by Persons in the pharmaceutical business relating to the research, development or commercialization of a product, that is of similar market potential at a similar stage in its development or product life, taking into account issues of market exclusivity, product profile, including efficacy, safety, tolerability and convenience, the competitiveness of alternate products in the marketplace or under development, the availability of existing forms or dosages of alemtuzumab for other indications, the launch or sales of a biosimilar product, the regulatory environment and the profitability of the applicable product (including pricing and reimbursement status achieved) consistent with the Company’s publicly reported financial statements (assuming the Company will not treat royalty payments to BSP as an expense for purposes of this clause, or the achievement of Milestones in such a manner, that would reduce the profitability of the Product), and other relevant factors, including technical, commercial, legal, scientific and/or medical factors. Subject to the foregoing, “Diligent Efforts” shall include, but shall not be limited to, the following: (a) making expenditures in relation to the Product that are consistent with expenditures normally made by Persons in the pharmaceutical business in connection with products of similar market potential at similar stages in their development or product life; (b) implementing and maintaining appropriate Product and patient support services (including, but not limited to, risk identification and minimization programs and reimbursement support services); (c) initiating and completing all post-marketing approval commitments; (d) promptly seeking pricing approvals and/or minimally restrictive payer coverage decisions in the Major Markets; (e) fulfilling obligations under any co-promotion agreement or arrangement with BSP should BSP exercise its right to co-promote the Product; (f) setting or seeking a commercial price for the Product that is consistent with the profile of the Product, including seeking premium pricing based on the effectiveness of the Product; (g) promoting the Product for all labeled multiple sclerosis indications; and (h) otherwise fulfilling the obligations of the Company and its Affiliates under Existing Licenses, including fulfilling obligations pursuant to the LAPA in order to maintain the rights to develop and commercialize the Product granted thereunder.

“EMA” means the European Medicines Agency, or any successor agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Documents” shall have the meaning set forth in Section 5.4 of this CVR Agreement.

“Existing Licenses” means those licenses and related agreements (for so long as they are in effect) with respect to the Product granted by or to Genzyme or its Affiliates to or from third parties (other than the Company or its Affiliates) as in effect immediately prior to the consummation of the Merger.

“Fabrazyme” means any formulation or dosage of agalsidase beta, an analogue of the human enzyme alpha-galactosidase A or alpha-GAL, produced by recombinant DNA technology.

“Failure Purchase” shall have the meaning set forth in Section 10.1 of this CVR Agreement.

“Failure Purchase Eligibility Date” means any CVR Failure Date that occurs on or after the third anniversary of Product Launch.

“Failure Purchase Date” shall have the meaning set forth in Section 10.1 of this CVR Agreement.

“Failure Purchase Notice” shall have the meaning set forth in Section 10.2 of this CVR Agreement.

“Failure Purchase Offer” shall have the meaning set forth in Section 10.1 of this CVR Agreement.

“Failure Purchase Price” shall have the meaning set forth in Section 10.5 of this CVR Agreement.

“FDA” means the United States Food and Drug Administration or any successor agency.

“FDA Approval” means the issuance by the FDA of a biologics license or a supplement to an existing biologics license for a product.

“Finished Product” means either Fabrazyme or Cerezyme, as applicable, in unlabeled vials ready for final packaging and labeling, with both the manufacture of the active pharmaceutical ingredient and the filling into vials having occurred in facilities approved by either the FDA or the EMA.

“First Commercial Sale” means, with respect to any country, the first sale or other commercial disposition for consideration of the Product labeled for treatment of multiple sclerosis in such country after marketing approval (including pricing and reimbursement approval where required) for the treatment of multiple sclerosis has been received in such country.

“Genzyme” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Good Manufacturing Practices” means Good Manufacturing Practices pursuant to U.S. Code: Title 21-Food and Drugs, Parts 210 and 211.

“Governmental Entity” means any domestic (federal or state), or foreign court, commission, governmental body, regulatory or administrative agency or other political subdivision thereof.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indemnitee” shall have the meaning set forth in Section 4.7(c) of this CVR Agreement.

“Independent Accountant” shall have the meaning set forth in Section 7.6(a) of this CVR Agreement.

“Initial CVR Securities” means the aggregate amount of Securities issued pursuant to the terms of the Merger Agreement (including Securities issued pursuant to employee benefits plans in connection with the Merger).

“LAPA” means the License and Asset Purchase Agreement, dated as of March 30, 2009, between Genzyme and BSP, as amended.

“Law” means any foreign, federal, state, local or municipal laws, rules, judgments, orders, regulations, statutes, ordinances, codes, decisions, injunctions, decrees, international treaties and conventions or requirements of any Governmental Entity.

“Major Market” means the United States of America, the United Kingdom, France, Germany, Italy and Spain.

“Major Market Product Sales” means, with respect to each Major Market, the aggregate Product Sales in such Major Market that occur during the four (4)-calendar quarter period commencing immediately after the calendar quarter in which the First Commercial Sale is made in such Major Market.

“Merger” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Merger Agreement” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Merger Sub” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Milestone” means any of the Approval Milestone, the Product Sales Milestones and the Production Milestone.

“Officer’s Certificate” when used with respect to the Company means a certificate signed by the Chief Executive Officer, a president or any vice president, the Chief Financial Officer (with respect to the certificate issued in connection with a CVR Failure Date) or any other person duly authorized to act on behalf of the Company for such purpose or for any general purpose.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.

“Outstanding” when used with respect to Securities (“Outstanding Securities”) means, as of the date of determination, all Securities theretofore authenticated and delivered under this CVR Agreement, except: (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation and (b) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this CVR Agreement, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite Outstanding Securities have given any request, demand, authorization, direction, consent, waiver or other action hereunder, Securities owned by the Company or any Affiliate of the Company, whether held as treasury securities or otherwise, shall be disregarded and deemed not to be Outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, consent, waiver or other action, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded (but the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated in such request, demand, authorization, direction, consent, waiver or other action).

“Party” shall mean the Trustee, the Company and/or Holder(s), as applicable.

“Paying Agent” means any Person authorized by the Company to pay the amount determined pursuant to Section 3.1, if any, on any Securities on behalf of the Company.

“Payment Date” means a Product Sales Milestone Payment Date, the Approval Milestone Payment Date, the Production Milestone Payment Date or any date as shall be required for any CVR Shortfall payment pursuant to the review procedure set forth in Section 7.6 of this CVR Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, jointstock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Product” means any of: (a) the humanized antibody directed against CD52 known as alemtuzumab; (b) any molecule which comprises alemtuzumab or a fragment, variant or derivative thereof that retains the ability to bind human CD52; (c) any other CD52-binding molecule having a structure and activity similar enough to the molecules described in clauses (a) or (b) of this definition to be classified as a biosimilar (or follow-on biologic or subsequent entry biologic or the like) thereof; and (d) any product containing any of the items described in clauses (a)-(c) of this definition as an active ingredient, in each case regardless of formulation, delivery system, or dosage form, provided that, notwithstanding the foregoing, any unit of Product, to the extent sold for use in (i) oncology or (ii) Transplant Indications, in each of cases (i) and (ii) under the Campath® or MabCampath® trademarks, shall not be deemed to be “Product” for the purposes of this CVR Agreement.

“Product Disposition Transaction” shall have the meaning set forth in Section 7.9 of this CVR Agreement.

“Product Launch” means the first day of the calendar quarter beginning one full calendar quarter after the end of the calendar quarter in which a First Commercial Sale first occurs in any Major Market.

“Product Sales” means the sum of, without any duplication:

(a) the aggregate gross amounts invoiced for the Product sold by the Company, its Affiliates or licensees of the Company and its Affiliates to third parties (other than the Company, its Affiliates or licensees of the

Company and its Affiliates), including to distributors and end-users, less the following items (i) through (v) below as applicable to such Product sales to the extent actually taken or incurred with respect to such sales (the “Permitted Deductions”) and all in accordance with standard allocation procedures, allowance methodologies and accounting methods consistently applied, in accordance with IFRS (except as otherwise provided below):

(i) credits or allowances for returns, rejections or recalls (due to spoilage, damage, expiration of useful life or otherwise), retroactive price reductions or billing corrections;

(ii) separately itemized invoiced freight, postage, shipping and insurance, handling and other transportation costs;

(iii) sales, use, value added and other similar taxes (excluding income taxes), tariffs, customs duties, surcharges and other governmental charges levied on the production, sale, transportation, delivery or use of the Product that are incurred at time of sale or are directly related to the sale;

(iv) any quantity, cash or other trade discounts, rebates, returns, refunds, charge backs, fees, credits or allowances (including amounts incurred in connection with government-mandated rebate and discount programs, third party rebates and charge backs, and hospital buying group/group purchasing organization administration fees and payor organizations), distribution fees, sales commissions paid to third parties, retroactive price reductions and billing corrections (collectively, “Discounts”), but not including Discounts taken or incurred with respect to sales of the Product with other products or services to third parties, including distributors and end-users such as hospitals and clinics, as part of bundling or other forms of multi-product purchase agreements; and

(v) deductions for bad debts (which adjustment shall be based on actual bad debts incurred and written off as uncollectible by the Company in a quarter, net of any recoveries of previously written off bad debts from current or prior quarters); plus

(b) the aggregate net amount invoiced for services incident to or necessary for, to the extent readily identifiable as arising from, the commercialization or market uptake of the Product (excluding, for the avoidance of doubt, any product that would be excluded from the definition of “Product” pursuant to the proviso to that definition) including, but not limited to, patient and physician education services, patient monitoring services, biomarker testing and biomarker support products or services, as well as any services associated with risk identification and risk minimization useful or necessary to commercialize the Product and maintain Product licensure; plus

(c) any supplemental net payments to the extent readily identifiable as arising from the Product (excluding, for the avoidance of doubt, any product that would be excluded from the definition of “Product” pursuant to the proviso to that definition) under “pay-for-performance” or other risk-sharing arrangements with third-party payors (which, for the avoidance of doubt, shall include governments and insurance companies).

Sales or other commercial dispositions of a Product among the Company, its Affiliates and licensees of the Company or its Affiliates shall be excluded from the computation of Product Sales, except where such an Affiliate or licensee is an end-user of the Product. For the avoidance of doubt, use of the Product for clinical testing in which the cost of the Product is not reimbursed shall not make an Affiliate or licensee an end-user of the Product (but use of the Product for clinical testing in which the cost of the Product is reimbursed by third-party payors (which, for the avoidance of doubt, shall include governments and insurance companies) shall be included in Product Sales).

Notwithstanding the foregoing, if a Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s-length between the buyer and the seller, then the gross amount to be included in the calculation of Product Sales shall be the amount that would have been invoiced had the transaction been conducted at arm’slength and for cash. Such amount that would have been invoiced shall be determined, wherever possible, by reference to the wholesale acquisition cost of such Product in arm’s-length transactions in the relevant country. Notwithstanding the foregoing, the following will not be included in Product Sales: (i) Product provided by Company or its Affiliate for administration to patients enrolled in clinical trials or distributed through a not-for-profit foundation at no or nominal charge to eligible patients in conjunction with a patient assistance program or (ii) commercially reasonable quantities of Product Sales used as samples to promote additional Product Sales.

Notwithstanding the foregoing, in the event that a Product is sold as a Combination Product (a “Combination Sale”), the Product Sales amount for the Product sold in such a Combination Sale shall be determined as follows:

(i)	Except as provided below, the Product Sales amount for a Combination Sale in a particular country shall be calculated by multiplying the gross amount invoiced for the Combination Sale (“Gross Combination Sale Amount”) (less all Permitted Deductions) by the fraction A/(A+B), where A is the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates in such country for such Product if such Product is sold separately in such country by the Company, its Affiliates or licensees of the Company or its Affiliates, and B is the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates in such country for the other product(s) or active ingredients/components included in the Combination Product if such other product(s) or active ingredients/components are sold separately in such country by the Company, its Affiliates or licensees of the Company or its Affiliates.

(ii)	In the event that the Company, its Affiliates or licensees of the Company and its Affiliates sell the Product included in a Combination Sale as a separate product in a country, but do not separately sell all of the other product(s) or active ingredients/components, as the case may be, included in such Combination Product in such country, the calculation of Product Sales resulting from such Combination Sale shall be determined by multiplying the Gross Combination Sale Amount (less all Permitted Deductions) by the fraction A/C where A is the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates in such country for such Product sold separately in such country, and C is the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates in such country for such Combination Product.

(iii)	In the event that the Company, its Affiliates or licensees of the Company and its Affiliates do not sell the Product included in a Combination Sale as a separate product in the country where such Combination Sale occurs, but do separately sell all of the other products or active ingredients/components, as the case may be, included in the Combination Sale in such country, the calculation of Product Sales resulting from such Combination Sale shall be determined by multiplying the Gross Combination Sale Amount (less all Permitted Deductions) by the fraction (C-D)/C, where C is the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates in such country for such Combination Product, and D is the aggregate of the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates, as applicable, in such country, of such other product(s) or active ingredients/components, as the case may be, included in the Combination Product and sold separately in such country.

If the calculation of Product Sales resulting from a Combination Sale in a country cannot be determined by any of the foregoing methods, the calculation of Product Sales for such Combination Sale shall be calculated in a manner determined by the Company in good faith based upon the relative value of the active components of such Combination Product.

“Product Sales Measuring Period” means a period equal to the prior four (4) calendar quarters, calculated as of March 31, June 30, September 30 and December 31 of each calendar year during the term of this CVR

Agreement; provided if the final Product Sales Measuring Period shall not have ended prior to the Termination Date, then such period shall be deemed to end on the Termination Date.

“Product Sales Milestone” means each of (a) Product Sales Milestone #1, (b) Product Sales Milestone #2, (c) Product Sales Milestone #3 and (d) Product Sales Milestone #4.

“Product Sales Milestone #1” means the first instance in which the sum of (x) the aggregate Major Market Product Sales for each Qualifying Major Market plus (y) the aggregate Product Sales achieved in all countries that are not Qualifying Major Markets during the four (4)-calendar quarter period that begins on the first anniversary of Product Launch equals or exceeds a total of four hundred million dollars ($400,000,000).

“Product Sales Milestone #2” means the first instance in which Product Sales in any Product Sales Measuring Period are equal to or in excess of one billion eight hundred million dollars ($1,800,000,000), provided that Product Sales that occur in the Product Sales Measuring Period or any portion thereof in which Product Sales Milestone #1 is achieved may be included, if applicable, in the calculation of Product Sales for determining whether Product Sales Milestone #2 has been achieved.

“Product Sales Milestone #3” means the first instance in which Product Sales in any Product Sales Measuring Period are equal to or in excess of two billion three hundred million dollars ($2,300,000,000), provided that no Product Sales that occur in the Product Sales Measuring Period in which Product Sales Milestone #1 or Product Sales Milestone #2 is achieved shall be included in the calculation of Product Sales for determining whether Product Sales Milestone #3 has been achieved.

“Product Sales Milestone #4” means the first instance in which Product Sales in any Product Sales Measuring Period are equal to or in excess of two billion eight hundred million dollars ($2,800,000,000), provided that no Product Sales that occur in the Product Sales Measuring Period in which Product Sales Milestone #1, Product Sales Milestone #2 or Product Sales Milestone #3 is achieved shall be included in the calculation of Product Sales for determining whether Product Sales Milestone #4 has been achieved.

“Product Sales Milestone Payment” means (a) two dollars ($2.00) per CVR, with respect to achieving Product Sales Milestone #1; (b) three dollars ($3.00) per CVR, with respect to achieving Product Sales Milestone #2, provided that if the Approval Milestone Payment has not been made prior to achieving Product Sales Milestone #2, this amount shall be four dollars ($4.00) per CVR, but, for the avoidance of doubt, in such event the Approval Milestone Payment shall not also be payable; (c) four dollars ($4.00) per CVR, with respect to achieving Product Sales Milestone #3; and (d) three dollars ($3.00) per CVR, with respect to achieving Product Sales Milestone #4.

“Product Sales Milestone Payment Date” means, with respect to each Product Sales Milestone, the date that is twenty (20) Business Days following notice of the achievement of such Product Sales Milestone in the applicable Product Sales Statement.

“Product Sales Statement” means, with respect to each calendar quarter occurring prior to the Termination Date, the written statement of the Company, certified by the Chief Financial Officer of the Company and setting forth with reasonable detail:

(a) for the Product:

(i) (X) on or prior to the calendar quarter, if any, in which Product Sales Milestone #1 has been achieved, on a country-by-country quarterly basis for each of the Major Markets and on an aggregate quarterly basis for all other countries and (Y) after the calendar quarter, if any, in which Product Sales Milestone #1 has been achieved, in the aggregate for all countries on a quarterly basis: (I) the total of the gross invoice price charged by the Company, its Affiliates and its licensees for sales of the Product by the Company, its Affiliates and licensees of the Company and its Affiliates to third parties during the Product Sales Measuring Period ending on the last day of such calendar quarter and (II) a calculation of Product Sales during the Product Sales Measuring Period ending on the last day of such calendar quarter;

(ii) to the extent that Product Sales for the Product during an applicable period are determined based on Product Sales of a Combination Product for such period, the method of determining the Product Sales of the Combination Product attributable to the Product in accordance with the definition of Product Sales; and

(iii) to the extent that sales for the Product for an applicable period are recorded in currencies other than United States dollars, the exchange rates used for conversion of such foreign currency into United States dollars;

(b) notice of whether any Product Sales Milestone has been achieved in accordance with this CVR Agreement during the Product Sales Measuring Period ending on the last day of such calendar quarter;

(c) for each calendar quarter ending on or prior to December 31, 2011, the production totals for Cerezyme and Fabrazyme since January 1, 2011, reported on a quarterly basis and expressed, in the case of Cerezyme, in units of 400 Unit Vial Equivalents and, in the case of Fabrazyme, in units of 35-milligram Vial Equivalents, as well as notice of whether the Production Milestone has been achieved as of the end of such calendar quarter;

(d) in the aggregate for all countries on a quarterly basis (aggregated on the basis of the applicable SKU(s)), the total of the gross invoice price charged by the Company, its Affiliates and licensees of the Company and its Affiliates to third parties during the Product Sales Measuring Period ending on the last day of such calendar quarter for sales of product that would fall within the definition of “Product” if not for clause (i) of the proviso to that definition; and

(e) in the aggregate for all countries on a quarterly basis (aggregated on the basis of the applicable SKU(s) outside of the U.S. and on the basis of UNOS reporting within the U.S.), the total of the gross invoice price charged by the Company, its Affiliates and licensees of the Company and its Affiliates to third parties during the Product Sales Measuring Period ending on the last day of such calendar quarter for sales of product that would fall within the definition of “Product” if not for clause (ii) of the proviso to that definition.

The amounts in the Product Sales Statement shall be calculated in accordance with Accounting Standards and shall be derived from and consistent with the audited financial statements contained in the reports filed with the Trustee pursuant to subsection (a)(i) or (a)(ii) of Section 5.4 of this CVR Agreement.

“Production Milestone” means achievement of both of the following, at any time during the period starting on January 1, 2011 and ending on December 31, 2011 (and including, for the avoidance of doubt, for the time period on or after January 1, 2011 but prior to the consummation of the Merger, any production by Genzyme):

(a) production and Release by the Company (or, in the case of the Allston manufacturing facility, by The Quantic Group) of a total of seven hundred thirty-four thousand, six hundred (734,600) 400 Unit Vial Equivalents of Cerezyme; and

(b) production and Release by the Company (or, in the case of the Allston manufacturing facility, by The Quantic Group) of a total of seventy-nine thousand (79,000) 35-milligram Vial Equivalents of Fabrazyme.

“Production Milestone Payment” means one dollar ($1.00) per CVR.

“Production Milestone Payment Date” means, with respect to the Production Milestone, the date that is twenty (20) Business Days following the date of achievement of the Production Milestone, but no earlier than January 3, 2012.

“Qualifying Major Market” means a Major Market in which the First Commercial Sale has been made at any time on or before the end of the sixth (6th) calendar quarter immediately following the calendar quarter in which the Product Launch occurs.

“Registration Statement” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Release” shall mean the approval, authorization and final release for shipment of Finished Product for final packaging and labeling based on a review of production and control records, certificates of analysis, certificates of compliance, and any deviations or investigations associated with the batch; including verification that the batch meets pre-defined specifications and was manufactured and tested in accordance with applicable marketing authorization, regulatory requirements and/or clinical Good Manufacturing Practices to ensure safety, efficacy, and quality.

“Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” shall have the meaning set forth in the Preamble of this CVR Agreement.

“Securities Act” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Security Register” shall have the meaning set forth in Section 3.5(a) of this CVR Agreement.

“Security Registrar” shall have the meaning set forth in Section 3.5(a) of this CVR Agreement.

“Series A Contingent Value Rights” shall have the meaning set forth in Section 3.1(b) of this CVR Agreement.

“Shortfall Interest Rate” means a per annum rate equal to the prime rate of interest quoted by Bloomberg, or similar reputable data source, plus two percent (2%), calculated daily on the basis of a three hundred sixtyfive (365) day year or, if lower, the highest rate permitted under applicable Law.

“Shortfall Report” shall have the meaning set forth in Section 7.6(b) of this CVR Agreement.

“Solid Organ Transplant” means live-donor kidney transplants and transplants of the following organs from cadaveric donors: kidney, pancreas, liver, intestines, heart and lung, but not the transplantation of stem cells, bone marrow, peripheral blood or cord blood.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of shares of Voting Securities is at the time owned or controlled, directly or indirectly, by: (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Tax” means any federal, state, local or foreign income, profits, gross receipts, license, payroll, employment, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital stock, franchise, sales, social security, unemployment, disability, use, property, withholding, excise, transfer, registration, production, value added, alternative minimum, occupancy, estimated or any other tax of any kind whatsoever, together with any interest, penalty or addition thereto, imposed by any Governmental Entity responsible for the imposition of any such tax, whether disputed or not.

“Tax Return” means any return, report, declaration, claim or other statement (including attached schedules) relating to Taxes.

“Termination Date” means the earlier of (a) December 31, 2020 and (b) the Payment Date for Product Sales Milestone #4.

“Transplant Indications” means the use of a product as an induction agent, an anti-rejection agent, or a chronic maintenance agent or for any other purpose in Solid Organ Transplant procedures.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this CVR Agreement, until a successor Trustee shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Trustee” shall mean such successor Trustee.

“Voting Securities” means securities or other interests having voting power, or the right, to elect or appoint a majority of the directors, or any Persons performing similar functions, irrespective of whether or not stock or other interests of any other class or classes shall have or might have voting power or any right by reason of the happening of any contingency.

SECTION 1.2 Compliance and Opinions.

(a) Upon any application or request by the Company to the Trustee to take any action under any provision of this CVR Agreement, the Company shall furnish to the Trustee an Officers’ Certificate stating that, in the opinion of the signor, all conditions precedent, if any, provided for in this CVR Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating, subject to customary exceptions, that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this CVR Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this CVR Agreement shall include: (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3 Form of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

(c) Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this CVR Agreement, they may, but need not, be consolidated and form one instrument.

SECTION 1.4 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this CVR Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this CVR Agreement and (subject to Section 4.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this CVR Agreement, which date shall be no greater than ninety (90) days and no less than ten (10) days prior to the date of such vote or consent to any action by vote or consent authorized or permitted under this CVR Agreement. If not previously set by the Company, (i) the record date for determining the Holders entitled to vote at a meeting of the Holders shall be the date preceding the date notice of such meeting is mailed to the Holders, or if notice is not given, on the day next preceding the day such meeting is held, and (ii) the record date for determining the Holders entitled to consent to any action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company. If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or, except with respect to clause (d) below, to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than one hundred twenty (120) days after such record date.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register. Neither the Company nor the Trustee nor any Agent of the Company or the Trustee shall be affected by any notice to the contrary.

(d) At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 1.4, of the taking of any action by the Holders of the Securities specified in this CVR Agreement in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Section 1.4, revoke such action so far as concerns such Security. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.5 Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this CVR Agreement to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office; or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at [Company address], Attention: [—], or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.6 Notice to Holders; Waiver.

(a) Where this CVR Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this CVR Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this CVR Agreement, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 1.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this CVR Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 1.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.9 Benefits of Agreement. Nothing in this CVR Agreement or in the Securities, express or implied, shall give to any Person (other than the Parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this CVR Agreement or under any covenant or provision herein contained, all such covenants and provisions being for sole benefit of the Parties hereto and their successors, any Paying Agent and of the Holders.

SECTION 1.10 Governing Law. THIS CVR AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS CVR AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS CVR AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS CVR AGREEMENT) OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE COMPANY, THE TRUSTEE AND EACH OF THE HOLDERS BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS CVR AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION

BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS CVR AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS CVR AGREEMENT), OR THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE TRUSTEE AGREES THAT PROCESS MAY BE SERVED UPON THEM IN ANY MANNER AUTHORIZED BY THE LAWS OF THE STATE OF NEW YORK FOR SUCH PERSONS. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS CVR AGREEMENT (A) THE DEFENSE OF SOVEREIGN IMMUNITY, (B) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON OTHER THAN THE FAILURE TO SERVE PROCESS IN ACCORDANCE WITH THIS SECTION 1.10, (C) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE), AND (D) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW THAT (I) THE SUIT, ACTION OR PROCEEDING IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (II) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER AND (III) THIS CVR AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

SECTION 1.11 Legal Holidays. In the event that a Payment Date shall not be a Business Day, then (notwithstanding any provision of this CVR Agreement or the Securities to the contrary) payment on the Securities need not be made on such date, but may be made, without the accrual of any interest thereon, on the next succeeding Business Day with the same force and effect as if made on such Payment Date.

SECTION 1.12 Separability Clause. In the event any provision in this CVR Agreement or in the CVRs shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.13 No Recourse Against Others. A director, officer or employee, as such, of the Company or an Affiliate of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or this CVR Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 1.14 Counterparts. This CVR Agreement shall be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this CVR Agreement.

SECTION 1.15 Acceptance of Trust. [—], the Trustee named herein, hereby accepts the trusts in this CVR Agreement declared and provided, upon the terms and conditions set forth herein.

SECTION 1.16 Termination. This CVR Agreement shall terminate and be of no further force or effect, and the parties hereto shall have no liability hereunder, at 5:00 p.m., New York City time, on the Termination Date, provided that if any Milestone has been achieved prior to the Termination Date, but the associated CVR Payment has not been paid on or prior to the Termination Date, this CVR Agreement shall not terminate until such CVR Payment has been paid in full in accordance with the terms of the CVR Agreement; provided further that the obligations of the Parties to this CVR Agreement set forth in Sections 4.7 and 7.6 and the obligation of the Company to pay any CVR Payment that is due in accordance with the terms of this CVR Agreement shall survive termination of this CVR Agreement in accordance with its terms and provided further that no termination of this CVR Agreement shall be deemed to affect the rights of the parties set forth in Article 8 of this CVR Agreement to bring suit in the case of a Breach occurring prior to such Termination Date.

ARTICLE 2

SECURITY FORMS

SECTION 2.1 Forms Generally.

(a) The Securities and the Trustee’s certificate of authentication shall be in the forms set forth in Annex A, attached hereto and incorporated herein by this reference, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this CVR Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by Law or any rule or regulation pursuant thereto, all as may be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

(b) The definitive Securities shall be typewritten, printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

ARTICLE 3

THE SECURITIES

SECTION 3.1 Title and Payment Terms.

(a) The aggregate number of CVRs in respect of which CVR Certificates may be authenticated and delivered under this CVR Agreement is limited to a number equal to [—], except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5, 3.6 or 6.6. From and after the Effective Time, the Company shall not be permitted to issue any CVRs that have the right to receive any portion of the Approval Milestone Payment, the Product Sales Milestone Payments or the Production Milestone Payment, except as provided and in accordance with the terms and conditions of the Merger Agreement.

(b) The Securities shall be known and designated as the “Series A Contingent Value Rights” of the Company.

(c) On each Product Sales Milestone Payment Date, the Company shall pay to the Trustee, by wire transfer to the account designated by the Trustee on the date hereof, an amount equal to the product of (i) the Product Sales Milestone Payment due on such Product Sales Milestone Payment Date multiplied by (ii) the number of Securities Outstanding, and the Trustee shall promptly (but in any event within two (2) Business Days) pay to each Holder of record of the Securities as of the close of business in New York City, three (3) Business Days prior to such Product Sales Payment Date (a “PSM Record Date”), an amount equal to the product of (i) such Product Sales Milestone Payment multiplied by (ii) the number of Securities held by such Holder as of such PSM Record Date. Notwithstanding the foregoing, in no event shall the Company be required to pay a Product Sales Milestone Payment more than once in relation to any particular Product Sales Milestone, and the Company shall not be required to pay any Product Sales Payment in relation to a Product Sales Milestone occurring after the Termination Date.

(d) On the Approval Milestone Payment Date, the Company shall pay to the Trustee, by wire transfer to the account designated by the Trustee on the date hereof, an amount equal to the product of (i) the Approval

Milestone Payment multiplied by (ii) the number of Securities Outstanding, and the Trustee shall promptly (but in any event within two (2) Business Days) pay to each Holder of record of the Securities as of the close of business in New York City, three (3) Business Days prior to the Approval Milestone Payment Date (the “Approval Record Date”), an amount equal to the product of (i) the Approval Milestone Payment multiplied by (ii) the number of Securities held by such Holder as of the Approval Record Date. Notwithstanding the foregoing, in no event shall the Company be required to pay the Approval Milestone Payment more than once.

(e) On the Production Milestone Payment Date, the Company shall pay to the Trustee, by wire transfer to the account designated by the Trustee on the date hereof, an amount equal to the product of (i) the Production Milestone Payment multiplied by (ii) the number of Securities Outstanding, and the Trustee shall promptly (but in any event within two (2) Business Days) pay to each Holder of record of the Securities as of the close of business in New York City, three (3) Business Days prior to the Production Milestone Payment Date (the “Production Record Date”), an amount equal to the product of (i) the Production Milestone Payment multiplied by (ii) the number of Securities held by such Holder as of the Production Record Date. Notwithstanding the foregoing, in no event shall the Company be required to pay the Production Milestone Payment more than once.

(f) The Holders of the CVR Certificates, by acceptance thereof, agree that no joint venture, partnership or other fiduciary relationship is created hereby or by the Securities.

(g) Other than in the case of interest on amounts due and payable after the occurrence of a Breach or with respect to any CVR Shortfall, no interest or dividends shall accrue on any amounts payable in respect of the CVRs.

(h) Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, the Parties hereto shall determine the portion of any CVR Payment required to be treated as interest for U.S. federal income tax purposes pursuant to Section 483 of the Code and the Treasury Regulations promulgated thereunder.

(i) The Holder of any CVR or CVR Certificate is not, and shall not, by virtue thereof, be entitled to any rights of a holder of any Voting Securities or other equity security or other ownership interest of the Company, in any constituent company to the Merger or in any of such companies’ Affiliates or other subsidiaries, either at Law or in equity, and the rights of the Holders are limited to those contractual rights expressed in this CVR Agreement.

(j) Except as provided in this CVR Agreement (including, without limitation, Section 7.6), none of the Company or any of its Affiliates shall have any right to set off any amounts owed or claimed to be owed by any Holder to any of them against such Holder’s Securities or any CVR Payment or other amount payable to such Holder in respect of such Securities.

(k) In the event that all of the CVR Certificates not previously cancelled shall have become due and payable pursuant to the terms hereof, all disputes with respect to amounts payable to the Holders brought pursuant to the terms and conditions of this CVR Agreement have been resolved, and the Company has paid or caused to be paid or deposited with the Trustee all amounts payable to the Holders under this CVR Agreement (including any amounts determined in accordance with Section 7.6), then this CVR Agreement shall cease to be of further effect and shall be deemed satisfied and discharged. Notwithstanding the satisfaction and discharge of this CVR Agreement, the obligations of the Company under Section 4.7(c) shall survive.

SECTION 3.2 Registrable Form. The Securities shall be issuable only in registered form.

SECTION 3.3 Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed on behalf of the Company by its Chief Executive Officer or any other person duly authorized to act on behalf of the Company for such purpose or any general purpose, but need not be attested. The signature of any of these persons on the Securities may be manual or facsimile.

(b) Securities bearing the manual or facsimile signatures of individuals who were, at the time of execution, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(c) At any time and from time to time after the execution and delivery of this CVR Agreement, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Securities as provided in this CVR Agreement and not otherwise.

(d) Each Security shall be dated the date of its authentication.

(e) No Security shall be entitled to any benefit under this CVR Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee, by manual or facsimile signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this CVR Agreement.

SECTION 3.4 Temporary Securities.

(a) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this CVR Agreement as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

(b) If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 7.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like amount of definitive Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this CVR Agreement as definitive Securities.

SECTION 3.5 Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.2 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

(b) Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 7.2, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new CVR Certificates representing the same aggregate number of CVRs represented by the CVR Certificate so surrendered that are to be transferred and the Company shall execute and the Trustee shall authenticate and deliver, in the name of the transferor, one or more new CVR Certificates representing the aggregate number of CVRs represented by such CVR Certificate that are not to be transferred.

(c) At the option of the Holder, CVR Certificates may be exchanged for other CVR Certificates that represent in the aggregate the same number of CVRs as the CVR Certificates surrendered at such office or agency. Whenever any CVR Certificates are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the CVR Certificates which the Holder making the exchange is entitled to receive.

(d) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits under this CVR Agreement, as the Securities surrendered upon such registration of transfer or exchange.

(e) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(f) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar tax or other similar governmental charge payable in connection with any registration of transfer or exchange of Securities, other than (i) exchanges pursuant to Sections 3.4, 3.6 or 6.6 not involving any transfer or (ii) transfers pursuant to Article 10.

SECTION 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

(a) If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee an affidavit of loss in respect of such Security, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon delivery of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new CVR Certificate of like tenor and amount of CVRs, bearing a number not contemporaneously outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is to become finally due and payable within fifteen (15) days, the Company in its discretion may, instead of issuing a new CVR Certificate, pay to the Holder of such Security on the applicable Payment Date, as the case may be, all amounts due and payable with respect thereto.

(c) Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this CVR Agreement equally and proportionately with any and all other Securities duly issued hereunder.

(d) The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7 Payments with Respect to CVR Certificates. Payment of any amounts pursuant to the CVRs shall be made in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts. The Company may, at its option, pay such amounts by wire transfer or check payable in such money.

SECTION 3.8 Persons Deemed Owners. Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.9 Cancellation. All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company shall promptly deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company has acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.9, except as expressly permitted by this CVR Agreement. All cancelled Securities held by the Trustee shall be destroyed and a certificate of destruction shall be issued by the Trustee to the Company, unless otherwise directed by a Company Order.

SECTION 3.10 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of Failure Purchase Offer as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a Failure Purchase Offer and that reliance may be placed only on the other identification numbers printed on the Securities, and any such Failure Purchase Offer shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4

THE TRUSTEE

SECTION 4.1 Certain Duties and Responsibilities.

(a) With respect to the Holders, the Trustee, prior to the occurrence of a Breach (as defined in Section 8.1) with respect to the Securities and after the curing or waiving of all Breaches which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this CVR Agreement and no implied covenants shall be read into this CVR Agreement against the Trustee. In case a Breach with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this CVR Agreement, and use the same degree of care and skill in their exercise, as a reasonably prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) In the absence of bad faith on its part, prior to the occurrence of a Breach and after the curing or waiving of all such Breaches which may have occurred, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee which conform to the requirements of this CVR Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this CVR Agreement.

(c) No provision of this CVR Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this Subsection (c) shall not be construed to limit the effect of Subsections (a) and (b) of this Section 4.1; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 8.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this CVR Agreement.

(d) Whether or not therein expressly so provided, every provision of this CVR Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 4.1.

SECTION 4.2 Certain Rights of Trustee. Subject to the provisions of Section 4.1, including without limitation, the duty of care that the Trustee is required to exercise upon the occurrence of a Breach:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter stated in the document;

(b) any request or direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon;

(c) whenever in the administration of this CVR Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon or an Opinion of Counsel;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this CVR Agreement at the request or direction of any of the Holders pursuant to this CVR Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, as necessary for such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this CVR Agreement;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Paying Agent, the Security Registrar, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(k) certain of the Trustee’s duties hereunder may be performed by the Paying Agent or Security Registrar.

SECTION 4.3 Notice of Breach. If a breach occurs hereunder with respect to the Securities, the Trustee shall give the Holders notice of any such breach actually known to it as and to the extent applicable and provided by the Trust Indenture Act; provided, however, that in the case of any breach of the character specified in Section 8.1(b) with respect to the Securities, no notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section 4.3, the term “breach” means any event that is, or after notice or lapse of time or both would become, a Breach with respect to the Securities.

SECTION 4.4 Not Responsible for Recitals or Issuance of Securities. The Trustee shall not be accountable for the Company’s use of the Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this CVR Agreement or of the Securities.

SECTION 4.5 May Hold Securities. The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 4.8 and 4.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 4.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by Law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed by the Trustee in writing with the Company.

SECTION 4.7 Compensation and Reimbursement. The Company agrees:

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amount as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of Law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this CVR Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence, bad faith or willful misconduct; and

(c) to indemnify the Trustee and each of its agents, officers, directors and employees (each an “indemnitee”) for, and to hold it harmless against, any loss, liability or expense (including attorneys fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company’s payment obligations pursuant to this Section 4.7 shall survive the termination of this CVR Agreement. When the Trustee incurs expenses after the occurrence of a Breach specified in Section 8.1(c) or 8.1(d) with respect to the Company, the expenses are intended to constitute expenses of administration under bankruptcy Laws.

SECTION 4.8 Disqualification; Conflicting Interests.

(a) If applicable, to the extent that the Trustee or the Company determines that the Trustee has a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall immediately notify the Company of such conflict and, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this CVR Agreement. The Company shall take prompt steps to have a successor appointed in the manner provided in this CVR Agreement.

(b) In the event the Trustee shall fail to comply with the foregoing subsection 4.8(a), the Trustee shall, within ten (10) days of the expiration of such ninety (90) day period, transmit a notice of such failure to the Holders in the manner and to the extent provided in the Trust Indenture Act and this CVR Agreement.

(c) In the event the Trustee shall fail to comply with the foregoing subsection 4.8(a) after written request therefor by the Company or any Holder, any Holder of any Security who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

SECTION 4.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which satisfies the applicable requirements of Sections 310(a)(1) and (5) of the Trust Indenture Act and has a combined capital and surplus of at least one hundred fifty million dollars ($150,000,000). If such corporation publishes reports of condition at least annually, pursuant to Law or to the requirements of a supervising or examining authority, then for the purposes of this Section 4.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section  4.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 4.

SECTION 4.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 4 shall become effective until the acceptance of appointment by the successor Trustee under Section 4.11.

(b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by a demand in writing by the Holders of at least a majority of the Outstanding CVRs delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 4.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months; or

(ii) the Trustee shall cease to be eligible under Section 4.9 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (A) the Company, by a Board Resolution or action of the Chief Executive Officer, may remove the Trustee, or (B) the Holder of any Security who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution and/or action of the Chief Executive Officer, shall promptly appoint a successor Trustee. If, within one (1) year after any removal by the Holders of at least a majority of the Outstanding CVRs, a successor Trustee shall be appointed by act of the Holders of at least a majority of the Outstanding CVRs delivered to the Company and the retiring Trustee the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment within sixty (60) days after the retiring Trustee tenders its resignation or is removed, the retiring Trustee may, or, the Holder of any Security who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Company fails to send such notice within ten (10) days after acceptance of appointment by a successor Trustee, it shall not be a breach hereunder but the successor Trustee shall cause the notice to be mailed at the expense of the Company.

SECTION 4.11 Acceptance of Appointment of Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, upon request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 4.

SECTION 4.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, by sale or otherwise shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 4, without the execution or filing of any paper or any further act on the part of any of the Parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, sale or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and such certificate shall have the full force which it is anywhere in the Securities or in this CVR Agreement provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 4.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), excluding any creditor relationship set forth in Section 311(b) of the Trust Indenture Act, if applicable, the Trustee shall be subject to the applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 5

HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE AND COMPANY

SECTION 5.1 Company to Furnish Trustee with Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee (a) promptly after the issuance of the Securities, and semi-annually thereafter, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a recent date, and (b) at such times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

SECTION 5.2 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

(b) The rights of the Holders to communicate with other Holders with respect to their rights under this CVR Agreement and the corresponding rights and privileges of the Trustee shall be as provided by Section 312(b)(2) of the Trust Indenture Act, if applicable.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be deemed to be in violation of Law or held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act (if applicable) regardless of the source from which such information was derived.

SECTION 5.3 Reports by Trustee.

(a) Within sixty (60) days after December 31 of each year commencing with the December 31 following the date of this CVR Agreement, the Trustee shall transmit to all Holders such reports concerning the Trustee and its actions under this CVR Agreement as may be required pursuant to the Trust Indenture Act to the extent and in the manner provided pursuant thereto. The Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act, if applicable. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act, if applicable.

(b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and also with the Company. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 5.4 Reports by Company. The Company shall: (a) file with the Trustee, (i) within fifteen (15) days after the Company files or furnishes the same with the Commission, copies of the annual reports filed on Form 20-F or the semi-annual earnings reports furnished on Form 6-K, as the case may be, and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with or furnish to the Commission, pursuant to Section 13 or Section 15(d) of the Exchange Act (such annual and semi-annual reports and required information, documents and other reports, together the “Exchange Act Documents”), (ii) if the Company does not file such annual reports on Form 20-F or furnish such semi-annual earnings reports on Form 6-K with or to the Commission, within forty-five (45) days after June 30 of each calendar year, semi-annual financial information and, within ninety (90) days after each calendar year, annual financial information, in each case calculated in accordance with Accounting Standards applied consistently with the application of such standards in either the Company’s prior semi-annual earnings reports on Form 6-K and annual reports on Form 20-F, as applicable, or in the Company’s prior reported financial statements filed or furnished in its home jurisdiction, (iii) copies of any quarterly financial information or earnings reports made public by the Company or made available on the Company’s website, within fifteen (15) days after such information or reports are furnished or otherwise made public or available, (iv) within fifty (50) days after the end of each calendar quarter, a Product Sales Statement with respect to the last completed Product Sales Measuring Period, and (v) within four (4) Business Days after the occurrence of the Approval Milestone, a notice setting forth the occurrence of the Milestone, the amount of the payment payable in connection with such Milestone and the applicable Payment Date of such Milestone; (b) file with the Trustee such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this CVR Agreement as may be required from time to time by the rules and regulations of the Commission; and (c) make available to the Holders on the Company’s website as of an even date with the filing of such materials with the Trustee, the information, documents and reports required to be filed by the Company pursuant to subsections (a) or (b) of this Section 5.4.

ARTICLE 6

AMENDMENTS

SECTION 6.1 Amendments without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more amendments hereto or to the Securities, for any of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

(b) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities;

(c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors and/or the Chief Executive Officer of the Company and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a breach in any such additional covenants, restrictions, conditions or provisions a Breach permitting the enforcement of all or any of the several remedies provided in this CVR Agreement as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment may provide for a particular period of grace after breach (which period may be shorter or longer than that allowed in the case of other breaches) or may provide for an immediate enforcement upon such a Breach or may limit the remedies available to the Trustee upon such a Breach or may limit the right of the Acting Holders to waive such a Breach;

(d) to cure any ambiguity, or to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein; provided that such amendment shall not adversely affect the interests of the Holders;

(e) to make any other provisions with respect to matters or questions arising under this CVR Agreement; provided that such provisions shall not adversely affect the interests of the Holders;

(f) to make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act, if applicable; or

(g) make any change that does not adversely affect the interests of the Holders.

Promptly following any amendment of this CVR Agreement or the Securities in accordance with this Section 6.1, the Trustee shall notify the Holders of the Securities of such amendment; provided that any failure so to notify the Holders shall not affect the validity of such amendment.

SECTION 6.2 Amendments with Consent of Holders. With the consent of the Holders of at least a majority of the Outstanding CVRs, by Act of said Holders delivered to the Company and the Trustee (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), the Company (when authorized by a Board Resolution and/or the Chief Executive Officer) and the Trustee may enter into one or more amendments hereto or to the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this CVR Agreement or to the Securities or of modifying in any manner the rights of the Holders under this CVR Agreement or to the Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) modify in a manner adverse to the Holders (i) any provision contained herein with respect to the termination of this CVR Agreement or the Securities, (ii) the time for payment and amount of any Product Sales Milestone Payment, the Approval Milestone Payment or the Production Milestone Payment, or otherwise extend the time for payment of the Securities or reduce the amounts payable in respect of the Securities or modify any other payment term or payment date. Notwithstanding the foregoing, each Holder of a Security by acceptance thereof, consents to the Failure Purchase Offer provisions as set forth in Article 10 hereof;

(b) reduce the number of CVRs, the consent of whose Holders is required for any such amendment; or

(c) modify any of the provisions of this Section 6.2, except to increase the percentage of Holders from whom consent is required or to provide that certain other provisions of this CVR Agreement cannot be modified or waived without the consent of the Holder of each Security affected thereby.

SECTION 6.3 Execution of Amendments. In executing any amendment permitted by this Article 6, the Trustee (subject to Section 4.1) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this CVR Agreement. The Trustee shall execute any amendment authorized pursuant to this Article 6 if the amendment does not adversely affect the Trustee’s own rights, duties or immunities under this CVR Agreement or otherwise. Otherwise, the Trustee may, but need not, execute such amendment.

SECTION 6.4 Effect of Amendments; Notice to Holders.

(a) Upon the execution of any amendment under this Article 6, this CVR Agreement and the Securities shall be modified in accordance therewith, and such amendment shall form a part of this CVR Agreement and the Securities for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

(b) Promptly after the execution by the Company and the Trustee of any amendment pursuant to the provisions of this Article 6, the Company shall mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

SECTION 6.5 Conformity with Trust Indenture Act. Every amendment executed pursuant to this Article 6 shall conform to the applicable requirements of the Trust Indenture Act, if any.

SECTION 6.6 Reference in Securities to Amendments. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. Securities authenticated and delivered after the execution of any amendment pursuant to this Article 6 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee on the one hand and the Board of Directors and/or the Chief Executive Officer on the other hand, to any such amendment may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

ARTICLE 7

COVENANTS

SECTION 7.1 Payment of Amounts, if any, to Holders. The Company shall duly and punctually pay the amounts, if any, on the Securities in accordance with the terms of the Securities and this CVR Agreement. Such amounts shall be considered paid on the applicable Payment Date if on such date the Trustee or the Paying Agent holds in accordance with this CVR Agreement money sufficient to pay all such amounts then due. Notwithstanding any other provision of this CVR Agreement, the Company or any of its Affiliates (including the Surviving Corporation, as applicable), the Trustee or the Paying Agent, shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable or otherwise deliverable pursuant to this CVR Agreement to any Holder such amounts as are required to be deducted and withheld therefrom under the United States Internal Revenue Code of 1986, as amended, or the Treasury Regulations thereunder or any other Tax Law, it being understood that, based on discussions with qualified French counsel, the Company believes that, as of the date hereof, no such withholding or deduction would be required under the Laws of France from any amounts payable or otherwise deliverable pursuant to this CVR Agreement except to the extent otherwise required by a change in Law (or official interpretation thereof announced by the French taxing authorities) after the date hereof. Accordingly, no withholding or deduction shall be made under the Laws of France from any amounts payable or otherwise deliverable pursuant to this CVR Agreement except to the extent that any such deduction or withholding shall be required by a change in Law (or official interpretation thereof announced by the French taxing authorities) after the date hereof.

SECTION 7.2 Maintenance of Office or Agency.

(a) As long as any of the Securities remain Outstanding, the Company shall maintain in the Borough of Manhattan, The City of New York an office or agency (i) where Securities may be presented or surrendered for payment, (ii) where Securities may be surrendered for registration of transfer or exchange and (iii) where notices and demands to or upon the Company in respect of the Securities and this CVR Agreement may be served. The office or agency of the Trustee at [—] shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company or any of its Subsidiaries may act as Paying Agent, registrar or transfer agent; provided that such Person shall take appropriate actions to avoid the commingling of funds. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may from time to time designate one or more other offices or agencies (outside France and in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

SECTION 7.3 Money for Security Payments to Be Held in Trust.

(a) If the Company or any of its Subsidiaries shall at any time act as the Paying Agent, it shall, on or before the Payment Date, as the case may be, segregate and hold in trust for the benefit of the Holders all sums held by such Paying Agent for payment on the Securities until such sums shall be paid to the Holders as herein provided, and shall promptly notify the Trustee of any failure of the Company to make payment on the Securities.

(b) Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before a Payment Date deposit with a Paying Agent a sum in same day funds sufficient to pay the amount, if any, so becoming due; such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

(c) The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.3, that (i) such Paying Agent shall hold all sums held by it for the payment of any amount payable on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall notify the Trustee of the sums so held and (ii) that it shall give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment on the Securities when the same shall be due and payable.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment on any Security and remaining unclaimed for one (1) year after the Payment Date shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

SECTION 7.4 Certain Purchases and Sales. The Company or any of its Subsidiaries or Affiliates may acquire in open market transactions, private transactions or otherwise, the Securities, provided that prior to any acquisition of any Securities, the Company must publicly disclose the amount of Securities which it has been authorized to acquire and the Company must report in each of its annual and semi-annual reports the amount of Securities it has been authorized to acquire as well as the amount of Securities it has acquired as of the end of the half-year or annual period reported in such annual or semi-annual report.

SECTION 7.5 Books and Records. The Company shall keep, and shall cause its Subsidiaries to keep, true, complete and accurate records in sufficient detail to enable the amounts payable under this CVR Agreement to be determined by the Holders and their consultants or professional advisors, for a period of three (3) years following the end of any Product Sales Measuring Period.

SECTION 7.6 Audits.

(a) Upon the written request of the Acting Holders (but no more than once during any calendar year), and upon reasonable notice, the Company shall provide an independent certified public accounting firm of nationally recognized standing jointly agreed upon by the Acting Holders and the Company (failing agreement on which each shall designate an independent public accounting firm of its own selection, which firms shall in turn appoint an independent public accounting firm for such purpose) (the “Independent Accountant”) with access during normal business hours to such of the records of the Company as may be reasonably necessary to verify the accuracy of the statements set forth in the Product Sales Statements and the figures underlying the calculations set forth therein for any period within the preceding three (3) years that has not previously been audited in accordance with this Section 7.6. The fees charged by such accounting firm shall be paid by the Company. The Independent Accountant shall disclose to the Acting Holders any matters directly related to their findings and shall disclose whether it has determined that any statements set forth in the Product Sales Statements are incorrect. The Independent Accountant shall provide the Company with a copy of all disclosures made to the Acting Holders. This covenant shall survive the termination of this CVR Agreement for a period of one (1) year. The initiation of a review by the Acting Holders as contemplated by this Section 7.6 shall not relieve the

Company of its obligation to pay any Product Sales Milestone Payment relating to any Product Sales Milestone for which notice of achievement has been given in a Product Sales Statement, it being understood that the Company shall also be obligated to pay the full amount of the CVR Shortfall, if any, determined in accordance with Section 7.6(b).

(b) If the Independent Accountant concludes that the Production Milestone Payment or any Product Sales Milestone Payment should have been paid but was not paid when due, the Company shall pay each Holder of a CVR the amount of such Production Milestone Payment or Product Sales Milestone Payment (to the extent not paid on a subsequent date), as applicable, plus interest on such Production Milestone Payment or Product Sales Milestone Payment, as applicable, at the Shortfall Interest Rate from the Production Milestone Payment Date or the date the Product Sales Milestone Payment Date should have occurred (if the Company had given notice of achievement of such Product Sales Milestone pursuant to the terms of this CVR Agreement), as applicable, to the date of actual payment (such amount including interest being the “CVR Shortfall”). The Company shall pay the CVR Shortfall to the CVR Holders of record as of a date that is three (3) Business Days prior to a Payment Date selected by the Company, which Payment Date must be within sixty (60) days of the date the Acting Holders deliver to the Company the Independent Accountant’s written report (the “Shortfall Report”). The decision of such Independent Accountant shall be final, conclusive and binding on the Company and the Holders, shall be nonappealable and shall not be subject to further review.

(c) Upon the expiration of three (3) years following the end of any Product Sales Measuring Period, the calculations set forth in the Product Sales Statement shall be conclusive and binding on each Holder.

(d) Each person seeking to receive information from the Company in connection with a review or audit shall enter into, and shall cause its accounting firm to enter into, a reasonable and mutually satisfactory confidentiality agreement with the Company obligating such party to retain all such financial information disclosed to such party in confidence pursuant to such confidentiality agreement and not use such information for any purpose other than the completion of such review or audit.

(e) The Company shall not, and shall cause its Affiliates not to, enter into any license or distribution agreement with any third party (other than the Company or its Affiliates) with respect to any Product unless such agreement contains provisions that would allow any Independent Accountant appointed pursuant to this Section 7.6 such access to the records of the other party to such license or distribution agreement as may be reasonably necessary to perform its duties pursuant to this Section 7.6; provided that the Company and its Affiliates shall not be required to amend any Existing Licenses. The Parties agree that, if the Company or its Affiliates have exercised audit rights under any license or distribution agreement prior to the Acting Holders’ request for an audit under this Section 7.6 and under such license or distribution agreement the Company and its Affiliates cannot request another audit, the results of the Company’s prior audit of such licensee or distributor shall be used for purposes of the audit requested by the Acting Holders under this Section 7.6 and that the Company shall not have any further obligation to provide access to an Independent Accountant with respect to such licensee until such time as the Company may again exercise its rights of audit under the license agreement with such licensee.

SECTION 7.7 Listing of CVRs. The Company hereby covenants and agrees it shall use its commercially reasonable efforts to maintain a listing for trading on the Nasdaq Capital Market or other national securities exchange for so long as any CVRs remain Outstanding.

SECTION 7.8 Restrictive Covenants. So long as any of the Securities remain Outstanding, subject to Section 7.9 and Article 9, the Company shall not take or permit to be taken any of the following actions:

(a) voluntarily liquidate, dissolve or wind-up; or

(b) enter into any transaction as a result of which no member of the Company Group would own or control directly all or substantially all of the economic interest in the Product.

SECTION 7.9 Product Transfer.

(a) The Company and its Affiliates may not, directly or indirectly, by a sale or swap of assets, merger, reorganization, joint venture, lease, license or any other transaction or arrangement, sell, transfer, revert, convey or otherwise dispose of their respective rights in and to Cerezyme or Fabrazyme to a third party (other than the Company or its Affiliates) at any time on or prior to December 31, 2011, excluding sale or license of such products in the ordinary course of business.

(b) Subject to Article 9, so long as the Securities remain Outstanding, the Company and its Affiliates may not, directly or indirectly, by a sale or swap of assets, merger, reorganization, joint venture, lease, license, termination of rights to the Product granted under the LAPA, or any other transaction or arrangement, sell, transfer, revert, convey or otherwise dispose of their respective rights in and to the Product to a third party (other than the Company or its Affiliates) (such transaction, a “Product Disposition Transaction”), unless (a) the transferee acquires all of the Company’s and its Subsidiaries’ interest in the Product and assumes all of the Company’s obligations hereunder, (b) the transferee has a corporate credit rating at such time from either Moody’s Investor Services, Inc. or Standard & Poor’s Ratings Service that is at least as high as “A-,” “A3” or their equivalent (c) the transferee is either (i) one of the top ten (10) global pharmaceutical companies, as determined based on annual revenues, or (ii) a global pharmaceutical or biotechnology company with a market capitalization at such time in excess of fifteen billion dollars ($15,000,000,000) and a specialty sales and regulatory infrastructure comparable to that used by the Company to commercialize the Product at such time and (d) the Company certifies to the Trustee that, to the Company’s knowledge based upon the reasons articulated in such certificate, the transferee is capable of fulfilling all obligations to be assumed by it under the CVR Agreement, including the covenant set forth in Section 7.10. For purposes of clarification, this Section 7.9 shall not apply to sales of Product made by the Company or its Affiliates or ordinary course licensing arrangements between the Company and its Affiliates, on the one hand, and third party licensees, distributors and contract manufacturers, on the other hand, entered into in the ordinary course of business for purposes of developing, manufacturing, distributing and selling Product and for which the gross amounts invoiced for sales of Product by the applicable third party licensee, distributor or contract manufacturer shall be reflected in Product Sales of the Product in accordance with the terms of this CVR Agreement.

SECTION 7.10 Milestones. The Company shall use Diligent Efforts to achieve the Approval Milestone and the Product Sales Milestones, and shall use commercially reasonable efforts to achieve the Production Milestone on a timely basis.

SECTION 7.11 Notice of Breach. The Company shall file with the Trustee written notice of the occurrence of any Breach or other breach under this CVR Agreement within five (5) Business Days of its becoming aware of any such Breach or other breach.

SECTION 7.12 Non-Use of Name. Neither the Trustee nor the Holders shall use the name, trademark, trade name or logo of the Company, its Affiliates, or their respective employees in any publicity or news release relating to this CVR Agreement or its subject matter, without the prior express written permission of the Company, other than (in the case of the name of the Company, its Affiliates, or their respective employees) with respect to a dispute pursuant to this CVR Agreement between any of the Holders, the Trustee, the Company or its Affiliates.

ARTICLE 8

REMEDIES OF THE TRUSTEE AND HOLDERS IN THE EVENT OF BREACH

SECTION 8.1 Breach Defined; Waiver of Breach. “Breach” with respect to the Securities, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Breach and whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) failure to pay all or any part of any CVR Payment after a period of ten (10) Business Days after such CVR Payment shall become due and payable on a Payment Date or otherwise; or

(b) material breach in the performance, or breach in any material respect, of any covenant or warranty of the Company in respect of the Securities (other than a covenant or warranty in respect of the Securities, a breach in whose performance or other breach is elsewhere in this Section 8.1 specifically dealt with), and continuance of such breach for a period of ninety (90) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Acting Holders, a written notice specifying such breach and requiring it to be remedied and stating that such notice is a “Notice of Breach” hereunder; or

(c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; for the avoidance of doubt, a mandataire ad hoc or a conciliateur or any person having a similar position may be appointed upon request of the Company, without constituting a Breach under this CVR Agreement; or

(d) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; for the avoidance of doubt, a mandataire ad hoc or a conciliateur or any person having a similar position may be appointed upon request of the Company, without constituting a Breach under this CVR Agreement.

Except where authorization and/or appearance of each of the Holders is required by applicable Law, if a Breach described above occurs and is continuing, then either the Trustee by notice in writing to the Company, or the Trustee upon the written request of the Acting Holders by notice in writing to the Company and to the Trustee, shall bring suit to protect the rights of the Holders, including to obtain payment for any amounts then due and payable, which amounts shall bear interest at the Breach Interest Rate from the date such amounts were due and payable until payment is made to the Trustee.

The foregoing provisions, however, are subject to the condition that if, at any time after the Trustee shall have begun such suit, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all amounts which shall have become due and payable (with interest upon such overdue amount at the Breach Interest Rate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances made, by the Trustee, and if any and all Breaches under this CVR Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case Holders of at least a majority of the Outstanding CVRs, by Act of said Holders delivered to the Company and the Trustee, may waive all breaches with respect to the Securities, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent breach or shall impair any right consequent thereof.

SECTION 8.2 Collection by the Trustee; the Trustee May Prove Payment Obligations. The Company covenants that in the case of any failure to pay all or any part of the Securities when the same shall have become due and payable, whether at a Payment Date or otherwise, then upon demand of the Trustee, the Company shall pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all Securities (with interest from the date due and payable to the date of such payment upon the overdue amount at the Breach Interest Rate); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this CVR Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at Law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by Law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In any judicial proceedings relative to the Company or other obligor upon the Securities, irrespective of whether any amount is then due and payable with respect to the Securities, the Trustee is authorized:

(a) to file and prove a claim or claims for the whole amount owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to their respective property;

(b) unless prohibited by and only to the extent required by applicable Law, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.7. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or safeguard arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, safeguard arrangement, adjustment or composition affecting the Securities (including in the context of any amicable proceeding as mandat ad hoc and conciliation), or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this CVR Agreement, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof and any trial or other proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this CVR Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings (unless required by applicable Law).

SECTION 8.3 Application of Proceeds. Any monies collected by the Trustee pursuant to this Article 8 in respect of any Securities shall be applied in the following order at the date or dates fixed by the Trustee upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented Securities if only partially paid or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.7;

SECOND: To the payment of the whole amount then owing and unpaid upon all the Securities, with interest at the Breach Interest Rate on all such amounts, and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such amounts without preference or priority of any security over any other Security, ratably to the aggregate of such amounts due and payable; and

THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

SECTION 8.4 Suits for Enforcement. In case a Breach has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this CVR Agreement by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights (unless authorization and/or appearance of each of the Holders is required by applicable Law), either at Law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this CVR Agreement or in aid of the exercise of any power granted in this CVR Agreement or to enforce any other legal or equitable right vested in the Trustee by this CVR Agreement or by Law.

SECTION 8.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee or any Holder shall have proceeded to enforce any right under this CVR Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company and the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

SECTION 8.6 Limitations on Suits by Holders. Subject to the right of the Acting Holders under Section 7.6 and the rights of the Holders under Section 8.7, no Holder of any Security shall have any right by virtue or by availing of any provision of this CVR Agreement to institute any action or proceeding at Law or in equity or in bankruptcy or otherwise upon or under or with respect to this CVR Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of breach and of the continuance thereof, as hereinbefore provided, and unless also the Acting Holders shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for fifteen (15) days after its receipt of such notice and request shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this CVR Agreement to effect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this CVR Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section 8.6, each and every Holder and the Trustee shall be entitled to such relief as can be given either at Law or in equity.

SECTION 8.7 Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this CVR Agreement and any provision of any Security, the right of any Holder of any Security to receive payment of the amounts payable in respect of such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 8.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Breach.

(a) Except as provided in Section 8.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b) No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Breach occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Breach or an acquiescence therein; and, subject to Section 8.6, every power and remedy given by this CVR Agreement or by Law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 8.9 Control by Holders.

(a) The Holders of at least a majority of the Outstanding CVRs shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to the Securities by this CVR Agreement; provided that such direction shall not be otherwise than in accordance with Law and the provisions of this CVR Agreement; and provided further that (subject to the provisions of Section 4.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction.

(b) Nothing in this CVR Agreement shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

SECTION 8.10 Waiver of Past Breaches.

(a) In the case of a breach or a Breach specified in clause (b), (c) or (d) of Section 8.1, the Holders of at least a majority of the Outstanding CVRs may waive any such Breach, and its consequences except a breach in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other breach or impair any right consequent thereon.

(b) Upon any such waiver, such breach shall cease to exist and be deemed to have been cured and not to have occurred, and any Breach arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this CVR Agreement; but no such waiver shall extend to any subsequent or other Breach or other breach of any kind or impair any right consequent thereon.

SECTION 8.11 The Trustee to Give Notice of Breach, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Holders, as the names and addresses of such Holders appear on the Security Register (as provided under Section 313(c) of the Trust Indenture Act, if applicable), notice by mail of all breaches which have occurred and are known to the Trustee, such notice to be transmitted within ninety (90) days after the occurrence thereof, unless such breaches shall have been cured before the giving of such notice (the term “breach” for the purposes of this Section 8.11 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, a Breach); provided that, except in the case of a failure to pay the amounts payable in respect of any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

SECTION 8.12 Right of Court to Require Filing of Undertaking to Pay Costs. All Parties to this CVR Agreement agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this CVR Agreement or in any suit against the Trustee for any action taken, suffered or omitted by it as the Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than ten percent (10%) of the Securities Outstanding or to any suit instituted by any Holder for the enforcement of the payment of any Security on or after the due date expressed in such Security.

ARTICLE 9

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1 Company May Consolidate, etc., on Certain Terms. The Company covenants that it shall not merge (fusion) or consolidate with or into any other Person (other than a wholly-owned subsidiary of the Company), split-off (scission), or sell or convey all or substantially all of its assets to any Person (including in connection with a spin-off transaction (apport partiel d’actif)), unless (a) the Company shall be the continuing Person, or the successor Person or the Person which acquires by sale or conveyance all or substantially all the assets of the Company (or, in the case of a split-off (scission) or spin-off (apport partiel d’actif), the Person who has received the largest portion of the assets relating to the Product) shall be a Person organized under the Laws of the United States of America or any State thereof or of France or of any other member of the European Union and shall expressly assume by an instrument supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this CVR Agreement to be performed or observed by the Company, including, without limitation, the provisions concerning governing law and consent to jurisdiction set forth in Section 1.10 hereof, (b) the Company, or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, split-off, or such sale or conveyance, be in breach in the performance of any such covenant or condition and (c) in the case of a split-off or spin-off, (i) such successor Person shall have a corporate credit rating after the split-off or spin-off transaction from either Moody’s Investor Services, Inc. or Standard & Poor’s Ratings Service that is at least as high as “A-,” “A3” or their equivalent and (ii) the Company shall have certified to the Trustee that, to the Company’s knowledge based upon the reasons articulated in such certificate, such successor Person is capable of fulfilling all obligations to be assumed by it under the CVR Agreement, including the covenant set forth in Section 7.10.

SECTION 9.2 Successor Person Substituted.

(a) In case of any such consolidation, merger, split-off, spin-off, sale or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this CVR Agreement prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this CVR Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this CVR Agreement as though all of such Securities had been issued at the date of the execution hereof.

(b) In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate. The successor entity to such consolidation, merger, sale or conveyance may satisfy the obligations of Section 5.4(a)(i) and (ii) of this CVR Agreement by providing copies of such successor entity’s Exchange Act Documents in the case of Section 5.4(a)(i) or such successor entity’s financial information in the case of Section 5.4(a)(ii).

(c) In the event of any such sale, transfer or conveyance (other than a conveyance by way of lease) the Company or any Person which shall theretofore have become such in the manner described in this Article 9 shall be discharged from all obligations and covenants under this CVR Agreement and the Securities and may be liquidated and dissolved.

SECTION 9.3 Opinion of Counsel to the Trustee. The Trustee, subject to the provisions of Sections 4.1 and 4.2, shall receive an Officer’s Certificate and Opinion of Counsel, prepared in accordance with Sections 1.2 and 1.3, as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this CVR Agreement, and if a supplemental agreement is required in connection with such transaction, such supplemental agreement complies with this Article 9 and that there has been compliance with all conditions precedent herein provided for or relating to such transaction.

SECTION 9.4 Successors. All covenants, provisions and agreements in this CVR Agreement by or for the benefit of the Company, the Trustee or the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives, whether so expressed or not. The Company may assign this CVR Agreement without the prior written consent of the other Parties to this CVR Agreement to one or more of its direct or indirect Subsidiaries, provided, however, that in the event of any such assignment the Company shall remain subject to its obligations and covenants hereunder, including, but not limited to, its obligation to make any Product Sales Milestone Payments, the Approval Milestone Payment and the Production Milestone Payment.

ARTICLE 10

PURCHASE OF SECURITIES UPON CVR FAILURE EVENT

SECTION 10.1 Notice to Trustee. In the event that a Failure Purchase Eligibility Date has occurred and the Company elects to purchase the Securities pursuant to the provisions of Section 10.5 hereof (a “Failure Purchase”), it shall furnish to the Trustee, at least thirty (30) days (unless a shorter period shall be agreed to by the Trustee) but not more than sixty (60) days before the date on which the Company proposes to consummate the Failure Purchase (any such date, a “Failure Purchase Date”) (but in any event prior to the notice provided pursuant to Section 10.2 hereof), an Officer’s Certificate (a “Failure Purchase Offer”) setting forth (i) the clause of this CVR Agreement pursuant to which the Failure Purchase shall occur, (ii) the Failure Purchase Date, and (iii) the Failure Purchase Price, determined in accordance with Section 10.5 hereof.

SECTION 10.2 Notice of Failure Purchase. At least thirty (30) days but not more than sixty (60) days before a Failure Purchase Date, the Company shall mail or cause to be mailed, a notice of Failure Purchase to each Holder at its registered address (the “Failure Purchase Notice”) and shall publicly disclose the election of the Failure Purchase and the information required to be contained in the Failure Purchase Notice pursuant to this Section 10.2. The Failure Purchase Notice shall identify the number of Securities Outstanding and shall state:

(a) the Failure Purchase Date;

(b) the Failure Purchase Price;

(c) the name and address of the paying agent;

(d) that Securities must be surrendered to the Paying Agent to collect the Failure Purchase Price;

(e) that, unless the Company fails to make payment of the Failure Purchase Price, all right, title and interest in and to the Securities and any CVR Payment or any other amounts due under this CVR Agreement, if any, on Securities called for Failure Purchase ceases to accrue on and after the Failure Purchase Date;

(f) the clause of this CVR Agreement pursuant to which the Failure Purchase shall occur; and

(g) that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the Failure Purchase Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee at least forty five (45) days (unless a shorter period shall be agreed to by the Trustee) but not more than sixty (60) days prior to the Failure Purchase Date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 10.3 Effect of Failure Purchase Notice. Once the Failure Purchase Notice is mailed in accordance with Section 10.2 hereof, the Securities shall become irrevocably due and payable on the Failure Purchase Date at the Failure Purchase Price. A Failure Purchase Notice shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give a particular Holder his or her Failure Purchase Notice, or any defect in such notice, shall not affect the validity of the proceedings for the Failure Purchase.

SECTION 10.4 Deposit of Failure Purchase Price. On or one (1) Business Day prior to the Failure Purchase Date, the Company shall deposit with the Trustee or with the paying agent (if different from the Trustee) money sufficient to pay the Failure Purchase Price of all Securities Outstanding on that date. The Trustee or the paying agent shall promptly return to the Company any money deposited with the Trustee or the paying agent by the Company in excess of the amounts necessary to pay the Failure Purchase Price of all Securities Outstanding.

If the Company complies with the provisions of the preceding paragraph, on and after the Failure Purchase Date, all right, title and interest of a Holder to any CVR Payment, if any, shall cease to accrue on the Securities. If any Security called for Failure Purchase shall not be so paid upon surrender for Failure Purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid Failure Purchase Price from the Failure Purchase Date, until such Failure Purchase Price is paid at the Shortfall Interest Rate.

SECTION 10.5 Failure Purchase by the Company. The Company may, for a period of sixty (60) days after any Failure Purchase Eligibility Date, issue the Failure Purchase Notice in accordance with Section 10.2. Upon issuance of the Failure Purchase Notice and in compliance with the other provisions of this Article 10, the Company shall, on the Failure Purchase Date specified in such Failure Purchase Notice, purchase and cancel all (but not less than all) of the outstanding Securities at a cash price equal to the volume weighted average price paid per Security for all Securities traded over the forty-five (45) trading days prior to the fifth (5th) trading day prior to the date of the Failure Purchase Notice (the “Failure Purchase Price”). If the Company has not issued the Failure Purchase Notice within such thirty (30) day period after the occurrence of a Failure Purchase Eligibility Date, it shall not be entitled to issue a Failure Purchase Notice and purchase and cancel the Securities until the next instance in which a Failure Purchase Eligibility Date occurs.

IN WITNESS WHEREOF, the Parties hereto have caused this CVR Agreement to be duly executed, all as of the day and year first above written.

SANOFI-AVENTIS

By:
Name:
Title:

[—], as the Trustee

By:
Name:
Title:

ANNEX A

SANOFI-AVENTIS

No.	Certificate for	Contingent Value Rights

This certifies that             , or registered assigns (the “Holder”), is the registered holder of the number of Contingent Value Rights (“CVRs” or “Securities”) set forth above. Each CVR entitles the Holder, subject to the provisions contained herein and in the CVR Agreement referred to on the reverse hereof, to payments from Sanofi-Aventis, a French société anonyme (the “Company”), in the amounts and in the forms determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the CVR Agreement referred to on the reverse hereof. Such payments shall be made on a Payment Date, as defined in the CVR Agreement referred to on the reverse hereof.

Payment of any amounts pursuant to this CVR Certificate shall be made only to the registered Holder (as defined in the CVR Agreement) of this CVR Certificate. Such payment shall be made in the Borough of Manhattan, The City of New York, or at any other office or agency maintained by the Company outside France for such purpose, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, the Company may pay such amounts by wire transfer or check payable in such money. [TRUSTEE] has been initially appointed as Paying Agent at its office or agency in the Borough of Manhattan, The City of New York.

Reference is hereby made to the further provisions of this CVR Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this CVR Certificate shall not be entitled to any benefit under the CVR Agreement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

[—]

By:
Name:
Title:

Dated:

Attest:
Authorized Signature

[Form of Reverse of CVR Certificate]

1. This CVR Certificate is issued under and in accordance with the Contingent Value Rights Agreement, dated as of [—], 2011 (the “CVR Agreement”), between the Company and [—], a national banking association, as trustee (the “Trustee,” which term includes any successor Trustee under the CVR Agreement), and is subject to the terms and provisions contained in the CVR Agreement, to all of which terms and provisions the Holder of this CVR Certificate consents by acceptance hereof. The CVR Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the CVR Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the CVRs. All capitalized terms used in this CVR Certificate without definition shall have the respective meanings ascribed to them in the CVR Agreement. Copies of the CVR Agreement can be obtained by contacting the Trustee.

2. In the event of any conflict between this CVR Certificate and the CVR Agreement, the CVR Agreement shall govern and prevail.

3. Subject to the terms and conditions of the CVR Agreement, on any Product Sales Milestone Payment Date, the Company shall pay to the Trustee, for the benefit of the Holder hereof as of the applicable record date, for each CVR represented hereby, the Product Sales Milestone Payment with respect to such Product Sales Milestone Payment Date.

4. Subject to the terms and conditions of the CVR Agreement, on the Approval Milestone Payment Date, the Company shall pay to the Trustee, for the benefit of the Holder hereof as of the applicable record date, for each CVR represented hereby, the Approval Milestone Payment.

5. Subject to the terms and conditions of the CVR Agreement, on the Production Milestone Payment Date, the Company shall pay to the Trustee, for the benefit of the Holder hereof as of the applicable record date, for each CVR represented hereby, the Production Milestone Payment.

6. Each CVR Payment, if any, and interest thereon, if any, shall be payable by the Company in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, the Company may pay such amounts by its check or wire transfer payable in such money. [TRUSTEE] has been initially appointed as Paying Agent at its office or agency in the Borough of Manhattan, The City of New York.

7. If a Breach occurs and is continuing, either the Trustee may or the Acting Holders, by notice to the Company and to the Trustee shall bring suit in accordance with the terms and conditions of the CVR Agreement to protect the rights of the Holders, including to obtain payment of all amounts then due and payable, with interest at the Breach Interest Rate from the date of the Breach through the date payment is made or duly provided for.

8. No reference herein to the CVR Agreement and no provision of this CVR Certificate or of the CVR Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the CVR Agreement at the times, place and amount, and in the manner, herein prescribed.

9. As provided in the CVR Agreement and subject to certain limitations therein set forth, the transfer of the CVRs represented by this CVR Certificate is registrable on the Security Register, upon surrender of this CVR Certificate for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new CVR Certificates, for the same amount of CVRs, shall be issued to the designated transferee or transferees. The Company hereby initially designates the office of [TRUSTEE] at [—] as the office for registration of transfer of this CVR Certificate.

10. As provided in the CVR Agreement and subject to certain limitations therein set forth, this CVR Certificate is exchangeable for one or more CVR Certificates representing the same number of CVRs as represented by this CVR Certificate as requested by the Holder surrendering the same.

11. No service charge shall be made for any registration of transfer or exchange of CVRs, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar tax or other similar governmental charge payable in connection with any registration of transfer or exchange of Securities, other than (i) exchanges pursuant to Sections 3.4, 3.6 or 6.6 of the CVR Agreement not involving any transfer or (ii) transfers pursuant to Article 10 of the CVR Agreement.

12. Prior to the time of due presentment of this CVR Certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this CVR Certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

13. Neither the Company nor the Trustee has any duty or obligation to the Holder of this CVR Certificate, except as expressly set forth herein or in the CVR Agreement.

14. As provided in the CVR Agreement and subject to certain limitations therein set forth, the rights of the Holder of this CVR Certificate shall terminate on the Termination Date.

15. Purchase of Securities Upon CVR Failure Event.

a. Notice to Trustee. In the event a Failure Purchase Eligibility Date has occurred and the Company elects to purchase the Securities pursuant to the provisions of Section 10.5 of the CVR Agreement (a “Failure Purchase”), it shall furnish to the Trustee, at least thirty (30) days (unless a shorter period shall be agreed to by the Trustee) but not more than sixty (60) days before the date on which the Company proposes to consummate the Failure Purchase (any such date, the “Failure Purchase Date”) (but in any event prior to the notice provided pursuant to Section 10.2 of the CVR Agreement), an Officer’s Certificate (a “Failure Purchase Offer”) setting forth (i) the clause of the CVR Agreement pursuant to which the Failure Purchase shall occur, (ii) the Failure Purchase Date, and (iii) the Failure Purchase Price, determined in accordance with Section 10.5 of the CVR Agreement.

b. Notice of Failure Purchase. At least thirty (30) days but not more than sixty (60) days before a Failure Purchase Date, the Company shall mail or cause to be mailed, by first class mail, a notice of Failure Purchase to each Holder at its registered address (the “Failure Purchase Notice”) and shall publicly disclose the election of the Failure Purchase and the information required to be contained in the Failure Purchase Notice pursuant to Section 10.2 of the CVR Agreement. The notice (the “Failure Purchase Notice”) shall identify the number of Securities Outstanding and shall state:

(i)	the Failure Purchase Date;

(ii)	the Failure Purchase Price;

(iii)	the name and address of the paying agent;

(iv)	that Securities must be surrendered to the Paying Agent to collect the Failure Purchase Price;

(v)	that, unless the Company fails to make payment on the Failure Purchase Price, all right, title and interest in and to the Securities and any CVR Payment or any other amounts due under the CVR Agreement, if any, on Securities called for Failure Purchase ceases to accrue on and after the Failure Purchase Date;

(vi)	the clause of the CVR Agreement pursuant to which the Failure Purchase shall occur; and

(vii)	that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the Failure Purchase Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee at least forty five (45) days (unless a shorter period shall be agreed to by the Trustee) but not more than sixty (60) days prior to the Failure Purchase Date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

c. Effect of Failure Purchase Notice. Once the Failure Purchase Notice is mailed in accordance with Section 10.2 of the CVR Agreement, the Securities shall become irrevocably due and payable on the Failure Purchase Date at the Failure Purchase Price. A Failure Purchase Notice shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give a particular Holder his or her Failure Purchase Notice, or any defect in such Failure Purchase Notice, shall not affect the validity of the proceedings for the Failure Purchase.

d. Deposit of Failure Purchase Price. On or one (1) Business Day prior to the Failure Purchase Date, the Company shall deposit with the Trustee or with the paying agent (if different from the Trustee) money sufficient to pay the Failure Purchase Price of all Securities Outstanding on that date. The Trustee or the paying agent shall promptly return to the Company any money deposited with the Trustee or the paying agent by the Company in excess of the amounts necessary to pay the Failure Purchase Price of all Securities Outstanding.

If the Company complies with the provisions of the preceding paragraph, on and after the Failure Purchase Date, all right, title and interest of a Holder to any CVR Payment, if any, shall cease to accrue on the Securities called for. If any Security called for Failure Purchase shall not be so paid upon surrender for Failure Purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid Failure Purchase Price from the Failure Purchase Date until such Failure Purchase Price is paid at the Shortfall Interest Rate.

e. Failure Purchase by the Company. The Company may, for a period of sixty (60) days after any Failure Purchase Eligibility Date, issue the Failure Purchase Notice in accordance with Section 10.2 of the CVR Agreement. Upon issuance of the Failure Purchase Notice and in compliance with the other provisions of Article 10 of the CVR Agreement, the Company shall, on the Failure Purchase Date specified in such Failure Purchase Notice, purchase and cancel all (but not less than all) of the outstanding Securities at a cash price equal to the volume weighted average price paid per Security for all Securities traded over the forty-five (45) trading days prior to the fifth (5th) trading day prior to the date of the Failure Purchase Notice (the “Failure Purchase Price”). If the Company has not issued the Failure Purchase Notice within such thirty (30) day period after the occurrence of a Failure Purchase Eligibility Date, it shall not be entitled to issue a Failure Purchase Notice and purchase and cancel the Securities until the next instance in which a Failure Purchase Eligibility Date occurs.

16. Governing Law; Jurisdiction; Venue. THIS CVR CERTIFICATE AND THE CVR AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS CVR CERTIFICATE AND THE CVR AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR CERTIFICATE AND THE CVR AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS CVR CERTIFICATE AND THE CVR AGREEMENT OR AS AN INDUCEMENT TO ACCEPT THIS CVR CERTIFICATE) OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE COMPANY, THE TRUSTEE AND EACH OF THE HOLDERS BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS CVR CERTIFICATE AND THE CVR AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR CERTIFICATE AND THE CVR AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS CVR CERTIFICATE AND THE CVR AGREEMENT OR AS AN INDUCEMENT TO ACCEPT THIS CVR CERTIFICATE), OR THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the CVR Certificates referred to in the within-mentioned CVR Agreement.

[—],
as the Trustee

By:
Authorized Signatory

Dated:

Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and certificates for shares of Genzyme common stock and any other required documents should be sent to the Exchange Agent at one of the addresses set forth below:

The Exchange Agent for the Exchange Offer is:

By Mail:	By Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Any questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below. Additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the information agent at its address and telephone numbers set forth below. Holders of shares of Genzyme common stock may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

(800) 322-2885 (Toll Free)

Email: tenderoffer@mackenziepartners.com

The Dealer Manager for the Exchange Offer is:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

(877) 371-5947 (Toll Free)

Until the expiration of the Exchange Offer, or any subsequent offering period, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus/Offer to Exchange.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS/OFFER TO EXCHANGE

Item 20.	Indemnification of Directors and Officers.

The French Commercial Code prohibits provisions in corporate articles of association limiting the liability of directors. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys’ fees and costs, French law permits the company to reimburse those fees and costs pursuant to an indemnification arrangement with the director.

Under French law a company may purchase directors’ and officers’ liability insurance for all or part of the members of its management. A French corporation may be liable to third parties for the consequences of the decisions of its board of directors. However, if those decisions qualify as mismanagement, the relevant members of the board of directors may be required to fully or partly indemnify the company. Parent has purchased liability insurance for all of its directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against U.S. public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against U.S. public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

See the Exhibit Index.

(b)	Financial Statement Schedules.

None.

(c)	Reports, Opinions and Appraisals.

None.

Item 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of proxy statement/prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

I-2

(6)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes:

(1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertakings in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France on March 18, 2011.

SANOFI-AVENTIS

By:	/s/ Christopher Viehbacher
Name:	Christopher Viehbacher
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 18, 2011:

Signature	Title

* Serge Weinberg	Chairman of the Board of Directors

/s/ Christopher Viehbacher Christopher Viehbacher	Chief Executive Officer (Principal Executive Officer)

/s/ Jérôme Contamine Jérôme Contamine	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Laurent Gilhodes Laurent Gilhodes	Vice President, Corporate Accounting (Principal Accounting Officer)

* Uwe Bicker	Director

* Robert Castaigne	Director

* Thierry Desmarest	Director

* Lord Douro	Director

* Jean-René Fourtou	Director

* Claudie Haigneré	Director

* Igor Landau	Director

Signature		Title

* Christian Mulliez		Director

* Lindsay Owen-Jones		Director

* Carole Piwnica		Director

* Klaus Pohle		Director

* Gérard Van Kemmel		Director

/s/ Gregory Irace Gregory Irace		Authorized Representative in the United States

*By:	/s/ Christopher Viehbacher Christopher Viehbacher, Attorney-in-Fact

EXHIBIT INDEX.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 16, 2011, among sanofi-aventis, Genzyme and GC Merger Corp., (included as Annex A to the Prospectus/Offer to Exchange included in this registration statement)**

3.1	Articles of Association (“statuts”) of sanofi-aventis (English Translation), (incorporated by reference to Exhibit 1.1 to sanofi-aventis’ Annual Report on Form 20-F filed March 1, 2011**

4.1	Form of CVR Agreement between sanofi-aventis and Trustee (included as Annex B to the Prospectus/Offer to Exchange included in this registration statement)**

23.1	Consent of Ernst & Young Audit, an independent registered public accounting firm (with respect to sanofi-aventis)*

23.2	Consent of PricewaterhouseCoopers Audit, an independent registered public accounting firm (with respect to sanofi-aventis)*

23.3	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm (with respect to Genzyme Corporation)*

24.1	Power of Attorney**

99.1	Form of Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9**

99.2	Form of Notice of Guaranteed Delivery**

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees**

99.4	Form of Letter to Clients**

*	Filed herewith.
**	Previously filed.